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                                                     '33 Act File No. 333-72984

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 AMENDMENT NO. 2

                        NATIONWIDE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

             OHIO                               63                           31-4156830
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)       Classification Code Number)        Identification Number)

                   ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            PATRICIA R. HATLER, ESQ.
                                    SECRETARY
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                            TELEPHONE: (614) 249-7111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                        JOHN S. (SCOTT) KREIGHBAUM, ESQ.
                          ONE NATIONWIDE PLAZA, 1-09-V3
                              COLUMBUS, OHIO 43215

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practical after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             GUARANTEED TERM OPTIONS
                   Under Variable Annuity Contracts Issued by
                        NATIONWIDE LIFE INSURANCE COMPANY
                              One Nationwide Plaza
                              Columbus, Ohio 43215
                            Telephone: 1-800-848-6331
                 The date of this Prospectus is February   , 2003
_______________________________________________________________________________

THIS PROSPECTUS MUST BE READ ALONG WITH THE APPROPRIATE VARIABLE ANNUITY PROSPECTUS AND THE PROSPECTUSES DESCRIBING THE UNDERLYING MUTUAL FUND INVESTMENT OPTIONS. ALL OF THESE PROSPECTUSES SHOULD BE READ CAREFULLY AND MAINTAINED FOR FUTURE REFERENCE.

This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide Life Insurance Company (NLIC). The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by NLIC. Generally, the variable annuity contracts offered by NLIC provide an array of underlying mutual fund investment options, to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.

GTOs provide for guaranteed interest rates to be credited over specified durations (referred to as "Guaranteed Terms"). One (1), three (3), five (5), seven (7) and ten (10) year Guaranteed Terms are available. The Specified Interest Rate is guaranteed to be credited for the duration of the Guaranteed Term on a daily basis, resulting in a guaranteed annual effective yield unless a withdrawal from the GTO occurs for any reason prior to the expiration of the Guaranteed Term. Different interest rates apply to each GTO and are determined and guaranteed by NLIC in its sole discretion.

GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate SO LONG AS AMOUNTS INVESTED ARE NEITHER WITHDRAWN NOR TRANSFERRED PRIOR TO THE END OF THE GUARANTEED TERM. IN THE EVENT OF A TRANSFER FOR ANY REASON PRIOR TO THE EXPIRATION OF THE GUARANTEED TERM, THE AMOUNT TRANSFERRED WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT.

Variable contract prospectuses in which the GTOs are offered describe certain charges and deductions that may apply to the GTOs. A more detailed discussion of these charges and deductions, as they relate to particular variable contracts, is contained in the variable contract prospectuses. The variable contract prospectuses also state what Guaranteed Terms are available. That GTOs are available under a variable contract does not mean all Guaranteed Terms are available. Please refer to the variable contract prospectus for the specific information.

The minimum amount that may be allocated to a GTO is $1,000 per allocation.

NLIC established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations. However, all of the general assets of NLIC are available for the purpose of meeting the guarantees of the GTOs. Amounts allocated to the GTOs are generally invested in fixed income investments purchased by NLIC. Variable annuity contract owners allocating amounts to a GTO have no claim against any assets of NLIC, including assets held in the Nationwide Multiple Maturity Separate Account.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE GTOS DESCRIBED IN THIS PROSPECTUS MAY NOT BE AVAILABLE IN ALL STATE JURISDICTIONS AND, ACCORDINGLY, REPRESENTATIONS MADE IN THIS PROSPECTUS DO NOT CONSTITUTE AN OFFERING IN SUCH JURISDICTIONS.

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TABLE OF CONTENTS

GLOSSARY......................................................................1
INFORMATION ABOUT THE GTOS....................................................2
    GENERAL...................................................................2
    THE SPECIFIED INTEREST RATE...............................................3
    THE INVESTMENT PERIOD.....................................................3
    GUARANTEED TERMS..........................................................3
    GTOS AT MATURITY..........................................................4
        The Market Value Adjustment...........................................4
        General...............................................................4
        MVA Interest Rates....................................................4
        The Market Value Adjustment Formula...................................5
    CONTRACT CHARGES..........................................................6
    GTOS AT ANNUITIZATION.....................................................6
INVESTMENTS...................................................................6
CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS........................6
SELECTED CONSOLIDATED FINANCIAL DATA..........................................7
BUSINESS OF NATIONWIDE LIFE...................................................9
    ORGANIZATION..............................................................9
    BUSINESS SEGMENTS........................................................10
    RELATED PARTY TRANSACTIONS...............................................10
    RATINGS..................................................................11
    COMPETITION..............................................................12
    REGULATION...............................................................12
    LITIGATION...............................................................13
CAPITALIZATION OF NATIONWIDE LIFE............................................14
SELECTED U.S. GAAP CONSOLIDATED FINANCIAL INFORMATION OF NATIONWIDE LIFE.....15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS OF NATIONWIDE LIFE.................................16
    INTRODUCTION.............................................................16
    CRITICAL ACCOUNTING POLICIES AND RECENTLY ISSUED ACCOUNTING
    PRONOUNCEMENTS...........................................................17
        Impairment Losses on Investments.....................................17
        Valuation Allowances on Mortgage Loans on Real Estate................17
        Deferred Policy Acquisition Costs for Investment Products and
           Universal Life Insurance Products.................................17
        Federal Income Taxes.................................................19
        Recently Issued Accounting Pronouncements............................19
        Reclassification.....................................................19
    NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO NINE MONTHS
        ENDED SEPTEMBER 30, 2001 RESULTS OF OPERATIONS.......................19
        Revenues.............................................................19
        Benefits and Expenses................................................20
        Discontinued Operations..............................................21
        Other Data...........................................................21
        Sales Information....................................................22
        Business Segments....................................................24
    YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000
        AND YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED
        DECEMBER 31, 1999....................................................29
        Revenues.............................................................29
        Benefits and Expenses................................................31
        Other Data...........................................................31
        Sales Information....................................................32
        Business Segments....................................................34
        Investments..........................................................40
        Liquidity and Capital Resources......................................42
    MARKET RISK SENSITIVE FINANCIAL INSTRUMENTS..............................44
        Interest Rate Risk...................................................44
        Asset/Liability Management Strategies to Manage Interest Rate Risk...44
        Use of Derivatives to Manage Interest Rate Risk......................45
        Foreign Currency Risk Management.....................................45
        Characteristics of Interest Rate Sensitive Financial Instruments.....46
    EQUITY MARKET RISK.......................................................47
    INFLATION................................................................48
    EXECUTIVE OFFICERS AND DIRECTORS.........................................48
    EXECUTIVE COMPENSATION...................................................52
        Compensation.........................................................52
        Performance Incentive Plan...........................................53
        Senior Executive Incentive Plan......................................53
        Nationwide Economic Value Incentive Plan.............................54
        Deferred Compensation Program........................................54
        Savings Plan.........................................................54
        Supplemental Defined Contribution Plan...............................55
        Pension Plans........................................................55
        Compensation Committee Joint Report on Executive Compensation........57
        Compensation of the Chief Executive Officer..........................60
        Security Ownership...................................................61
    EMPLOYEES................................................................61
    PROPERTIES...............................................................61
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES..............61



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                              AVAILABLE INFORMATION

Nationwide Life Insurance Company files reports with the Securities and Exchange Commission on Forms 10-Q, 10-K and 8-K.

The public may read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like Nationwide Life Insurance Company, that file electronically with the SEC (http://www.sec.gov).

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GLOSSARY

MVA INTEREST RATE- The rate of interest used in the Market Value formula. Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury (CMT) rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.

GUARANTEED TERM OPTION (GTO)- An investment option offered under variable contracts which provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.

GUARANTEED TERM- The period corresponding to a 1, 3, 5, 7 or 10 year GTO. Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not distributed from the GTO prior to the Maturity Date. Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

MARKET VALUE ADJUSTMENT- The upward or downward adjustment in value of amounts allocated to a GTO which are withdrawn from the GTO for any reason prior to the Maturity Date.


MATURITY DATE- The date on which a GTO matures. The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.


MATURITY PERIOD- The period during which the value of amounts allocated under a GTO may be distributed without any Market Value Adjustment. The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

SPECIFIED INTEREST RATE- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not distributed for any reason prior to the Maturity Date.

SPECIFIED VALUE- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus surrenders, transfers and any other amounts distributed. The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

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INFORMATION ABOUT THE GTOS

GENERAL


      GTOs are guaranteed interest rate investment options available under certain variable contracts issued by NLIC. There are five different Guaranteed Terms available: 1 year; 3 years; 5 years; 7 years; and 10 years. A GTO may be purchased using purchase payments made to the contracts, or by using funds transferred from other investment options available in the variable contracts. Not all of the variable contracts issued by NLIC offer GTOs, nor are GTOs available in every state. If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.


      The guarantees associated with the GTOs are borne exclusively by, and are legal obligations of, NLIC. The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs. Its assets are owned by NLIC. Contract owners with GTOs have no claim against, and maintain no interest in, the assets. Also, contract owners do not participate in the investment experience.

      GTOs provide for a Specified Interest Rate to be credited as long as any amount allocated to a Guaranteed Term is not distributed for any reason prior to the Maturity Date. Note, however, that the Maturity Date may extend for up to 3 months beyond the 1, 3, 5, 7 or 10 year term since every GTO will end on the final day of a calendar quarter.

      Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term. Specified Interest Rates are declared periodically at NLIC's sole discretion and available for new allocations typically for one month, but they may be available for longer or shorter periods depending on interest rate fluctuations in financial markets. During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term (see "Specified Interest Rates and Guaranteed Terms").

      The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield. The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date. Any surrenders, transfers or withdrawals for any reason prior to the Maturity Date will be subject to a Market Value Adjustment.

      NLIC applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula. The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn or transferred, resulting in either an increase or decrease in the amount of the withdrawal or transfer. The Market Value Adjustment formula reflects the relationship between three factors:

(1) the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

(2) the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the surrender, transfer or other withdrawal from the GTO occurs; and

(3)   the number of days remaining in the Guaranteed Term of the GTO.

      Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of transfer or surrender and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").


      Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days, and at most 30 days, prior to the end of each calendar quarter. Contract owners will then have the option of directing the withdrawal or transfer of any amount in the GTO during the Maturity Period, without any Market Value Adjustment. However, any transfers from the GTO during this period may be subject to a surrender charge, assessed by the variable contract and as further explained in the variable contract prospectus.


      If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the available money market sub-account available in the variable contract. For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

      The minimum amount of any allocation to a GTO is $1,000.

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      Under certain rare circumstances, when volatility in financial markets compromises the ability of NLIC to process allocations to or from the GTOs in an orderly manner, NLIC may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs. NLIC anticipates invoking this suspension only when acceptance of additional allocations or the processing of withdrawals or transfers from GTOs cannot be executed by NLIC in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs. Under no circumstances, however, will NLIC limit a contract owner's right to make at least one allocation to a GTO, and one transfer or withdrawal from a GTO, in any calendar year. All contract owners will be promptly notified of NLIC's determination to invoke any suspension in the right to make allocations to, or to effect withdrawals or transfers from, the GTOs.

      In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract. The variable product prospectus should be consulted with regard to specific transfer limitation provisions.

THE SPECIFIED INTEREST RATE

      The Specified Interest Rate is the rate of interest guaranteed by NLIC to be credited to amounts allocated to the GTOs for the Guaranteed Term, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date. Different Specified Interest Rates may be established for the 5 available GTOs.

      Generally, NLIC will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, NLIC may declare new Specified Interest Rates more or less frequently.

      NLIC observes no specific method in establishing the Specified Interest Rates. However, NLIC will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. NLIC has no way of predicting what Specified Interest Rates may be declared in the future, and there is no minimum Specified Interest Rate for any of the GTOs.

      Some NLIC variable annuity contracts offer an Extra Value Option. Under these contracts, where the contract owner has elected the Extra Value Option, allocations made to the GTOs for the first 7 contract years will be credited a guaranteed interest rate of 0.45% less than the guaranteed interest rate that applies to the GTOs if the Extra Value Option is not elected.

      Some NLIC variable annuity contracts offer a Beneficiary Protector option. Under these contracts, where the contract owner has elected the Beneficiary Protector option, allocations made to the GTOs will be credited a guaranteed interest rate of 0.40% less than the guaranteed interest rate that applies to the GTOs if the Beneficiary Protector option is not elected.

THE INVESTMENT PERIOD

      The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs. All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation. An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods. Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.

      Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by NLIC, unless amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date. Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term. If amounts are withdrawn or transferred from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.

      Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number:
1-800-848-6331.

GUARANTEED TERMS

      The Guaranteed Term is the period of time corresponding with the selected GTO for which the Specified Interest Rate is guaranteed to be in effect, so long as the amounts allocated remain in the GTO until the Maturity

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Date. A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter. Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.

      For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999 and end on September 30, 2009.

      Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the first day of a calendar quarter.

GTOS AT MATURITY

      NLIC will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term. The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.

      Once the GTO matures, contract owners may:

(1) surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

(2) transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period. A confirmation of any such transfer will be sent immediately after the transfer is processed; or

(3) elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

      The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.

The Market Value Adjustment

         General

      GTOs that are surrendered, transferred or distributed for any reason prior to the Maturity Date for the GTO will be subject to a Market Value Adjustment. The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn. The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution.


      The Market Value Adjustment is intended to approximate, without duplicating, NLIC's experience when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when contract owners make withdrawals or transfers, or when the operation of the variable contract requires a distribution, such as a death benefit. When liquidating assets, NLIC may realize either a gain or a loss.


         MVA Interest Rates

      The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either CMT rates, or interest rate swaps, depending on the variable contracts under which the GTO is offered, which are declared by the Federal Reserve Board on a regular basis. NLIC either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by NLIC and the prospective interest rate fluctuations.

      CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis. To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), NLIC will calculate such rates based on the relationship of the published rates. For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.


         The Market Value Adjustment Formula

      The Market Value Adjustment formula is used when a distribution is made from a GTO during the Guaranteed Term. The Market Value Adjustment is a calculation expressing the relationship between three factors:

(1) the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;

(2) the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a distribution giving rise to a Market Value Adjustment occurs; and

(3)   the number of days remaining in the Guaranteed Term of the GTO.

      The formula for determining the Market Value Adjustment factor is:

                                    t
            1 + a
         --------------------
            1 + b + .0025

Where:

a = the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

b = the MVA Interest Rate at the time of distribution for a period of time equal to the time remaining in the Guaranteed Term. In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

t = the number of days until the Maturity Date, divided by 365.25.

      In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract, declared on Fridays by the Federal Reserve Board, and placed in effect by NLIC on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

      In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract, declared on Fridays by the Federal Reserve Board, and placed in effect by NLIC on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

      The Market Value Adjustment factor will be equal to 1 during the Investment Period.

      The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of .0025 in the Market Value Adjustment formula.

      The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is the market value that is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason. If the Market Value Adjustment factor is greater than 1, a gain will be realized by the contract owner; if the Market Value Adjustment factor is less than 1, a loss will be realized. If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

      If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, NLIC will use appropriate rates based on U.S. Treasury Bond yields.

      Examples of how to calculate Market Value Adjustments based on CMT rates are provided in the Appendix.

CONTRACT CHARGES


      The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs. The variable contract prospectus fully describes the fees and charges. Please refer to the variable contract prospectus for complete details.



      Surrender charges, if applicable, will be assessed against full or partial surrenders from the GTOs. If a surrender occurs prior to the Maturity Date for a particular GTO, the amount surrendered is subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract.


      Mortality and expense risk charges, administrative charges and contract maintenance charges that may be assessed under variable contracts are not assessed against any allocation to a GTO. Such charges apply only to the underlying mutual fund options available in the variable contracts.

GTOS AT ANNUITIZATION

      GTOs are not available as investment options for variable annuity contracts that are annuitized. If a variable annuity contract is annuitized while a GTO is in effect, and prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred to other investment options under the variable annuity contract that may be used during annuitization.

INVESTMENTS

      NLIC intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as NLIC invests its general account assets. NLIC takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments. NLIC is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to NLIC's overall investment philosophy. The Specified Interest Rates declared by NLIC for the various GTOs will not necessarily correspond to the performance of the nonunitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOS

      The GTOs are available only as investment options under certain variable contracts issued by NLIC. The appropriate variable product prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.

SELECTED CONSOLIDATED FINANCIAL DATA

FIVE-YEAR SUMMARY
(in millions)

RESULTS OF OPERATIONS                                                                Years ended December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                2001          2000          1999          1998             1997
----------------------------------------------------------------------------------------------------------------------------------
Policy charges                                               $ 1,017.3     $ 1,091.4    $    895.5    $    698.9     $    545.2
Life insurance premiums                                          251.1         240.0         220.8         200.0          205.4
Net investment income                                          1,724.7       1,653.9       1,520.4       1,480.2        1,409.2
Net realized (losses) gains on investments, hedging
  instruments and hedged items:
     Unrelated parties                                           (62.7)        (19.4)        (11.6)         28.4           11.1
     Related party                                                44.4           -             -             -              -
Other                                                              8.2          11.1           5.3           1.3            0.8
----------------------------------------------------------------------------------------------------------------------------------
  Total revenues                                               2,983.0       2,977.0       2,630.4       2,408.8        2,171.7
----------------------------------------------------------------------------------------------------------------------------------

Interest credited and other benefits                           1,560.7       1,468.5       1,349.1       1,284.4        1,235.4
Interest expense on debt and trust securities                      6.2           1.3           -             -              -
Other operating expenses                                         787.2         824.1         678.4         580.9          518.2
----------------------------------------------------------------------------------------------------------------------------------
  Total benefits and expenses                                  2,354.1       2,293.9       2,027.5       1,865.3        1,753.6
----------------------------------------------------------------------------------------------------------------------------------

Income from continuing operations before
  federal income tax expense and cumulative effect of
  adoption of accounting principles                              628.9         683.1         602.9         543.5          418.1
Federal income tax expense                                       161.2         207.3         200.1         185.8          146.0
----------------------------------------------------------------------------------------------------------------------------------
  Income from continuing operations before cumulative
     effect of adoption of accounting principles                 467.7         475.8         402.8         357.7          272.1
Income (loss) from discontinued operations, net of tax             1.2          (0.5)          2.3           9.0            7.6
Cumulative effect of adoption of accounting principles,
   net of tax                                                     (7.1)          -             -             -              -
----------------------------------------------------------------------------------------------------------------------------------

  Net income                                                 $   461.8     $   475.3    $    405.1    $    366.7     $    279.7
==================================================================================================================================

OTHER DATA
RECONCILIATION OF NET INCOME TO
  NET OPERATING INCOME

Net income                                                   $   461.8     $   475.3    $    405.1    $    366.7     $    279.7
Realized losses (gains) on investments, hedging
  instruments and hedged items, excluding
  securitizations, net of tax                                     13.1          12.6           7.6         (18.5)          (7.9)
Discontinued operations, net of tax                               (1.2)          0.5          (2.3)         (9.0)          (7.6)
Cumulative effect of adoption of accounting
  principles, net of tax                                           7.1           -             -             -              -
----------------------------------------------------------------------------------------------------------------------------------
  Net operating income                                       $   480.8     $   488.4    $    410.4    $    339.2     $    264.2
==================================================================================================================================

(in millions)

SUMMARY OF FINANCIAL POSITION                                                          As of December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                 2001          2000          1999          1998           1997
----------------------------------------------------------------------------------------------------------------------------------
Total invested assets                                        $ 27,477.3    $ 23,138.0    $  22,437.4     $20,741.7    $19,576.4
Deferred policy acquisition costs                               3,189.0       2,865.6        2,554.1       2,022.2      1,665.4
Other assets                                                      975.3         666.5          549.3         642.4        824.5
Separate account assets                                        59,513.0      65,897.2       67,135.1      50,935.8     37,724.4
----------------------------------------------------------------------------------------------------------------------------------
  Total assets                                               $ 91,154.6    $ 92,567.3    $  92,675.9     $74,342.1    $59,790.7
==================================================================================================================================

Policy reserves                                              $ 25,216.0    $ 22,183.6    $  21,861.6     $19,767.1    $18,702.8
Other liabilities                                               2,407.9       1,283.6          914.2         866.1        885.6
Long-term debt                                                    300.0           -             -              -            -
Separate account liabilities                                   59,513.0      65,897.2       67,135.1      50,935.8     37,724.4
----------------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                            87,436.9      89,364.4       89,910.9      71,569.0     57,312.8
----------------------------------------------------------------------------------------------------------------------------------

Shareholder's equity                                            3,717.7       3,202.9        2,765.0       2,773.1      2,477.9
----------------------------------------------------------------------------------------------------------------------------------
  Total liabilities and shareholder's equity                 $ 91,154.6    $ 92,567.3    $  92,675.9     $74,342.1    $59,790.7
==================================================================================================================================

CUSTOMER FUNDS MANAGED AND ADMINISTERED

Individual annuity                                           $ 41,777.5    $ 43,563.7    $  43,996.9     $35,310.1    $28,156.4
Institutional products                                         33,822.4      36,923.6       38,769.9      30,370.2     24,316.4
Life insurance                                                  8,099.2       7,225.5        5,913.8       4,613.4      3,487.0
----------------------------------------------------------------------------------------------------------------------------------
                                                             $ 83,699.1    $ 87,712.8    $  88,680.6     $70,293.7    $55,959.8
==================================================================================================================================


                                                                                    Years ended December 31,
----------------------------------------------------------------------------------------------------------------------------------
(in millions)                                                    2001          2000          1999          1998           1997
----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME BEFORE FEDERAL INCOME
  TAX EXPENSE BY BUSINESS SEGMENT

Individual annuity                                           $    231.4    $    281.7    $     259.2     $   231.5    $   186.9
Institutional products                                            207.8         230.7          217.8         180.4        148.8
Life insurance                                                    184.7         152.9          120.8          88.8         66.7
Corporate                                                          25.2          37.2           16.7          14.4          4.6
----------------------------------------------------------------------------------------------------------------------------------
                                                             $    649.1    $    702.5    $     614.5     $   515.1    $   407.0
==================================================================================================================================

SALES BY BUSINESS SEGMENT 1

Individual annuity                                           $   7,330.5    $  7,227.5   $   6,366.2     $ 6,135.2    $ 5,636.1
Institutional products                                           4,645.7       6,127.5       5,811.1       4,944.8      3,981.9
Life insurance                                                   1,540.6       1,530.2       1,095.9         653.2        468.7


----------------------

(1) See "Sales Information" included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional disclosure on sales.

BUSINESS OF NATIONWIDE LIFE


      This section, "Business of Nationwide Life," describes the business of Nationwide Life (or the "Company") whether conducted directly by Nationwide Life or indirectly through its subsidiaries. As a result, the operating earnings quoted for each business segment reflect the relevant activities, by segment, of Nationwide Life and its subsidiaries on a consolidated basis determined in accordance with U.S. GAAP.


ORGANIZATION

      Nationwide Life was incorporated in 1929 and is an Ohio stock legal reserve life insurance company. The Company offers a variety of forms of individual annuities, private and public sector pension plans and life insurance on a participating and a non-participating basis. The Company is a member of the Nationwide group of companies ("NATIONWIDE"), which consists of Nationwide Mutual and all of its subsidiaries and affiliates.


      Prior to January 27, 1997, Nationwide Life was wholly owned by Nationwide Corporation ("NATIONWIDE CORP."). On that date, Nationwide Corp. contributed the outstanding shares of Nationwide Life's common stock to NFS, a holding company formed by Nationwide Corp. in November 1996 for Nationwide Life and other companies within Nationwide that offer or distribute long-term savings and retirement products. On March 6, 1997, NFS completed an initial public offering of its Class A common stock.


      During 1996 and 1997, Nationwide Corp. and NFS completed certain transactions in anticipation of the initial public offering that focused the business of NFS on long-term savings and retirement products. On September 24, 1996, Nationwide Life declared a dividend payable to Nationwide Corp. on January 1, 1997 consisting of the outstanding shares of common stock of certain subsidiaries that do not offer or distribute long-term savings and retirement products. In addition, during 1996, Nationwide Life entered into two reinsurance agreements whereby all of Nationwide Life's accident and health and group life insurance business was ceded to two affiliates effective January 1, 1996.

      In December 2001, NFS invested in a $300.0 million, 7.50% surplus note issued by the Company, which is due on December 17, 2031. In addition, the Company issued $300.0 million of 8.15% notes in June 2002 which mature June 27, 2032. Principal and semi-annual interest payments on these notes are subject to prior approval by the Superintendent of Insurance of the State of Ohio.

      The Company is a leading provider of long-term savings and retirement products in the United States. The Company develops and sells a diverse range of products including individual annuities, private and public sector pension plans and life insurance. The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company's products to their own customer base include independent broker/dealers, wirehouse and regional firms, financial institutions, pension plan administrators, and life insurance specialists. Representatives of Nationwide Retirement Solutions, Inc., a subsidiary of NFS, market the Company's products directly to their customer base. The Company also distributes its retirement savings products through the agency distribution forces of Nationwide Mutual and Nationwide Provident. The Company believes its unique combination of product innovation and strong distributor relationships positions it to compete effectively, under various economic conditions, in the rapidly growing retirement savings market.

      The Company is one of the leaders in the development and sale of variable annuities. As of December 31, 2001, the Company was the 4th largest writer of individual variable annuity contracts in the United States based on sales, according to The Variable Annuity Research Data Service ("VARDS").

      The Company has grown in recent years as a result of its long-term investment in developing the distribution channels necessary to reach its target customers and the products required to meet the demands of these customers. The Company believes its growth has been further enhanced by favorable demographic trends, the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products offered by the Company, and the performance of the financial markets, particularly in the late 1990's.

      Wholly owned subsidiaries of Nationwide Life as of the date of this Prospectus include Nationwide Life and Annuity Insurance Company ("NLAIC") and Nationwide Investment Services Corporation ("NISC").

      NLAIC offers universal life insurance, variable universal life insurance, corporate-owned life insurance ("COLI") and individual annuity contracts on a non-participating basis. NISC is a registered broker/dealer doing business solely in the deferred compensation market.

      On October 1, 2002, NFS completed the sponsored demutualization and subsequent merger of Provident Mutual Life Insurance Company ("PROVIDENT") as a result of which NFS acquired Provident which was renamed

Nationwide Life Insurance Company of America and is referred to as Nationwide Provident. Nationwide Provident has become a direct wholly owned subsidiary of NFS and an affiliate of Nationwide Life. Nationwide Provident is headquartered in Berwyn, Pennsylvania and offers a broad range of life insurance, annuity products and related financial services products.

BUSINESS SEGMENTS

      The Company uses differences in products as the basis for defining its reportable segments. The Company reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment. During the second quarter of 2002, the Company paid a dividend to NFS that resulted in the disposal of a portion of the business that had been reported in the Corporate segment. As a result, this business is reported as discontinued operations beginning in 2002. Effective in the second quarter of 2002, structured products transactions previously reported in the Corporate segment are reported in the Institutional Products segment. Amounts reported for prior periods have been revised to reflect these changes.

      The Individual Annuity segment accounted for ($171.4) million (unaudited) and $231.4 million ((164)% (unaudited) and 36%) of the Company's operating income before federal income tax expense for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The Individual Annuity segment consists of The BEST of AMERICA(R) and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at specified interest rates fixed for prescribed periods.


      The Institutional Products segment accounted for $144.3 million (unaudited) and $211.3 million (138% (unaudited) and 33%) of the Company's operating income before federal income tax expense for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The Institutional Products segment is comprised of the Company's private and public sector group retirement plans and the medium-term note programs. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes Code Section 457 business in the form of fixed and variable annuities. Additionally, structured products transactions are reported in the Institutional Products segment.

      The Life Insurance segment accounted for $127.2 million (unaudited) and $189.7 million (122% (unaudited) and 29%) of the Company's operating income before federal income tax expense for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      The Corporate segment accounted for $4.6 million (unaudited) and $16.7 million (2% (unaudited) and 4%) of the Company's operating income (which excludes net realized gains and losses on investments, hedging instruments and hedged items) before federal income tax expense for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.


RELATED PARTY TRANSACTIONS

      During the third quarter of 2001, the Company entered into a transaction with Nationwide Mutual, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to Nationwide Mutual for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. During the third quarter of 2002, the Company entered into transactions with Nationwide Mutual and Nationwide Indemnity Company ("NIC"), whereby it sold 100% of its remaining interest in the limited partnership (representing 15.11% of the limited partnership) to Nationwide Mutual and NIC for a total of $54.5 million. As a result of this sale, the Company recorded a realized gain of $23.2 million and related tax expense of $8.1 million. The sales prices for each transaction, which were paid in cash, represented the fair value of the portions of limited partnership interests that were sold and were based on valuations of the limited partnership and its underlying investments as of the effective dates of the transactions. The valuations were completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and Nationwide Mutual separately reviewed, through their respective Finance Committees, and approved the process and methodology of the valuations prior to the execution of these transactions. The Company no longer holds an economic or voting interest in the limited partnership.

      The Company has entered into significant, recurring transactions and agreements with Nationwide Mutual and other affiliates as a part of its ongoing operations. The nature of the transactions and agreements includes: annuity and life insurance contracts, a tax sharing agreement, reinsurance agreements, cost sharing agreements, administration services, marketing agreements, office space leases, intercompany repurchase agreements and cash management services. The transactions and agreements are described more fully in note 13 to the audited consolidated financial statements included in this Prospectus. During 2002, there have been no material changes to the nature and terms of these transactions and agreements, except that effective October 1, 2002, the Company and its subsidiaries no longer participate in the tax sharing agreement, as discussed in note 6 to the unaudited consolidated financial statements included in the Company's Form 10-Q for the quarter ended September 30, 2002, incorporated by reference in this Prospectus.

      Amounts on deposit with a related party in cash management were $0.1 million and $54.8 million as of September 30, 2002 and December 31, 2001, respectively.

      The Company participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price, plus a price differential. As of September 30, 2002 and December 31, 2001, the Company had borrowed $66.7 million and none, respectively, from affiliated entities under such agreements. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

      As of September 30, 2002, the Company had $100.0 million of 1.95% short-term debt payable to NFS that matured on November 23, 2002.

      Funds of Gartmore Global Investments, Inc. ("GGI"), an affiliate, are offered as investment options in certain of the Company's products. As of September 30, 2002, total GGI funds in the Company's products were $12.13 billion. For the three months ended September 30, 2002, GGI paid the Company $9.9 million for the distribution and servicing of these funds.

      During the first nine months of 2002, Nationwide Life paid a dividend of $35.0 million and dividends in the form of return of capital of $475.0 million to NFS.

      In addition, in June 2002, Nationwide Life paid a dividend to NFS in the form of all of the shares of common stock of Nationwide Securities, Inc. ("NSI"), a wholly owned broker/dealer subsidiary. Therefore, the results of the operations of NSI have been reflected as discontinued operations for all periods presented. This was a transaction between related parties and therefore was recorded at carrying value, $10.0 million, of the underlying components of the transaction rather than fair value. Such amount represents a non-cash transaction that is not reflected in the Consolidated Statement of Cash Flows included in the Company's Form 10-Q for the quarter ended September 30, 2002, incorporated by reference in this Prospectus.

RATINGS

      Ratings with respect to claims-paying ability and financial strength have become an increasingly important factor in establishing the competitive position of insurance companies. Ratings are important to maintaining public confidence in the Company and its ability to market its annuity and life insurance products. Rating organizations continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company's ratings could have a material adverse effect on the Company's ability to market its products and could increase the surrender of the Company's annuity products. Both of these consequences could, depending upon the extent thereof, have a material adverse effect on the Company's liquidity and, under certain circumstances, net income. Nationwide Life is rated "A+" (Superior) by A.M. Best and its claims-paying ability/financial strength is rated "Aa3" (Excellent) by Moody's, and "AA-" (Very Strong) by S&P.

      On October 18, 2002, A.M. Best announced a change in the outlook on the debt and financial strength ratings of Nationwide Life and NLAIC from "stable" to "negative". The lowering of these outlooks reflects A.M. Best's view that Nationwide Life and NLAIC have weakened their risk-based capital positions as a result of recent years robust growth and more efficient capital management practices. In addition, A.M. Best cited concerns over the highly competitive market in several of the companies' core products, the prolonged equity market downturn, the low interest rate environment and overall U.S. economic weakness, among other factors.

      The Company's financial strength is also reflected in the ratings of commercial paper. The commercial paper of Nationwide Life is rated "AMB-1" by A. M Best, "A-1+" (Strong) by S&P and "P-1" by Moody's.

      The foregoing ratings reflect each rating agency's opinion of Nationwide Life's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed toward the protection of investors. Such ratings are of concern to policyholders, agents and intermediaries.

      In the future, Nationwide Life may potentially face a downgrade from any rating agency if its ultimate parent, Nationwide Mutual, is downgraded. The current S&P rating disparity of one notch between Nationwide Life and Nationwide Mutual has previously been as wide as two notches, which is as wide as ratings spreads have generally been between related entities in their rated universe. Regarding Moody's and A.M. Best, no ratings disparity currently exists and de-linkage is a topic that is more likely in the future as Nationwide Mutual's ownership percentage of total outstanding NFS shares has recently fallen below 80% as a result of recent capital transactions.

COMPETITION

      The Company competes with a large number of insurers as well as non-insurance financial services companies, such as banks, broker/dealers and mutual funds, some of which have greater financial resources, offer alternative products and, with respect to insurers, have higher ratings than the Company. The Company believes that competition in the Company's lines of business is based on price, product features, commission structure, perceived financial strength, claims-paying ratings, service and name recognition.

      In the fall of 1999, United States federal legislation was enacted called the Gramm-Leach-Bliley Act of 1999 (the "GLB ACT"). The GLB Act eliminates many federal and state law barriers to affiliation among banks and securities firms, insurers and other financial services providers and permits such entities to combine into "financial holding companies" which provide all forms of financial services. Pursuant to the GLB Act, regulation of sales and marketing practices by bank-affiliated insurers will, in some cases, be shifted to federal bank regulators, while solvency and most other aspects of insurance regulation will remain with state regulatory authorities even for bank-affiliated insurers. The GLB Act may substantially affect the number and increase the strength of potential competitors of Nationwide Life.

REGULATION

      Nationwide Life and NLAIC, as with other insurance companies, are subject to extensive regulation and supervision in the jurisdictions in which they do business. Such regulations limit the amount of dividends and other payments that can be paid by insurance companies without prior approval and impose restrictions on the amount and type of investments insurance companies may hold. These regulations also affect many other aspects of insurance companies' businesses, including licensing of insurers and their products and agents, risk-based capital requirements and the type and amount of required asset valuation reserve accounts. These regulations are primarily intended to protect policyholders rather than investors. The Company cannot predict the effect that any proposed or future legislation may have on the financial condition or results of operations of the Company.

      Insurance companies are required to file detailed annual and quarterly financial statements with state insurance regulators in each of the states in which they do business, and their business and accounts are subject to examination by such agencies at any time. In addition, insurance regulators periodically examine an insurer's financial condition, adherence to statutory accounting practices and compliance with insurance department rules and regulations. Applicable state insurance laws, rather than federal bankruptcy laws, apply to the liquidation or the restructuring of insurance companies.

      Nationwide Life submits on a quarterly basis to the Ohio Department of Insurance certain reports regarding its statutory financial condition (each, a "STATUTORY-BASIS FINANCIAL STATEMENT" and, collectively, the "STATUTORY-BASIS FINANCIAL STATEMENTS"). Each Statutory-Basis Financial Statement consists of statutory basis financial statements and other supporting schedules as of the end of and for the period to which such Statutory-Basis Financial Statement relates. The Statutory-Basis Financial Statements are prepared in conformity with accounting practices prescribed or permitted by the Ohio Department of Insurance. Statutory accounting practices ("SAP") vary in certain significant respects from U.S. GAAP. The financial statements of Nationwide Life and (except where expressly stated otherwise) all other financial information relating to Nationwide Life included in this Prospectus have been prepared in accordance with U.S. GAAP.

      As part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically of the books, records and accounts of insurance companies domiciled in their states. Such examinations are generally conducted in cooperation with the departments of two or three other states under guidelines promulgated by the NAIC. The most recently completed examination of Nationwide Life and NLAIC was conducted by the Ohio, Arizona, California, Iowa, Kansas, Texas and Wisconsin insurance departments for the five-year period ended December 31, 2001. The final reports of these examinations did not result in any significant issues or adjustments.

      During the last decade, the insurance regulatory framework relating to insurance companies doing business in the United States has been placed under increased scrutiny by various states, the United States federal government and the NAIC. Various states have considered or enacted legislation that changes, and in many cases increases, the states' authority to regulate insurance companies. Legislation has been introduced from time to time in the United States Congress that could result in the United States federal government assuming some role in the regulation of insurance companies. In recent years, the NAIC has approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risks of insurance company insolvencies. These initiatives include new investment reserve requirements, risk-based capital standards and restrictions on an insurance company's ability to pay dividends to its stockholders.

      In addition, state and federal laws and regulations affect the taxation of life insurance and annuity products and insurance companies. Congress has from time to time considered proposals that, if enacted, could have had an adverse impact on the federal income tax treatment of some insurance products offered by Nationwide Life or could have imposed a greater tax burden on Nationwide Life. Such proposals have included legislation relating to the deferral of taxation on the accretion of value within certain annuities and life insurance products. If such proposals were to be adopted in the future, they could have a material adverse effect on the financial position of Nationwide Life or the ability of Nationwide Life to sell its products and could result in the surrender of some existing contracts and policies.

LITIGATION

      The Company is a party to litigation and arbitration proceedings in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.

      In recent years, life insurance companies have been named as defendants in lawsuits, including class action lawsuits, relating to life insurance and annuity pricing and sales practices. A number of these lawsuits have resulted in substantial jury awards or settlements.

      On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates, which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and the other named defendants. On January 25, 2002, the plaintiffs filed a motion for leave to amend their complaint to add three new named plaintiffs. On February 9, 2002, the plaintiffs filed a motion for class certification. On February 9, 2002, Marcus Shore withdrew as a named plaintiff in the lawsuit. On April 16, 2002, the Company filed a motion for summary judgment on the individual claims of plaintiff Mercedes Castillo. On May 28, 2002, the Court denied plaintiffs' motion to add new persons as named plaintiffs, so the action is now proceeding with Mercedes Castillo as the only named plaintiff. On November 4, 2002, the Court issued a decision granting the Company's motion for summary judgment on all plaintiff Mercedes Castillo's individual claims, and ruling that plaintiff's motion for class certification is moot. Judgment for the Company was entered on November 15, 2002. Plaintiff Mercedes Castillo has 30 days in which to appeal. On December 16, 2002, plaintiff Mercedes Castillo filed a notice of appeal from the Court's orders (a) granting the Company's motion for summary judgment; and (b) denying Castillo's motion for leave to amend the complaint to add three new named plaintiffs. The Company intends to defend this lawsuit vigorously.

      On August 15, 2001, the Company was named in a lawsuit filed in Connecticut federal court titled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. On September 6, 2001, the plaintiffs amended their complaint to include class action allegations. The plaintiffs seek to represent a class of retirement plans that purchased variable annuities from Nationwide Life Insurance Company to fund qualified ERISA retirement plans. The amended complaint alleges that the retirement plans purchased variable annuity contracts from the Company that allowed plan participants to invest in funds that were offered by separate mutual fund companies; that the Company was a fiduciary under ERISA and that the Company breached its fiduciary duty when it accepted certain fees from the mutual fund companies that purportedly were never disclosed by the Company; and that the Company violated ERISA by replacing many of the funds originally included in the plaintiffs' annuities with "inferior" funds because the new funds purportedly paid higher fees to the Company. The amended complaint seeks disgorgement of the fees allegedly received by the Company and other unspecified compensatory damages, declaratory and injunctive relief and attorney's fees. On December 3, 2001, the plaintiffs filed a motion for class certification. The Company is opposing that motion. The Company's motion to dismiss was denied on September 11, 2002. The Company intends to defend this lawsuit vigorously.

      There can be no assurance that any such litigation will not have a material adverse effect on the Company in the future.


CAPITALIZATION OF NATIONWIDE LIFE

      The following table sets forth the long-term debt and shareholder's equity of Nationwide Life as of September 30, 2002 and December 31, 2001 under U.S. GAAP.

                                                                          SEPTEMBER 30,  DECEMBER 31,
(IN U.S.$ MILLIONS)                                                            2002          2001
                                                                               ----          ----
                                                                           (UNAUDITED)
Long-term debt(1)    ...................................................       $ 600.0       $ 300.0

Shareholder's equity:
     Capital stock (authorized 5,000,000 common shares, 3,814,779
        issued and outstanding common shares, at U.S.$1.00 par value) ..           3.8           3.8
     Additional paid-in capital ........................................         171.1         646.1
     Retained earnings .................................................       2,883.4       2,863.1
     Accumulated other comprehensive income ............................         461.1         204.7
                                                                              --------      --------
          Total Long-term debt and shareholder's equity(2) .............      $4,119.4      $4,017.7
                                                                              ========      ========

(1) Long-term debt of Nationwide Life does not include short-term borrowings from NFS, which totaled $100.0 million as of September 30, 2002, or any amounts outstanding under its $500.0 million commercial paper program. Borrowings under the commercial paper program are unsecured and are issued for terms of 364 days or less. As of September 30, 2002 and December 31, 2001 Nationwide Life had $60.0 million and $100.0 million, respectively, of commercial paper outstanding.

(2) Nationwide Life has confirmed that, since September 30, 2002, there has been no material change in the capitalization of Nationwide Life excluding unrealized gains/losses.

SELECTED U.S. GAAP CONSOLIDATED FINANCIAL INFORMATION OF NATIONWIDE LIFE

      The selected financial information of Nationwide Life set forth below has been compiled on a consolidated basis in accordance with U.S. GAAP. The selected U.S. GAAP consolidated financial information of Nationwide Life as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 included herein has been derived from the consolidated U.S. GAAP financial statements of Nationwide Life for these periods. Such consolidated financial statements, which are included elsewhere in this Prospectus, have been audited by Nationwide Life's independent auditors, and prepared in accordance with U.S. GAAP. The selected U.S. GAAP consolidated financial information for each of the nine months ended and as of September 30, 2002 and 2001 has been derived from the unaudited consolidated financial statements of Nationwide Life prepared in accordance with U.S. GAAP and filed with the Commission on the Company's Form 10-Q for the quarterly period ended September 30, 2002. Nationwide Life believes that such unaudited financial information fairly reflects the consolidated results of operations and the consolidated financial condition of Nationwide Life for such periods. The results of past accounting periods are not necessarily indicative of the results to be expected for any future accounting period, nor are results for any interim period necessarily indicative of the results to be expected for a full year. The information presented below should be read in connection with and is qualified in its entirety by reference to the consolidated U.S. GAAP financial statements of Nationwide Life, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Nationwide Life" and other information included elsewhere in this Prospectus or incorporated by reference herein.

                                                                   AS OF SEPTEMBER 30,      AS OF DECEMBER 31,
(IN U.S.$ MILLIONS)                                                  2002        2001        2001        2000
                                                                     ----        ----        ----        ----
                                                                       (UNAUDITED)
CONDENSED GAAP BALANCE SHEET:

     ASSETS

     Invested assets ...........................................   $32,572.4   $26,146.8   $27,477.3   $23,138.0
     Deferred policy acquisition costs .........................     2,909.5     3,035.1     3,189.0     2,865.6
     Other assets ..............................................     1,405.8     1,086.0       975.3       666.5
     Assets held in separate accounts ..........................    46,399.7    54,526.6    59,513.0    65,897.2
                                                                   ---------    --------   ---------   ---------
                                                                   $83,287.4   $84,794.5   $91,154.6   $92,567.3
                                                                   =========   =========   =========   =========

     LIABILITIES AND SHAREHOLDER'S EQUITY

     Future policy benefits and claims .........................   $29,481.3   $24,764.0   $25,216.0   $22,183.6
     Short-term borrowings, including $100 million payable to
        NFS in 2002 ............................................       160.0        25.0       100.0       118.7
     Long-term debt, payable to NFS ............................       600.0          --       300.0          --
     Other liabilities .........................................     3,127.0     1,743.5     2,307.9     1,164.9
     Liabilities related to separate accounts ..................    46,399.7    54,526.6    59,513.0    65,897.2
                                                                   ---------   ---------   ---------   ---------
                                                                    79,768.0    81,059.1    87,436.9    89,364.4
     Shareholder's equity.......................................     3,519.4     3,735.4     3,717.7     3,202.9
                                                                   ---------   ---------   ---------   ---------
                                                                   $83,287.4   $84,794.5   $91,154.6   $92,567.3
                                                                   =========   =========   =========   =========

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,        YEARS ENDED DECEMBER 31,
                                                              ------------------     -------------------------
(IN U.S.$ MILLIONS)                                           2002        2001       2001      2000       1999
                                                              ----        ----       ----      ----       ----
                                                                 (UNAUDITED)
CONDENSED U.S. GAAP INCOME STATEMENT:
REVENUES
      Policy charges .....................................    $ 746.0      $768.0  $1,017.3   $1,091.4    $895.5
      Life insurance premiums ............................      189.2       189.8     251.1      240.0     220.8
      Net investment income ..............................    1,351.4     1,286.6   1,724.7    1,653.9   1,520.4
      Net realized (losses) gains on investments(1) ......      (63.4)       34.9     (18.3)     (19.4)    (11.6)
      Other ..............................................        4.5         7.8       8.2       11.1       5.3
                                                              -------     -------   -------    -------   -------
                                                              2,227.7     2,287.1   2,983.0    2,977.0   2,630.4
                                                              -------     -------   -------    -------   -------
BENEFITS AND EXPENSES
      Interest credited to policyholder account values ...      917.1       923.9   1,238.7    1,182.4   1,096.3
      Other benefits and claims ..........................      228.2       209.0     280.3      241.6     210.4
      Policyholder dividends on participating policies ...       33.5        31.1      41.7       44.5      42.4
      Amortization of deferred policy acquisition costs         598.2       265.2     347.9      352.1     272.6
      Interest expense on short-term debt, primarily with
         a related party .................................       23.7         4.7       6.2        1.3        --
      Other operating expenses ...........................      385.7       323.5     439.3      472.0     405.8
                                                              -------     -------   -------    -------   -------
                                                              2,186.4     1,757.4   2,354.1    2,293.9   2,027.5
                                                              -------     -------   -------    -------   -------
      Income before federal income tax (benefit) expense,
         discontinued operations and cumulative effect of
         adoption of accounting principles ...............       41.3       529.7     628.9      683.1     602.9
      Federal income tax (benefit) expense ...............      (23.3)      142.0     161.2      207.3     200.1
                                                              -------     -------   -------    -------   -------
      Income before discontinued operations and cumulative
         effect of adoption of accounting principles .....       64.6       387.7     467.7      475.8     402.8
      Income (loss) from discontinued operations, net of
         tax .............................................        0.7         1.1       1.2      (0.5)       2.3
      Cumulative effect of adoption of accounting
         principles, net of tax ..........................         --       (7.1)     (7.1)         --        --
                                                              -------     -------   -------    -------   -------
           Net income ....................................     $ 65.3     $ 381.7    $461.8     $475.3    $405.1
                                                              =======     =======   =======    =======   =======

(1) Beginning in 2001, net realized gains (losses) on investments include hedging instruments and hedged items.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NATIONWIDE LIFE

INTRODUCTION

      The following analysis of unaudited and audited consolidated results of operations of the Company should be read in conjunction with the unaudited and audited consolidated financial statements and related notes included or incorporated by reference herein.

      Management's discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) the potential impact on the Company's reported net income that could result from the adoption of certain accounting standards issued by the FASB or other standard-setting bodies; (ii) tax law changes impacting the tax treatment of life insurance and investment products; (iii) repeal of the federal estate tax;
(iv) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (v) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (vi) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (vii) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (viii) changes in interest rates and the stock markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs, reduction in the value of the Company's investment portfolio or separate account assets or a reduction in the demand for the Company's products; (ix) general economic and business conditions which are less favorable than expected; (x) competitive, regulatory or tax changes that affect the cost of, or demand for the Company's products; (xi) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xii) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts; and (xiii) adverse litigation results or resolution of litigation and arbitration.

CRITICAL ACCOUNTING POLICIES AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

      The most critical estimates include those used in determining impairment losses on investments, valuation allowances for mortgage loans on real estate, deferred policy acquisition costs ("DAC") for investment products and universal life insurance products and federal income taxes.

         Impairment Losses on Investments

      Management regularly reviews its fixed maturity and equity securities portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, (i) the current fair value as compared to amortized cost or cost, as appropriate, of the security, (ii) the length of time the security's fair value has been below amortized cost/cost, and by how much, (iii) specific credit issues related to the issuer and (iv) current economic conditions. Other-than-temporary impairment losses result in a reduction of the cost basis of the underlying investment.

      Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

      Significant changes in the factors the Company considers when evaluating investments for impairment losses could result in a significant change in impairment losses reported in the audited and/or unaudited consolidated financial statements.

         Valuation Allowances on Mortgage Loans on Real Estate

      The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the underlying loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the estimated value of the mortgage loan. Estimated value is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

      The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company to absorb estimated credit losses. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. Significant changes in the factors the Company considers in determining the valuation allowance on mortgage loans on real estate could result in a significant change in the provision for valuation allowance reported in the unaudited consolidated financial statements.

         Deferred Policy Acquisition Costs for Investment Products and Universal Life Insurance Products

      The costs of acquiring business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses that relate to and vary with the production of new and renewal business have been deferred. DAC is subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each reporting period.

      For investment products (principally individual and group annuities) and universal life insurance products, DAC is being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges, less policy benefits and policy maintenance expenses. The DAC asset related to investment products and universal life insurance products is adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b) to the audited consolidated financial statements included in this Prospectus.

      The most significant assumptions that are involved in the estimation of future gross profits include future net separate account performance, surrender/lapse rates, interest margins and mortality. The Company's long-term assumption for net separate account performance is 8 percent. If actual net separate account performance varies from the 8 percent assumption, the Company assumes different performance levels over the next three years, such that the mean return equals the long-term assumption. This process is referred to as a reversion to the mean. The assumed net separate account return assumptions used in the DAC models are intended to reflect what is anticipated. However, based on historical returns of the S&P 500 Index, the Company's policy regarding the reversion to the mean process does not permit such returns to be below zero percent or in excess of fifteen percent during the three-year reversion period.

      Changes in assumptions can have a significant impact on the calculation of DAC on investment products and universal life insurance products and their related amortization patterns. In the event actual experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking), which could be significant. In general, increases in the estimated general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

      Due to the magnitude of DAC balance related to the individual variable annuity business, the sensitivity of the calculation to minor changes in the underlying assumptions and the related volatility that could result in the reported DAC balance without meaningful improvement in its reasonableness, the Company evaluates the appropriateness of the individual variable annuity DAC balance within pre-set parameters. Should the recorded balance of individual variable annuity DAC fall outside of these parameters for a prescribed period of time, or should the recorded balance fall outside of these parameters and the Company determines it is not reasonably possible to get back within this period of time, assumptions are required to be unlocked and the DAC is recalculated using revised best estimate assumptions. Otherwise, DAC is not unlocked to reflect updated assumptions. In the event DAC assumptions are unlocked and revised, the Company will continue to use the reversion to the mean process.

      For other investment products and universal life insurance products, DAC is unlocked each quarter to reflect revised best estimate assumptions, including the use of a reversion to the mean methodology over the next three years as it relates to net separate account performance. Any resulting DAC unlocking adjustments are reflected currently in the unaudited consolidated financial statements.

      As part of the regular quarterly analysis of DAC, at the end of the third quarter of 2002, the Company determined that using actual experience to date and assumptions consistent with those used in the second quarter of 2002, its individual variable annuity DAC balance would be outside a pre-set parameter of acceptable results. The Company also determined that it was not reasonably possible that the DAC would return to an amount within the acceptable parameter within an established period of time. Accordingly, the Company unlocked its DAC assumptions for individual variable annuities and reduced the DAC asset to the amount calculated using the revised assumptions. Because the Company unlocked the net separate account growth rate assumption for individual variable annuities within the three-year reversion period, the Company unlocked that assumption for all investment products and variable universal life insurance products to be consistent across product lines.

      In the third quarter of 2002, the Company recorded an acceleration of DAC amortization totaling $347.1 million before tax, or $225.6 million, net of $121.5 million of federal income tax benefit, which has been reported in the following segments in the amounts indicated, net of tax: Individual Annuity--$213.4 million, Institutional Products--$7.8 million and Life Insurance--$4.4 million. The acceleration of DAC amortization was the result of unlocking certain assumptions underlying the calculation of DAC for investment products and variable universal life insurance products. The most significant assumption changes were the resetting of the Company's assumption for net separate account growth to 8 percent during the three-year reversion period for all investment products and variable life insurance products and increases in future lapses and costs related to guaranteed minimum death benefits ("GMDB") on individual variable annuity contracts. These adjustments were primarily driven by the sustained downturn in the equity markets.

         Federal Income Taxes

      The Company provides for federal income taxes based on amounts the Company believes it will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits. In the event the ultimate deductibility of certain expenses or the realization of certain tax credits differ from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the unaudited consolidated financial statements.

         Recently Issued Accounting Pronouncements

      See note 3 to the unaudited consolidated financial statements included in the Company's Form 10-Q for the quarter ended September 30, 2002, incorporated by reference in this Prospectus, for a discussion of recently issued accounting pronouncements.

         Reclassification

      Certain items in the 2001 unaudited consolidated financial statements and related footnotes have been reclassified to conform to the 2002 presentation.

CONSOLIDATED REVIEW

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2001 RESULTS OF OPERATIONS

         Revenues

      Total operating revenues, which exclude net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items for the first nine months of 2002 and 2001 were $2.29 billion and $2.25 billion, respectively.

      Policy charges include asset fees, which are primarily earned from separate account values generated from sales of individual and group variable annuities and investment life insurance products; cost of insurance charges earned on universal life insurance products; administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period of annuity and certain life insurance contracts.

      Policy charges for the comparable periods of 2002 and 2001 were as follows:

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                                     -----------------
(IN U.S.$ MILLIONS)                                   2002       2001
                                                      ----       ----
                                                        (UNAUDITED)
Asset fees.........................................   $416.4     $466.6
Cost of insurance charges .........................    174.3      147.7
Administrative fees ...............................     95.4       98.8
Surrender fees ....................................     59.9       54.9
                                                      ------     ------
      Total policy charges ........................   $746.0     $768.0
                                                      ======     ======

      The decline in asset fees reflects a decrease in total average separate account values of $5.39 billion (9%) for the first nine months of 2002 compared to a year ago. The decrease in average separate account values was fueled by market depreciation on investment options underlying variable annuity and investment life insurance products as a result of the sharp declines in the equity markets.

      Cost of insurance charges are assessed on the net amount at risk on universal life insurance policies. The net amount at risk is equal to a policy's death benefit minus the related policyholder account value. The amount charged is based on the insured's age and other underwriting factors. The increase in cost of insurance charges is due primarily to growth in the net amount at risk related to corporate and individual investment life insurance reflecting new sales combined with equity market declines and favorable persistency of policies sold in prior periods. The net amount at risk related to corporate and individual investment life insurance grew to $35.93 billion as of September 30, 2002 compared to $32.01 billion a year ago.

      Surrender fees increased in the nine months ended September 30, 2002 compared to the same period a year ago primarily due to higher lapse activity in individual variable annuities as a result of the sustained decline in the equity markets and the competitive environment in the marketplace.

      Net investment income includes the investment income earned on investments supporting fixed annuities, the medium-term note programs and certain life insurance products as well as invested assets not allocated to product segments, net of related investment expenses. Net investment income grew from $1.29 billion in the first nine months of 2001 to $1.35 billion in the first nine months of 2002. The increase was primarily due to increased invested assets to support growth in individual fixed annuity and the medium-term note programs, partially offset by lower yields due to declining market interest rates. General account assets supporting insurance products are closely correlated to the underlying reserves on these products. General account reserves supporting these products increased $4.72 billion to $29.48 billion as of September 30, 2002 compared to $24.76 billion as of September 30, 2001.

      Realized gains and losses on investments not related to securitizations, hedging instruments and hedged items are not considered by the Company to be recurring components of earnings. The Company makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. In addition, charges related to other-than-temporary impairments of available-for-sale securities and other investments and valuation allowances on mortgage loans on real estate are included in this caption. Also included are changes in the fair value of derivatives qualifying as fair value hedges and the change in the fair value of the hedged items, the ineffective portion of cash flow hedges and changes in the fair value of free-standing derivatives, all of which are considered non-recurring components of earnings.

      For the first nine months of 2002, non-impairment related net realized gains on investments, hedging instruments and hedged items totaled $13.2 million compared to $54.0 million of net gains for the first nine months of 2001. These amounts include gains of $23.2 million and $44.4 million recorded in the third quarter of 2002 and 2001, respectively, related to the two-step sale of a real estate partnership to related parties. Year-to-date 2002 realized losses related to other-than-temporary impairments on securities available-for-sale totaled $76.6 million compared to $19.1 million of losses for the same period a year ago. For the first nine months of 2002, the Company recorded net realized losses on investments of $22.5 million, pre-tax, related to WorldCom, Inc.

         Benefits and Expenses

      Interest credited to policyholder account values totaled $917.1 million for the nine months ended September 30, 2002 compared to $923.9 million for the nine months ended September 30, 2001 and principally relates to fixed annuities, both individual and institutional, funding agreements backing the Company's medium-term note programs, and certain life insurance products. The decline in interest credited reflects lower crediting rates in response to lower market interest rates.

      An increase in other benefits and claims in 2002 compared to a year ago reflects higher levels of GMDB claims from individual variable annuity products and additional life insurance benefits reflecting growth in life insurance in-force.

      The substantial increase in DAC amortization in the first nine months of 2002 compared to the same period a year ago reflects an acceleration of DAC amortization recorded in the third quarter of 2002. As part of the regular quarterly analysis of DAC, at the end of the third quarter of 2002, the Company determined that using actual experience to date and assumptions consistent with those used in the second quarter of 2002, its individual variable annuity DAC balance would be outside a pre-set parameter of acceptable results. The Company also determined that it was not reasonably possible that the DAC would return to an amount within the acceptable parameter within an established period of time. Accordingly, the Company unlocked its DAC assumptions for individual variable annuities and reduced the DAC asset to the amount calculated using the revised assumptions.

      Because the Company unlocked the net separate account growth rate assumption for individual variable annuities within the three-year reversion period, the Company unlocked that assumption for all investment products and variable universal life insurance products to be consistent across product lines.

      In the first nine months of 2002, the Company recorded an acceleration of DAC amortization totaling $347.1 million before tax, or $225.6 million, net of $121.5 million of tax benefit, which has been reported in the following segments in the amounts indicated, net of tax: Individual Annuity--$213.4 million, Institutional Products--$7.8 million and Life Insurance--$4.4 million. The acceleration of DAC amortization was the result of unlocking certain assumptions underlying the calculation of DAC. The most significant assumption changes were the resetting of the Company's long-term assumption for net separate account growth to 8 percent during the three-year reversion period for all investment products and variable life insurance products and increases in future lapses and costs related to guaranteed minimum death benefits on variable annuity contracts. These adjustments were primarily driven by the sustained downturn in the equity markets.

      For the first nine months of 2002, operating expenses were $385.7 million, up 19% from $323.5 million for the first nine months of 2001. The increase reflects a growing customer base, an increase in employee benefit costs and spending on projects focused on improving producer and customer service and increasing sales.

      For the first nine months of 2002 and 2001, federal income tax (benefit) expense totaled $(23.3) million and $142.0 million, respectively. The tax benefit of $121.5 million associated with the $347.1 million of accelerated DAC amortization in third quarter 2002 was calculated at the U.S. federal corporate income tax rate of 35%, which causes a distortion in what would normally be expected to be reported as effective tax rates. Excluding the accelerated DAC amortization and related tax benefit, the effective tax rate for the first nine months of 2002 was 25.3%, which is lower than 2001 due to an increase in tax credits from affordable housing partnership investments, partially offset by lower tax exempt income.

         Discontinued Operations

      On June 27, 2002, Nationwide Life paid a dividend to NFS consisting of its shares of common stock of NSI, a wholly owned broker/dealer subsidiary. This is a transaction between related parties and therefore was recorded at carrying value, $10.0 million, of the underlying components of the transaction rather than fair value.

      As a result of this transaction, the Company is no longer engaged in asset management operations and the underlying results of NSI have been reported as discontinued operations. Also, effective in second quarter 2002, the structured products transactions, previously reported in the Corporate segment, are reported in the Institutional Products segment. All periods presented have been revised to reflect these changes.

      For the first nine months of 2002 and 2001, income from discontinued operations, net of tax, was $0.7 million and $1.1 million, respectively.

         Other Data

      The Company analyzes operating performance using a non-U.S. GAAP measure called net operating income. The Company calculates net operating income by adjusting net income to exclude net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles, all net of tax. Net operating income or similar measures are commonly used in the insurance industry as a measure of ongoing earnings performance.

      The excluded items are important in understanding the Company's overall results of operations. Net operating income should not be viewed as a substitute for net income determined in accordance with U.S. GAAP, and it should be noted that the Company's definition of net operating income may differ from that used by other companies. However, the Company believes that the presentation of net operating income as it is measured for management purposes enhances the understanding of the Company's results of operations by highlighting the results from ongoing operations and the underlying profitability factors of the Company's business. The Company excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, net of tax, from net operating income because such items are often the result of a single non-recurring event which may or may not be at the Company's discretion. Including the fluctuating effects of these transactions could distort trends in the underlying profitability of the Company's business. The Company also excludes discontinued operations and the cumulative effect of adoption of accounting principles, both net of tax, from net operating income as such adjustments are not reflective of the ongoing operations of the Company's business.

      The following table reconciles the Company's reported net income to net operating income for the periods indicated.

                                                                                     NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                     -----------------
(IN U.S.$ MILLIONS)                                                                   2002      2001
                                                                                      ----      ----
                                                                                        (UNAUDITED)
Net income ........................................................................   $ 65.3    $381.7
Net realized losses (gains) on investments, hedging instruments and hedged items,
   net of tax(1) ..................................................................     41.2     (22.7)
Discontinued operations, net of tax ...............................................     (0.7)     (1.1)
Cumulative effect of adoption of accounting principles, net of tax ................       --       7.1
                                                                                      ------    ------
      Net operating income ........................................................   $105.8    $365.0
                                                                                      ======    ======

-----------------
   (1) Excludes net realized gains and losses related to securitizations.

         Sales Information

      The Company regularly monitors and reports a non-U.S. GAAP measure titled sales. Sales or similar measures are commonly used in the insurance industry as a measure of business generated in the period.

      Sales should not be viewed as a substitute for revenues determined in accordance with U.S. GAAP and the Company's definition of sales might differ from that used by other companies. Sales generate customer funds managed and administered, which ultimately drive revenues. Sales are primarily comprised of statutory premiums and deposits on individual and group annuities and life insurance products sold to a diverse customer base. Statutory premiums and deposits are calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and then adjusted to arrive at sales.

      Sales are stated net of internal replacements, which in the Company's opinion provides a more meaningful disclosure of sales. In addition, sales exclude: funding agreements backing the Company's medium-term note programs; large case bank-owned life insurance ("BOLI"); large case pension plan acquisitions; and deposits into Nationwide employee and agent benefit plans. Although these products contribute to asset and earnings growth, they do not produce steady production flow that lends itself to meaningful comparisons and are therefore excluded from sales.

      The Company believes that the presentation of sales as measured for management purposes enhances the understanding of the Company's business and helps depict trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition.

      The Company's flagship products are marketed under The BEST of AMERICA brand and include individual variable and group annuities and variable life insurance. The BEST of AMERICA products allow customers to choose from investment options managed by premier mutual fund managers. The Company has also developed private label variable and fixed annuity products in conjunction with other financial services providers that allow those providers to sell products to their own customer bases under their own brand name.

      The Company also markets group deferred compensation retirement plans to employees of state and local governments for use under Code Section 457. The Company utilizes its sponsorship by the National Association of Counties and The United States Conference of Mayors when marketing Code Section 457 products.

      Sales by product and segment for the comparable nine-month periods of 2002 and 2001 are summarized as follows:

                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                      -----------------
(IN U.S.$ MILLIONS)                                                   2002         2001
                                                                      ----         ----
                                                                         (UNAUDITED)
The BEST of AMERICA annuity products ...........................    $2,476.0     $2,948.3
Private label annuities ........................................       609.3      1,116.7
Other ..........................................................          --          2.8
                                                                    --------     --------
      Total individual variable annuity sales ..................     3,085.3      4,067.8
                                                                    --------     --------
Deferred fixed annuities .......................................     2,036.5      1,296.9
Income products ................................................        94.9        102.5
                                                                    --------     --------
      Total individual fixed annuity sales .....................     2,131.4      1,399.4
                                                                    --------     --------

            Total individual annuity sales .....................    $5,216.7     $5,467.2
                                                                    ========     ========

The BEST of AMERICA annuity products ...........................    $2,095.4     $2,425.0
Other ..........................................................        39.3         43.9
                                                                    --------     --------
      Total private sector pension plan sales ..................     2,134.7      2,468.9
                                                                    --------     --------
Total public sector pension plan sales -
   Code Section 457 annuities ..................................     1,041.3      1,156.9
                                                                    --------     --------
            Total institutional products sales .................    $3,176.0     $3,625.8
                                                                    ========     ========

The BEST of AMERICA variable life series .......................     $ 394.5      $ 409.9
COLI ...........................................................       577.7        593.7
Traditional/Universal life insurance ...........................       181.6        178.9
                                                                    --------     --------
      Total life insurance sales ...............................    $1,153.8     $1,182.5
                                                                    ========     ========

      The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company's products to their own customer base include independent broker/dealers, wirehouse and regional firms, financial institutions, pension plan administrators, life insurance specialists and Nationwide Provident agents. Representatives of Nationwide Retirement Solutions, an affiliate, market products directly to a customer base. The Company also distributes retirement savings products through the agency distribution force of its ultimate parent, Nationwide Mutual.

Sales by distribution channel are summarized as follows:

                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                                      -------------
(IN U.S.$ MILLIONS)                                                2002         2001
                                                                   ----         ----
                                                                       (UNAUDITED)

Financial institutions ........................................   $2,597.4     $2,361.8
Independent broker/dealers ....................................    2,515.8      3,043.1
Wirehouse and regional firms ..................................    1,568.4      1,753.8
Nationwide Retirement Solutions ...............................    1,081.8      1,221.5
Pension plan administrators ...................................      581.4        767.8
Life insurance specialists ....................................      577.7        593.8
Nationwide agents .............................................      558.6        533.7
Provident agents ..............................................       65.4           --
                                                                  --------    ---------
      Total ...................................................   $9,546.5    $10,275.5
                                                                  ========    =========

      Year-to-date 2002, sales through financial institutions increased 10% compared to the same period a year ago, driven mainly by strong sales of deferred fixed annuities, offset by lower variables annuities.

      Sales through independent broker/dealers declined for the first nine months of 2002 compared to one year ago, reflecting lower demand for variable annuities in light of depressed equity markets.

      For the first nine months of 2002, sales through wirehouse and regional firms were flat compared to 2001, reflecting lower sales from the Waddell & Reed Financial, Inc. ("WADDELL & REED") relationship offset by growth from other firms.

      Sales through Nationwide Retirement Solutions declined 11% in the first nine months of 2002 compared to the same period for 2001, reflecting a growing trend where plan sponsors want administration-only services and not group annuity contracts.

      Sales through pension plan administrators dropped 24% in the first nine months of 2002 compared to the same period a year ago. As the Company's Private Sector pension business model continues to evolve, direct production through this channel is not expected to grow, with more new business opportunities being created in conjunction or partnership with the independent broker/dealer, wirehouse and financial institutions relationships.

      Sales from life insurance specialists benefited from the sale of a single $54.0 million case in the first nine months of 2002.

         Business Segments
         ------------------

      The Company reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment.

      The following table summarizes operating income before federal income taxes for the Company's business segments for the periods indicated.

                                                                       NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                         -------------
(IN U.S.$ MILLIONS)                                                     2002        2001
                                                                        ----        ----
                                                                          (UNAUDITED)
Individual Annuity ................................................    $(171.4)    $ 177.1
Institutional Products ............................................      144.3       156.6
Life Insurance ....................................................      127.2       141.0
Corporate(1) ......................................................        4.6        20.1
                                                                       -------     -------
      Operating income before federal income taxes(1) .............    $ 104.7     $ 494.8
                                                                       =======     =======

----------------
(1) Excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles.

Individual Annuity

      The Individual Annuity segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at specified interest rates fixed for prescribed periods.

      The following table summarizes certain selected financial data for the Company's Individual Annuity segment for the periods indicated.

                                                                                  NINE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                                    -------------
(IN U.S.$ MILLIONS)                                                               2002         2001
                                                                                  ----         ----
                                                                                     (UNAUDITED)
INCOME STATEMENT DATA
Revenues:
      Policy charges ......................................................    $   351.9     $   374.9
      Net investment income ...............................................        483.0         387.3
      Premiums on immediate annuities .....................................         46.6          47.9
                                                                               ---------     ---------
                                                                                   881.5         809.8
Benefits and expenses:
      Interest credited to policyholder account values ....................        369.0         316.4
      Other benefits ......................................................         60.8          52.0
      Amortization of DAC .................................................        483.5         164.2
      Other operating expenses ............................................        139.6         100.4
                                                                                 1,052.9         632.7
                                                                               ---------     ---------
           Operating (loss) income before federal income taxes ............    $  (171.4)    $   177.1
                                                                               =========     =========
OTHER DATA
Sales:
      Individual variable annuities .......................................    $ 3,085.3     $ 4,067.8
      Individual fixed annuities ..........................................      2,131.4       1,399.4
                                                                               ---------     ---------
           Total individual annuity sales .................................    $ 5,216.7     $ 5,467.2
                                                                               =========     =========
Average account values:
      General account .....................................................     $9,711.4      $7,407.5
      Separate account ....................................................     30,523.1      33,377.2
                                                                               ---------     ---------
           Total average account values ...................................    $40,234.5     $40,784.7
                                                                               =========     =========

Account values as of period end:
      Individual variable annuities .......................................    $29,051.6     $32,758.2
      Individual fixed annuities ..........................................      7,650.4       5,164.1
                                                                               ---------     ---------
           Total account values ...........................................    $36,702.0     $37,922.3
                                                                               ---------     ---------
GMDB--Net amount at risk, net of reinsurance ...............................   $ 3,708.3     $ 1,243.4
Return on average allocated capital .......................................         (7.4)%        13.9%
Pre-tax operating (loss) income to average account values .................        (0.57)%        0.58%
                                                                               ---------     ---------

      For the first nine months of 2002, pre-tax operating losses were $171.4 million compared to $177.1 million of income for the first nine months of 2001. The loss was due to the acceleration of DAC amortization recorded in third quarter 2002, which totaled $328.3 million, as described in "--Benefits and Expenses" above. Excluding the accelerated DAC amortization, pre-tax operating income decreased 11% in the nine months of 2002 compared to one year ago.

      Asset fees decreased to $86.9 million in the third quarter of 2002, down 16% from $103.1 million in the same period a year ago. Asset fees for the first nine months of 2002 decreased 9% to $288.8 million compared to $318.8 million in the same period a year ago. Asset fees are calculated daily and charged as a percentage of separate account values. The fluctuations in asset fees were primarily due to decreases in the market value of the investment options underlying the account values, which have followed the general trends of the equity markets. Average separate account values decreased 9% to $30.52 billion for the nine months ended September 30, 2002 compared to $33.38 billion in the same period a year ago.

      Interest spread income is net investment income less interest credited to policyholder account values. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

      The following table depicts the interest spread on average general account values in the Individual Annuity segment for the periods indicated.

                                                                                        NINE MONTHS
                                                                                    ENDED SEPTEMBER 30,
                                                                                    -------------------
                                                                                      2002      2001
                                                                                      ----      ----
                                                                                        (UNAUDITED)
Net investment income ..........................................................      7.01%     7.57%
Interest credited ..............................................................      5.07      5.70
                                                                                      ----      ----
      Interest spread on average general account values ........................      1.94%     1.87%
                                                                                      ====      ====

      Interest spread improved in the first nine months of 2002 compared to 2001 as the Company was able to lower crediting rates more quickly than the decrease in investment portfolio rates, which decreased due to lower market interest rates.

      Other benefits increased primarily due to higher levels of GMDB claims. GMDB exposure, as measured by the difference between the aggregate account value and death benefit due to the contract holder net of any reinsurance coverage, increased to $3.71 billion as of September 30, 2002. As of September 30, 2002, the Company's reserve for GMDB claims was $7.0 million.

      During the first nine months of 2002, operating expenses totaled $139.6 million, an increase of 39% over the first nine months of 2001 total of $100.1 million. The increase reflects growth in the number of contracts in-force, an increase in benefit costs and projects focused on improving producer and customer support.

      Individual Annuity sales, which exclude internal replacements, during the first nine months of 2002 were $5.22 billion compared to $5.47 billion for the first nine months of 2001. The decline in sales is driven by sustained weakness in the equity markets, which had a negative impact on variable annuity demand. Partially offsetting a decline in variable annuity sales was the strong appeal of fixed products to consumers, as fixed annuities sales reached a record $2.13 billion for the first nine months of 2002 compared to $1.40 billion for the first nine months of 2001.

      Year-to-date 2002 Individual Annuity segment deposits totaled $5.48 billion offset by withdrawals and surrenders totaling $3.97 billion, generating net flows of $1.51 billion compared to $2.35 billion achieved in the same period a year ago. The decrease in net flows is attributable to the decline in sales combined with an increase in variable annuity surrenders due to continued losses in the equity markets.

         Institutional Products

      The Institutional Products segment is comprised of the Company's Private and Public Sector group retirement plans, the medium-term note programs and structured products initiatives. The Private Sector includes the 401(k) business generated through fixed and variable annuities. The Public Sector includes the Code Section 457 business in the form of fixed and variable annuities.

      Sales results do not include business generated through the medium-term note programs, large case pension plan acquisitions and Nationwide employee and agent benefit plans, however the income statement data does reflect this business.

      The following table summarizes certain selected financial data for the Company's Institutional Products segment for the periods indicated.

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                                  -------------
(IN U.S.$ MILLIONS)                                                            2002          2001
                                                                               ----          ----
                                                                                   (UNAUDITED)
INCOME STATEMENT DATA
Revenues:
      Policy charges .....................................................  $   132.5     $   158.4
      Net investment income ..............................................      593.7         635.3
      Other ..............................................................        4.0           1.5
                                                                            ---------     ---------
                                                                                730.2         795.2
                                                                            ---------     ---------
Benefits and expenses:
      Interest credited to policyholder account values ...................      409.0         476.0
      Other operating expenses ...........................................      176.9         162.6
                                                                                585.9         638.6
                                                                            ---------     ---------
            Operating income before federal income taxes .................  $   144.3     $   156.6
                                                                            =========       =======
OTHER DATA
Sales:
      Private sector pension plans .......................................  $ 2,134.7     $ 2,468.9
      Public sector pension plans ........................................    1,041.3       1,156.9
                                                                            ---------     ---------
            Total institutional products sales ...........................  $ 3,176.0     $ 3,625.8
                                                                            =========      ========

Average account values:
      General account ....................................................  $12,482.9     $11,485.8
      Separate account ...................................................   19,881.4      23,310.5
                                                                            ---------     ---------
            Total average account values .................................  $32,364.3     $34,796.3
                                                                            =========     =========

Account values as of period end:
      Private sector pension plans .......................................  $13,427.2     $15,334.0
      Public sector pension plans ........................................   11,768.1      14,600.5
      Funding agreements backing medium-term notes .......................    4,305.1       2,880.5
                                                                            ---------     ---------
            Total account values .........................................  $29,500.4     $32,815.0
                                                                            =========     =========

Return on average allocated capital ......................................       21.2%         21.8%
Pre-tax operating income to average account values .......................       0.59%         0.59%
                                                                             ---------     ---------

      Pre-tax operating income decreased 8% to $144.3 million in the first nine months of 2002 compared to the same period a year ago. Year-to-date 2002 results included $12.0 million of accelerated DAC amortization, as described in "--Benefits and Expenses" above. Excluding the accelerated DAC amortization, pre-tax operating income was flat for the first nine months of 2002 compared to a year ago.

      Asset fees totaled $114.2 million for the first nine months of 2002 compared to $135.4 million in the first nine months of 2001. The decline was driven by a 15% decrease in average separate account values in the first nine months of 2002 compared to the same period a year ago, principally attributable to market depreciation on assets and Public Sector pension case terminations.

      Despite growth in average general account values in 2002, net investment income has decreased compared to 2001, reflecting lower market interest rates in 2002 and the floating rate nature of many of the investments in this segment.

      Interest spread income is net investment income less interest credited to policyholder account values. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors. Interest spread income was $25.4 million higher on a year-to-date basis driven by both higher average general account values and improved interest spread. The increase in average general account values was led by growth in the medium-term note programs, where the Company issued $1.18 billion of notes during the first nine months of 2002.

      The following table depicts the interest spread on average general account values in the Institutional Products segment for the periods indicated.

                                                                                    NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                                      -------------
                                                                                     2002       2001
                                                                                     ----       ----
                                                                                      (UNAUDITED)
Net investment income ..........................................................     6.34%      7.37%
Interest credited ..............................................................     4.37       5.53
                                                                                     ----       ----
      Interest spread on average general account values ........................     1.97%      1.84%
                                                                                     ====       ====

      Interest spread improved in the first nine months of 2002 compared to 2001 as the Company was able to lower crediting rates more quickly than the decrease in investment portfolio rates, which decreased due to lower market interest rates.

      Other operating expenses were essentially flat in the first nine months of 2002, compared to the same period a year ago, excluding the accelerated DAC amortization of $12.0 million in the first nine months of 2002, reflecting a shift in business from annuity contracts to administration-only services and trust products offered by affiliates of the Company.

      Institutional Product sales reached $3.18 billion in the first nine months of 2002 compared to sales of $3.63 billion for the same period a year ago. Private Sector pension plan sales of group annuities have decreased, as an increasing percentage of pension sales are sold as trust products offered by an affiliate, Nationwide Trust Company, FSB. Sales in the Public Sector declined from a year ago reflecting the impact of case terminations in 2001 and 2002 on recurring deposits. In addition, an increasing number of new plan sales are administration-only products offered by Nationwide Retirement Solutions, an affiliate of the Company, rather than annuities offered by the Company.

      Year-to-date 2002 Institutional Products segment deposits of $3.30 billion, offset by participant withdrawals and surrenders totaling $3.51 billion generated net flows from participant activity of $(217.0) million compared to year-to-date 2001 net flows of $426.5 million. In the Private Sector, the decrease in sales, a shift to trust products and increased competition contributed to the decline. In the Public Sector, the decrease reflects the shift in business to administration-only services and participants taking advantage of the new portability provisions created as part of the tax reforms enacted a year ago and the decrease in sales.

         Life Insurance

      The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      The following table summarizes certain selected financial data for the Company's Life Insurance segment for the periods indicated.

                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                                   -------------
(IN U.S.$ MILLIONS)                                                              2002         2001
                                                                                 ----         ----
                                                                                    (UNAUDITED)
INCOME STATEMENT DATA
Revenues:
      Total policy charges ................................................    $   261.6    $   234.5
      Net investment income ...............................................        244.3        241.8

      Other ...............................................................        142.7        147.1
                                                                                   648.6        623.4
Benefits ..................................................................        340.0        319.5
Operating expenses ........................................................        181.4        162.9
                                                                                   521.4        482.4
                                                                               ---------    ---------
            Operating income before federal income taxes ..................    $   127.2    $   141.0
                                                                               =========    =========

OTHER DATA
Sales:
      The BEST of AMERICA variable life series ............................    $   394.5    $   409.9
      COLI ................................................................        577.7        593.7
      Traditional/Universal life insurance ................................        181.6        178.9
                                                                               ---------    ---------
            Total life insurance sales ....................................    $ 1,153.8    $ 1,182.5
                                                                               =========    =========

Policy reserves as of period end:
      Individual investment life insurance ................................    $ 1,978.8    $ 1,944.7
      Corporate investment life insurance .................................      3,545.9      2,981.6
      Traditional life insurance ..........................................      1,916.6      1,853.2
      Universal life insurance ............................................        819.7        779.4
                                                                               ---------    ---------
            Total policy reserves .........................................    $ 8,261.0    $ 7,558.9
                                                                               =========    =========

Life insurance in-force as of period end:
      Individual investment life insurance ................................    $32,878.2    $29,492.7
      Corporate investment life insurance .................................      8,578.7      7,445.6
      Traditional life insurance ..........................................     24,263.8     24,455.3
      Universal life insurance ............................................      7,759.9      7,838.3
                                                                               ---------    ---------
            Total insurance in-force ......................................    $73,480.6    $69,231.9
                                                                               =========    =========

Return on average allocated capital .......................................         11.7%        12.3%
                                                                               ---------    --------

      Life Insurance segment earnings declined 10% to $127.2 million for the first nine months of 2002 compared to a year ago. Year-to-date results include $6.8 million of accelerated DAC amortization as described in "--Benefits and Expenses" above. Excluding the accelerated DAC amortization, pre-tax operating income decreased 5% the first nine months of 2002 compared to a year ago. An increase in policy charges from a growing block of insurance in-force was offset by an increase in operating expenses.

      Driven by increased policy charges, year-to-date revenues from investment life products increased to $322.5 for 2002 compared to $301.9 million for 2001. The increase in policy charges is attributable to a growing block of investment life business, as insurance in-force increased 12% to $41.46 billion at September 30, 2002, compared to $36.94 billion at September 30, 2001.

      Pre-tax operating earnings excluding the accelerated DAC amortization from investment life products reached $78.7 million in the first nine months of 2002 compared to $82.5 million a year ago, a 5% decline. The decline was due to an increase in general operating expenses and adverse mortality in first quarter 2002, partially offset by increased policy charges.

      For the first nine months of 2002, pre-tax earnings decreased 5% to $55.4 million compared to $58.5 million for the first nine months of 2001. Increases in policy benefit costs and operating expenses, partially offset by modest premium growth, contributed to the decline.

      For the first nine months of 2002, total Life Insurance segment sales, excluding all BOLI and Nationwide employee and agent benefit plan sales, decreased $28.7 million compared to 2001 and totaled $1.15 billion. While the Company has experienced growth in renewal premiums, first year premiums for individual variable life insurance continued to be impacted by volatility in the equity markets and concern over the potential for adverse tax legislation. COLI sales benefited in the first nine months of 2002 from the sale of a single $54.0 million case.

         Corporate

      The Corporate segment consists of net investment income not allocated to the three product segments, unallocated expenses and interest expense on debt.

      The following table summarizes certain selected financial data for the Company's Corporate segment for the periods indicated.

                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                                    --------------
                                                                                    2002      2001
                                                                                    ----      ----
(IN U.S.$ MILLIONS)                                                                   (UNAUDITED)
INCOME STATEMENT DATA
Operating revenues(1) ..........................................................   $ 30.8      $23.8
Interest expense on debt, primarily with NFS ...................................    (23.7)      (4.7)
Other operating expenses .......................................................     (2.5)       1.0
                                                                                    -----      -----
      Operating income before federal income taxes(1) ..........................    $ 4.6      $20.1
                                                                                    =====      =====

------------------

(1) Excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles.

      The increase in revenues reflects an increase in net investment income primarily attributable to income earned on the proceeds from the surplus note offerings completed in December 2001 and June 2002, less the impact of lower investment income as a result of dividends paid to NFS. The additional interest expense in the first nine months of 2002 reflects the surplus note offerings mentioned above, offset by lower utilization of commercial paper borrowings.

      In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items in the Corporate segment. For the first nine months of 2002, the Company recorded net realized losses on investments of $22.5 million, pre-tax, related to WorldCom, Inc. The Company also reported gains of $23.2 million and $44.4 million in the first nine months of 2002 and 2001, respectively, related to the two-step sale of a real estate partnership to related parties. An analysis of net realized (losses) gains on investments, hedging instruments and hedged items, by source and investment type follows for the periods indicated.

                                                                                  NINE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                                   ---------------
(IN U.S.$ MILLIONS)                                                                2002       2001
                                                                                   ----       ----
                                                                                     (UNAUDITED)
Unrelated parties:
Realized gains (losses) on sale of securities available-for-sale:
      Fixed maturity securities ..............................................     $  2.4     $  2.2
      Equity securities ......................................................         --         --
Other-than-temporary impairments of securities available-for-sale:
      Fixed maturity securities ..............................................      (76.6)     (13.9)
      Equity securities ......................................................         --         --
Real estate ..................................................................        3.6         --
Mortgage loans on real estate ................................................       (3.0)       0.6
Derivatives ..................................................................      (12.1)       1.9
Other ........................................................................       (0.9)      (0.3)
                                                                                   ------     ------
            Total--unrelated parties ..........................................     (86.6)      (9.5)
Related parties--gain on sale of limited partnership ..........................      23.2       44.4
                                                                                   ------     ------
      Net realized (losses) gains on investments, hedging
         instruments and hedged items ........................................     $(63.4)    $ 34.9
                                                                                   ======     ======

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000 AND YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

RESULTS OF OPERATIONS

         Revenues

      Total operating revenues, which include net realized gains and losses from mortgage loan securitizations and exclude all other net realized gains and losses on investments, hedging instruments and hedged items, totaled $3.00 billion in 2001 compared to $3.00 billion for 2000 and $2.64 billion for 1999. The growth in operating revenues over the past two years has primarily been driven by an increase in net investment income due to growth in interest spread-based businesses, offset by lower policy charges in 2001 as a result of depressed equity markets.

      Policy charges include asset fees, which are primarily earned from separate account assets generated from sales of individual and group variable annuities and investment life insurance products; cost of insurance charges earned on universal life insurance products; administration fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products; and surrender fees, which are charged as a percentage of premiums withdrawn during a specified period of annuity and certain life insurance contracts.

Policy charges for each of the last three years were as follows:

                                                                        YEARS ENDED DECEMBER 31,
                                                                        ------------------------
(IN U.S.$ MILLIONS)                                                    2001       2000         1999
                                                                       ----       ----         ----
Asset fees .......................................................   $  614.2   $  714.6      $616.5
Cost of insurance charges ........................................      201.9      156.5       117.0
Administrative fees ..............................................      128.5      134.2       102.4
Surrender fees ...................................................       72.7       86.1        59.6
                                                                     --------   --------      ------
      Total policy charges .......................................   $1,017.3   $1,091.4      $895.5
                                                                     ========   ========      ======

      The decline in asset fees in 2001 reflects a decrease in total average separate account assets of $9.13 billion, or 13%, while asset fees increased in 2000 due to an increase in total average separate account assets of $11.99 billion or 21%. Market depreciation on investment options underlying variable annuity and investment life insurance products as a result of the sharp declines in the equity markets throughout 2001, partially offset by net flows into these products, resulted in the decrease in average separate account assets in 2001. Net flows into variable annuity and investment life insurance products, as well as market appreciation on underlying investment options, resulted in the increase in average separate account assets in 2000.

      Cost of insurance charges are assessed on the net amount at risk on universal life insurance policies. The net amount at risk is equal to a policy's death benefit minus the related policyholder account value. The amount charged is based on the insured's age and other underwriting factors. The increase in cost of insurance charges is due primarily to growth in the net amount at risk as a result of new sales of corporate and individual investment life insurance products and favorable persistency of in-force business. The net amount at risk related to corporate and individual investment life insurance grew to $32.93 billion at the end of 2001 compared to $28.28 billion and $22.35 billion at the end of 2000 and 1999, respectively.

      The decline in administrative fees in 2001 compared to 2000 is primarily attributable to case terminations in the Institutional Products segment that generated additional administrative fees in 2000, slightly offset by higher premium loads and per-policy administrative fees in 2001. The growth in administrative fees in 2000 compared to 1999 is attributable to administrative fees on case terminations and an increase in premium loads on corporate-owned and individual investment life products from greater sales.

      Lower surrender charges in 2001 were the result of the successful implementation of customer retention programs in the individual variable annuity business during the year. These programs were created as the heightened competitive environment in 2000 led to increased surrender activity and related fees.

      Net investment income includes the investment income earned on investments supporting fixed annuities and certain life insurance products as well as invested assets which are not allocated to product segments, net of related investment expenses. Net investment income totaled $1.72 billion in 2001 compared to $1.65 billion and $1.52 billion in 2000 and 1999, respectively. The increase in net investment income was primarily due to increased invested assets to support growth in individual fixed annuity, institutional products and life insurance policy reserves, partially offset by lower yields in 2001. General account assets supporting insurance products are closely correlated to the underlying reserves on these products. General account reserves supporting these products grew by $3.03 billion and $322.0 million in 2001 and 2000, respectively, and were $25.22 billion as of December 31, 2001. The growth in general account reserves reflects increased customer preference for fixed products in light of declining and volatile equity markets in the second half of 2000 and throughout 2001. In addition, the growth reflects the Company's commitment to strengthen its distribution and service capabilities for fixed products. The change in net investment income was also impacted by average yields on investments, which decreased by 52 basis points in 2001 and increased by 24 basis points in 2000 following market interest rate trends.

      Realized gains and losses on investments, hedging instruments and hedged items, other than those related to securitizations, are not considered by the Company to be recurring components of earnings. The Company makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. In addition, included in this caption are charges related to other-than-temporary impairments of available-for-sale securities and other investments and valuation allowances on mortgage loans on real estate. Also included are changes in the fair value of derivatives qualifying as fair value hedges and the change in the fair value of the hedged items, the ineffective portion of cash flow hedges and changes in the fair value of free-standing derivatives, all of which are considered non-recurring components of earnings.

      Net realized losses on investments, hedging instruments and hedged items totaled $18.3 million for 2001. During 2001, the Company entered into a transaction with Nationwide Mutual, the Company's ultimate parent, whereby it sold a portion of its interest in a limited partnership that resulted in a $44.4 million realized gain (see note 13 to the audited consolidated financial statements included in this Prospectus for further information regarding this transaction). Also during 2001, the Company recorded realized losses related to other-than-temporary impairments on securities available-for-sale of $79.9 million, including $25.9 million on fixed maturity securities issued by Enron and affiliated entities.

      Other income includes fees earned by the Company's broker/dealers and in 1999, fees for investment management services, as well as commissions and other income for administration, marketing and distribution services.

         Benefits and Expenses

      Interest credited to policyholder account balances totaled $1.24 billion in 2001 compared to $1.18 billion in 2000 and $1.10 billion in 1999 and principally relates to fixed annuities, both individual and institutional, funding agreements backing the Company's medium-term note programs, and certain life insurance products. The growth in interest credited reflects the overall increase in policy reserves for these products, partially offset by lower crediting rates in the Institutional Products segment. Crediting rates in the Individual Annuity segment have remained flat at 5.69% despite declining market interest rates in 2001, reflecting the current competitive market conditions.

      Other benefits and claims include policyholder benefits in excess of policyholder account balances for universal life and individual deferred annuities and net claims and provisions for future policy benefits for traditional life insurance products and immediate annuities. The growth in other benefits and claims in both 2001 and 2000 reflects additional life insurance claims primarily as a result of growth in life insurance in-force.

      Amortization of DAC decreased $4.2 million to $347.9 million in 2001. In 2000, amortization expense of $352.1 million was up $79.5 million from 1999. The majority of the Company's DAC is related to variable and universal life products and deferred annuities where DAC is amortized in proportion to gross profits. The decline in amortization expense in 2001 is attributable to lower estimated gross profits from variable annuities, which were adversely impacted by lower equity markets throughout 2001. Lower amortization from variable annuities was partially offset by additional amortization from growth in life insurance products. Growth in amortization in 2000 compared to 1999 is attributable to higher gross profits from variable annuities due to growth in average account balances during the year coupled with a decrease in estimated future gross profits due to increased surrender activity during 2000.

      Operating expenses were $439.3 million in 2001, a 7% decrease from 2000 operating expenses of $472.0 million. Operating expenses were $405.8 million in 1999. The decrease in 2001 reflects the Company's commitment to aggressive expense management in response to declining revenues and lower sales as a result of declining and volatile equity markets and a slowing economy throughout the year. The increase in 2000 reflected the growth in the number of annuity and life insurance contracts in-force and the related increase in administrative processing costs. The 1999 amount includes costs associated with investment management activities which were assigned to an affiliate in mid-1999.

       Federal income tax expense was $161.2 million representing an effective tax rate of 25.6% for 2001. Federal income tax expense in 2000 and 1999 was $207.3 million and $200.1 million, respectively, representing effective rates of 30.3% and 33.2%, respectively. An increase in tax-exempt income and tax credits, including credits from affordable housing partnership investments, resulted in the decrease in effective rates in both years.

         Other Data

      The Company analyzes operating performance using a non-U.S. GAAP measure called net operating income. The Company calculates net operating income by adjusting net income to exclude all net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles, all net of tax. Net operating income or similar measures are commonly used in the insurance industry as a measure of ongoing earnings performance.

      The excluded items are important in understanding the Company's overall results of operations. Net operating income should not be viewed as a substitute for net income determined in accordance with U.S. GAAP, and it should be noted that the Company's definition of net operating income may differ from that used by other companies. However, the Company believes that the presentation of net operating income as it is measured for management purposes enhances the understanding of the Company's results of operations by highlighting the results from ongoing operations and the underlying profitability factors of the Company's business. The Company excludes non-securitization related net realized gains and losses on investments, hedging instruments and hedged items, net of tax, from net operating income because such items are often the result of a single non-recurring event which may or may not be at the Company's discretion. Including the fluctuating effects of these transactions could distort trends in the underlying profitability of the Company's business. The Company includes securitization-related net realized gains and losses in net operating income because the Company believes such activities are part of its core asset management capabilities and expects securitization-related income to be a recurring component of earnings in the future. The Company also excludes discontinued operations and the cumulative effect of adoption of accounting principles, net of tax, from net operating income as such adjustments are not reflective of the underlying operations of the Company's business.

      The following table reconciles the Company's reported net income to net operating income for each of the last three years.

                                                                              YEARS ENDED DECEMBER 31,
                                                                              ------------------------
(IN U.S.$ MILLIONS)                                                            2001      2000     1999
                                                                               ----      ----     ----
Net income ...............................................................    $461.8    $475.3   $405.1
Net realized losses on investments, hedging instruments and hedged items, net of tax (excluding net realized gains and losses related
   to securitizations) ...................................................      13.1      12.6      7.6
Discontinued operations, net of tax ......................................      (1.2)      0.5     (2.3)
Cumulative effect of adoption of accounting principles, net of tax .......       7.1        --       --
                                                                              ------    ------   ------
      Net operating income ...............................................    $480.8    $488.4   $410.4
                                                                              ======    ======   ======

         Sales Information

      The Company regularly monitors and reports a non-U.S. GAAP measure titled sales. Sales or similar measures are commonly used in the insurance industry as a measure of business generated in the period.

      Sales should not be viewed as a substitute for revenues determined in accordance with GAAP, and the Company's definition of sales might differ from that used by other companies. Sales generate customer funds managed and administered, which ultimately drive revenues. Sales are comprised of statutory premiums and deposits on individual and group annuities and life insurance products sold to a diverse customer base. Statutory premiums and deposits are calculated in accordance with accounting practices prescribed or permitted by regulatory authorities and then adjusted to arrive at sales.

      Sales are stated net of internal replacements, which in the Company's opinion provides a more meaningful disclosure of sales. In addition, sales exclude: mutual fund net flows; funding agreements backing the Company's medium-term note programs; large case BOLI; large case pension plan acquisitions; and deposits into Nationwide and agent benefit plans. Although these products contribute to asset and earnings growth, they do not produce steady production flow that lends itself to meaningful comparisons and are therefore excluded from sales.

      The Company believes that the presentation of sales as measured for management purposes enhances the understanding of the Company's business and helps depict trends that may not be apparent in the results of operations due to differences between the timing of sales and revenue recognition.

      The Company's flagship products are marketed under The BEST of AMERICA brand, and include individual variable and group annuities and variable life insurance. The BEST of AMERICA products allow customers to choose from investment options managed by premier mutual fund managers. The Company has also developed private label variable and fixed annuity products in conjunction with other financial services providers that allow those providers to sell products to their own customer bases under their own brand name.

      The Company also markets group deferred compensation retirement plans to employees of state and local governments for use under Code Section 457. The Company utilizes its sponsorship by the National Association of Counties and The United States Conference of Mayors when marketing Code Section 457 products.

      Sales by product and segment for each of the last three years are as follows:

                                                                           YEARS ENDED DECEMBER 31,
                                                                           ------------------------
(IN U.S.$ MILLIONS)                                                     2001         2000        1999
                                                                        ----         ----        ----
The BEST of AMERICA products .....................................     $3,927.2    $5,475.4     $4,639.2
Private label annuities ..........................................      1,398.3       998.7        947.8
Other ............................................................          2.8        90.9        382.5
                                                                       --------    --------     --------
     Total individual variable annuity sales .....................      5,328.3     6,565.0      5,969.5
                                                                       --------    --------     --------
Deferred fixed annuities .........................................      1,874.4       534.8        332.5
Immediate fixed annuities ........................................        127.8       127.7         64.2
                                                                       --------    --------     --------
     Total individual fixed annuity sales ........................      2,002.2       662.5        396.7
                                                                       --------    --------     --------
         Total individual annuity sales ..........................     $7,330.5    $7,227.5     $6,366.2
                                                                       ========    ========     ========

The BEST of AMERICA products .....................................     $3,067.6    $3,931.4     $3,537.7
Other ............................................................         56.9        47.3         83.1
                                                                       --------    --------     --------
     Total private sector pension plan sales .....................      3,124.5     3,978.7      3,620.8
                                                                       --------    --------     --------
Total public sector pension plan sales - Code Section 457
   annuities .....................................................      1,521.2     2,148.8      2,190.3
                                                                       --------    -------      --------
         Total institutional products sales ......................     $4,645.7    $6,127.5     $5,811.1
                                                                       ========    ========     ========

The BEST of AMERICA variable life series .........................     $  552.4    $  573.4     $  425.9
COLI .............................................................        742.3       711.4        409.2
Traditional/Universal life insurance .............................        245.9       245.4        260.8
                                                                       --------    --------     --------
     Total life insurance sales ..................................     $1,540.6    $1,530.2     $1,095.9
                                                                       ========    ========     ========

      The Company sells its products through a diverse distribution network. Unaffiliated entities that sell the Company's products to their own customer base include independent broker/dealers, brokerage firms, financial institutions, pension plan administrators and life insurance specialists. Representatives of an affiliate who market products directly to a customer base include Nationwide Retirement Solutions. The Company also distributes retirement savings products through the agency distribution force of its ultimate parent company, Nationwide Mutual.

      Sales by distribution channel for each of the last three years are summarized as follows:

                                                                       YEARS ENDED DECEMBER 31,
                                                                       ------------------------
(IN U.S.$ MILLIONS)                                                   2001        2000        1999
                                                                      ----        ----        ----
Independent broker/dealers ......................................   $4,185.9    $5,933.4    $5,097.8
Brokerage firms .................................................    2,123.5     1,183.8       900.2
Financial institutions ..........................................    3,202.9     2,868.0     2,431.2
Pension plan administrators .....................................      959.7     1,044.2     1,165.7
Life insurance specialists ......................................      742.4       711.4       420.0
Nationwide Retirement Solutions .................................    1,591.7     2,328.6     2,470.3
Nationwide agents ...............................................      710.6       815.8       787.9

      The 29% decrease in sales in the independent broker/dealer channel in 2001 reflects primarily lower demand for variable annuities due to declining and volatile equity markets. Also contributing to the decline in 2001 were lower private sector group pension sales due to decreases in the average takeover case size reflecting the depressed equity markets and number of new plans sold in light of the economic slowdown. Total sales through this channel were up 16% in 2000 reflecting the strength of the Company's multiple product strategy, appointment of new distributors, introduction of new products and features and a diverse distribution network.

      Sales through brokerage firms increased 79% in 2001 compared to 2000, principally due to the addition of Waddell & Reed as a distributor. Sales through this new relationship totaled $1.04 billion for 2001.

      Sales through financial institutions grew 12% and 18% during 2001 and 2000, respectively, driven mainly by the appointment of new distributors in the bank channel who sell fixed annuity products and a shift in customer preference in 2001 to fixed annuity products in light of the declining and volatile equity markets.

      The increase in sales through life insurance specialists reflects $742.3 million of COLI sales in 2001 compared to $711.4 million in 2000 and $409.2 million in 1999. The Company entered the COLI market in 1998 and quickly became a market leader through a focus on mid-sized cases. Sales for 2001 reflect continued growth in renewal premiums, offset by a sharp decline in first-year premiums, as the depressed economic conditions have reduced demand for new executive benefit plans.

         Business Segments

      The Company reports three product segments: Individual Annuity, Institutional Products and Life Insurance. In addition, the Company reports certain other revenues and expenses in a Corporate segment.

      The following table summarizes operating income before federal income tax expense for the Company's business segments for each of the last three years.

                                                                          YEARS ENDED DECEMBER 31,
                                                                          ------------------------
(IN U.S.$ MILLIONS)                                                       2001      2000       1999
                                                                          ----      ----       ----
Individual Annuity ..................................................    $231.4     $280.7    $259.2
Institutional Products ..............................................     211.3      220.0     217.8
Life Insurance ......................................................     189.7      161.1     122.7
Corporate ...........................................................      16.7       40.7      14.8
                                                                         ------     ------    ------
      Operating income before federal income tax expense ............    $649.1     $702.5    $614.5
                                                                         ======     ======    ======

          Individual Annuity

      The Individual Annuity segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

      The following table summarizes certain selected financial data for the Company's Individual Annuity segment for the years indicated.

                                                                          YEARS ENDED DECEMBER 31,
                                                                          -----------------------
(IN U.S.$ MILLIONS)                                                     2001        2000        1999
                                                                        ----        ----        ----
INCOME STATEMENT DATA
Revenues:
     Policy charges ..............................................   $   495.1   $   573.2   $   484.6
     Net investment income .......................................       534.7       482.0       458.9
     Premiums on immediate annuities .............................        60.9        52.7        26.8
                                                                     ---------   ---------   ---------
                                                                       1,090.7     1,107.9       970.3
                                                                     ---------   ---------   ---------
Benefits and expenses:
     Interest credited to policyholder account balances ..........       433.2       396.4       384.9
     Other benefits ..............................................        68.7        54.0        23.8
     Amortization of DAC .........................................       220.0       238.7       170.9
     Other operating expenses ...................................        137.4       138.1       131.5
                                                                     ---------   ---------   ---------

                                                                         859.3       827.2       711.1
                                                                     ---------   ---------   ---------
           Operating income before federal income tax expense ....   $   231.4   $   280.7   $   259.2
                                                                     =========   =========   =========
OTHER DATA
Sales:
     Individual variable annuities ...............................   $ 5,328.3   $ 6,565.0   $ 5,969.5
     Individual fixed annuities ..................................     2,002.2       662.5       396.7
                                                                     ---------   ---------   ---------
           Total individual annuity sales ........................   $ 7,330.5   $ 7,227.5   $ 6,366.2
                                                                     =========    ========    ========
Average account balances:
     Separate account ............................................   $33,419.0   $37,934.0   $31,929.2
     General account .............................................     7,619.7     6,942.9     6,712.5
                                                                     ---------   ---------   ---------
           Total average account balances ........................   $41,038.7   $44,876.9   $38,641.7
                                                                     =========   =========   =========
Account balances as of year end:

     Individual variable annuities ...............................   $36,020.9   $39,621.9   $40,274.7
     Individual fixed annuities ..................................     5,756.6     3,941.8     3,722.2
                                                                     ---------   ---------   ---------
           Total account balances ................................   $41,777.5   $43,563.7   $43,996.9
                                                                     =========   =========   =========
Return on average allocated capital ..............................        13.4%       20.4%       19.7%
Pre-tax operating income to average account balances .............        0.56%       0.63%       0.67%
                                                                     ---------   ---------   ---------

      Pre-tax operating earnings reached $231.4 million in 2001, down 18% compared to 2000 pre-tax operating earnings of $280.7 million, which were up 8% from 1999. The decline in the equity markets during 2001 pushed average separate account balances lower, reducing policy charges and earnings for the year. Growth in average separate account balances in 2000 from market appreciation and net flows lead to higher policy charges in 2000 which were partially offset by higher amortization of DAC due to higher gross profits and additional surrender activity.

      Asset fees were $420.8 million in 2001 down 12% from $478.5 million in 2000 and totaled $415.0 million in 1999. Asset fees are calculated daily and charged as a percentage of separate account assets. The fluctuations in asset fees are primarily due to changes in the market value of the investment options underlying the account balances, which have followed the general trends of the equity markets. Average separate account assets decreased 12% in 2001 to $33.42 billion following a 19% increase in 2000.

      Surrender fees decreased by $19.7 million to $55.7 million in 2001 compared to $75.4 million in 2000 and $52.4 million in 1999. Lower surrender fees in 2001 were the result of the successful implementation of customer retention programs in the individual variable annuity business during the year. These programs were created as the heightened competitive environment in 2000 led to increased surrender activity and related fees.

      Interest spread is net investment income less interest credited to policyholder account balances. Interest spreads vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

      The following table depicts the interest spread on average general account reserves in the Individual Annuity segment for each of the last three years.

                                                                           YEARS ENDED DECEMBER 31,
                                                                           ------------------------
                                                                           2001      2000       1999
                                                                           ----      ----       ----
Net investment income .................................................    7.58%      7.88%     7.58%
Interest credited .....................................................    5.69       5.64      5.72
                                                                           ----       ----      ----
      Interest spread .................................................    1.89%      2.24%     1.86%
                                                                           ====       ====      ====

      Interest spreads narrowed in 2001 compared to the prior year. A combination of a competitive environment, a sharp decline in interest rates and a by-product of the Company's investment strategy all contributed to the reduction in spreads. As a strategic move to maintain market share, the Company did not lower crediting rates in the third quarter of 2001 as quickly as earned rates declined. In addition, throughout the year, the Company had a significant increase in cash flows in the general account due to strong fixed annuity sales. As a result, at certain times throughout 2001, cash positions were greater than targeted as the Company acquired appropriate long-term investments, putting pressure on spreads, especially given a declining interest rate environment. Declining interest rates in 2001 resulted in a significant increase in mortgage loan and bond prepayment income, which added approximately 8 basis points to the 2001 interest spread, compared to 4 basis points and 7 basis points, in 2000 and 1999, respectively. Interest spreads in 2000 benefited from a declining interest rate environment that allowed the Company to earn additional spread while still offering competitive crediting rates.

      The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features of individual annuity contracts. As of December 31, 2001, individual fixed annuity policy reserves and fixed option of variable annuity reserves of $2.62 billion and $2.96 billion, respectively, are in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. Individual fixed annuity policy reserves of $1.55 billion are in contracts that adjust the crediting rate every five years. The Company also has $373.0 million of fixed option of variable annuity policy reserves related to private label annuities that call for the crediting rate to be reset annually and $1.59 billion of individual fixed annuity policy reserves that are in payout status where the Company has guaranteed periodic, typically monthly, payments.

      Account balances ended 2001 at $41.78 billion, down $1.79 billion from the end of 2000 of $43.56 billion, which was down slightly from the end of 1999. Net flows, which consists of deposits less withdrawals, of $3.09 billion and $2.40 billion in 2001 and 2000, respectively, were offset by market depreciation of variable annuities of

$4.51 billion and $1.45 billion in 2001 and 2000, respectively. Sales of fixed annuities were $2.00 billion in 2001, up 202% from 2000. The decline in the equity markets fueled interest in fixed annuity sales across the industry. The Company has been able to generate sales growth in excess of industry rates due to a focus, beginning in the second half of 2000, on expanding the number of banks that sell the Company's fixed products. Sales of variable annuities were $5.33 billion in 2001, down 19% from 2000. Variable annuity sales in 2000 were up 10% over 1999. Declining equity markets have reduced consumer demand for variable annuities. Sales of a proprietary variable annuity by Waddell & Reed of nearly $1.00 billion in 2001 provided growth in the brokerage channel, partially offsetting declines in the independent broker/dealer and financial institutions channels. According to VARDS, the Company was ranked 4th in total variable annuity sales in 2001 and 2000.

       The decrease in return on average allocated capital in 2001 is primarily a result of lower earnings on individual variable annuities due to depressed equity markets and additional allocated capital to support growth in fixed annuities during 2001.

      The decrease in pre-tax operating income to average account balances in 2001 and 2000 is primarily a result of lower interest spreads on average general account reserves and the Company not being able to reduce its operating expenses as quickly and in proportion to the decrease in policy charges due to declining equity markets in 2001. In 2000, additional DAC amortization as a result of increased surrender activity decreased pre-tax operating income to average account balances.

         Institutional Products

      The Institutional Products segment is comprised of the Company's private and public sector group retirement plans and the medium-term note programs. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes the Code Section 457 business in the form of fixed and variable annuities. Sales results do not include business generated through the medium-term note programs, large case pension plan acquisitions and Nationwide employee and agent benefit plans, however the income statement data does reflect this business.

      The following table summarizes certain selected financial data for the Company's Institutional Products segment for the years indicated.

                                                                         YEARS ENDED DECEMBER 31,
                                                                         ------------------------
(IN U.S.$ MILLIONS)                                                   2001         2000         1999
                                                                      ----         ----         ----
INCOME STATEMENT DATA
Revenues:
      Policy charges ............................................   $   205.9    $   251.6   $   211.9
      Net investment income .....................................       847.5        827.4       771.2
      Other......................................................         3.5           --          --
                                                                          ---           --          --
                                                                    ---------    ---------   ----------
                                                                      1,056.9      1,079.0       983.1
                                                                    ---------  - ---------   ---------
Benefits and expenses:
      Interest credited to policyholder account balances ........       627.8        628.8       580.9
      Other operating expenses ..................................       217.8        230.2       184.4
                                                                    ---------    ---------   ---------
                                                                        845.6        859.0       765.3
                                                                    ---------    ---------   ---------
           Operating income before federal income tax expense ...   $   211.3    $   220.0   $   217.8
                                                                    =========    =========   =========
OTHER DATA
Sales:
      Private sector pension plans ..............................   $ 3,124.5    $ 3,978.7    $3,620.8
      Public sector pension plans ...............................                  2,148.8
                                                                                 ---------
                                                                      1,521.2                  2,190.3
                                                                    ---------  -             ---------
           Total institutional products sales ...................   $ 4,645.7    $ 6,127.5   $ 5,811.1
                                                                    =========    =========   =========
Average account balances:
      Separate account ..........................................   $23,149.9    $27,806.7   $22,350.3
      General account ...........................................    11,528.3     10,521.2    10,147.7
                                                                    ---------    ---------   ---------
           Total average account balances .......................   $34,678.2    $38,327.9   $32,498.0
                                                                    =========    =========   =========
Account balances as of year end:
      Private sector pension plans ..............................   $16,405.5    $18,001.4   $19,246.2
      Public sector pension plans ...............................    14,288.8     17,294.5    18,949.2
      Funding agreements backing medium-term notes ..............     3,128.1      1,627.7       574.5
                                                                    ---------  - ---------   ---------
           Total account balances ...............................   $33,822.4    $36,923.6   $38,769.9
                                                                    =========    =========   =========
Return on average allocated capital .............................       22.6%        24.2%       24.5%

Pre-tax operating income to average account balances ............       0.61%        0.57%       0.65%
                                                                    --------     --------    ---------

      Pre-tax operating income totaled $211.3 million in 2001, down 4% compared to 2000 pre-tax operating income of $220.0 million, which was up 1% from 1999. Declining equity markets throughout 2001 drove average separate account balances, policy charges and earnings lower. In addition, an intensively competitive environment in the public sector market have reduced revenues and earnings. Growth in the medium-term note programs partially offset the declines in the pension businesses. Results for 2000 benefited from growth in average account balances due to net flows and market appreciation.

      Asset fees declined 20% to $176.7 million in 2001 compared to $220.2 million in 2000. The decline was driven by a 17% decrease in average separate account assets in 2001 compared to a 24% increase in 2000. Other policy charges are down in 2001 as a result of additional administration fees in 2000 from case terminations.

      Institutional Products segment results reflect an increase in interest spread income attributable to growth in average general account balances from the medium-term note programs. Interest spread is net investment income less interest credited to policyholder account balances. Interest spreads vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates, the competitive environment and other factors.

      The following table depicts the interest spread on average general account reserves in the Institutional Products segment for each of the last three years.

                                                                     YEARS ENDED DECEMBER 31,
                                                                     ------------------------
                                                                     2001      2000      1999
                                                                     ----      ----      ----
Net investment income .........................................      7.35%     7.86%     7.60%
Interest credited .............................................      5.44      5.98      5.72
                                                                     ----      ----      ----
      Interest spread .........................................      1.91%     1.88%     1.88%
                                                                     ====      ====      ====

      Interest spread on average general account reserves remained flat at 1.91% in 2001 compared to 2000 and 1999. Declining interest rates in 2001 resulted in a significant increase in mortgage loan and bond prepayment income, which added approximately 13 basis points to the 2001 interest spread, compared to 4 basis points and 8 basis points, in 2000 and 1999, respectively. The additional prepayment income offset the impact on spreads of higher than anticipated cash balances at times throughout 2001 and yields declining on new investments more quickly than crediting rates could be adjusted.

      The Company is able to mitigate the effects of changes in investment yields by periodically resetting the rates credited on fixed features sold through group annuity contracts. Fixed annuity policy reserves in the Institutional Products segment as of December 31, 2001, included $6.56 billion in contracts where the guaranteed interest rate is reestablished each quarter and $922.2 million in contracts that adjust the crediting rate periodically with portions resetting in each calendar quarter. In this segment, the Company also has $1.50 billion of fixed option of variable annuity policy reserves that call for the crediting rate to be reset annually on January 1. The remaining $3.13 billion of fixed annuity policy reserves relate to funding agreements backing the Company's medium-term note programs, where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index.

      Other operating expenses in 2001 decreased 5% compared to a 25% increase in 2000. The decrease in 2001 reflects the Company's commitment to aggressively manage expenses in response to declining revenues and lower sales as a result of declining and volatile equity markets and a slowing economy throughout the year. Higher operating expenses in 2000 reflect the significant technology investments made as part of the new business model in the public sector business.

      Account balances ended 2001 at $33.82 billion, down $3.10 billion from $36.92 billion at the end of 2000, and compared to $38.77 billion at the end of 1999. The decrease in 2001 is due to market depreciation on variable assets and large case terminations on fixed and variable annuity cases in both 2000 and 1999. The medium-term note programs posted a record year with $1.48 billion in new issues and ended 2001 with $3.13 billion in account balances. Private sector sales were down in 2001 reflecting lower sales due to decreases in the average takeover case size reflecting the depressed equity markets and an 11% decline in the number of new plans sold in light of the economic slow down. Sales of public sector pension plans in 2001 decreased 29% compared to 2000 reflecting the impact of earlier case terminations. Declines in sales in both private sector and public sector also reflect increased interest of plan sponsors to use investment vehicles other than group annuity contracts.

      The decrease in return on average allocated capital in 2001 is primarily a result of lower earnings on variable annuities due to depressed equity markets and additional allocated capital to support growth in the medium-term note programs.

      Pre-tax operating income to average account balances of 0.61% in 2001 remained relatively flat compared to 0.57% in 2000 and decreased from 0.65% in 1999. The decrease in 2000 was primarily driven by a change in the mix of products, including new products with reduced policy charges and the growth in separate account products.

      In an effort to continue to leverage investment expertise, the Company's structured products group structured and executed two transactions in 2001. In the first quarter, the Company structured and launched a $315 million collateralized bond obligation ("CBO"), generating $1.6 million of operating income for 2001. In the fourth quarter, the Company structured and launched its first commercial mortgage loan securitization, adding $1.9 million of operating income in 2001.

         Life Insurance

      The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      The following table summarizes certain selected financial data for the Company's Life Insurance segment for the years indicated.

                                                                              YEARS ENDED DECEMBER 31,
                                                                              ------------------------
(IN U.S.$ MILLIONS)                                                        2001        2000         1999
                                                                           ----        ----         ----
INCOME STATEMENT DATA
Revenues:
      Policy charges ................................................   $   316.2    $   266.6    $   199.0
      Net investment income .........................................       323.3        289.2        253.1
      Other .........................................................       195.3        195.5        195.9
                                                                        ---------    ---------    ---------
                                                                            834.8        751.3        648.0
                                                                        ---------    ---------    ---------
Benefits ............................................................       431.1        389.3        359.5
Operating expenses ..................................................       214.0        200.9        165.8
                                                                        ---------    ---------    ---------
                                                                            645.1        590.2        525.3
                                                                        ---------    ---------    ---------
            Operating income before federal income tax expense ......   $   189.7    $   161.1    $   122.7
                                                                        =========    =========    =========
OTHER DATA
Sales:
      The BEST of AMERICA variable life series ......................   $   552.4       $573.4    $   425.9
      COLI ..........................................................       742.3        711.4        409.2
      Traditional/Universal life insurance ..........................       245.9        245.4        260.8
                                                                        ---------    ---------    ---------
            Total life insurance sales ..............................   $ 1,540.6    $ 1,530.2    $ 1,095.9
                                                                        =========    =========    =========
Policy reserves as of year end:
      Individual investment life insurance ..........................   $ 2,203.7    $ 2,092.0    $ 1,832.3
      Corporate investment life insurance ...........................     3,236.8      2,552.3      1,498.6
      Traditional life insurance ....................................     1,873.4      1,813.0      1,787.0
      Universal life insurance ......................................       785.3        768.2        795.9
                                                                        ---------    ---------    ---------
            Total policy reserves ...................................   $ 8,099.2    $ 7,225.5    $ 5,913.8
                                                                        =========    =========    =========
Life insurance in-force as of year end:
      Individual investment life insurance ..........................   $30,641.0    $26,781.5    $21,596.1
      Corporate investment life insurance ...........................     7,727.6      6,143.9      4,088.4
      Traditional life insurance ....................................    24,276.7     23,441.5     24,419.1
      Universal life insurance ......................................     7,806.3      8,023.1      8,460.1
                                                                        ---------    ---------    ---------
            Total insurance in-force ................................   $70,451.6    $64,390.0    $58,563.7
                                                                        =========    =========    =========
Return on average allocated capital .................................        11.6%        12.1%        11.1%
                                                                        ---------    ---------    ---------

      Life Insurance segment results reflect increased revenues driven by growth in investment life insurance in-force. Life Insurance segment earnings in 2001 increased 18% to $189.7 million, up from $161.1 million a year ago and $122.7 million in 1999. The increase in Life Insurance segment earnings is attributable to revenue growth generated from new sales and high persistency of both individual and corporate investment life insurance products.

      Policy charges increased 19% to $316.2 million in 2001, following a 34% increase to $266.6 million in 2000. Cost of insurance charges, which are assessed on the amount of insurance in-force in excess of the related policyholder account, increased 29% and 34% in 2001 and 2000, respectively, and reflect growth in insurance in-force and policy reserves from high persistency of in-force contracts and new sales. Administrative fees were flat in 2001 compared to 2000, after increasing 35% in 2000, and reflect lower first year sales growth in 2001.

      Net investment income increased in both 2001 and 2000 as a result of growth in general account COLI in-force.

      While 2001 mortality experience was higher than 2000, the Company's mortality experience continues to be favorable relative to pricing assumptions. The favorable experience has allowed the Company to renegotiate and lower certain reinsurance premiums.

      Operating expenses were $214.0 million in 2001, up 7% from 2000. Operating expenses for 2000 were $200.9 million, a 21% increase over 1999. Although expenses did increase marginally in 2001 compared to 2000, the increase was significantly less than the increase in segment revenues, reflecting the operational efficiencies and scale advantage being developed in the investment life operation. Technology and process improvement investments intended to streamline and improve the underwriting and policy-issue process made in 2000 are helping to develop these efficiencies.

      Total life insurance sales in 2001 of $1.54 billion were essentially flat compared to $1.53 billion during 2000 and were $1.10 billion in 1999. Individual variable universal life sales have been adversely impacted by the phase out of the estate tax, uncertainty surrounding the taxation of split dollar plans, and the volatile stock market. Sales of new COLI cases were down given the depressed economic conditions where corporations are not forming new executive benefit plans and existing plans are being funded at lower levels. According to the Tillinghast-Towers Perrin Value Variable Life Survey, the Company ranked 6th in variable life sales in 2001, up from 7th in 2000.

         Corporate

      The following table summarizes certain selected financial data for the Company's Corporate segment for the years indicated.

                                                                           YEARS ENDED DECEMBER 31,
                                                                           ------------------------
(IN U.S.$ MILLIONS)                                                         2001    2000     1999
                                                                            ----    ----     ----
INCOME STATEMENT DATA
Operating revenues .....................................................   $20.8    $58.2    $40.6
Operating expenses .....................................................     4.1     17.5     25.8
                                                                           -----    -----    -----
      Operating income before federal income tax expense(1) ............   $16.7    $40.7    $14.8
                                                                           =====    =====    =====

      --------------------
      (1) Excludes net realized gains (losses) on investments, hedging instruments and hedged items.

      The Corporate segment consists of net investment income not allocated to the three product segments, unallocated expenses and interest expense on debt.

      The decline in revenues reflects a decrease in net investment income on real estate investments, passive losses from affordable housing partnership investments, lower investment yields from declining interest rates and fewer investments retained in the Corporate segment as more capital and the related investment earnings are allocated to the product segments to support growth. Operating expenses include interest expense on debt, which totaled $6.2 million, $1.3 million and none in 2001, 2000 and 1999, respectively.

      In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments, hedging instruments and hedged items in the Corporate segment. The Company realized net investment gains of $61.6 million, including $44.4 million from a related party transaction with Nationwide Mutual in 2001 discussed below, from the sale of investments and net losses on other-than-temporary impairments on securities available-for-sale of $79.9 million, including $25.9 million on fixed maturity securities issued by Enron and affiliated entities, during 2001. This compares to realized net investment losses of $8.9 million from the sale of investments and net losses on other-than-temporary impairments on securities available-for-sale of $10.5 million during 2000 and realized net investment losses of $19.1 million from the sale of investments and net gains on other-than-temporary impairments on securities available-for-sale of $7.5 million during 1999. During 2001, the Company entered into a transaction with Nationwide Mutual, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to Nationwide Mutual for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million.

      In addition, the Company realized an after-tax loss of $4.8 million related to the adoption of FAS 133 in first quarter 2001 and an after-tax loss of $2.3 million related to the adoption of EITF 99-20 in the second quarter of 2001.

         Investments

         General

      The Company's assets are divided between separate account and general account assets. As of September 30, 2002, $46.40 billion (56%) of the Company's total assets were held in separate accounts and $36.89 billion (44%) were held in the Company's general account, including $32.57 billion of general account investments. Separate account assets consist primarily of deposits from the Company's variable annuity business. Most separate account assets are invested in various mutual funds. All of the investment risk in the Company's separate account assets is borne by the Company's customers, with the exception of $1.76 billion of policy reserves as of September 30, 2002 ($1.39 billion as of December 31, 2001) for which the Company bears the investment risk. In addition to the information presented herein, see note 3 to the consolidated financial statements, which are included herein, for further information regarding the Company's investments.

      The following table summarizes the Company's consolidated general account investments by asset category.

                                                            SEPTEMBER 30, 2002     DECEMBER 31, 2001
                                                            ------------------     -----------------
                                                                (UNAUDITED)
                                                             CARRYING    % OF     CARRYING      % OF
(IN U.S.$ MILLIONS)                                           VALUE      TOTAL      VALUE      TOTAL
                                                              -----      -----      -----      -----
Fixed maturity securities ................................   $22,686.8    69.7     $18,370.8     66.9
Mortgage loans on real estate, net .......................     7,691.7    23.6       7,113.1     25.9
Policy loans .............................................       628.5     1.9         591.1      2.1
Real estate, net .........................................       112.5     0.3         172.0      0.6
Equity securities ........................................        83.5     0.3          94.0      0.3
Other long-term investments ..............................       138.2     0.4         125.0      0.5
Short-term investments ...................................     1,231.2     3.8       1,011.3      3.7
                                                             ---------   -----     ---------    -----
      Total ..............................................   $32,572.4   100.0     $27,477.3    100.0
                                                             =========   =====     =========    =====

         Fixed Maturity Securities

      The following table summarizes the composition of the Company's general account fixed maturity securities by category.

                                                                SEPTEMBER 30, 2002   DECEMBER 31, 2001
                                                                ------------------   -----------------
                                                                    (UNAUDITED)
                                                                 CARRYING    % OF     CARRYING    % OF
(IN U.S.$ MILLIONS)                                               VALUE      TOTAL     VALUE     TOTAL
                                                                  -----      -----     -----     -----
U.S. government/agencies ...................................       $ 647.7     2.9      $ 285.8    1.6
Foreign governments ........................................          47.4     0.2         44.4    0.3
State and political subdivisions ...........................           9.7      --          7.9     --
Corporate:
      Public ...............................................       7,495.9    33.0      6,030.5   32.8
      Private ..............................................       6,469.5    28.5      6,033.4   32.8
Mortgage-backed securities--U.S. Government backed ..........      4,388.8    19.4      2,076.4   11.3
Asset-backed securities ....................................       3,627.8    16.0      3,892.4   21.2
                                                                 ---------   -----    ---------  -----
            Total ..........................................     $22,686.8   100.0    $18,370.8  100.0
                                                                 =========   =====    =========  =====

      The average duration and average maturity of the Company's general account fixed maturity securities as of September 30, 2002 were approximately 4.36 and
5.57 years, respectively. The market value of the Company's general account investments may fluctuate significantly in response to changes in interest rates. In addition, the Company may also be likely to experience investment losses to the extent its liquidity needs require the disposition of general account fixed maturity securities in unfavorable interest rate environments.

      NAIC assigns securities quality ratings and uniform valuations called "NAIC Designations" which are used by insurers when preparing their annual statements. The NAIC assigns designations to publicly traded as well as privately placed securities. The designations assigned by the NAIC range from class 1 to class 6, with a designation in class 1 being of the highest quality. Of the Company's general account fixed maturity securities, 95% and 95% were in the highest two NAIC Designations as of September 30, 2002 and December 31, 2001, respectively.

      The following table sets forth an analysis of credit quality, as determined by NAIC Designation, of the Company's general account fixed maturity securities portfolio.

(IN U.S.$ MILLIONS)                                                  SEPTEMBER 30, 2002      DECEMBER 31, 2001
                                                                     ------------------      -----------------
                                                                        (UNAUDITED)
     NAIC                                                            CARRYING      % OF     CARRYING      % OF
DESIGNATION(1)      RATING AGENCY EQUIVALENT DESIGNATION(2)           VALUE       TOTAL       VALUE      TOTAL
--------------      ---------------------------------------           -----       -----       -----      -----
      1       Aaa/Aa/A ...........................................   $13,742.5      60.6    $10,938.2      59.5
      2       Baa ................................................     7,743.8      34.1      6,553.2      35.7
      3       Ba .................................................       798.4       3.5        659.1       3.6
      4       B ..................................................       263.9       1.2        127.3       0.7
      5       Caa and lower ......................................        89.3       0.4         33.8       0.2
      6       In or near default .................................        48.9       0.2         59.2       0.3
                                                                     ---------     -----    ---------     -----
                    Total ........................................   $22,686.8     100.0    $18,370.8     100.0
                                                                     =========     =====    =========     =====

------------------
(1) NAIC Designations are assigned no less frequently than annually. Some designations for securities shown have been assigned to securities not yet assigned an NAIC Designation in a manner approximating equivalent public rating categories.

(2) Comparisons between NAIC and Moody's designations are published by the NAIC. In the event no Moody's rating is available, the Company has assigned internal ratings corresponding to the public rating.

     The Company's general account MBS investments include residential MBSs and multi-family mortgage pass-through certificates. As of December 31, 2001, MBSs were $2.08 billion (11%) of the carrying value of the general account fixed maturity securities available-for-sale, all of which were guaranteed by the U.S. Government or an agency of the U.S. Government. During 2002, the Company has increased its allocation of new investment purchases to MBS investments as the supply of commercial mortgage loans has decreased and to diversify away from the credit risk of corporate fixed income securities.

      The Company believes that general account MBS investments add diversification, liquidity, credit quality and additional yield to its general account fixed maturity securities portfolio. The objective of the Company's general account MBS investments is to provide reasonable cash flow stability and increased yield. General account MBS investments include CMOs, Real Estate Mortgage Investment Conduits ("REMICS") and mortgage-backed pass-through securities. The Company's general account MBS investments do not include interest-only securities or principal-only securities or other MBSs, which may exhibit extreme market volatility.

      Prepayment risk is an inherent risk of holding MBSs. However, the degree of prepayment risk is particular to the type of MBS held. The Company limits its exposure to prepayments by purchasing less volatile types of MBSs. As of December 31, 2001, $795.2 million (38%) of the carrying value of the general account MBS portfolio was invested in planned amortization class CMOs/REMICs ("PACS"). PACs are securities whose cash flows are designed to remain constant over a variety of mortgage prepayment environments. Other classes in the CMO/REMIC security are structured to accept the volatility of mortgage prepayment changes, thereby insulating the PAC class.

      The following table sets forth the distribution by investment type of the Company's general account MBS portfolio as of the dates indicated.

                                                                      SEPTEMBER 30, 2002     DECEMBER 31, 2001
                                                                      ------------------     ------------------
                                                                          (UNAUDITED)
                                                                      CARRYING     % OF     CARRYING      % OF
(IN U.S.$ MILLIONS)                                                     VALUE     TOTAL       VALUE      TOTAL
                                                                        -----     -----       -----      -----
Planned Amortization Class .........................................   $2,385.9     54.4       $ 795.2     38.3
Very Accurately Defined Maturity ...................................      678.4     15.5         360.2     17.4
Sequential .........................................................      236.6      5.4         135.9      6.5
Targeted Amortization Class ........................................       79.3      1.8         117.0      5.6
Accrual ............................................................      318.1      7.2         115.5      5.6
Scheduled ..........................................................       66.4      1.5          94.0      4.5
Multi-family Mortgage Pass-through Certificates ....................      104.4      2.4          63.4      3.1
Non-Accelerating Security Class ....................................      269.0      6.1          54.6      2.6
Other ..............................................................      250.7      5.7         340.6     16.4
                                                                       --------    -----      --------    -----
      Total ........................................................   $4,388.8    100.0      $2,076.4    100.0
                                                                       ========    =====      ========    =====


      The Company's general account asset-backed security ("ABS") investments include home equity/ improvement ABSs, credit tenant/card backed ABSs and CBO/CLO ABSs, among others. As of December 31, 2001, ABSs were $3.89 billion (21%) of the carrying value of the general account fixed maturity securities available-for-sale.

      The Company believes that general account ABS investments add diversification, liquidity, credit quality and additional yield to its general account fixed maturity securities portfolio. The objective of the Company's general account ABS investments is to provide reasonable cash flow stability and increased yield. The Company's general account ABS investments do not include interest-only securities or principal-only securities or other ABSs, which may exhibit extreme market volatility.

       The following table sets forth the distribution by investment type of the Company's general account ABS portfolio.

                                                                        SEPTEMBER 30, 2002    DECEMBER 31, 2001
                                                                        ------------------    -----------------
                                                                            (UNAUDITED)
                                                                         CARRYING    % OF     CARRYING     % OF
(IN U.S.$ MILLIONS)                                                       VALUE      TOTAL      VALUE     TOTAL
                                                                          -----      -----      -----     -----
Home Equity/Improvement .............................................    $1,080.8     29.8     $1,314.2    33.8
CBO/CLO .............................................................       459.7     12.7        619.7    15.9
Credit Tenant/Card Backed ...........................................       602.1     16.6        358.8     9.2
Manufactured Housing Backed .........................................       112.3      3.1        247.6     6.4
Equity Trust Certificates/Enhanced Equity Trust Certificates ........       183.9      5.1        202.7     5.2
Auto Loan Backed ....................................................       143.1      3.9        186.2     4.8
Pass Through Certificate ............................................       193.0      5.3        181.6     4.7
Franchise/Business Loan .............................................       140.1      3.9        160.0     4.1
Miscellaneous Asset Backed ..........................................       176.6      4.9        149.5     3.8
Equipment Leases ....................................................        96.1      2.6        136.1     3.5
All Other ...........................................................       440.1     12.1        336.0     8.6
                                                                         --------    -----     -------    -----
      Total .........................................................    $3,627.8    100.0     $3,892.4   100.0
                                                                         ========    =====     ========   =====

      The Company invests in private fixed maturity securities because of the
(i) generally higher nominal yield available compared to comparably rated public fixed maturity securities, (ii) more restrictive financial and business covenants available in private fixed maturity security loan agreements and (iii) stronger prepayment protection. Although private fixed maturity securities are not registered with the Commission and generally are less liquid than public fixed maturity securities, restrictive financial and business covenants included in private fixed maturity security loan agreements generally are designed to compensate for the impact of increased liquidity risk. A significant majority of the private fixed maturity securities that the Company holds are participations in issues that are also owned by other investors. In addition, some of the private fixed maturity securities are rated by nationally recognized rating agencies and substantially all have been assigned a rating designation by the NAIC.

         Mortgage Loans

      As of September 30, 2002 and December 31, 2001, general account mortgage loans were $7.69 billion (24%) and $7.11 billion (26%), respectively, of the carrying value of consolidated general account invested assets. As of such dates, commercial mortgage loans constituted substantially all of total general account mortgage loans. Commitments to fund mortgage loans of $448.3 million were outstanding as of September 30, 2002.

      As of September 30, 2002, the Company's largest exposure to any single borrowing group was $91.0 million (1.2%) of the Company's general account mortgage loan portfolio.

      As of September 30, 2002, 0.02% of the Company's mortgage loans were classified as delinquent, including loans in foreclosure, compared to none as of September 31, 2001 and 0.42% as of December 31, 2001. Foreclosed and restructured loans totaled only 0.14% and 0.33% as of September 30, 2002 compared to 0.08% and 0.26%, respectively, as of September 30, 2001 and 0.07% and 0.29%, respectively, as of December 31, 2001.

         Liquidity and Capital Resources

      Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate strong cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company's capital structure is comprised of long-term debt and equity as summarized in the following table.

                                                                        SEPTEMBER 30,          DECEMBER 31,
                                                                        -------------          ------------
                                                                        (UNAUDITED)
(IN U.S.$ MILLIONS)                                                   2002        2001        2001       2000
                                                                      ----        ----        ----       ----
Long-term debt ..................................................    $  600.0    $     --    $  300.0    $    --
                                                                     --------    --------    --------    -------
Shareholder's equity, excluding accumulated other
   comprehensive income .........................................     3,058.3     3,432.9     3,513.0    3,086.2
Accumulated other comprehensive income ..........................       461.1       302.5       204.7      116.7
                                                                     --------    --------    --------   --------
      Total shareholder's equity ................................     3,519.4     3,735.4     3,717.7    3,202.9
                                                                     --------    --------    --------   --------
      Total capital .............................................    $4,119.4    $3,735.4    $4,017.7   $3,202.9
                                                                     ========    ========    ========   ========

      State insurance laws generally restrict the ability of insurance companies to pay cash dividends in excess of certain prescribed limitations without prior approval. The ability of Nationwide Life to pay dividends is subject to restrictions set forth in the insurance laws and regulations of the State of Ohio, its domiciliary state. The Ohio insurance laws require life insurance companies to seek prior regulatory approval to pay a dividend if the fair market value of the dividend, together with that of other dividends made within the preceding 12 months, exceeds the greater of (i) 10% of statutory-basis policyholders' surplus as of the prior December 31 or (ii) the statutory-basis net income of the insurer for the prior year. Nationwide Life's statutory-basis policyholders' surplus as of December 31, 2001 was $1.76 billion and statutory-basis net income for 2001 was $83.1 million. Total dividends declared in the twelve months preceding September 30, 2002 were $35.0 million. In addition, $475.0 million of capital was returned by Nationwide Life. The total dividends and returns of capital exceeded the statutory limits and Nationwide Life obtained the appropriate approvals from the Ohio Department of Insurance prior to making such payments. The payment of dividends by Nationwide Life may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on Nationwide Life's participating policies (measured before dividends to policyholders) that can inure to the benefit of NFS and its stockholders. NFS currently does not expect such regulatory requirements to impair its ability to pay interest, dividends, operating expenses, and principal in the future.

      NFS, Nationwide Life and Nationwide Mutual are parties to a $1 billion revolving credit facility that provides an additional source of funds to the Company. The credit facility is comprised of a $700 million facility under a five-year agreement and a $300 million facility under a 364-day agreement with a group of national financial institutions. The credit facility provides for several and not joint liability with respect to any amount drawn by any party. To date, no amounts have been drawn down on the facility. The facility provides covenants, including, but not limited to, requirements that NFS maintain consolidated tangible net worth, as defined, in excess of $1.685 billion and Nationwide Life maintain statutory surplus in excess of $935 million. The Company had no amounts outstanding under this agreement as of September 30, 2002.

      Additionally, Nationwide Life has a $500 million commercial paper program that is 50% backed by the credit facility described above. Therefore, borrowing capacity under this facility is reduced by one-half of any amounts outstanding under the commercial paper program, which totaled $60.0 million as of September 30, 2002.

      A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company mitigates this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company's general account, and monitoring and matching anticipated cash inflows and outflows.

      For individual annuity products ($35.08 billion of reserves as of September 30, 2002) the surrender charge is calculated as a percentage of the lesser of deposits made or the amount surrendered and is assessed at declining rates during the first seven years after a deposit is made.

      For group annuity products ($21.42 billion of reserves as of September 30, 2002), the surrender charge amounts and periods can vary significantly, depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, over ninety percent of the general account group annuity reserves are subject to a market value adjustment at withdrawal.

      Life insurance policies are also subject to withdrawal. However, they are less susceptible to withdrawal than are annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.

      The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company periodically reviews its short-term and long-term projected sources and uses of funds and the asset/liability, investment and cash flow assumptions underlying these projections. Adjustments are made periodically with respect to the Company's investment policies to reflect changes in the Company's short-term and long-term cash needs and changing business and economic conditions.

      Given the Company's historic cash flow and current financial results, management of the Company believes that the cash flow from the operating activities of the Company over the next year will provide sufficient liquidity for the operations of the Company, as well as provide sufficient funds to enable the Company to make dividend and interest payments.

      Nationwide Life issued $300 million of 7.5% surplus notes to NFS on December 17, 2001, which mature in 2031. Nationwide Life also issued $300 million of 8.15% surplus notes to NFS on June 27, 2002, which mature in 2032. In addition, Nationwide Life paid a $35 million dividend to NFS on January 15, 2002 and returned capital to NFS in the amounts of $75 million on March 4, 2002, $100 million on May 10, 2002 and $300 million on June 26, 2002.

MARKET RISK SENSITIVE FINANCIAL INSTRUMENTS

      The Company is subject to potential fluctuations in earnings and the fair value of certain of its assets and liabilities, as well as variations in expected cash flows due to changes in market interest rates and equity prices. The following discussion focuses on specific exposures the Company has to interest rate and equity price risk and describes strategies used to manage these risks. The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

         Interest Rate Risk

      Fluctuations in interest rates can potentially impact the Company's earnings, cash flows and the fair value of its assets and liabilities. Generally, in a declining interest rate environment, the Company may be required to reinvest the proceeds from matured and prepaid investments at rates lower than the overall yield of the portfolio, which could reduce interest spread income. In addition, minimum guaranteed crediting rates (typically 3.0% or 3.5%) on certain annuity contracts could result in a reduction of the Company's interest spread income in the event of a significant and prolonged decline in interest rates from market rates at the end of September 2002. The average crediting rate of fixed annuity products during the first nine months of 2002 was 5.07% and 4.37% for the Individual Annuity and Institutional Products segments, respectively, well in excess of the guaranteed rates. The Company mitigates this risk by investing in assets with maturities and durations that match the expected characteristics of the liabilities and by investing in MBSs and ABSs with limited prepayment exposure.

      Conversely, a rising interest rate environment could result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities have a weighted average maturity of approximately 5.37 years as of December 31, 2001 and therefore, the change in yield of the portfolio will lag changes in market interest rates. This lag is increased if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If the Company could not fund the surrenders with its cash flow from operations, the Company may be required to sell investments, which likely would have declined in value due to the increase in interest rates. The Company mitigates this risk by offering products that assess surrender charges or market value adjustments at the time of surrender, by investing in assets with maturities and durations that match the expected characteristics of the liabilities, and by investing in MBSs and ABSs with limited prepayment exposure.

         Asset/Liability Management Strategies to Manage Interest Rate Risk

      The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each product line has an investment strategy based on its specific characteristics. The strategy establishes asset maturity and duration, quality and other guidelines. For fixed maturity securities and mortgages, the weighted average maturity is based on repayments, which are scheduled to occur under the terms of the asset. For

MBSs and ABSs, repayments are determined using the current rate of repayment of the underlying mortgages or assets and the terms of the securities.

      For individual immediate annuities having future benefits which cannot be changed at the option of the policyholder, the underlying assets are managed in a separate pool. The duration of assets and liabilities in this pool are kept as close together as possible. For assets, the repayment cash flows, plus anticipated coupon payments, are used in calculating asset duration. Future benefits and expenses are used for liabilities. As of December 31, 2001, the average duration of assets in this pool was 7.56 years and the average duration of the liabilities was 7.50 years. Individual immediate annuity policy reserves on this business were $1.59 billion as of December 31, 2001.

      Because the timing of the payment of future benefits on the majority of the Company's business can be changed by the policyholder, the Company employs cash flow testing techniques in its asset/liability management process. In addition, each year the Company's annuity and insurance business is analyzed to determine the adequacy of the reserves supporting such business. This analysis is accomplished by projecting the anticipated cash flows from such business and the assets required to support such business under a number of possible future interest rate scenarios. The first seven of these scenarios are required by state insurance regulation. Projections are also made using 11 additional scenarios, which involve more extreme fluctuations in future interest rates and equity markets. Finally, to get a statistical analysis of possible results and to minimize any bias in the 18 predetermined scenarios, additional projections are made using 50 randomly generated interest rate scenarios. For the Company's 2001 cash flow testing process, interest rates for 90-day treasury bills ranged from 1.18% to 10.90% under the 18 predetermined scenarios and 0.78% to 21.03% under the 50 random scenarios. Interest rates for longer maturity treasury securities had comparable ranges. The values produced by each projection are used to determine future gains or losses from the Company's annuity and insurance business, which, in turn, are used to quantify the adequacy of the Company's reserves over the entire projection period. The results of the Company's cash flow testing indicated that the Company's reserves were adequate as of December 31, 2001.

         Use of Derivatives to Manage Interest Rate Risk

      The Company is exposed to changes in the fair value of fixed rate investments (commercial mortgage loans and corporate bonds) due to changes in interest rates. To manage this risk, the Company enters into various types of derivative instruments to minimize fluctuations in fair values resulting from changes in interest rates. The Company principally uses interest rate swaps and short Eurodollar futures to manage this risk.

      Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments, thereby creating floating rate investments.

      Short Eurodollar futures change the fixed rate cash flow exposure to variable rate cash flows. With short Eurodollar futures, if interest rates rise
(fall), the gains (losses) on the futures adjust the fixed rate income on the investments, thereby creating floating rate investments.

      As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of the commitment due to changes in interest rates during the commitment period. To manage this risk, the Company enters into short Treasury futures.

      With short Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment.

      Floating rate investments (commercial mortgage loans and corporate bonds) expose the Company to fluctuations in cash flow and investment income due to changes in interest rates. To manage this risk, the Company enters into receive fixed, pay variable over-the-counter interest rate swaps or long Eurodollar futures strips to convert the variable rate investments to a fixed rate.

      In using interest rate swaps, the Company receives fixed interest rate payments and makes variable rate payments; thereby creating fixed rate assets.

      The long Eurodollar futures change the variable rate cash flow exposure to fixed rate cash flows. With long Eurodollar futures, if interest rates rise
(fall), the losses (gains) on the futures are used to reduce the variable rate income on the investments, thereby creating fixed rate investments.

         Foreign Currency Risk Management

      In conjunction with the medium-term note programs, from time to time, the Company issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and interest rates. To manage these risks, the Company enters into cross-currency interest rate swaps to convert these liabilities to a variable U.S. Dollar rate.

      For a fixed rate liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency, and pay a variable U.S. Dollar rate, generally 3-month LIBOR. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate, in the foreign currency, and pay a variable U.S. Dollar rate, generally 3-month LIBOR.

      The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and interest rates. To manage this risk, the Company uses cross-currency interest rate swaps to convert these assets to variable U.S. Dollar rate instruments. Cross-currency interest rate swaps on assets are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. Dollar rate, generally 3-month LIBOR.

      Cross-currency interest rate swaps in place against each foreign currency obligation or investment hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment.



         Characteristics of Interest Rate Sensitive Financial Instruments

      The following table provides information about the Company's financial instruments that are sensitive to changes in interest rates. Insurance contracts that subject the Company to significant mortality risk, including life insurance contracts and life-contingent immediate annuities, do not meet the definition of a financial instrument and are not included in the table.

                                                                                                              2001 FAIR  2002 FAIR
(IN U.S.$ MILLIONS)                     2002      2003      2004       2005       2006  THEREAFTER   TOTAL      VALUE      VALUE
                                        ----      ----      ----       ----       ----  ----------   -----      -----      -----
ASSETS
Fixed maturity securities:
     Corporate bonds:
        Principal                      $1,592.8  $1,254.7  $1,338.2  $1,656.5  $1,788.9   $4,477.9  $12,109.0  $12,063.9  $ 9,858.2
        Average interest rate               7.4%      6.9%      6.8%      7.2%      7.5%       7.7%       7.4%
     Mortgage and other asset-backed
      securities:
        Principal
                                       $1,088.4  $  838.5  $  837.7  $  705.9  $  635.6   $1,961.9  $ 6,068.0  $ 5,968.8  $ 5,169.7
        Average interest rate               7.4%      7.4%      6.9%      6.7%      6.6%       6.8%       7.0%
     Other fixed maturity
      securities:
        Principal                      $   20.3  $   43.5  $   50.0  $   15.9  $   29.9   $  240.0  $   399.6  $   338.1  $   415.1
        Average interest rate              18.2%      7.6%      7.7%      6.1%      6.4%       7.6%       8.0%
     Mortgage loans on real estate:
        Principal
                                       $  382.0  $  459.8  $  515.9  $  905.8  $  751.0   $4,111.1  $ 7,125.6  $ 7,293.3  $ 6,327.8
        Average interest rate               8.5%      7.5%      7.3%      6.9%      7.1%       7.6%       7.5%

LIABILITIES
Deferred fixed annuities:
        Principal                      $2,328.0  $2,121.0  $1,819.0  $1,585.0  $1,493.0   $9,807.5  $19,153.5  $18,113.0  $15,697.8
        Average credited rate               5.2%      5.1%      4.9%      4.8%      4.6%       4.5%       4.7%
Immediate annuities:
        Principal                      $   48.0  $   43.0  $   38.0  $   33.0  $   29.0   $  205.0  $   396.0  $   308.0  $   282.0
        Average credited rate               7.1%      7.2%      7.2%      7.2%      7.2%       7.2%       7.2%
Short-term borrowings:
        Principal                      $  100.0  $     --  $     --  $     --  $     --   $     --  $   100.0  $   100.0  $   118.7
        Average interest rate               1.9%       --        --        --        --         --        1.9%
Long-term debt:
        Principal
                                       $     --  $     --  $     --  $     --  $     --   $  300.0  $   300.0  $   300.0  $      --
        Average interest rate                --        --        --        --        --        7.5%       7.5%

DERIVATIVE FINANCIAL INSTRUMENTS
Interest rate swaps:
     Pay fixed/receive variable
        Notional value                 $   20.0  $   91.8  $  260.6  $  364.1  $  368.4   $  871.0  $ 1,975.9  $   (45.0) $   (21.3)
        Weighted average pay rate           3.5%      6.0%      5.7%      6.1%      5.9%       6.0%       5.9%
        Weighted average receive
            rate                            2.6%      2.0%      2.2%      2.3%      2.1%       2.3%       2.2%
     Pay variable/receive fixed
        Notional value                 $    5.0  $   28.1  $  529.5  $  426.7  $ 5 70.7   $  835.9  $ 2,395.9  $   (32.1) $   (32.1)
        Weighted average pay rate           2.4%      2.2%      2.5%      2.6%      2.5%       2.5%       2.5%
        Weighted average receive
            rate                            7.0%      4.1%      4.0%      3.7%      4.3%       5.7%       4.6%
     Pay variable/receive variable
        Notional value
                                       $    7.5  $  375.9  $   98.1  $  424.1  $  102.6   $     --  $  1,008.2 $   (20.4) $     5.2
        Weighted average pay rate           5.0%      2.3%      2.6%      2.2%      2.4%        --         2.3%
        Weighted average receive
            rate                            3.6%      3.5%      3.9%      2.6%      3.9%        --         3.2%
     Convertible asset swap
        Notional value                 $     --  $   65.9  $  148.7  $   19.8  $   64.4   $     --  $    298.8 $    27.6  $     1.9



        Weighted average receive
            rate                          --      3.4%     3.7%    4.2%     3.2%      --      3.6%
     Credit default swap
        Notional value
                                    $     -- $   10.0 $   25.0 $  48.0  $ 131.0   $   --  $   214.0  $ (0.7) $    --
        Weighted average receive
            rate                          --      1.3%     2.1%    1.8%     1.1%      --        1.4%
Interest rate futures:
     Long positions
        Contract amount/notional    $   34.0 $    6.0 $    4.0 $   1.0  $    --   $   --  $    45.0  $  0.4  $   0.3
        Weighted average settlement
            price                       92.8     92.5     92.3    92.3       --       --       92.7
     Short positions
        Contract amount/notional    $2,026.4 $1,363.0 $1,021.0 $ 663.0  $ 392.0   $509.0  $5,974.4$  $(33.4) $ (16.3)
        Weighted average settlement
            price                       95.8     93.5     93.3    93.3     93.1     92.9       94.2


      Additional information about the characteristics of the financial instruments and assumptions underlying the data presented in the table above are as follows:

      Mortgage-Backed Securities and Asset-Backed Securities: The maturity year is determined based on the terms of the securities and the current rate of prepayment of the underlying pools of mortgages or assets. The Company limits its exposure to prepayments by purchasing less volatile types of MBSs and ABSs.

      Other Fixed Maturity Securities and Mortgage Loans on Real Estate: The maturity year is determined based on the maturity date of the security or loan.

      Deferred Fixed Annuities: The maturity year is based on the expected date of policyholder withdrawal, taking into account actual experience, current interest rates and contract terms. Included are group annuity contracts representing $8.98 billion of general account liabilities as of December 31, 2001, which are generally subject to market value adjustment upon surrender and which may also be subject to surrender charges. Of the total group annuity liabilities, $6.56 billion were in contracts where the crediting rate is reset quarterly, $922.2 million were in contracts that adjust the crediting rate on an annual basis with portions resetting in each calendar quarter and $1.50 billion were in contracts where the crediting rate is reset annually on January 1. Fixed annuity policy reserves of $3.13 billion relate to funding agreements issued in conjunction with the Company's medium-term note programs, where the crediting rate is either fixed for the term of the contract or variable, based on an underlying index. Also included in deferred fixed annuities are certain individual annuity contracts, which are also subject to surrender charges calculated as a percentage of the deposits made and assessed at declining rates during the first seven years after a deposit is made. As of December 31, 2001, individual annuity general account liabilities totaling $5.58 billion were in contracts where the crediting rate is reset periodically, with portions resetting in each calendar quarter and $373.0 million that reset annually. Individual fixed annuity policy reserves of $1.55 billion are in contracts that adjust the crediting rate every five years. The average crediting rate is calculated as the difference between the projected yield of the assets backing the liabilities and a targeted interest spread. However, for certain individual annuities the credited rate is also adjusted to partially reflect current new money rates.

      Immediate Annuities: Included are non-life contingent contracts in payout status where the Company has guaranteed periodic, typically monthly, payments. The maturity year is based on the terms of the contract.

      Short-term Borrowings and Long-term Debt: The maturity year is the stated maturity date of the obligation.

      Derivative Financial Instruments: The maturity year is based on the terms of the related contracts. Interest rate swaps include cross-currency interest rate swaps that eliminate all foreign currency exposure the Company has with existing assets and liabilities. Cross-currency interest rate swaps in place against each foreign currency obligation hedge the Company against adverse currency movements with respect to both period interest payments and principal repayment. Underlying details by currency have therefore been omitted. Variable swap rates and settlement prices reflect rates and prices in effect as of December 31, 2001.

EQUITY MARKET RISK

      Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. As of December 31, 2001, 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of DAC.

INFLATION

      The rate of inflation did not have a material effect on the revenues or operating results of the Company during the first nine months of 2002 or for any of the years ended December 31, 2001, 2000 or 1999.

EXECUTIVE OFFICERS AND DIRECTORS


      The following table lists Nationwide Life's executive officers and directors, their ages and their positions as of January 1, 2003, and the accompanying paragraphs state the terms of their directorships, where appropriate, and describe their business experience.


              NAME                  AGE                                  POSITION
              ----                  ---                                  --------
W. G. Jurgensen ...............     51    Chief Executive Officer and Director
Joseph J. Gasper ..............     59    President and Chief Operating Officer and Director
Richard D. Headley ............     54    Executive Vice President
Michael S. Helfer .............     57    Executive Vice President--Corporate Strategy
Donna A. James ................     45    Executive Vice President--Chief Administrative Officer
Michael C. Keller .............     43    Executive Vice President--Chief Information Officer
Robert A. Oakley ..............     56    Executive Vice President
Robert A. Rosholt .............     52    Executive Vice President--Finance and Investments
John R. Cook, Jr. .............     59    Senior Vice President--Chief Communications Officer
David A. Diamond ..............     47    Senior Vice President--Corporate Strategy
Philip C. Gath ................     55    Senior Vice President--Chief Actuary-Nationwide Financial
Patricia R. Hatler ............     48    Senior Vice President, General Counsel and Secretary
David K. Hollingsworth ........     49    Senior Vice President--President--Nationwide Insurance Sales
David R. Jahn .................     53    Senior Vice President--Product Management
Richard A. Karas ..............     60    Senior Vice President--Sales-Financial Services
Gregory S. Lashutka ...........     58    Senior Vice President--Corporate Relations
Edwin R. McCausland, Jr. ......     57    Senior Vice President--Fixed Income Securities
Robert H. McNaghten ...........     62    Senior Vice President--Chief Investment Officer-Real Estate Investments
Michael D. Miller .............     49    Senior Vice President--NI Finance
Brian W. Nocco ................     50    Senior Vice President and Treasurer
Mark D. Phelan ................     48    Senior Vice President--Technology and Operations
Kathleen D. Ricord ............     52    Senior Vice President--Marketing and Strategy
Douglas C. Robinette ..........     48    Senior Vice President--Claims
John S. Skubik ................     56    Senior Vice President--Strategic Initiatives
Mark R. Thresher ..............     46    Senior Vice President--Chief Financial Officer
Richard M. Waggoner ...........     54    Senior Vice President--Operations
Susan A. Wolken ...............     52    Senior Vice President--Product Management and Nationwide Financial
                                          Marketing
Joseph A. Alutto ..............     61    Director
James G. Brocksmith, Jr. ......     61    Director
Henry S. Holloway .............     70    Director
Donald L. McWhorter ...........     67    Director
Lydia M. Marshall .............     53    Director
David O. Miller ...............     64    Director
James F. Patterson ............     60    Director
Gerald D. Prothro .............     60    Director
Arden L. Shisler ..............     61    Director
Alex Shumate ..................     52    Director

      For further information on Nationwide Life please see the related financial statements included or incorporated by reference herein.


      The business address of the directors and officers listed below is One Nationwide Plaza, Columbus, Ohio 43215.

W. G. JURGENSEN has been Chairman of the Board of Nationwide Life since May 2002, Chief Executive Officer since August 2000, Chief Executive Officer-Elect from May to August 2000, and a Director of Nationwide Life since May 2000. In addition, Mr. Jurgensen has been a Director of Nationwide Financial Services, Inc. since May 2000, and Chairman of the Board since January 2001. Previously, he was Executive Vice President of Bank One Corporation from 1998 to 2000. Mr. Jurgensen was Executive Vice President of First Chicago NBD Corporation and Chairman of FCC National Bank from 1996 to 1998. Mr. Jurgensen has been with Nationwide for 3 years.

JOSEPH J. GASPER has been President and Chief Operating Officer and a Director of Nationwide Life since April 1996. In addition, Mr. Gasper has been a director of Nationwide Financial Services, Inc. since November 1996. Previously, he was Executive Vice President-Property and Casualty Operations of Nationwide Life from April 1995 to April 1996. He was Senior Vice President-Property and Casualty Operations from September 1993 to April 1995. Prior to that time, Mr. Gasper held various management positions with the Nationwide companies. Mr. Gasper has been with Nationwide for 36 years.

RICHARD D. HEADLEY has been Executive Vice President of Nationwide Life since July 2000. Previously, he was Executive Vice President-Chief Information Technology Officer from August 1999 to August 2000, and Senior Vice President-Chief Information Technology Officer from October 1997 to May 1999. Prior to that time, Mr. Headley was Chairman and Chief Executive Officer of Banc One Services Corporation from 1992 to October 1997. Mr. Headley has been with Nationwide for 5 years.

MICHAEL S. HELFER has been Executive Vice President-Corporate Strategy of Nationwide Life since August 2000. He was a Director of Nationwide Life from May 2001 to May 2002. Prior to that time, Mr. Helfer was a partner with Wilmer, Cutler and Pickering from 1978 to October 2000. Mr. Helfer has been with Nationwide for 2 years.

DONNA A. JAMES has been Executive Vice President-Chief Administrative Officer of Nationwide Life since July 2000 and a Director of Nationwide Life from May 2001 to May 2002. Ms. James was Senior Vice President-Chief Human Resources Officer from May 1999 to July 2000 and Senior Vice President-Human Resources from December 1997 to May 1999. Previously, she was Vice President-Human Resources from July 1996 to December 1997. Previously, Ms. James was Vice President-Assistant to the CEO from March 1996 to July 1996 and Associate Vice President-Assistant to the CEO from May 1994 to March 1996. Prior to that time, Ms. James held several positions within Nationwide. Ms. James has been with Nationwide for 21 years.

MICHAEL C. KELLER has been Executive Vice President-Chief Information Officer of Nationwide Life since June 2001. Prior to that time, Mr. Keller was Senior Vice President of Bank One from January 1998 to June 2001, and held various management positions with IBM from July 1982 to December 1997. Mr. Keller has been with Nationwide for 2 years.

ROBERT A. OAKLEY has been Executive Vice President-Chief Financial Officer of Nationwide Life since April 1995 and was a Director of Nationwide Life from May 2001 to May 2002. Previously, he was Senior Vice President-Chief Financial Officer of Nationwide Life from October 1993 to April 1995. Prior to that time, Mr. Oakley held several positions within Nationwide. Mr. Oakley has been with Nationwide for 27 years.

ROBERT A. ROSHOLT has been Executive Vice President-Finance and Investments of Nationwide Life since October 2002. Prior to joining Nationwide, Mr. Rosholt was Executive Vice President and Head of Operations of AON Corporation from September 2000 to September 2002. Prior to that time he was Executive Vice President-Chief Financial Officer of Bank One Corporation.

JOHN R. COOK, JR. has been Senior Vice President-Chief Communications Officer of Nationwide Life since May 1997. Previously, Mr. Cook was Senior Vice President-Chief Communications Officer of USAA from July 1989 to May 1997. Mr. Cook has been with Nationwide for 5 years.

DAVID A. DIAMOND has been Senior Vice President-Corporate Strategy of Nationwide Life since December 2000. Previously, he was Senior Vice President-Corporate Controller from August 1999 to December 2000. He was Vice President-Controller from October 1993 to August 1996. Prior to that time, Mr. Diamond held several positions within Nationwide. Mr. Diamond has been with Nationwide for 14 years.

PHILIP C. GATH has been Senior Vice President-Chief Actuary-Nationwide Financial of Nationwide Life since May 1998. Previously, Mr. Gath was Vice President-Product Manager-Individual Variable Annuity from July 1997 to May 1998, and Vice President-Individual Life Actuary from August 1989 to July 1997. Prior to that time, Mr. Gath held several positions within Nationwide. Mr. Gath has been with Nationwide for 34 years.

PATRICIA R. HATLER has been Senior Vice President, General Counsel and Secretary of Nationwide Life since April 2000, and was Senior Vice President and General Counsel from July 1999 to April 2000. Prior to that time, she was General Counsel and Corporate Secretary of Independence Blue Cross from 1983 to July 1999. Ms. Hatler has been with Nationwide for 3 years.

DAVID K. HOLLINGSWORTH has been Senior Vice President-President Nationwide Insurance Sales of Nationwide Life since August 2001. Mr. Hollingsworth has been with Nationwide for 12 years.

DAVID R. JAHN has been Senior Vice President-Product Management of Nationwide Life since November 2000. Mr. Jahn has been with Nationwide for 30 years.

RICHARD A. KARAS has been Senior Vice President-Sales-Financial Services of Nationwide Life since March 1993. Previously, he was Vice
President-Sales-Financial Services from February 1989 to March 1993. Prior to that time, Mr. Karas held several positions within Nationwide. Mr. Karas has been with Nationwide for 37 years.

GREGORY S. LASHUTKA has been Senior Vice President-Corporate Relations of Nationwide Life since January 2000. Prior to that time, he was Mayor of the City of Columbus (Ohio) from January 1992 to December 1999. Mr. Lashutka has been with Nationwide for 3 years.

EDWIN P. MCCAUSLAND, JR. has been Senior Vice President-Chief Investment Officer of Nationwide Life since September 2002. Previously, he was Senior Vice President-Fixed Income Securities from April 1998 to September 2002. Prior to joining Nationwide, he was Vice President-Managing Director of Massachusetts Life Insurance Company. Mr. McCausland has been with Nationwide for 5 years.

ROBERT H. MCNAGHTEN has been Senior Vice President-Real Estate Investments of Nationwide Life since November 2001. Prior to joining Nationwide in 1987 he was Executive Vice President with Buckeye Federal Savings & Loan. Mr. McNaghten has been with Nationwide for 15 years.

MICHAEL D. MILLER has been Senior Vice President-NI Finance of Nationwide Life since May 2001. Previously, he was Vice President-Finance from March 2000 to May 2001. Prior to joining Nationwide in 1985 he was P/C Accounting Manager with Celina Group. Mr. Miller has been with Nationwide for 18 years.

BRIAN W. NOCCO has been Senior Vice President and Treasurer of Nationwide Life since April 2001. Prior to that time, he was Executive Vice President of Imperial Bank and subsidiaries from May 1998 to June 2001. He was Senior Vice President-Chief Compliance Officer with The Chubb Corporation from 1994 to 1998 and Treasurer and Vice President-Finance of Continental Bank Corporation from 1986 to 1994. From 1974 to 1986 he held management positions in several companies. Mr. Nocco has been with Nationwide for 1 year.

MARK D. PHELAN has been Senior Vice President-Technology and Operations of Nationwide Life since December 2000. Prior to that time, he was Executive Vice President of Check Free Corporation from October 1992 to November 1997, Sales Vice President of AT&T Corporation from February 1982 to November 1992, and Operations Manager with IBM Corporation from April 1977 to February 1982. Mr. Phelan has been with Nationwide for 4 years.

KATHLEEN D. RICORD has been Senior Vice President-Marketing and Strategy of Nationwide Life since April 2002. Prior to that time, she was Vice President-Assistant to the Chief Executive Officer and Enterprise Strategic Planning from April 1999 to August 1999. Ms. Ricord has been with Nationwide for 16 years.

DOUGLAS C. ROBINETTE has been Senior Vice President-Claims of Nationwide Life since November 2000. Prior to joining Nationwide, he was a CPA with KPMG LLP. Mr. Robinette has been with Nationwide for 16 years.

JOHN S. SKUBIK has been Senior Vice President-Strategic Initiatives of Nationwide Life since November 2001. Prior to joining Nationwide, Mr. Skubik was an Executive Vice President with Bank One.

MARK R. THRESHER has been Senior Vice President-Chief Financial Officer of Nationwide Life since November 2002. Previously, he was Senior Vice President-Finance-Nationwide Financial from May 1999 to November 2002. He was Vice President-Controller of Nationwide Life from August 1996 to May 1999, and was Vice President and Treasurer from June 1996 to August 1996. Prior to that time, Mr. Thresher served as a partner with KPMG LLP from July 1988 to May 1996. Mr. Thresher has been with Nationwide for 6 years.

RICHARD M. WAGGONER has been Senior Vice President-Operations of Nationwide Life since August 1999. Previously, he was Senior Vice President-Shared Services from April 1997 to August 1999. Mr. Waggoner has been with Nationwide for 18 years.

SUSAN A. WOLKEN has been Senior Vice President-Product Management and Nationwide Financial Marketing of Nationwide Life since May 1999. Previously, she was Senior Vice President-Life Company Operations from June 1997 to May 1999. She was Senior Vice President-Enterprise Administration from July 1996 to June 1997. Prior to that time, she was Senior Vice President-Human Resources from April 1995 to July 1996, Vice President-Human Resources of Nationwide from September 1993 to April 1995, and Vice President-Individual Life and Health Operations from September 1993 to April 1995. Ms. Wolken has been with Nationwide for 27 years.

JOSEPH A. ALUTTO has been a Director of Nationwide Life and Nationwide Financial Services, Inc. since May 2002. He is also Executive Dean for the Professional Colleges at The Ohio State University since 1998, and Dean of the Fisher College since 1991. Prior to that time, he was Professor of Management with the State University of New York from September 1989 to March 1991. He is also a Director of United Retail Group, Inc., and Barristers Global Service Networks, Inc.

JAMES G. BROCKSMITH, JR. has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services, Inc. since April 1997. Mr. Brocksmith retired from KPMG LLP in January 1997, where he was Deputy Chairman and Chief Operating Officer. Mr. Brocksmith was employed at KPMG LLP for 32 years. He was also a director of Vistana, Inc., a vacation resort developer, from April 1998 to October 1999, and a director of CIBER, Inc., an information technology service company, from July 1998 to February 2002. He has been a director of AAR Corporation, a supplier to the aviation/aerospace industry, since January 2001; and a director of Sempra Energy, a designer and implementer of energy solutions for businesses, governments and institutions, since October 2001. Mr.Brocksmith is also a director of the Alberto-Culver Company, Inc. since October 2002.

HENRY S. HOLLOWAY has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services, Inc. since November 1996. Mr. Holloway has been a farm owner and operator in Darlington, Maryland, since 1959. He served as Chairman of the Board of Nationwide Life, Nationwide Life and Annuity Insurance Company and Nationwide Corporation, and served on the board of directors of several of the Nationwide companies until his retirement from those positions in April 1998. He is a director of the Forest Hill State Bank.

DONALD L. MCWHORTER has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services since February 1997. Mr. McWhorter retired from Banc One Corporation in April 1995 after serving as President and Chief Operating Officer since April 1992. Previously he was Chairman and Chief Executive Officer of Banc One Ohio Corporation from July 1989 to April 1992. Prior to that time, Mr. McWhorter held other positions with Banc One.

LYDIA M. MARSHALL has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services, Inc. since February 1997. Ms. Marshall has been Chair and Chief Executive Officer of Versura Inc., an Internet based service provider to financial institutions, colleges and universities, since October 1999. Previously, she was Managing Director of Rockport Capital Incorporated from 1997 to 1999, and Executive Vice President-Marketing of the Student Loan Marketing Association ("Sallie Mae") from 1993 to 1997. Prior to that time, Ms. Marshall held several positions with Sallie Mae and Citicorp. Ms. Marshall has been a director of Nationwide Mutual, Nationwide Mutual Fire Insurance Company and Nationwide Corporation since October 2001, and also serves as a director of Scottsdale Insurance Company, a subsidiary of Nationwide Mutual.

DAVID O. MILLER has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services, Inc. since November 1996. Mr. Miller has been a director of Nationwide Mutual, Nationwide Mutual Fire Insurance Company and Nationwide Corporation since April 1992, and also serves as a Director and Chairman of the Board of Scottsdale Insurance Company, a subsidiary of Nationwide Mutual. He served as Chairman of the Board of Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company from April 1998 to May 2001, and of Nationwide Corporation from April 1998 to April 2001. Mr. Miller has been a land and apartment developer since 1962. He is the President of Owen Potato Farm, Inc. and is a partner of Newark Properties LTD. Previously, Mr. Miller was a partner of M&M Enterprises in Licking County, Ohio from 1974 to 2001.

JAMES F. PATTERSON has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services, Inc. since November 1996. Mr. Patterson has been a Director since April 1989 and Vice Chairman since October 2001 of Nationwide Mutual, Nationwide Mutual Fire Insurance Company and Nationwide Corporation. He also serves as a Director of Allied Group, Inc. a subsidiary of Nationwide Mutual. Mr. Patterson has operated the Patterson Fruit Farm in Chesterland, Ohio, since 1964. He has been the President of Patterson Farms, Inc. since

December 1991 and currently serves as Chairman of the Board of Trustees of The Ohio State University. He formerly served as Chairman of the Board of Nationwide Mutual Fire Insurance Company.


GERALD D. PROTHRO has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services since February 1997. Mr. Prothro has been Managing Director of IKT Investments, Ltd since December 2000. Mr. Prothro was Senior Vice President and Chief Technology Officer at BroadStream Communications Corporation from May 1999 to December 2000. Previously, he was Managing Director of IKT, Inc. from July 1998 to May 1999. He retired from International Business Machines ("IBM") Corporation after nearly 30 years of service. Mr. Prothro held executive positions with IBM including Vice President for Corporate Strategy, Vice President and IBM Chief Information Officer, and IBM Director and Secretary of the Corporate Management Committee.

ARDEN L. SHISLER has been a Director of Nationwide Life since May 2002, and a Director of Nationwide Financial Services, Inc. since November 1996. Mr. Shisler has been a director of Nationwide Mutual and Nationwide Mutual Fire Insurance Company since April 1984, and Chairman of the Board since April 1992. He was a Director of Nationwide Corporation from April 1988 to January 2000, and is a Director and Chairman of the Board since April 2001. Mr. Shisler has been President and Chief Executive Officer of K & B Transport, Inc., a trucking firm in Dalton, Ohio, since January 1992. Previously, he was Chief Operating Officer of K & B Transport, Inc. from April 1986 to January 1992.

ALEX SHUMATE has been a Director of Nationwide Life and Nationwide Financial Services, Inc. since May 2002. He is also Managing Partner of Squire, Sanders & Dempsey since 1991, and a Director of the Wm. Wrigley, Jr. Company and The Limited, Inc. Previously he was Chief Counsel and Deputy Chief of Staff of the Governor's Office from 1985 to 1988.


EXECUTIVE COMPENSATION

         Compensation

      Pursuant to cost sharing agreements, the salaries and benefits of certain officers and employees of Nationwide Financial Services, Inc. and its subsidiaries (hereafter the "Company" or NFS), including some of the executive officers named in the table below, will be paid by Nationwide Mutual Insurance Company and reimbursed in accordance with the terms of the Cost Sharing Agreement.

      The following table provides certain information concerning compensation received by the Company's Chairman of the Board and Chief Executive Officer and the four other most highly paid executive officers for the fiscal years ended December 31, 2001, 2000 and 1999 for services rendered to the Company and its subsidiaries.


                           SUMMARY COMPENSATION TABLE




                                          ANNUAL COMPENSATION
                                  ------------------------------------

                                                             OTHER
NAME AND                                                     ANNUAL        ALL OTHER
PRINCIPAL                          SALARY     BONUS       COMPENSATION    COMPENSATION
POSITION                     YEAR    $          $              $                $
--------------              -----  -------  -----------   ------------    ------------
W. G. Jurgensen:            2001   277,682       --  (2)     (5)           27,186(6)
  Chairman of the           2000   230,290    951,660(3)     (5)            7,235
  Board and Chief           --       --         --           --              --
  Executive Officer(1)

Joseph J. Gasper:           2001   718,269    246,500(2)     (5)           58,310(6)
  President and Chief       2000   634,499  1,132,145(3)     (5)           45,876
  Operating Officer         1999   512,308    952,282(4)     (5)           21,491

Richard A. Karas:           2001   386,539    140,700(2)     (5)           21,129(6)
  Senior Vice               2000   339,231    317,791(3)     (5)           23,108
  President-- Sales         1999   307,308    330,021(4)     (5)           13,177
  --Financial Services

Mark D. Phelan:             2001   297,154    134,000(2)     (5)            7,072(6)
  Senior Vice President--   2000      --         --          --               --

  Technology & Operations   1999     --         --            --               --
Mark R. Thresher:           2001   293,269    134,000(2)     (5)             17,030(6)
   Senior Vice President--  2000   262,622    274,142(3)     (5)             15,806
   Finance                  1999   219,846    244,609(4)     (5)             12,099



--------------
(1) Figures in the Summary Compensation Table, other than under Restricted Stock Awards, Securities Underlying Options/SARs and All Other Compensation, represent compensation received by Mr. Jurgensen for his services rendered to the Company and its subsidiaries as allocated pursuant to the Cost Sharing Agreement. See "Certain Transactions."

(2) Represents the amount paid to executive officers named in the table above under the SEIP in 2002 for the 2001 award year.

(3) Represents the amount paid to executive officers named in the table above under the Performance Incentive Plan in 2001 for the 2000 award year.

(4) Represents the amount paid to executive officers named in the table above under the Performance Incentive Plan in 2000 for the 1999 award year.

(5) Aggregate perquisites and other personal benefits are less than the lower of $50,000 or 10% of combined salary and bonus.






(6) Represents contributions made or credited by the Company for 2001 under the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan. The following are the amounts for the Nationwide Savings Plan and the Nationwide Supplemental Defined Contribution Plan:
      Mr. Jurgensen-- $1,571 for the Nationwide Savings Plan and $25,615 for the Nationwide Supplemental Defined Contribution Plan; Mr. Gasper-- $5,100 for the Nationwide Savings Plan and $53,210 for the Nationwide Supplemental Defined Contribution Plan; Mr. Karas-- $5,100 for the Nationwide Savings Plan and $16,029 for the Nationwide Supplemental Defined Contribution Plan; Mr. Phelan $2,414 for the Nationwide Savings Plan and $4,658 for the Nationwide Supplemental Defined Contribution Plan; and Mr. Thresher-- $5,100 for the Nationwide Savings Plan and $11,930 for the Nationwide Supplemental Defined Contribution Plan.


         Performance Incentive Plan

      Nationwide maintains the Performance Incentive Plan ("PIP"), first implemented in 1998. Under the PIP, annual payments are made to the executive officers of the Company named in the Summary Compensation Table. Beginning in 2001, the executive officers named in the Summary Compensation Table no longer participated in PIP as it relates to services rendered to the Company. The Company's performance measures are based on a broad series of key financial results, financial and operational comparison to external peer comparators, the extent of accomplishment of strategic initiatives, and other factors and results impacting organizational performance, and further based upon individual employee performance. Under the PIP, the participant is granted a target incentive amount that represents a percentage (from 4.5% to 150% depending on the participant's position within the participating company) of the participant's base salary. The actual amount received by the participant under the PIP will range from zero to no maximum factor of the participant's base salary, depending solely on the achievement of the performance measures.

         Senior Executive Incentive Plan

      The SEIP, established in 2001, is maintained by the Company for the benefit of its senior officers. Pursuant to the SEIP, annual incentive compensation awards may be granted to the executive officers of the Company named in the Summary Compensation Table. Senior officers include the Chairman, Chief Executive Officer ("CEO"), President, Executive Vice Presidents and Senior Vice Presidents of the Company. Participants are selected annually by the Compensation Committee of the Company's Board of Directors, which will at all times be comprised of at least 2 directors who are "outside directors" for purposes of IRC Section 162(m). Awards under the SEIP are based on the level of achievement with respect to performance goals established by the Compensation Committee during the first quarter of each calendar year, and may be based on criteria including, but not limited to, return on equity, operating earnings per share, stock performance, revenue and/or sales and expense levels. The Compensation Committee will establish minimum, target and maximum levels of performance. No payments will be made with respect to performance goals if the minimum level of performance is not achieved and maximum performance will result in payment at 250% of the target level payment established for the award. The maximum possible payment to any participant who is a covered employee under the SEIP in any year is $5 million.

         Nationwide Economic Value Incentive Plan

      Nationwide established the Nationwide Economic Value Incentive Plan (the "NEV Plan") in 2001 to encourage the senior officers of Nationwide and the Company to increase their focus on financial and growth strategies that enhance the overall economic value of the enterprise and transcend specific business/staff units. Under the NEV Plan, which is administered by the Nationwide Mutual Human Resources Committee and the CEO, the executive officers of the Company named in the Summary Compensation Table are eligible to receive annual awards based on the sustained achievement of measures tied to the overall economic value of the enterprise and the performance of the participant. Under the NEV Plan, the participants are granted a target incentive amount at the beginning of each year that represents a percentage of the participant's base salary range midpoint or a specific dollar amount. At the end of each year, the actual Nationwide Economic Value ("NEV"), determined based on the criteria established in advance, is compared to the target NEV level established for the year, and an initial annual award level is determined for each participant. One key component in determining NEV and awards granted under the NEV Plan is the total market capitalization of NFS' stock. The CEO may then adjust 25% of each participant's initial annual award level based on his evaluation of the participant's performance. The result is the participant's final annual award amount, which has no minimum or maximum value and can be positive or negative.

      Annual award amounts for each participant, whether positive or negative, will be credited to each participant's account ("NEV Plan Account"). Following the determination of a participant's annual award amount and its credit to the NEV Plan Account, one third of any positive balance maintained in the participant's NEV Plan Account will be credited to a deferred compensation account maintained for the participant. The participant is eligible to receive distributions from the deferred compensation account upon termination of employment. The remaining two-thirds of any positive balance in a participant's NEV Plan Account, or the entire negative balance, is retained as the initial balance in that account for the following year. NEV Plan Account balances are subject to increases or decreases depending on future annual award amounts.

         Deferred Compensation Program

      Nationwide maintains a deferred compensation program called the Nationwide Individual Deferred Compensation Plan under which eligible elected officers of participating Nationwide companies, including the Company, may elect to defer payment of compensation otherwise payable to them. Eligible officers of the Company may enter into deferral agreements in which they may annually elect to defer a portion of their salary or incentive compensation earned during the following year or performance cycle. Elections are effective prospectively. Amounts deferred under the Nationwide Individual Deferred Compensation Plan are generally payable in annual installments beginning in January of the calendar year following the calendar year in which the officer terminates employment or after the expiration of the deferral period elected by the participant. Accounts under the Nationwide Individual Deferred Compensation Plan are credited with deferrals and earnings based on the net investment return on the participants' choice of investment measures offered under the Nationwide Individual Deferred Compensation Plan.

         Savings Plan

      Nationwide maintains the Nationwide Savings Plan, a qualified profit-sharing plan including a qualified cash or deferred arrangement covering eligible employees of participating companies. Under the Nationwide Savings Plan, executive officers of the Company named in the Summary Compensation Table and other participants who are not residents of Puerto Rico may elect to contribute between 1% to 22% of their compensation to accounts established on their behalf under the Nationwide Savings Plan. Participant contributions are in the form of voluntary, pre-tax salary reductions. Participants who are residents of Puerto Rico may make contributions on an after-tax basis. The participating Nationwide companies are obligated to make matching employer contributions, for the benefit of their participating employees, at the rate of 70% of the first 2% of compensation deferred or contributed to the Nationwide Savings Plan by each employee, and 40% of the next 4% of compensation deferred or contributed by each employee to the Nationwide Savings Plan. All amounts contributed to the Nationwide Savings Plan are held in a separate account for each participant and are invested in one or more funds made available under the Nationwide Savings Plan, as selected by the participant. Normally, a participant receives the value of his or her account upon termination of employment, although a participant may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age 59 1/2. Under the Nationwide Savings Plan, a participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals (and earnings on those deferrals) or after-tax contributions (and earnings on those contributions), as applicable. A participant is vested pro rata in amounts attributable to employer matching contributions (and earnings on those contributions) over a period of five years.

         Supplemental Defined Contribution Plan

      Nationwide maintains an unfunded, nonqualified defined contribution supplemental benefit plan, the Nationwide Supplemental Defined Contribution Plan, which provides benefits equal to employer matching contributions that would have been made under the Savings Plan for the participants in the absence of the limitation on compensation that can be considered, found in Section 401(a)(17) of the IRC, and IRC Section 402(g) limitation on amounts that can be deferred under the Savings Plan, reduced by actual employer matching contributions made to the Savings Plan. Only elected officers of Nationwide, including officers of the Company, earning in excess of the limit set forth in IRC Section 401(a)(17) annually are eligible to participate in the Nationwide Supplemental Defined Contribution Plan. Benefits under the Nationwide Supplemental Defined Contribution Plan vest pro rata over a period of five years of participation in the plan.

         Pension Plans

         Retirement Plan

      Nationwide maintains a qualified defined-benefit plan called the Nationwide Retirement Plan. In general, the executive officers named in the Summary Compensation Table and other participants of NFS will receive an annual retirement benefit under the Nationwide Retirement Plan equal to the sum of:

- 1.25% of the participant's Final Average Compensation (defined below) times years of service (to a maximum of 35 years); and

- 0.50% of the participant's Final Average Compensation (defined below) in excess of Social Security Covered Compensation (defined below) times years of service (to a maximum of 35 years).

      The definition of Final Average Compensation changed on January 1, 1996. For service earned prior to that date, Final Average Compensation is the average of the highest three consecutive covered compensation amounts of the participant in the participant's last 10 years of service. For service earned since 1995, Final Average Compensation is the average of the highest five consecutive covered compensation amounts of the participant in the participant's last 10 years of service. Covered compensation, for purposes of determining Final Average Compensation under either method, is calculated on a calendar-year basis and includes compensation from any Nationwide company. Social Security Covered Compensation means the average of the Social Security wage bases in effect during the 35-year period ending with the last day of the year the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age 65, whichever is later.

      With respect to Messrs. Karas, Gasper, Phelan and Thresher, because their compensation is allocated solely to the Company and its subsidiaries, covered compensation includes the compensation listed under the headings Salary and Bonus shown in the Summary Compensation Table. Covered compensation for Mr. Jurgensen includes the amount set forth under the headings Salary and Bonus shown in the Summary Compensation Table and additional compensation amounts received for services rendered to other Nationwide companies.

      A participant becomes fully vested after the completion of five years of vesting service. The Nationwide Retirement Plan generally provides for payments to or on behalf of each vested participant upon such participant's retirement on his or her normal retirement date or later. However, the Nationwide Retirement Plan does provide for payment of early retirement benefits on a reduced basis commencing at age 55 for those participants with 15 or more years of vesting service or at age 62 for those with five or more years of vesting service. The normal retirement date under the Retirement Plan is the later of the date the participant attains age 65 or completes five years of vesting service. Death benefits are payable to:

-     a participant's spouse; or

- under certain circumstances, the named beneficiary of a participant who dies while an employee or with a vested benefit under the Nationwide Retirement Plan.

      The Nationwide Retirement Plan also provides for the funding of retiree medical benefits under Section 401(h) of the IRC.

         Excess and Supplemental Plans

      Nationwide maintains an unfunded, nonqualified defined-benefit excess benefit plan called the Nationwide Excess Benefit Plan. Nationwide also maintains an unfunded, nonqualified defined-benefit supplemental benefit plan called the Nationwide Supplemental Retirement Plan. Any participant of Nationwide or the Company, whose benefits are limited under the Retirement Plan by reason of limitations under IRC Section 415 on the maximum benefit that may be paid under the Retirement Plan will receive, under the Nationwide Excess Benefit Plan, that portion of the benefit that he or she would have been entitled to receive under the Retirement Plan in the absence of such limitations. Officers who earn in excess of the limit on compensation set forth in IRC Section 401(a)(17) annually, have at least five years of vesting service, and whose benefits under the Retirement Plan are limited by reason of certain other limitations under the IRC, may receive benefits under the Nationwide Supplemental Retirement Plan. Benefits under the Nationwide Supplemental Retirement Plan will be:

- 1.25% of the participant's Final Average Compensation (as defined previously) times years of service (up to a maximum of 40 years); plus

- 0.75% of the participant's Final Average Compensation (as defined previously) in excess of Social Security Covered Compensation (as defined previously) times years of service (up to a maximum of 40 years); less

- benefits accrued under the Nationwide Retirement Plan and the Nationwide Excess Benefit Plan.

      For individuals participating in the Nationwide Supplemental Retirement Plan on January 1, 1999, benefits vest at the same time as benefits vest under the Nationwide Retirement Plan. Benefits under the Nationwide Excess Benefit Plan vest at the same time as benefits vest under the Nationwide Retirement Plan. Benefits for all other participants in the Nationwide Supplemental Retirement Plan vest over a period of five years of participation in that plan.

      The chart below indicates the estimated maximum annual retirement benefits that a hypothetical participant would be entitled to receive under the Nationwide Retirement Plan, including payments made under the Nationwide Excess Benefit Plan and Nationwide Supplemental Retirement Plan, computed on a straight-life annuity basis, if retirement occurred at age 65 and the number of credited years of service and Final Average Compensation (as defined previously) equaled the amounts indicated. For purposes of the chart, it is assumed that the Final Average Compensation is the same whether measured over the three-year averaging period that applies to service accumulated prior to 1996 or the five-year period that applies to service accumulated after 1995. In actual operation, the total benefit received under the Nationwide Retirement Plan (including payments made under the Nationwide Excess Benefit Plan and Nationwide Supplemental Retirement Plan) would be the total of the benefit determined based on years of service earned under each method.


                               PENSION PLAN TABLE


                                                      YEARS OF SERVICE
                       -------------------------------------------------------------------------------
 FINAL AVERAGE
  COMPENSATION            15               20               25                30               35
--------------         --------         --------         --------         ----------        ----------
    $  125,000         $ 30,021         $ 40,029         $ 50,036         $   60,043        $   70,050
       150,000           36,584           48,779           60,973             73,168            85,363
       175,000           48,313           64,418           80,522             96,627           112,731
       200,000           55,813           74,418           93,022            111,627           130,231
       225,000           63,313           84,418          105,522            126,627           147,731
       250,000           70,813           94,418          118,022            141,627           165,231
       300,000           85,813          114,418          143,022            171,627           200,231
       350,000          100,813          134,418          168,022            201,627           235,231
       400,000          115,813          154,418          193,022            231,627           270,231
       450,000          130,813          174,418          218,022            261,627           305,231
       500,000          145,813          194,418          243,022            291,627           340,231
       700,000          205,813          274,418          343,022            411,627           480,231
       900,000          265,813          354,418          443,022            531,627           620,231
     1,100,000          325,813          434,418          543,022            651,627           760,231
     1,700,000          505,813          674,418          843,022          1,011,627         1,180,231
     1,900,000          565,813          754,418          943,022          1,131,627         1,320,231
     2,000,000          595,813          794,418          993,022          1,191,627         1,390,231

      All executive officers named in the Summary Compensation Table have a portion or all of their benefits calculated based on the post-1995 definition of Final Average Compensation. As of December 31, 1995, the number of credited years of service under the Nationwide Retirement Plan for Messrs. Gasper and Karas was 29.5 years and 31.5 years, respectively. Messrs. Jurgensen, Phelan and Thresher had no credited service under the Retirement Plan at that time. Messrs. Gasper and Karas earned years of service in the years 1996 through 2001. Messrs. Phelan and Thresher began participation in the Retirement Plan in 1999 and 1997, respectively. Mr. Jurgensen became eligible to participate in the Retirement Plan in 2001, but is entitled, pursuant to an agreement with Nationwide Mutual, to a retirement benefit of 4% of his highest 5-year average compensation for each full or partial year of service with Nationwide, to a maximum of 16.25 years, if he completes at least five years of service or becomes entitled to severance benefits under the agreement. For purposes of such agreement, Mr. Jurgensen's highest 5-year average compensation is the average of his salary and annual incentive compensation over the five-year period, or the period of his employment by Nationwide, if shorter, that produces the highest average. This benefit is reduced by the benefits received under the Nationwide Retirement Plan, Nationwide Excess Benefit Plan and Nationwide Supplemental Retirement Plan, as well as any benefit received under any defined benefit pension plans maintained by Mr. Jurgensen's prior employers, and will be paid by Nationwide Mutual (not the Nationwide Retirement Plan). The benefit of each executive officer named in the Summary Compensation Table for the years since 1995 and all future years will be calculated under the 5-year definition of Final Average Compensation. Covered compensation paid by the Company for the fiscal year ended December 31, 2001, for Messrs. Jurgensen, Gasper, Karas, Phelan and Thresher was $906,212; $1,943,683; $704,330; $498,040; and $567,685, respectively.

         Compensation Committee Joint Report on Executive Compensation


      The Compensation Committee of Nationwide Financial Services, Inc. (referred to herein as the "Company") and the Human Resources Committee of Nationwide Mutual Insurance Company prepared this report, which applies to Nationwide Life, as appropriate.


         Introduction

      The Company is 18.7% publicly owned. Nationwide Corporation, a majority owned subsidiary of Nationwide Mutual, owns 81.3% of the outstanding shares of the Company. Because Nationwide Mutual establishes compensation practices throughout the Nationwide organization, the Nationwide Mutual Human Resources Committee established the base salary and NEV Plan components of 2001 compensation for the Company's executive officers. The Compensation Committee made stock-based incentive grants under the NFS LTEP and annual incentive grants and awards under the SEIP for the Company's executive officers in 2001.

      W. G. Jurgensen is the Company's Chairman of the Board and CEO as well as CEO of Nationwide Mutual. Under the Cost Sharing Agreement, compensation for Mr. Jurgensen is allocated among the companies in the Nationwide organization for whom he provides services. The amounts are paid by Nationwide Mutual and reimbursed by the other companies in accordance with the terms of the Cost Sharing Agreement. The 2001 compensation for Mr. Jurgensen reported in the compensation tables in this Proxy Statement and discussed in this report is the amount allocated to the Company and its subsidiaries under the Cost Sharing Agreement and is solely for services performed for the Company and its subsidiaries. Compensation for Mr. Gasper is allocated entirely to the Company for services performed for the Company and its subsidiaries. Compensation for Messrs. Karas, Phelan and Thresher, as shown in the Summary Compensation Table, was not allocated and is their aggregate 2001 compensation for services rendered to the Company and its subsidiaries.

      The Nationwide Mutual Human Resources Committee and the Compensation Committee (collectively referred to herein as the "Committees") are both comprised solely of non-employee directors.

         Compensation Philosophy and Objectives

      The Committees believe that the compensation program for the Company's executive officers should support the Company's vision and business strategies. In addition, compensation should be determined within a competitive framework based on the overall financial results of NFS, business unit results, teamwork, and individual contributions that help build value for the Company's shareholders. The primary objectives of the compensation program are to:

-     Provide a direct link between pay and performance;

- Allocate a larger percentage of executive compensation to pay that is conditional or contingent in order to positively influence behavior and support accountability;

- Attract, retain and motivate top-caliber employees required for new business directions;

- Offer total compensation opportunities that are fully competitive with the appropriate external markets in design and pay level; and

- Emphasize the need to focus on shareholder value, in addition to providing competitive value to customers.

      As part of the overall compensation philosophy, the Committees have determined that total compensation and each of the elements that comprise total compensation (base salary, annual incentives, long-term incentives) should be targeted at the 50th percentile of the competitive market. The introduction of the NEV Plan in 2001 provides additional long-term incentive target opportunity up to the 60th percentile of the competitive market when enterprise-wide efforts positively influence overall financial and growth strategies. The Committees believe that differences in individual performance should result in significantly different levels of compensation. Therefore, the pay that an individual receives may be higher or lower than an individual's targeted pay opportunities, depending on individual performance. The Compensation Committee may exercise discretion to adjust incentive compensation pay; however, SEIP awards are only subject to downward adjustment based on the Compensation Committee's exercise of discretion.

      Competitive market data is provided to the Committees by independent compensation consultants. This data compares the Company's and Nationwide's compensation practices to various groups of comparable companies. These companies compete with the Company for customers, capital and employees, and are comparable to the Company in size, scope and business focus. This group includes both multi-line insurers and diversified financial organizations.

      The companies chosen for the compensation comparison group are not necessarily the same companies that comprise the peer group in the Performance Graph included in this Proxy Statement. The compensation comparison group includes more companies than those in the peer group because it provides the Committees a broader database for comparison purposes.

         Elements of 2001 Executive Compensation

      The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives. The following discussion relates to the Company's executive officers other than Mr. Jurgensen, whose compensation is discussed separately in the section below titled Compensation of the Chief Executive Officer.

         Base Salaries

      Base salaries offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance and encourage the development of executives. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

      The Nationwide Mutual Human Resources Committee initially determines base salaries for executive officers by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity and external pay practices.

      In determining increases to base salaries for 2001, the Nationwide Mutual Human Resources Committee considered relevant external market data, as described above in Compensation Philosophy and Objectives. However, increases to base salaries are driven primarily by individual performance that is evaluated based on levels of individual contribution to the Company and Nationwide. When evaluating individual performance, the Nationwide Mutual Human Resources Committee considered, among other things, the executive's:

-     contribution towards financial results and strategic initiatives;
-     efforts in promoting the values of the Company and Nationwide;
-     continuing educational and management training;
-     product innovation;
- ability to develop relationships with customers, distributors and employees; and
-     leadership abilities.

      No specific formula is used in evaluating individual performance, and the weighting given to each factor with respect to each executive officer is within the individual discretion and judgment of each member of the Nationwide Mutual Human Resources Committee. Base salaries for the executive officers, including promotional increases and increases influenced by the activity of competing companies, increased by an average of 8.3% in 2001. This rate of increase enables the Company to maintain market competitive salaries. Executive officer salaries were established at a level that is consistent with the goals stated in the section titled Compensation Philosophy and Objectives.

         Annual Incentive Compensation

      The SEIP promotes the pay-for-performance philosophy of the Compensation Committee by providing NFS executives with direct financial rewards in the form of annual cash incentives. Awards for 2001 were based on return on equity, earnings and revenue growth and other key financial measures, comparing the Company's financial and operational performance to that of external peer competitors, and other factors and results impacting performance for the Company, including individual employee performance.

      Each year, the Compensation Committee establishes specific NFS performance measures used for the annual incentive compensation plan. Participants are provided a target incentive award opportunity that represents a percentage of their base salary. For 2001, aggregate individual targets for the executive officers named in the Summary Compensation Table other than the Chief Executive Officer ranged from 65% to 120% of base salary. Individual payouts under the SEIP annual incentive plan may range from zero to 2.5 times the individual's target incentive award opportunity. For 2001, moderate achievement of NFS financial and peer performance measures of the Company resulted in a cash payout of 28.6% of target for Mr. Gasper and an average of 65.2% of target for Messrs. Karas, Phelan and Thresher. In addition, the Committee awarded each executive officer a stock option grant in lieu of a portion of their cash incentive award under the SEIP for 2001. These amounts are reflected in the Bonus and Securities Underlying Options/SARs columns in the Summary Compensation Table.

         Long-Term Incentive Compensation

      In keeping with the philosophy of the Committees to provide a total compensation package that favors conditional or contingent components of pay, long-term incentives comprise a significant portion of an executive's total compensation package. When determining long-term incentive award sizes, the Committees consider the executives' level of responsibility, position within the Company, prior experience, historical award data, various performance criteria, and compensation practices at comparable companies.

      The Committees utilize the NFS LTEP and the NEV Plan, both described below. These plans are designed to achieve a balance between market pay orientation and alignment of NFS executives' interests with those of shareholders.

         Amended and Restated Nationwide Financial Services, Inc.
         1996 Long-Term Equity Compensation Plan

      The NFS LTEP authorizes grants of stock options, stock appreciation rights, restricted stock, performance stock and performance awards. The objectives of the NFS LTEP are to encourage high levels of performance by selected officers, directors, and employees of the Company and certain of its affiliates to attract and retain the services of such individuals, and to align the interests of such individuals with those of the shareholders.

      During February 2001, the Compensation Committee made grants to NFS' executive officers and others under the NFS LTEP. Award sizes were determined based on competitive equity grant practices using the median practices at comparable companies and the individual's impact on the Company's performance and were determined consistent with the goals stated in Compensation Philosophy and Objectives. The grants were awarded in the form of nonqualified stock options that have an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of the option grant, as well as restricted stock grants. The options become exercisable in equal installments over a three-year term, and expire ten years after the date of grant, and the restricted stock vests at the end of a three-year period.

      As referred to above in the section titled Annual Incentive Compensation, during February and March 2002, the Compensation Committee granted stock options to executive officers under the NFS LTEP in lieu of a portion of their cash award earned under the SEIP for 2001. The stock options have an exercise price equal to the fair market value of the Company's Class A Common Stock on the date of the grant. The options become exercisable immediately upon grant, and expire ten years after the date of grant.

         Nationwide Economic Value Incentive Plan

      The NEV Plan, which was implemented in 2001, authorizes grants of target incentive award opportunities to encourage the growth of NEV for the benefit of Nationwide as an organization. The objectives of the NEV Plan are to reward execution of broad, enterprise-wide efforts at increasing NEV by selected officers and directors of the Company and certain of its affiliates, and to attract and retain the services of key officers and directors. One key component in determining NEV and awards granted under the NEV Plan is the total market capitalization of NFS' stock.

      During February 2001, the Nationwide Mutual Human Resources Committee made grants to executive officers of NFS under the NEV Plan. Grant sizes were determined based on competitive grant practices using the 60th percentile long-term incentive practices at comparable companies and the individual's impact on the Company's performance. Determination of grant size is consistent with the goals stated in Compensation Philosophy and Objectives. Final awards are determined as a percent of salary grade midpoint value, 2001 NEV Plan performance and the discretionary evaluation by the CEO of an individual's performance (applied to 25% of the initial award value determined by NEV Plan performance). Final awards for a calendar year can be positive or negative, and each participant's award will be added to his or her NEV Plan Account balance from the previous year. Following the annual award determination process, one third of any positive NEV Plan Account balance for a participant will be credited to a deferred compensation account until that participant's termination of employment. The remaining two thirds, if a positive balance, or the entire NEV Plan Account balance, if negative, will be subject to future NEV Plan performance and the CEO's discretionary assessment of individual performance.

      For 2001, negative growth in NEV, linked partially to the decline in the NFS stock value, resulted in negative final awards for executive officers. These negative awards will create the initial NEV Plan Account balance (since the plan was new for 2001) for each participant to carry forward into 2002. Since NEV Plan Account balances are negative, no deferred compensation account credits will occur for 2001, and positive NEV Plan earnings in future years will need to first offset the negative account balances.

         Compensation of the Chief Executive Officer

      W. G. Jurgensen served as the Company's Chairman of the Board and CEO, as well as in the capacity of CEO for Nationwide Mutual. Except for grants and awards made under the NFS LTEP and SEIP by the Compensation Committee, the Nationwide Mutual Human Resources Committee established all components of Mr. Jurgensen's compensation for 2001.

      As discussed above in the Introduction, a portion of Mr. Jurgensen's annual compensation is allocated to the Company for services rendered to the Company, based on the time Mr. Jurgensen devotes to his responsibilities with the Company. The compensation reported for Mr. Jurgensen in the compensation tables and discussed in this report represents amounts paid for Mr. Jurgensen's services as Chairman of the Board and CEO of the Company and its subsidiaries during 2001.

      Mr. Jurgensen's 2001 compensation was determined pursuant to the same philosophy and objectives described earlier in this prospectus and used for all executive officers. In determining the base salary compensation of Mr. Jurgensen for 2001, the Nationwide Mutual Human Resources Committee reviewed the strong financial results of the Company for 2000, Mr. Jurgensen's superior leadership of the Nationwide companies during his tenure, his extensive experience in the industry, and his successful efforts in the Company. The portion of Mr. Jurgensen's base salary compensation allocated to the Company totaled $277,682 in 2001, an increase of 20.6% over 2000, primarily related to Mr. Jurgensen's full year of employment in 2001 as compared to partial-year employment in 2000. This increase also reflects a 34% decrease in the cost allocation, to more accurately reflect the portion of Mr. Jurgensen's time spent on Company matters in 2001. In 2001, Mr. Jurgensen's annual base salary rate was increased 8.2%. This salary positioned Mr. Jurgensen's base salary compensation at approximately the 50th percentile of the comparable companies.

      The portion of Mr. Jurgensen's annual incentive award allocated to the Company and paid as cash in 2001 under the SEIP was $0. However, the Compensation Committee awarded Mr. Jurgensen a stock option grant in lieu of the value of his cash incentive award under the SEIP for 2001. This amount is reflected in the Securities Underlying Options/SARs columns in the Summary Compensation Table. In determining the annual incentive award of Mr. Jurgensen for 2001, the Compensation Committee reviewed the moderate financial results of the Company for 2001, as well as the goal of increased executive officer stock ownership. The financial results were reviewed based on the level of achievement of specified NFS financial and operational goals as assessed by the Compensation Committee and Board in their annual incentive performance evaluation of Mr. Jurgensen.

      During February 2001, pursuant to the NFS LTEP, the Compensation Committee granted Mr. Jurgensen options to purchase 138,400 shares of the Company's Class A Common Stock. The Compensation Committee took into account Mr. Jurgensen's role in the continued strategic positioning of NFS. In addition, this grant reflects the competitive level of long-term compensation for chief executive officers of major diversified insurance and financial services organizations of similar size and scope to that of the Company. The award of the Compensation Committee reflected the Company's desire to have top officers build a significant personal level of stock ownership in the Company, so as to better align their interests with those of other shareholders.

         Policy on Deductibility of Compensation

      Section 162(m) of the IRC provides that executive compensation in excess of $1 million paid to a "covered employee," as that term is defined in that section, in any calendar year is not deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the IRC. The Committees will continue to rely on performance-based compensation programs. Programs will be designed to meet, in the best possible manner, future corporate business objectives. Certain awards under both the SEIP and NFS LTEP are intended to qualify as "performance-based compensation" for the purposes of Section

162(m). However, the Committees may award compensation that is not fully deductible if the Committees determine that such an award is consistent with their philosophy and in the best interests of the Company and its shareholders.

         Nationwide Financial Services, Inc.'s Compensation Committee

David O. Miller, Chairman
James G. Brocksmith, Jr.
Charles L. Fuellgraf, Jr.
Donald L. McWhorter


         Nationwide Mutual Insurance Company Human Resources Committee


Willard J. Engel, Chairman
Timothy J. Corcoran
Yvonne M. Curl
Ralph M. Paige
Arden L. Shisler
Robert L. Stewart

         Security Ownership

      The following tables set forth certain information regarding the ownership of the Company's common stock:

                                                                                     AMOUNT AND NATURE
                                          NAME AND ADDRESS OF                          OF BENEFICIAL      PERCENT
TITLE                                      BENEFICIAL OWNER                              OWNERSHIP        OF CLASS
--------------      --------------------------------------------------------------   ------------------   --------
Common Stock        Nationwide Financial Services Inc.............................       3,814,779          100%
                    One Nationwide Plaza
                    Columbus, Ohio 43215

EMPLOYEES

      As of December 31, 2001, the Company had approximately 3,000 employees. None of the employees of the Company are covered by a collective bargaining agreement and the Company believes that its employee relations are satisfactory.

PROPERTIES

      Pursuant to an arrangement between NMIC and certain of its subsidiaries, during 2001 the Company leased on average approximately 806,000 square feet of office space primarily in the four building home office complex in Columbus, Ohio. The Company believes that its present facilities are adequate for the anticipated needs of the Company.

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

Condensed consolidated balance sheets as of September 30, 2002 (Unaudited) Unaudited condensed consolidated income statements for the three- and nine-month periods ended September 30, 2002 and 2001


Unaudited Consolidated Statements of Operation for the three and nine months ended September 30, 2002
Unaudited Consolidated Balance Sheets as of September 30, 2002
Unaudited Consolidated Statements of Shareholder's Equity for the nine months ended September 30, 2002 and 2001
Unaudited Consolidated Statements of Cash Flows for the nine months ended
September 30, 2002 and 2001
Notes to Unaudited Consolidated Financial Statements
Independent Auditors' Report                                                                                     2
Consolidated Balance Sheets as of December 31, 2001 and 2000                                                     3
Consolidated Statements of Income for the years ended December 31, 2001, 2000 and 1999                           4
Consolidated Statements of Shareholder's Equity for the years ended December 31, 2001, 2000 and 1999             5
Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999                       6
Notes to Consolidated Financial Statements                                                                       7

Financial Statement Schedules:
Schedule I
      Consolidated Summary of Investments--Other than Investments in Related Parties as of December 31,
         2001                                                                                                   38

Schedule III
      Supplementary Insurance Information as of December 31, 2001, 2000 and 1999 and for each of the years
         then ended                                                                                             39
Schedule IV
      Reinsurance as of December 31, 2001, 2000 and 1999 and for each of the years then ended                   40
Schedule V
      Valuation and Qualifying Accounts for the years ended December 31, 2001, 2000 and 1999                    41

      All other schedules are omitted because they are not applicable or not required, or because the required information has been included in the audited consolidated financial statements or notes thereto.

                              FINANCIAL INFORMATION

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                     Consolidated Statements of Operations
                                  (Unaudited)
                                 (in millions)

                                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                                        -----------------------     -----------------------
                                                                           2002         2001           2002         2001
                                                                        ----------   ----------     ----------   ----------
REVENUES
   Policy charges                                                       $    234.7   $    243.9     $    746.0   $    768.0
   Life insurance premiums                                                    64.5         59.4          189.2        189.8
   Net investment income                                                     465.2        434.9        1,351.4      1,286.6
   Net realized (losses) gains on investments, hedging
    instruments and hedged items:
      Unrelated parties                                                      (41.1)        (7.7)         (86.6)        (9.5)
      Related parties                                                         23.2         44.4           23.2         44.4
   Other                                                                       0.5          1.9            4.5          7.8
                                                                        ----------   ----------     ----------   ----------
                                                                             747.0        776.8        2,227.7      2,287.1
                                                                        ----------   ----------     ----------   ----------
BENEFITS AND EXPENSES
   Interest credited to policyholder account values                          321.3        314.8          917.1        923.9
   Other benefits and claims                                                  77.6         66.8          228.2        209.0
   Policyholder dividends on participating policies                           11.6          9.5           33.5         31.1
   Amortization of deferred policy acquisition costs                         430.4         85.2          598.2        265.2
   Interest expense on debt, primarily with a related party                   12.0          0.8           23.7          4.7
   Other operating expenses                                                  120.6        108.6          385.7        323.5
                                                                        ----------   ----------     ----------   ----------
                                                                             973.5        585.7        2,186.4      1,757.4
                                                                        ----------   ----------     ----------   ----------
   (Loss) income from continuing operations before
     federal income tax (benefit) expense and cumulative
     effect of adoption of accounting principles                            (226.5)       191.1           41.3        529.7
Federal income tax (benefit) expense                                         (91.3)        53.1          (23.3)       142.0
                                                                        ----------   ----------     ----------   ----------
   (Loss) income from continuing operations before
     cumulative effect of adoption of accounting principles                 (135.2)       138.0           64.6        387.7
Income from discontinued operations, net of tax                               --            0.6            0.7          1.1
Cumulative effect of adoption of accounting principles, net of tax            --           --             --           (7.1)
                                                                        ----------   ----------     ----------   ----------
   Net (loss) income                                                    $   (135.2)  $    138.6     $     65.3   $    381.7
                                                                        ==========   ==========     ==========   ==========

See accompanying notes to unaudited consolidated financial statements, including note 10 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                          Consolidated Balance Sheets
                    (in millions, except per share amounts)

                                                                               SEPTEMBER 30,  DECEMBER 31,
                                                                                   2002           2001
                                                                               ------------   ------------
                                                                               (UNAUDITED)
ASSETS
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities (cost $21,706.3 in 2002; $17,961.6 in 2001)      $   22,686.8   $   18,370.8
    Equity securities (cost $87.5 in 2002; $83.0 in 2001)                              83.5           94.0
  Mortgage loans on real estate, net                                                7,691.7        7,113.1
  Real estate, net                                                                    112.5          172.0
  Policy loans                                                                        628.5          591.1
  Other long-term investments                                                         138.2          125.0
  Short-term investments, including amounts managed by a related party              1,231.2        1,011.3
                                                                               ------------   ------------
                                                                                   32,572.4       27,477.3
                                                                               ------------   ------------
Cash                                                                                   73.0           22.6
Accrued investment income                                                             339.3          306.7
Deferred policy acquisition costs                                                   2,909.5        3,189.0
Other assets                                                                          993.5          646.0
Assets held in separate accounts                                                   46,399.7       59,513.0
                                                                               ------------   ------------
                                                                               $   83,287.4   $   91,154.6
                                                                               ============   ============
LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims                                              $   29,481.3   $   25,216.0
Short-term debt, including $100.0 million payable to Nationwide Financial
  Services, Inc. in 2002                                                              160.0          100.0
Long-term debt, payable to Nationwide Financial Services, Inc.                        600.0          300.0
Other liabilities                                                                   3,127.0        2,307.9
Liabilities related to separate accounts                                           46,399.7       59,513.0
                                                                               ------------   ------------
                                                                                   79,768.0       87,436.9
                                                                               ------------   ------------
Shareholder's equity:
Capital shares, $1 par value. Authorized 5.0 million shares; 3.8 million
  shares issued and outstanding                                                         3.8            3.8
   Additional paid-in capital                                                         171.1          646.1
   Retained earnings                                                                2,883.4        2,863.1
   Accumulated other comprehensive income                                             461.1          204.7
                                                                               ------------   ------------
                                                                                    3,519.4        3,717.7
                                                                               ------------   ------------
                                                                               $   83,287.4   $   91,154.6
                                                                               ============   ============

See accompanying notes to unaudited consolidated financial statements, including note 10 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                 Consolidated Statements of Shareholder's Equity
                                   (Unaudited)
                  Nine Months Ended September 30, 2002 and 2001
                                  (In Millions)

                                                                                    ACCUMULATED
                                                        ADDITIONAL                     OTHER           TOTAL
                                              COMMON     PAID-IN       RETAINED    COMPREHENSIVE    SHAREHOLDER'S
                                              STOCK      CAPITAL       EARNINGS    INCOME (LOSS)       EQUITY
                                              ------    ----------    ----------   -------------    -------------
Balance as of January 1, 2001                 $  3.8    $    646.1    $  2,436.3     $   116.7       $   3,202.9
Comprehensive income:
   Net income                                     --            --         381.7            --             381.7
   Net unrealized gains on securities
   available-for-sale arising during the
   period, net of tax                             --            --            --         183.4             183.4
   Cumulative effect of adoption of
   accounting principles, net of tax              --            --            --          (1.4)             (1.4)
   Accumulated net gains on cash flow
   hedges, net of tax                             --            --            --           3.8               3.8
                                                                                                     -----------
Total comprehensive income                                                                                 567.5
                                                                                                     -----------
Dividends to shareholder                          --            --         (35.0)           --             (35.0)
                                              ------    ----------    ----------     ---------       -----------
Balance as of September 30, 2001              $  3.8    $    646.1    $  2,783.0     $   302.5       $   3,735.4
                                              ========  ==========    ==========     =========       ===========

BALANCE AS OF JANUARY 1, 2002                 $  3.8    $    646.1    $  2,863.1     $   204.7       $   3,717.7
Comprehensive income:
   Net income                                     --            --          65.3            --              65.3
   Net unrealized gains on securities
   available-for-sale arising during the
   period, net of tax                             --            --            --         245.5             245.5
   Accumulated net gains on cash flow
   hedges, net of tax                             --            --            --          10.9              10.9
                                                                                                     -----------
Total comprehensive income                                                                                 321.7
                                                                                                     -----------
Returns of capital to shareholder                 --        (475.0)           --            --            (475.0)
Dividends to shareholder                          --            --         (45.0)           --             (45.0)
                                              --------  ----------    ----------     ---------       -----------
BALANCE AS OF SEPTEMBER 30, 2002              $    3.8  $    171.1    $  2,883.4     $   461.1       $   3,519.4
                                              ========  ==========    ==========     =========       ===========

See accompanying notes to unaudited consolidated financial statements, including note 10 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                  Nine Months Ended September 30, 2002 and 2001
                                  (in millions)

                                                                                   2002           2001
                                                                                ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                      $     65.3     $    381.7
Adjustments to reconcile net income to net cash provided by
operating activities:
   Income from discontinued operations                                                (0.7)          (1.1)
   Interest credited to policyholder account values                                  917.1          923.9
   Capitalization of deferred policy acquisition costs                              (497.4)        (556.9)
   Amortization of deferred policy acquisition costs                                 598.2          265.2
   Amortization and depreciation                                                      (4.1)         (23.4)
   Realized losses (gains) on investments,
   hedging instruments and hedged items:
         Unrelated parties                                                            86.6            9.5
         Related parties                                                             (23.2)         (44.4)
   Cumulative effect of adoption of accounting principles                             --             10.9
   Increase in accrued investment income                                             (32.6)         (56.6)
   Increase in other assets                                                         (364.3)        (186.9)
   Increase in policy liabilities                                                     22.0           21.1
   Increase in other liabilities                                                     444.9          249.3
   Other, net                                                                         33.8            2.4
                                                                                ----------     ----------
      Net cash provided by continuing operations                                   1,245.6          994.7
      Net cash provided by discontinued operations                                     0.7            0.5
                                                                                ----------     ----------
      Net cash provided by operating activities                                    1,246.3          995.2
                                                                                ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturity of securities available-for-sale                            3,005.6        3,076.6
Proceeds from sale of securities available-for-sale                                1,380.0          246.9
Proceeds from repayments of mortgage loans on real estate                            626.1          639.8
Proceeds from sale of real estate                                                     94.8          168.5
Proceeds from repayments of policy loans and sale of other invested assets            43.8           57.3
Cost of securities available-for-sale acquired                                    (8,031.6)      (4,958.7)
Cost of mortgage loans on real estate acquired                                    (1,188.3)      (1,246.8)
Cost of real estate acquired                                                          (1.0)          (0.3)
Short-term investments, net                                                         (220.0)        (328.6)
Disposal of subsidiary, net of cash                                                  (20.0)          --
Collateral - securities lending, net                                                 248.9           --
Other, net                                                                          (310.4)        (150.9)
                                                                                ----------     ----------
      Net cash used in continuing operations                                      (4,372.1)      (2,496.2)
      Net cash provided by discontinued operations                                      --            0.8
                                                                                ----------     ----------
      Net cash used in investing activities                                       (4,372.1)      (2,495.4)
                                                                                ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in short-term debt                                                         60.0          (93.7)
Net proceeds from issuance of long-term debt to
Nationwide Financial Services, Inc.                                                  300.0             --
Capital returned to shareholder                                                     (475.0)            --
Cash dividends paid to shareholder                                                   (35.0)         (35.0)
Increase in investment and universal life insurance product account values         4,982.7        4,517.3
Decrease in investment and universal life insurance product account values        (1,656.5)      (2,881.9)
                                                                                ----------     ----------
      Net cash provided by financing activities                                    3,176.2        1,506.7
                                                                                ----------     ----------
Net increase in cash                                                                  50.4            6.5
Cash, beginning of period                                                             22.6           18.4
                                                                                ----------     ----------
Cash, end of period                                                             $     73.0     $     24.9
                                                                                ==========     ==========

See accompanying notes to unaudited consolidated financial statements, including note 10 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary OF Nationwide Financial Services, Inc.)

              Notes to Unaudited Consolidated Financial Statements
                      Nine Months Ended September 30, 2002


(1)   BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements of Nationwide Life Insurance Company and subsidiaries (NLIC or collectively, the Company) have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), which differ from statutory accounting practices prescribed or permitted by regulatory authorities, for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. The financial information included herein reflects all adjustments (all of which are normal and recurring in nature) which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations. Operating results for all periods presented are not necessarily indicative of the results that may be expected for the full year. All significant intercompany balances and transactions have been eliminated. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2001 included in the Company's annual report on Form 10-K.

(2)   SIGNIFICANT ACCOUNTING POLICY

      Deferred Policy Acquisition Costs

      The costs of acquiring business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses that relate to and vary with the production of new and renewal business have been deferred. Deferred policy acquisition costs (DAC) are subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each reporting period.

      For investment products (principally individual and group annuities) and universal life insurance products, DAC is being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges, less policy benefits and policy maintenance expenses. The DAC asset related to investment products and universal life insurance products is adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b) to the audited consolidated financial statements included in the Company's 2001 Form 10-K.

      The most significant assumptions that are involved in the estimation of future gross profits include future net separate account performance, surrender/lapse rates, interest margins and mortality. The Company's long-term assumption for net separate account performance is 8 percent. If actual net separate account performance varies from the 8 percent assumption, the Company assumes different performance levels over the next three years, such that the mean return equals the long-term assumption. This process is referred to as a reversion to the mean. The assumed net separate account return assumptions used in the DAC models are intended to reflect what is anticipated. However, based on historical returns of the S&P 500 Index, the Company's policy regarding the reversion to the mean process does not permit such returns to be below zero percent or in excess of 15 percent during the three-year reversion period.

      Changes in assumptions can have a significant impact on the calculation of DAC on investment products and universal life insurance products and their related amortization patterns. In the event actual experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking), which could be significant. In general, increases in the estimated general and separate account returns result in increased expected future profitability and may lower the rate of DAC amortization, while increases in lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


      Due to the magnitude of DAC balance related to the individual variable annuity business, the sensitivity of the calculation to minor changes in the underlying assumptions and the related volatility that could result in the reported DAC balance without meaningful improvement in its reasonableness, the Company evaluates the appropriateness of the individual variable annuity DAC balance within pre-set parameters. Should the recorded balance of individual variable annuity DAC fall outside of these parameters for a prescribed period of time, or should the recorded balance fall outside of these parameters and the Company determines it is not reasonably possible to get back within this period of time, assumptions are required to be unlocked and the DAC is recalculated using revised best estimate assumptions. Otherwise, DAC is not unlocked to reflect updated assumptions. In the event DAC assumptions are unlocked and revised, the Company will continue to use the reversion to the mean process.

      For other investment products and universal life insurance products, DAC is unlocked each quarter to reflect revised best estimate assumptions, including the use of a reversion to the mean methodology over the next three years as it relates to net separate account performance. Any resulting DAC unlocking adjustments are reflected currently in the consolidated financial statements.

      For traditional life insurance products, the DAC asset is predominantly being amortized with interest over the premium-paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue. Such anticipated premium revenue is estimated using the same assumptions as those used for computing liabilities for future policy benefits at issuance. Under existing accounting guidance, the concept of DAC unlocking does not apply to traditional life insurance products, although evaluations of DAC for recoverability at the time of policy issuance and loss recognition testing at each reporting period are required.

(3)   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 142 applies to all acquired intangible assets whether acquired singularly, as part of a group, or in a business combination. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets (APB 17) and carries forward provisions in APB 17 related to internally developed intangible assets. SFAS 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach.

      The Company adopted SFAS 142 on January 1, 2002. The amortization of goodwill from past business combinations ceased upon adoption of this statement. At the time of adoption, the Company had no unamortized goodwill.

      In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (APB 30). SFAS 144 was adopted by the Company on January 1, 2002 and carries forward many of the provisions of SFAS 121 and APB 30 for recognition and measurement of the impairment of long-lived assets to be held and used, and measurement of long-lived assets to be disposed of by sale. Under SFAS 144, if a long-lived asset is part of a group that includes other assets and liabilities, then the provisions of SFAS 144 apply to the entire group. In addition, SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. The adoption of SFAS 144 did not have a material impact on the results of operations or financial position of the Company.

      In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections (SFAS 145). The adoption of SFAS 145 did not have any impact on the financial position or results of operations of the Company.

      In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit of Disposal Activities (SFAS 146). Adoption of SFAS 146 is not expected to have any impact on the financial position or results of operations of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


(4)   DEFERRED POLICY ACQUISITION COSTS

      As part of the regular quarterly analysis of DAC, at the end of the third quarter of 2002, the Company determined that using actual experience to date and assumptions consistent with those used in the second quarter of 2002, its individual variable annuity DAC balance would be outside a pre-set parameter of acceptable results. The Company also determined that it was not reasonably possible that the DAC would return to an amount within the acceptable parameter within a prescribed period of time. Accordingly, the Company unlocked its DAC assumptions for individual variable annuities and reduced the DAC asset to the amount calculated using the revised assumptions. Because the Company unlocked the net separate account growth rate assumption for individual variable annuities for the three-year reversion period, the Company unlocked that assumption for all investment products and variable universal life insurance products to be consistent across product lines.

      In the third quarter of 2002, the Company recorded an acceleration of DAC amortization totaling $347.1 million, before tax, or $225.6 million, net of $121.5 million of federal income tax benefit, which has been reported in the following segments in the amounts indicated, net of tax: Individual Annuity - $213.4 million, Institutional Products - $7.8 million and Life Insurance - $4.4 million. The acceleration of DAC amortization was the result of unlocking certain assumptions underlying the calculation of DAC for investment products and variable universal life insurance products. The most significant assumption changes were the resetting of the Company's assumption for net separate account growth to 8 percent during the three-year reversion period for all investment products and variable life insurance products and increases in future lapses and costs related to guaranteed minimum death benefits on individual variable annuity contracts. These adjustments were primarily driven by the sustained downturn in the equity markets.

(5)   SECURITIZATION TRANSACTION

      During the first quarter of 2002, the Company sold a credit enhanced equity interest in a Low Income Housing Tax Credit Fund to an unrelated third party for $55.3 million. The Company recognized $3.1 million of structuring fee income related to this transaction. Additionally, $1.6 million of net proceeds were used to establish a stabilization reserve for certain properties that are not currently generating the underlying tax credits. This amount is evaluated regularly and is reduced and recognized in income if and when the properties begin generating tax credits and the related cash flow projections no longer require such reserves. There was no change in the stabilization. As part of this transaction, the Company has provided a cumulative guaranteed 5.25% return to the third party investor as it relates to the tax credit flows over the life of the transaction. The Company does not anticipate making any payments related to the guarantee provision provided by this transaction.

(6)   FEDERAL INCOME TAXES

      The Company provides for federal income taxes based on the projected effective tax rate for the year. The customary relationship between federal income tax (benefit) expense and pre-tax (loss) income from continuing operations before cumulative effect of adoption of accounting principles does not exist in 2002. This is a result of the Company recording accelerated DAC amortization (see note 4) in third quarter 2002 that generated $121.5 million of federal income tax benefit calculated at the U.S. federal corporate income tax rate of 35% which differs from the Company's effective tax rate.

      Effective October 1, 2002, Nationwide Corporation's ownership in Nationwide Financial Services, Inc. (NFS) decreased from 80% to 63% and as a result, NFS and its subsidiaries, including the Company, will no longer qualify to be included in the Nationwide Mutual Insurance Company (NMIC) consolidated federal income tax return. As a result, previously deferred intercompany gains will be recognized for tax purposes and will result in the Company making a tax payment of $56.0 million to NMIC.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


(7)   COMPREHENSIVE INCOME

      Comprehensive income includes net income (loss) as well as certain items that are reported directly within a separate component of shareholder's equity that bypass net income (loss). Other comprehensive income is comprised of unrealized gains (losses) on securities available-for-sale and accumulated net gains on cash flow hedges. The related before and after federal income tax amounts are as follows:

                                                                  THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                                 ---------------------     ---------------------
                   (IN MILLIONS)                                   2002         2001         2002         2001
-----------------------------------------------------------      --------     --------     --------     --------
Unrealized gains on securities available-for-sale
  arising during the period:
      Gross                                                      $  354.0     $  229.3     $  500.5     $  392.7
      Adjustment to deferred policy acquisition costs              (114.7)       (78.1)      (178.7)      (122.2)
      Related federal income tax expense                            (83.7)       (52.9)      (112.6)       (94.7)
                                                                 --------     --------     --------     --------
         Net                                                        155.6         98.3        209.2        175.8
                                                                 --------     --------     --------     --------
Reclassification adjustment for net losses on securities
  available-for-sale realized during the period:
      Gross                                                          13.6          6.4         55.8         11.7
      Related federal income tax benefit                             (4.7)        (2.2)       (19.5)        (4.1)
                                                                 --------     --------     --------     --------
         Net                                                          8.9          4.2         36.3          7.6
                                                                 --------     --------     --------     --------
Other comprehensive income on securities available-for-sale         164.5        102.5        245.5        183.4
                                                                 --------     --------     --------     --------
Accumulated net gain on cash flow hedges:
      Gross                                                           2.1          5.0         16.8          5.8
      Related federal income tax expense                             (0.8)        (1.8)        (5.9)        (2.0)
                                                                 --------     --------     --------     --------
         Other comprehensive income on cash flow hedges               1.3          3.2         10.9          3.8
                                                                 --------     --------     --------     --------
Accumulated net gain (loss) on transition adjustments:
      Transition adjustment - FAS 133                                  --           --           --         (5.6)
      Transition adjustment - EITF 99-20                               --           --           --          3.5
      Related federal income tax benefit                               --           --           --          0.7
                                                                 --------     --------     --------     --------
         Other comprehensive loss on transition adjustments            --           --           --         (1.4)
                                                                 --------     --------     --------     --------
Total Other Comprehensive Income                                 $  165.8     $  105.7     $  256.4     $  185.8
                                                                 ========     ========     ========     ========

Reclassification adjustments for net realized gains and losses on the ineffective portion of cash flow hedges were immaterial during the three and nine months ended September 30, 2002 and 2001 and, therefore, are not reflected in the table above.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


(8)   SEGMENT DISCLOSURES

      The Company uses differences in products as the basis for defining its reportable segments. The Company reports three product segments:
      Individual Annuity, Institutional Products and Life Insurance. During the second quarter of 2002, the Company paid a dividend to NFS that resulted in the disposal of a portion of the business that had been reported in the Corporate segment (see note 10). As a result, this business has been reported as discontinued operations. Effective in the second quarter of 2002, structured products transactions previously reported in the Corporate segment are reported in the Institutional Products segment. Amounts reported for prior periods have been revised to reflect these changes.

      The Individual Annuity segment consists of individual The BEST of AMERICA(R) and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at specified interest rates fixed for prescribed periods.

      The Institutional Products segment is comprised of the Company's Private and Public sector group retirement plans and medium-term note program. The Private Sector includes the 401(k) business generated through fixed and variable annuities. The Public Sector includes the Internal Revenue Code
      (IRC) Section 457 business in the form of fixed and variable annuities. Additionally, structured products transactions are reported in the Institutional Products segment.

      The Life Insurance segment consists of investment life products, including both individual variable life and corporate-owned life insurance (COLI) products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      In addition to the product segments, the Company reports a Corporate segment. The Corporate segment includes net investment income not allocated to the three product segments, unallocated expenses and interest expense on debt. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items in the Corporate segment, but does not consider them part of operating income.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


The following table summarizes the financial results of the Company's business segments for the three months ended September 30, 2002 and 2001.

                                                      INDIVIDUAL   INSTITUTIONAL     LIFE
                 (IN MILLIONS)                          ANNUITY      PRODUCTS      INSURANCE   CORPORATE       TOTAL
-------------------------------------------------     ----------   -------------  ----------   ----------    ----------
2002

Net investment income                                 $    170.9    $     199.4   $     82.4   $     12.5    $    465.2
Other operating revenue                                    127.1           38.1        134.3          0.2         299.7
                                                      ----------    -----------   ----------   ----------    ----------
   Total operating revenue(1)                              298.0          237.5        216.7         12.7         764.9
                                                      ----------    -----------   ----------   ----------    ----------
Interest credited to policyholder account values           131.9          141.4         48.0           --         321.3
Amortization of deferred policy acquisition costs          377.2           22.7         30.5           --         430.4
Interest expense on debt                                      --             --           --         12.0          12.0
Other benefits and expenses                                 68.8           39.7        100.9          0.4         209.8
                                                      ----------    -----------   ----------   ----------    ----------
   Total benefits and expenses                             577.9          203.8        179.4         12.4         973.5
                                                      ----------    -----------   ----------   ----------    ----------
Operating (loss) income before
federal income taxes(1)                                   (279.9)          33.7         37.3          0.3        (208.6)
Net realized losses on investments,
  hedging instruments and hedged items                        --             --           --        (17.9)        (17.9)
                                                      ----------    -----------   ----------   ----------    ----------
(Loss) income from continuing operations
  before federal income taxes and cumulative
  effect of adoption of accounting principles         $   (279.9)   $      33.7   $     37.3   $    (17.6)   $   (226.5)
                                                      ==========    ===========   ==========   ==========    ==========

2001

Net investment income                                 $    135.7    $     211.8   $     80.7   $      6.7    $    434.9
Other operating revenue                                    134.4           47.4        122.9          0.5         305.2
                                                      ----------    -----------   ----------   ----------    ----------
      Total operating revenue(1)                           270.1          259.2        203.6          7.2         740.1
                                                      ----------    -----------   ----------   ----------    ----------
Interest credited to policyholder account values           111.0          159.2         44.6           --         314.8
Amortization of deferred policy acquisition costs           53.0           10.4         21.8           --          85.2
Interest expense on debt                                      --             --           --          0.8           0.8
Other benefits and expenses                                 52.7           40.5         92.4         (0.7)        184.9
                                                      ----------    -----------   ----------   ----------    ----------
      Total benefits and expenses                          216.7          210.1        158.8          0.1         585.7
                                                      ----------    -----------   ----------   ----------    ----------
Operating income before federal income taxes(1)             53.4           49.1         44.8          7.1         154.4
Net realized gains on investments, hedging
  instruments and hedged items                                --             --           --         36.7          36.7
                                                      ----------    -----------   ----------   ----------    ----------
Income from continuing operations before
  federal income taxes and cumulative
  effect of adoption of accounting principles         $     53.4    $      49.1   $     44.8   $     43.8    $    191.1
                                                      ==========    ===========   ==========   ==========    ==========

----------
(1) Excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


The following table summarizes the financial results of the Company's business segments for the nine months ended September 30, 2002 and 2001.

                                                      INDIVIDUAL   INSTITUTIONAL     LIFE
                 (IN MILLIONS)                          ANNUITY      PRODUCTS      INSURANCE   CORPORATE       TOTAL
-------------------------------------------------     ----------   -------------  ----------   ----------    ----------
2002

Net investment income                                 $    483.0    $     593.7   $    244.3   $     30.4    $  1,351.4
Other operating revenue                                    398.5          136.5        404.3          0.4         939.7
                                                      ----------    -----------   ----------   ----------    ----------
   Total operating revenue(1)                              881.5          730.2        648.6         30.8       2,291.1
                                                      ----------    -----------   ----------   ----------    ----------
Interest credited to policyholder account values           369.0          409.0        139.1           --         917.1
Amortization of deferred policy acquisition costs          483.5           44.2         70.5           --         598.2
Interest expense on debt                                      --             --           --         23.7          23.7
Other benefits and expenses                                200.4          132.7        311.8          2.5         647.4
                                                      ----------    -----------   ----------   ----------    ----------
   Total benefits and expenses                           1,052.9          585.9        521.4         26.2       2,186.4
                                                      ----------    -----------   ----------   ----------    ----------
Operating (losses) income before
  federal income taxes(1)                                 (171.4)         144.3        127.2          4.6         104.7
Net realized losses on investments,
  hedging instruments and hedged items                        --             --           --        (63.4)        (63.4)
                                                      ----------    -----------   ----------   ----------    ----------
(Loss) income from continuing operations
  before federal income taxes and cumulative
  effect of adoption of accounting principles         $   (171.4)   $     144.3   $    127.2   $    (58.8)   $     41.3
                                                      ==========    ===========   ==========   ==========    ==========
Assets as of period end                               $ 38,734.1    $  29,800.8   $  9,370.1   $  5,382.4    $ 83,287.4
                                                      ==========    ===========   ==========   ==========    ==========

2001

Net investment income                                 $    387.0    $     635.3   $    241.8   $     22.5    $  1,286.6
Other operating revenue                                    422.8          159.9        381.6          1.3         965.6
                                                      ----------    -----------   ----------   ----------    ----------
   Total operating revenue(1)                              809.8          795.2        623.4         23.8       2,252.2
                                                      ----------    -----------   ----------   ----------    ----------
Interest credited to policyholder account values           316.4          476.0        131.5           --         923.9
Amortization of deferred policy acquisition costs          164.2           36.2         64.8           --         265.2
Interest expense on debt                                      --             --           --          4.7           4.7
Other benefits and expenses                                152.1          126.4        286.1         (1.0)        563.6
                                                      ----------    -----------   ----------   ----------    ----------
   Total benefits and expenses                             632.7          638.6        482.4          3.7       1,757.4
                                                      ----------    -----------   ----------   ----------    ----------
Operating income before federal income taxes(1)            177.1          156.6        141.0         20.1         494.8
Net realized gains on investments, hedging
  instruments and hedged items                                --             --           --         34.9          34.9
                                                      ----------    -----------   ----------   ----------    ----------
Income from continuing operations before
  federal income taxes and cumulative effect
  of adoption of accounting principles                $    177.1    $     156.6   $    141.0   $     55.0    $    529.7
                                                      ==========    ===========   ==========   ==========    ==========
Assets as of period end                               $ 39,944.9    $  33,120.7   $  8,548.1   $  3,180.8    $ 84,794.5
                                                      ==========    ===========   ==========   ==========    ==========

----------
(1) Excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


(9)   CONTINGENCIES

      On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates, which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and the other named defendants. On January 25, 2002, the plaintiffs filed a motion for leave to amend their complaint to add three new named plaintiffs. On February 9, 2002, the plaintiffs filed a motion for class certification. On February 9, 2002, Marcus Shore withdrew as a named plaintiff in the lawsuit. On April 16, 2002, the Company filed a motion for summary judgment on the individual claims of plaintiff Mercedes Castillo. On May 28, 2002, the Court denied plaintiffs' motion to add new persons as named plaintiffs, so the action is now proceeding with Mercedes Castillo as the only named plaintiff. On November 4, 2002, the Court issued a decision granting the Company's motion for summary judgment on all plaintiff Mercedes Castillo's individual claims, and ruling that plaintiff's motion for class certification is moot. Judgment for the Company has not yet been entered.

      On August 15, 2001, the Company was named in a lawsuit filed in Connecticut federal court titled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. On September 6, 2001, the plaintiffs amended their complaint to include class action allegations. The plaintiffs seek to represent a class of retirement plans that purchased variable annuities from Nationwide Life Insurance Company to fund qualified ERISA retirement plans. The amended complaint alleges that the retirement plans purchased variable annuity contracts from the Company that allowed plan participants to invest in funds that were offered by separate mutual fund companies; that the Company was a fiduciary under ERISA and that the Company breached its fiduciary duty when it accepted certain fees from the mutual fund companies that purportedly were never disclosed by the Company; and that the Company violated ERISA by replacing many of the funds originally included in the plaintiffs' annuities with "inferior" funds because the new funds purportedly paid higher fees to the Company. The amended complaint seeks disgorgement of the fees allegedly received by the Company and other unspecified compensatory damages, declaratory and injunctive relief and attorney's fees. On December 3, 2001, the plaintiffs filed a motion for class certification. The Company is opposing that motion. The Company's Motion to Dismiss was denied on September 11, 2002. The Company intends to defend this lawsuit vigorously.

      There can be no assurance that any such litigation will not have a material adverse effect on the Company in the future.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


(10)  RELATED PARTY TRANSACTIONS

      During the third quarter of 2001, the Company entered into a transaction with NMIC, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to NMIC for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. During the third quarter of 2002, the Company entered into transactions with NMIC and Nationwide Indemnity Company (NIC), whereby it sold 100% of its remaining interest in the limited partnership (representing 15.11% of the limited partnership) to NMIC and NIC for a total of $54.5 million. As a result of this sale, the Company recorded a realized gain of $23.2 million and related tax expense of $8.1 million. The sales prices for each transaction, which were paid in cash, represented the fair value of the portions of limited partnership interests that were sold and were based on valuations of the limited partnership and its underlying investments as of the effective dates of the transactions. The valuations were completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and NMIC separately reviewed, through their respective Finance Committees, and approved the process and methodology of the valuations prior to the execution of these transactions. The Company no longer holds an economic or voting interest in the limited partnership.

      The Company has entered into significant, recurring transactions and agreements with NMIC and other affiliates as a part of its ongoing operations. The nature of the transactions and agreements includes: annuity and life insurance contracts, a tax sharing agreement, reinsurance agreements, cost sharing agreements, administration services, marketing agreements, office space leases, intercompany repurchase agreements and cash management services. The transactions and agreements are described more fully in note 13 to the consolidated financial statements included in the Company's 2001 Annual Report on Form 10-K. During 2002, there have been no material changes to the nature and terms of these transactions and agreements, except that effective October 1, 2002, the Company and its subsidiaries no longer participate in the tax sharing agreement, as discussed in note 6.

      Amounts on deposit with a related party in cash management were $0.1 million and $54.8 million as of September 30, 2002 and December 31, 2001, respectively.

      The Company participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price, plus a price differential. As of September 30, 2002 and December 31, 2001, the Company had borrowed $66.7 million and none, respectively, from affiliated entities under such agreements. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

      As of September 30, 2002, the Company had $100.0 million of 1.95% short-term debt payable to NFS that matures November 23, 2002.

      Funds of Gartmore Global Investments, Inc. (GGI), an affiliate, are offered as investment options in certain of the Company's products. As of September 30, 2002, total GGI funds in the Company's products were $12.13 billion. For the three months ended September 30, 2002, GGI paid the Company $9.9 million for the distribution and servicing of these funds.

      During the first nine months of 2002, NLIC paid a dividend of $35.0 million and dividends in the form of return of capital of $475.0 million to NFS.

      In addition, in June 2002, NLIC paid a dividend to NFS in the form of all of the shares of common stock of Nationwide Securities, Inc. (NSI), a wholly owned broker/dealer subsidiary. Therefore, the results of the operations of NSI have been reflected as discontinued operations for all periods presented. This was a transaction between related parties and therefore was recorded at carrying value, $10.0 million, of the underlying components of the transaction rather than fair value. Such amount represents a non-cash transaction that is not reflected in the Consolidated Statement of Cash Flows.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

        Notes to Unaudited Consolidated Financial Statements, Continued


(11)  LONG-TERM DEBT, PAYABLE TO NATIONWIDE FINANCIAL SERVICES, INC.

      The Company has issued $600 million of surplus notes to NFS. Of the total, $300 million of 7.50% notes were issued in December 2001 and mature December 17, 2031. In addition, $300 million of 8.15% notes were issued in June 2002 and mature June 27, 2032. Principal and semi-annual interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio.

(12)  RECLASSIFICATION

      Certain items in the 2001 unaudited consolidated financial statements and related footnotes have been reclassified to conform to the 2002 presentation.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Nationwide Life Insurance Company:

We have audited the consolidated balance sheets of Nationwide Life Insurance Company and subsidiaries (collectively the "Company"), a wholly owned subsidiary of Nationwide Financial Services, Inc., as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2 to the consolidated financial statements, the Company changed its methods of accounting for derivative instruments and hedging activities, and for purchased or retained interests in securitized financial assets in 2001.



KPMG LLP


Columbus, Ohio
January 29, 2002

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                           Consolidated Balance Sheets

                     (in millions, except per share amounts)

                                                                                              December 31,
                                                                                     ------------------------------
                                                                                        2001                 2000
                                                                                     =========            =========
                                     ASSETS
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities (cost $17,961.6 in 2001; $15,245.8 in 2000)            $18,370.8            $15,443.0
    Equity securities (cost $83.0 in 2001; $103.5 in 2000)                                94.0                109.0
  Mortgage loans on real estate, net                                                   7,113.1              6,168.3
  Real estate, net                                                                       172.0                310.7
  Policy loans                                                                           591.1                562.6
  Other long-term investments                                                            125.0                101.8
  Short-term investments, including amounts managed by a related party                 1,011.3                442.6
                                                                                     ---------            ---------
                                                                                      27,477.3             23,138.0
                                                                                     ---------            ---------

Cash                                                                                      22.6                 18.4
Accrued investment income                                                                306.7                251.4
Deferred policy acquisition costs                                                      3,189.0              2,865.6
Other assets                                                                             646.0                396.7
Assets held in separate accounts                                                      59,513.0             65,897.2
                                                                                     ---------            ---------
                                                                                     $91,154.6            $92,567.3
                                                                                     =========            =========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims                                                    $25,216.0            $22,183.6
Short-term debt                                                                          100.0                118.7
Long-term debt, payable to NFS                                                           300.0                   --
Other liabilities                                                                      2,307.9              1,164.9
Liabilities related to separate accounts                                              59,513.0             65,897.2
                                                                                     ---------            ---------
                                                                                      87,436.9             89,364.4
                                                                                     ---------            ---------

Commitments and contingencies (notes 10 and 15)

Shareholder's equity:
  Common stock, $1 par value.  Authorized 5.0 million shares;
    3.8 million shares issued and outstanding                                              3.8                  3.8
  Additional paid-in capital                                                             646.1                646.1
  Retained earnings                                                                    2,863.1              2,436.3
  Accumulated other comprehensive income                                                 204.7                116.7
                                                                                     ---------            ---------
                                                                                       3,717.7              3,202.9
                                                                                     ---------            ---------
                                                                                     $91,154.6            $92,567.3
                                                                                     =========            =========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                        Consolidated Statements of Income

                                  (in millions)

                                                                                             Years ended December 31,
                                                                                    ------------------------------------------
                                                                                     2001             2000             1999
                                                                                    ========         ========         ========
Revenues:
  Policy charges                                                                    $1,017.3         $1,091.4         $  895.5
  Life insurance premiums                                                              251.1            240.0            220.8
  Net investment income                                                              1,725.0          1,654.9          1,520.8
  Net realized (losses) gains on investments, hedging instruments and hedged items:
      Unrelated parties                                                                (62.7)           (19.4)           (11.6)
      Related party                                                                     44.4               --               --
  Other                                                                                 14.1             17.0             66.1
                                                                                    --------         --------         --------
                                                                                     2,989.2          2,983.9          2,691.6
                                                                                    --------         --------         --------

Benefits and expenses:
  Interest credited to policyholder account balances                                 1,238.7          1,182.4          1,096.3
  Other benefits and claims                                                            280.3            241.6            210.4
  Policyholder dividends on participating policies                                      41.7             44.5             42.4
  Amortization of deferred policy acquisition costs                                    347.9            352.1            272.6
  Interest expense on debt                                                               6.2              1.3               --
  Other operating expenses                                                             444.1            479.0            463.4
                                                                                    --------         --------         --------
                                                                                     2,358.9          2,300.9          2,085.1
                                                                                    --------         --------         --------

    Income before federal income tax expense and cumulative effect of
     adoption of accounting principles                                                 630.3            683.0            606.5
Federal income tax expense                                                             161.4            207.7            201.4
                                                                                    --------         --------         --------
    Income before cumulative effect of adoption of accounting principles               468.9            475.3            405.1
Cumulative effect of adoption of accounting principles, net of tax                      (7.1)              --               --
                                                                                    --------         --------         --------
    Net income                                                                      $  461.8         $  475.3         $  405.1
                                                                                    ========         ========         ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                 Consolidated Statements of Shareholder's Equity

                  Years ended December 31, 2001, 2000 and 1999
                                  (in millions)

                                                                                           Accumulated
                                                            Additional                        other            Total
                                                Common        paid-in       Retained       comprehensive   shareholder's
                                                stock         capital       earnings       income (loss)       equity
                                               ========     ==========      ========       =============   =============
Balance as of December 31, 1998                     3.8         914.7        1,579.0            275.6        2,773.1

Comprehensive income:
    Net income                                       --            --          405.1               --          405.1
    Net unrealized losses on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --           (315.0)        (315.0)
                                                                                                            --------
  Total comprehensive income                                                                                    90.1
                                                                                                            --------
Capital contribution                                 --          26.4           87.9             23.5          137.8
Return of capital to shareholder                     --        (175.0)            --               --         (175.0)
Dividends to shareholder                             --            --          (61.0)              --          (61.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 1999                     3.8         766.1        2,011.0            (15.9)       2,765.0
                                               ========      ========       ========         ========       ========

Comprehensive income:
    Net income                                       --            --          475.3               --          475.3
    Net unrealized gains on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --            132.6          132.6
                                                                                                            --------
  Total comprehensive income                                                                                   607.9
                                                                                                            --------
Return of capital to shareholder                     --        (120.0)            --               --         (120.0)
Dividends to shareholder                             --            --          (50.0)              --          (50.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 2000                $    3.8      $  646.1       $2,436.3         $  116.7       $3,202.9
                                               ========      ========       ========         ========       ========

Comprehensive income:
    Net income                                       --            --          461.8               --          461.8
    Net unrealized gains on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --             98.2           98.2
    Cumulative effect of adoption of
      accounting principles, net of tax              --            --             --             (1.4)          (1.4)
    Accumulated net losses on cash flow
      hedges, net of tax                             --            --             --             (8.8)          (8.8)
                                                                                                            --------
  Total comprehensive income                                                                                   549.8
                                                                                                            --------
Dividends to shareholder                             --            --          (35.0)              --          (35.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 2001                $    3.8      $  646.1       $2,863.1         $  204.7       $3,717.7
                                               ========      ========       ========         ========       ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                      Consolidated Statements of Cash Flows

                                  (in millions)



                                                                                               Years ended December 31,
                                                                                      ------------------------------------------
                                                                                        2001             2000             1999
                                                                                      ========         ========         ========
Cash flows from operating activities:
  Net income                                                                          $  461.8         $  475.3         $  405.1
  Adjustments to reconcile net income to net cash provided by operating activities:
      Interest credited to policyholder account balances                               1,238.7          1,182.4          1,096.3
      Capitalization of deferred policy acquisition costs                               (743.0)          (778.9)          (637.0)
      Amortization of deferred policy acquisition costs                                  347.9            352.1            272.6
      Amortization and depreciation                                                      (31.5)           (12.7)             2.4
      Realized losses (gains) on investments, hedging instruments and hedged items:
          Unrelated parties                                                               62.7             19.4             11.6
          Related parties                                                                (44.4)              --               --
     Cumulative effect of adoption of accounting principles                               10.9               --               --
      Increase in accrued investment income                                              (55.3)           (12.8)            (7.9)
     (Increase) decrease in other assets                                                (272.5)           (92.0)           122.9
      Increase (decrease) in policy liabilities                                           33.0             (0.3)           (20.9)
      Increase in other liabilities                                                      304.0            234.2            149.7
      Other, net                                                                           8.3             22.3             (8.6)
                                                                                      --------         --------         --------
        Net cash provided by operating activities                                      1,320.6          1,384.1          1,386.2
                                                                                      --------         --------         --------
Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale                              3,933.9          2,988.7          2,307.9
  Proceeds from sale of securities available-for-sale                                    497.8            602.0            513.1
  Proceeds from repayments of mortgage loans on real estate                            1,204.4            911.7            696.7
  Proceeds from sale of real estate                                                       29.1             18.7              5.7
  Proceeds from sale of limited partnership to related party                             158.9               --               --
  Proceeds from repayments of policy loans and sale of other invested assets              68.9             79.3             40.9
  Cost of securities available-for-sale acquired                                      (7,123.6)        (3,475.5)        (3,724.9)
  Cost of mortgage loans on real estate acquired                                      (2,123.1)        (1,318.0)          (971.4)
  Cost of real estate acquired                                                            (0.4)            (7.1)           (14.2)
  Short-term investments, net                                                           (568.7)           (26.5)           (27.5)
  Collateral received - securities lending, net                                          791.6               --               --
  Other, net                                                                            (192.2)          (182.3)          (110.9)
                                                                                      --------         --------         --------
        Net cash used in investing activities                                         (3,323.4)          (409.1)        (1,284.6)
                                                                                      --------         --------         --------
Cash flows from financing activities:
  Net proceeds from issuance of long-term debt to NFS                                    300.0               --               --
  Capital returned to shareholder                                                           --           (120.0)          (175.0)
  Net change in short-term debt                                                          (18.7)           118.7               --
  Cash dividends paid                                                                    (35.0)          (100.0)           (13.5)
  Increase in investment and universal life insurance product account balances         5,976.7          4,517.0          3,799.4
  Decrease in investment and universal life insurance product account balances        (4,216.0)        (5,377.1)        (3,711.1)
                                                                                      --------         --------         --------
        Net cash provided by (used in) financing activities                            2,007.0           (961.4)          (100.2)
                                                                                      --------         --------         --------
Net increase in cash                                                                       4.2             13.6              1.4

Cash, beginning of year                                                                   18.4              4.8              3.4
                                                                                      --------         --------         --------
Cash, end of year                                                                     $   22.6         $   18.4         $    4.8
                                                                                      ========         ========         ========


See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

(1)   Organization and Description of Business

      Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) is a leading provider of long-term savings and retirement products in the United States of America and is a wholly owned subsidiary of Nationwide Financial Services, Inc. (NFS). The Company develops and sells a diverse range of products including individual annuities, private and public sector pension plans and other investment products sold to institutions and life insurance. NLIC sells its products through a diverse network of distribution channels, including independent broker/dealers, brokerage firms, financial institutions, pension plan administrators, life insurance specialists, Nationwide Retirement Solutions and Nationwide agents.

      Wholly owned subsidiaries of NLIC include Nationwide Life and Annuity Insurance Company (NLAIC), Nationwide Securities, Inc., and Nationwide Investment Services Corporation.

(2)   Summary of Significant Accounting Policies

      The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) which differ from statutory accounting practices. The statutory financial statements of NLIC and NLAIC are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (the Department). The State of Ohio has adopted the National Association of Insurance Commissioners (NAIC) statutory accounting practices (NAIC SAP) as the basis of its statutory accounting practices. NLIC and NLAIC have no statutory accounting practices that differ from NAIC SAP. See also note 12.

      In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

      The most significant estimates include those used in determining deferred policy acquisition costs for investment products and universal life insurance products, valuation allowances for mortgage loans on real estate, impairment losses on other investments and federal income taxes. Although some variability is inherent in these estimates, management believes the amounts provided are appropriate.

      (a)   Consolidation Policy

            The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling interest. All significant intercompany balances and transactions have been eliminated.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (b)   Valuation of Investments, Investment Income and Related Gains and
            Losses

            The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. The Company classifies fixed maturity and equity securities as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy acquisition costs and deferred federal income tax, reported as a separate component of accumulated other comprehensive income (AOCI) in shareholders' equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized. Management regularly reviews its fixed maturity and equity securities portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, the current fair value as compared to amortized cost or cost, as appropriate, of the security, the length of time the security's fair value has been below amortized cost/cost, and by how much, and specific credit issues related to the issuer. Impairment losses result in a reduction of the cost basis of the underlying investment.

            For mortgage-backed securities, the Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments, and any resulting adjustment is included in net investment income. All other investment income is recorded on the accrual basis.

            Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the estimated value of the mortgage loan. Estimated value is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

            The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company to absorb estimated probable credit losses. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

            Real estate is carried at cost less accumulated depreciation. Real estate designated as held for disposal is carried at the lower of the carrying value at the time of such designation or fair value less cost to sell. Other long-term investments are carried on the equity method of accounting. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

            Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Changes in valuation allowances and impairment losses for other-than-temporary declines in fair values are included in realized gains and losses on investments, hedging instruments and hedged items.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (c)   Derivative Instruments

            Derivatives are carried at fair value. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), or a foreign currency fair value or cash flow hedge (foreign currency hedge) or a non-hedge transaction. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for entering into various hedge transactions. This process includes linking all derivatives that are designated as fair value, cash flow or foreign currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used for hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

            The Company enters into interest rate swaps, cross-currency swaps or Eurodollar Futures to hedge the fair value of existing fixed rate assets and liabilities. In addition, the Company uses short treasury future positions to hedge the fair value of bond and mortgage loan commitments. Typically, the Company is hedging the risk of changes in fair value attributable to changes in benchmark interest rates. Derivative instruments classified as fair value hedges are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items. Changes in the fair value of the hedged item, attributable to the risk being hedged, are also recorded in realized gains and losses on investments, hedging instruments and hedged items. The adjustment of the carrying amount of hedged assets using Eurodollar Futures and firm commitments using Treasury Futures are accounted for in the same manner as other components of the carrying amount of that asset. The adjustment of the carrying amount is amortized to investment income over the life of the asset.

            The Company may enter into receive fixed/pay variable interest rate swaps to hedge existing floating rate assets or to hedge cash flows from the anticipated purchase of investments. These derivative instruments are classified as cash flow hedges and are carried at fair value, with the offset recorded in AOCI to the extent the hedging relationship is effective. The ineffective portion of the hedging relationship is recorded in realized gains and losses on investments, hedging instruments and hedged items. Gains and losses on cash flow derivative instruments are reclassified out of AOCI and recognized in earnings over the same period(s) that the hedged item affects earnings.

            Amounts receivable or payable under interest rate and foreign currency swaps are recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item.

            From time to time, the Company may enter into a derivative transaction that will not qualify for hedge accounting. These include basis swaps (receive one variable rate, pay another variable rate) to hedge variable rate assets or foreign-denominated liabilities. These instruments are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items.

            The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires, or is sold, terminated or exercised, the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the Company continues to carry the derivative on the consolidated balance sheet at its fair value, and no longer adjusts the hedged item for changes in fair value. The adjustment of the carrying amount of the hedged item is accounted for in the same manner as other components of the carrying amount of that item. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the Company continues to carry the derivative on the consolidated balance sheet at its fair value, removes any asset or liability that was recorded pursuant to recognition of the firm commitment from the consolidated balance sheet and recognizes any gain or loss in net realized gains and losses on investments, hedging instruments and hedged items. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company continues to carry the derivative on the consolidated balance sheet at fair value and gains and losses that were accumulated in AOCI are recognized immediately in realized gains and losses on investments, hedging instruments and hedged items. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the consolidated balance sheet, and recognizes any changes in fair value in net realized gains and losses on investments, hedging instruments and hedged items.

            Prior to the adoption of SFAS 133, defined in note 2 (k), provided they met specific criteria, interest rate and foreign currency swaps and futures were considered hedges and accounted for under the accrual and deferral method, respectively. Amounts receivable or payable under interest rate and foreign currency swaps were recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item. Changes in the fair value of interest rate swaps were not recognized on the consolidated balance sheet, except for interest rate swaps designated as hedges of fixed maturity securities available-for-sale, for which changes in fair values were reported in AOCI. Gains and losses on foreign currency swaps were recorded in earnings based on the related spot foreign exchange rate at the end of the reporting period. Gains and losses on these contracts offset those recorded as a result of translating the hedged foreign currency denominated liabilities and investments to U.S. dollars.

      (d)   Revenues and Benefits

            Investment Products and Universal Life Insurance Products:
            Investment products consist primarily of individual and group variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. The timing of revenue recognition as it relates to fees assessed on investment contracts and universal life contracts is determined based on the nature of such fees. Asset fees, cost of insurance and policy administration charges are assessed on a daily or monthly basis and recognized as revenue when assessed and earned. Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

            Traditional Life Insurance Products: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (e)   Deferred Policy Acquisition Costs

            The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses that relate to and vary with the production of new or renewal business have been deferred. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each accounting period.

            For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. The Company regularly reviews the estimated future gross profits and revises such estimates when appropriate. The cumulative change in amortization as a result of changes in estimates to reflect current best estimates is recorded as a charge or credit to amortization expense. The most significant assumptions that are involved in the estimation of future gross profits include future market performance and surrender/lapse rates. In the event actual expense differs significantly from assumptions or assumptions are significantly revised, the Company may be required to record a significant charge or credit to amortization expense. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b).

            For traditional life insurance products, these deferred policy acquisition costs are predominantly being amortized with interest over the premium paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue. Such anticipated premium revenue was estimated using the same assumptions as were used for computing liabilities for future policy benefits.

      (f)   Separate Accounts

            Separate account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. Separate account assets are recorded at market value except for separate account contracts with guaranteed investment returns. For all but $1.39 billion and $1.12 billion of separate account assets as of December 31, 2001 and 2000, respectively, the investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the separate accounts is not reflected in the consolidated statements of income and cash flows except for the fees the Company receives. Such fees are assessed on a daily or monthly basis and recognized as revenue when assessed and earned.

      (g)   Future Policy Benefits

            Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges.

            Future policy benefits for traditional life insurance policies have been calculated by the net level premium method using interest rates varying from 6.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals which were used or which were being experienced at the time the policies were issued.

      (h)   Participating Business

            Participating business represented approximately 17% in 2001 (21% in 2000 and 29% in 1999) of the Company's life insurance in force, 63% in 2001 (66% in 2000 and 69% in 1999) of the number of life insurance policies in force, and 9% in 2001 (8% in 2000 and 13% in 1999) of life insurance statutory premiums. The provision for policyholder dividends was based on then current dividend scales and has been included in "Future policy benefits and claims" in the accompanying consolidated balance sheets.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (i)   Federal Income Tax

            The Company files a consolidated federal income tax return with Nationwide Mutual Insurance Company (NMIC), the ultimate majority shareholder of NFS. The members of the consolidated tax return group have a tax sharing arrangement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

            The Company provides for federal income taxes based on amounts the Company believes it will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits. In the event the ultimate deductibility of certain expenses or the realization of certain tax credits differ from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the consolidated financial statements.

            The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

      (j)   Reinsurance Ceded

            Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis.

      (k)   Recently Issued Accounting Pronouncements

            In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
            133). SFAS 133, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, was adopted by the Company effective January 1, 2001. Upon adoption, the provisions of SFAS 133 were applied prospectively.

            SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value.

            As of January 1, 2001, the Company had $755.4 million notional amount of freestanding derivatives with a market value of ($7.0) million. All other derivatives qualified for hedge accounting under SFAS 133. The adoption of SFAS 133 resulted in the Company recording a net transition adjustment loss of $4.8 million (net of related income tax of $2.6 million) in net income. In addition, a net transition adjustment loss of $3.6 million (net of related income tax of $2.0 million) was recorded in AOCI at January 1, 2001. The adoption of SFAS 133 resulted in the Company derecognizing $17.0 million of deferred assets related to hedges, recognizing $10.9 million of additional derivative instrument liabilities and $1.3 million of additional firm commitment assets, while also decreasing hedged future policy benefits by $3.0 million and increasing the carrying amount of hedged investments by $10.6 million. Further, the adoption of SFAS 133 resulted in the Company reporting total derivative instrument assets and liabilities of $44.8 million and $107.1 million, respectively, as of January 1, 2001.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            The adoption of SFAS 133 may increase the volatility of reported earnings and other comprehensive income. The amount of volatility will vary with the level of derivative and hedging activities and fluctuations in market interest rates and foreign currency exchange rates during any period.

            In November 1999, the Emerging Issues Task Force (EITF) issued EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets (EITF 99-20). The Company adopted EITF 99-20 on April 1, 2001. EITF 99-20 establishes the method of recognizing interest income and impairment on asset-backed investment securities. EITF 99-20 requires the Company to update the estimate of cash flows over the life of certain retained beneficial interests in securitization transactions and purchased beneficial interests in securitized financial assets. Pursuant to EITF 99-20, based on current information and events, if the Company estimates that the fair value of its beneficial interests is not greater than or equal to its carrying value and if there has been a decrease in the estimated cash flows since the last revised estimate, considering both timing and amount, then an other-than-temporary impairment should be recognized. The cumulative effect, net of tax, upon adoption of EITF 99-20 on April 1, 2001 decreased net income by $2.3 million with a corresponding increase to AOCI.

            In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141) and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142).

            SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and the use of the pooling-of-interests method has been eliminated.

            SFAS 142 applies to all acquired intangible assets whether acquired singularly, as part of a group, or in a business combination. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets, and will carry forward provisions in Opinion 17 related to internally developed intangible assets. SFAS 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. The amortization of goodwill from past business combinations ceased upon adoption of this statement, which was January 1, 2002 for the Company. Companies are required to evaluate all existing goodwill and intangible assets with indefinite lives for impairment within six months of adoption. Any transitional impairment losses will be recognized in the first interim period in the year of adoption and will be recognized as the cumulative effect of a change in accounting principle.

            The Company does not expect any material impact of adopting SFAS 141 and SFAS 142 on the results of operations and financial position.

            In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001 (January 1, 2002 for the Company) and will carry forward many of the provisions of SFAS 121 and Opinion 30 for recognition and measurement of the impairment of long-lived assets to be held and used, and measurement of long-lived assets to be disposed of by sale. Under SFAS 144, if a long-lived asset is part of a group that includes other assets and liabilities, then the provisions of SFAS 144 apply to the entire group. In addition, SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. Management does not expect the adoption of SFAS 144 to have a material impact on the results of operations or financial position of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            In 2001, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 01-5, Amendments to Specific AICPA Pronouncements for Changes Related to the NAIC Codification (SOP 01-5). In doing so, AICPA SOP 94-5, Disclosures of Certain Matters in the Financial Statements of Insurance Enterprises, was amended to reflect the results of the completion of the NAIC codification of statutory accounting practices for certain insurance enterprises (Codification). The adoption of SOP 01-5 did not have an impact on the results of operations or financial position of the Company.

      (l)   Reclassification

            Certain items in the 2000 and 1999 consolidated financial statements and related footnotes have been reclassified to conform to the 2001 presentation.

(3)   Investments

      The amortized cost, gross unrealized gains and losses and estimated fair value of securities available-for-sale as of December 31, 2001 and 2000 were:

                                                                                        Gross         Gross
                                                                     Amortized        unrealized    unrealized       Estimated
      (in millions)                                                    cost             gains         losses        fair value
                                                                     =========        ==========    ==========      ==========
      December 31, 2001
          Fixed maturity securities:
          U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                     $   263.2        $    23.1     $     0.5        $   285.8
          Obligations of states and political subdivisions                 7.6              0.3            --              7.9
          Debt securities issued by foreign governments                   41.8              2.6            --             44.4
          Corporate securities                                        11,769.8            470.6         176.5         12,063.9
          Mortgage-backed securities - U.S. Government backed          2,012.3             67.8           3.7          2,076.4
          Asset-backed securities                                      3,866.9             76.7          51.2          3,892.4
                                                                     ---------        ---------     ---------        ---------
              Total fixed maturity securities                         17,961.6            641.1         231.9         18,370.8
        Equity securities                                                 83.0             11.0            --             94.0
                                                                     ---------        ---------     ---------        ---------
                                                                     $18,044.6        $   652.1     $   231.9        $18,464.8
                                                                     =========        =========     =========        =========

      December 31, 2000
          Fixed maturity securities:
          U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                     $   277.5        $    33.4     $     0.1        $   310.8
          Obligations of states and political subdivisions                 8.6              0.2            --              8.8
          Debt securities issued by foreign governments                   94.1              1.5           0.1             95.5
          Corporate securities                                         9,758.3            235.0         135.1          9,858.2
          Mortgage-backed securities - U.S. Government backed          2,719.1             46.1           3.8          2,761.4
          Asset-backed securities                                      2,388.2             36.3          16.2          2,408.3
                                                                     ---------        ---------     ---------        ---------
              Total fixed maturity securities                         15,245.8            352.5         155.3         15,443.0
        Equity securities                                                103.5              9.5           4.0            109.0
                                                                     ---------        ---------     ---------        ---------
                                                                     $15,349.3        $   362.0     $   159.3        $15,552.0
                                                                     =========        =========     =========        =========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 2001, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                            Amortized              Estimated
      (in millions)                                                                           cost                 fair value
                                                                                            =========              ==========
      Fixed maturity securities available for sale:
         Due in one year or less                                                            $ 1,125.4               $ 1,141.7
         Due after one year through five years                                                5,154.4                 5,295.6
         Due after five years through ten years                                               4,073.6                 4,188.8
         Due after ten years                                                                  1,729.0                 1,775.9
                                                                                            ---------               ---------
                                                                                             12,082.4                12,402.0
          Mortgage-backed securities - U.S. Government backed                                 2,012.3                 2,076.4
          Asset-backed securities                                                             3,866.9                 3,892.4
                                                                                            ---------               ---------
                                                                                            $17,961.6               $18,370.8
                                                                                            =========               =========

      The components of unrealized gains on securities available-for-sale, net, were as follows as of December 31:

      (in millions)                                                                           2001                    2000
                                                                                            =========               =========
      Gross unrealized gains                                                                $   420.2               $   202.7
      Adjustment to deferred policy acquisition costs                                           (94.9)                  (23.2)
      Deferred federal income tax                                                              (113.9)                  (62.8)
                                                                                            ---------               ---------
                                                                                            $   211.4               $   116.7
                                                                                            =========               =========

      An analysis of the change in gross unrealized gains (losses) on securities available-for-sale for the years ended December 31:

           (in millions)                                                   2001                  2000                   1999
                                                                          ======                ======                =======
      Securities available-for-sale:
        Fixed maturity securities                                         $212.0                $280.5                $(607.1)
        Equity securities                                                    5.5                  (2.5)                  (8.8)
                                                                          ------                ------                -------
                                                                          $217.5                $278.0                $(615.9)
                                                                          ======                ======                =======

      Proceeds from the sale of securities available-for-sale during 2001, 2000 and 1999 were $497.8 million, $602.0 million and $513.1 million, respectively. During 2001, gross gains of $31.3 million ($12.1 million and $10.4 million in 2000 and 1999, respectively) and gross losses of $10.1 million ($15.1 million and $35.5 million in 2000 and 1999, respectively) were realized on those sales.

      The Company had $25.2 million and $13.0 million of real estate investments as of December 31, 2001 and 2000, respectively, that were non-income producing the preceding twelve months.

      Real estate is presented at cost less accumulated depreciation of $22.0 million as of December 31, 2001 ($25.7 million as of December 31, 2000). The carrying value of real estate held for disposal totaled $33.4 million and $8.5 million as of December 31, 2001 and 2000, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The recorded investment of mortgage loans on real estate considered to be impaired was $29.9 million as of December 31, 2001 ($9.8 million as of December 31, 2000), which includes $5.3 million ($5.3 million as of December 31, 2000) of impaired mortgage loans on real estate for which the related valuation allowance was $1.0 million ($1.6 million as of December 31, 2000) and $24.6 million ($4.5 million as of December 31, 2000) of impaired mortgage loans on real estate for which there was no valuation allowance. Impaired mortgage loans with no valuation allowance are a result of collateral dependent loans where the fair value of the collateral is greater than the recorded investment of the loan. During 2001, the average recorded investment in impaired mortgage loans on real estate was $7.9 million ($7.7 million in 2000) and interest income recognized on those loans totaled $0.4 million in 2001 ($0.4 million in 2000) which is equal to interest income recognized using a cash-basis method of income recognition.

      Activity in the valuation allowance account for mortgage loans on real estate for the years ended December 31 was as follows:

      (in millions)                                                              2001               2000               1999
                                                                               ========           ========           ========
      Allowance, beginning of year                                             $   45.3           $   44.4           $   42.4
        Additions (reductions) charged (credited) to operations                    (1.2)               4.1                0.7
        Direct write-downs charged against the allowance                           (1.2)              (3.2)                --
        Allowance on acquired mortgage loans                                         --                 --                1.3
                                                                               --------           --------           --------
           Allowance, end of year                                              $   42.9           $   45.3           $   44.4
                                                                               ========           ========           ========


      An analysis of investment income (loss) from continuing operation by investment type follows for the years ended December 31:



      (in millions)                                                              2001              2000               1999
                                                                               ========           ========           ========
      Gross investment income:
        Securities available-for-sale:
          Fixed maturity securities                                            $1,181.1           $1,095.5           $1,031.3
          Equity securities                                                         1.8                2.6                2.5
        Mortgage loans on real estate                                             527.9              494.5              460.4
        Real estate                                                                33.1               32.2               28.8
        Short-term investments                                                     28.0               26.0               18.6
        Derivatives                                                               (19.7)               3.9               (1.0)
        Other                                                                      20.9               49.3               27.5
                                                                               --------           --------           --------
            Total investment income                                             1,773.4            1,704.0            1,568.1
      Less investment expenses                                                     48.4               50.1               47.3
                                                                               --------           --------           --------
            Net investment income                                              $1,724.7           $1,653.9           $1,520.8
                                                                               ========           ========           ========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      An analysis of net realized (losses) gains on investments, hedging instruments and hedged items, by investment type follows for the years ended December 31:

      (in millions)                                                                       2001           2000           1999
                                                                                         ======         ======         ======
      Unrelated parties:
         Realized gains (losses) on sale of securities available-for-sale:
            Fixed maturity securities                                                    $ 20.8         $ (7.7)        $(32.5)
            Equity securities                                                               0.4            4.7            7.4
         Other-than-temporary impairments of securities available-for-sale:
            Fixed maturity securities                                                     (66.1)         (10.5)           7.5
            Equity securities                                                             (13.8)            --             --
         Real estate                                                                        1.9           (0.5)           0.9
         Mortgage loans on real estate(1)                                                   0.6           (4.2)          (0.6)
         Derivatives                                                                         --           (2.7)          (1.6)
         Other                                                                             (6.5)           1.5            7.3
                                                                                         ------         ------         ------
                                                                                          (62.7)         (19.4)         (11.6)
      Related party - gain on sale of limited partnership                                  44.4             --             --
                                                                                         ------         ------         ------
      Net realized losses on investments, hedging instruments and
          hedged items                                                                   $(18.3)        $(19.4)        $(11.6)
                                                                                         ======         ======         ======

----------
      (1) The 2001 amount is comprised of $9.9 million of net realized gains on the sale of mortgage loans on real estate, including those related to a securitization transaction, and $9.3 million of realized losses on derivatives hedging the sale of mortgage loans on real estate.

      Fixed maturity securities with an amortized cost of $6.6 million as of December 31, 2001 and $6.5 million as of December 31, 2000 were on deposit with various regulatory agencies as required by law. In addition, fixed maturity securities with an amortized cost of $6.3 million as of December 31, 2000 were placed in escrow under a contractual obligation and none as of December 31, 2001.

      As of December 31, 2001 the Company had pledged fixed maturity securities with a fair value of $112.3 million as collateral to various derivative counterparties.

      As of December 31, 2001 the Company held collateral of $18.0 million on derivative transactions. This amount is included in short-term investments with a corresponding liability recorded in other liabilities.

      As of December 31, 2001, the Company had loaned securities with a fair value of $775.5 million. As of December 31, 2001 the Company held collateral of $791.6 million. This amount is included in short-term investments with a corresponding liability recorded in other liabilities.

(4)   Short-term Debt

      NLIC has established a $300 million commercial paper program under which, borrowings are unsecured and are issued for terms of 364 days or less. As of December 31, 2001 and 2000 the Company had $100.0 million and $118.7 million, respectively, of commercial paper outstanding at an average effective rate of 1.90% and 6.53%, respectively. See also note 14.

(5)   Long-term Debt, payable to NFS

      On December 19, 2001 the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(6)   Derivative Financial Instruments

      QUALITATIVE DISCLOSURE

      Interest Rate Risk Management

      The Company is exposed to changes in the fair value of fixed rate investments (commercial mortgage loans and corporate bonds) due to changes in interest rates. To manage this risk, the Company enters into various types of derivative instruments to minimize fluctuations in fair values resulting from changes in interest rates. The Company principally uses interest rate swaps and short Eurodollar futures to manage this risk.

      Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments, thereby creating floating rate investments.

      Short Eurodollar futures change the fixed rate cash flow exposure to variable rate cash flows. With short Eurodollar futures, if interest rates rise (fall), the gains (losses) on the futures adjust the fixed rate income on the investments, thereby creating floating rate investments.

      As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of the commitment due to changes in interest rates during the commitment period. To manage this risk, the Company enters into short Treasury futures.

      With short Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment.

      Floating rate investments (commercial mortgage loans and corporate bonds) expose the Company to fluctuations in cash flow and investment income due to changes in interest rates. To manage this risk, the Company enters into receive fixed, pay variable over-the-counter interest rate swaps or long Eurodollar futures strips to convert the variable rate investments to a fixed rate.

      In using interest rate swaps, the Company receives fixed interest rate payments and makes variable rate payments; thereby creating fixed rate assets.

      The long Eurodollar futures change the variable rate cash flow exposure to fixed rate cash flows. With long Eurodollar futures, if interest rates rise (fall), the losses (gains) on the futures are used to reduce the variable rate income on the investments, thereby creating fixed rate investments.

      Foreign Currency Risk Management

      In conjunction with the Company's medium-term note program, from time to time, the Company issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and interest rates. To manage these risks, the Company enters into cross-currency interest rate swaps to convert these liabilities to a variable U.S. dollar rate.

      For a fixed rate liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor.

      The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and interest rates. To manage this risk, the Company uses cross-currency interest rate swaps to convert these assets to variable U.S. dollar rate instruments.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Cross-currency interest rate swaps on assets are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. dollar rate, generally 3-month libor.

      Non-Hedging Derivatives

      From time-to-time, the Company enters into over-the-counter basis swaps (receive one variable rate, pay another variable rate) to change the rate characteristics of a specific investment to better match the variable rate paid on a liability. While the pay-side terms of the basis swap will line up with the terms of the asset, the Company is not able to match the receive-side terms of the derivative to a specific liability; therefore, basis swaps do not receive hedge accounting treatment.

      QUANTITATIVE DISCLOSURE

      Fair Value Hedges

      During the year ended December 31, 2001, gains of $2.1 million were recognized in net realized losses on investments, hedging instruments and hedged items. This represents the ineffective portion of the fair value hedging relationships. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness. There were also no gains or losses recognized in earnings as a result of hedged firm commitments no longer qualifying as fair value hedges.

      Cash Flow Hedges

      For the year ended December 31, 2001, the ineffective portion of cash flow hedges was immaterial. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness.

      The Company anticipates reclassifying less than $0.1 million in losses out of AOCI over the next 12-month period.

      As of December 31, 2001, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows associated with forecasted transactions is twelve months. The Company did not discontinue any cash flow hedges because the original forecasted transaction was no longer probable.

      Other Derivative Instruments, Including Embedded Derivatives

      Net realized gains and losses on investments, hedging instruments and hedged items for the year ended December 31, 2001 include a loss of $1.6 million related to other derivative instruments, including embedded derivatives. For the year ended December 31, 2001 a $27.7 million loss was recorded in net realized losses on investments, hedging instruments and hedged items reflecting the change in fair value of cross-currency interest rate swaps hedging variable rate medium-term notes denominated in foreign currencies. An offsetting gain of $26.3 million was recorded in net realized losses on investments, hedging instruments and hedged items to reflect the change in spot rates of these foreign currency denominated obligations during the year ended December 31, 2001.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The notional amount of derivative financial instruments outstanding as of December 31, 2001 and 2000 were as follows:

       (in millions )                                                                              2001                  2000
                                                                                                 ========             ========
       Interest rate swaps
         Pay fixed/receive variable rate swaps hedging investments                               $1,952.3             $  934.8
         Pay variable/receive fixed rate swaps hedging investments                                  698.4                 98.8
         Pay variable/receive variable rate swaps hedging investments                               197.8                184.0
         Other contracts hedging investments                                                        523.0                 20.4

      Cross currency interest rate swaps
          Hedging foreign currency denominated investments                                           56.1                 30.5
          Hedging foreign currency denominated liabilities                                        2,500.4              1,512.2

      Interest rate futures contracts                                                             6,019.4              5,659.8
                                                                                                 --------             --------

(7)   Federal Income Tax

      The tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31, 2001 and 2000 were as follows:

      (in millions)                                                                             2001                     2000
                                                                                              ========                 ========
      Deferred tax assets:
        Equity securities                                                                     $    6.5                 $     --
        Future policy benefits                                                                     8.2                     34.7
        Liabilities in separate accounts                                                         482.5                    462.7
        Mortgage loans on real estate and real estate                                              7.5                     18.8
        Derivatives                                                                               93.0                       --
        Other assets and other liabilities                                                        81.8                     40.3
                                                                                              --------                 --------
          Total gross deferred tax assets                                                        679.5                    556.5
        Less valuation allowance                                                                  (7.0)                    (7.0)
                                                                                              --------                 --------
          Net deferred tax assets                                                                672.5                    549.5
                                                                                              --------                 --------

      Deferred tax liabilities:
        Deferred policy acquisition costs                                                        861.3                    783.7
        Derivatives                                                                               91.5                       --
        Fixed maturity securities                                                                173.0                     98.8
        Deferred tax on realized investment gains                                                 26.1                     29.0
        Equity securities and other long-term investments                                         31.7                      6.4
        Other                                                                                     68.8                     38.1
                                                                                              --------                 --------
          Total gross deferred tax liabilities                                                 1,252.4                    956.0
                                                                                              --------                 --------
          Net deferred tax liability                                                          $  579.9                 $  406.5
                                                                                              ========                 ========

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Future taxable amounts or recovery of federal income tax paid within the statutory carryback period can offset nearly all future deductible amounts. The valuation allowance was unchanged for the years ended December 31, 2001, 2000 and 1999.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Company's current federal income tax liability was $186.2 million and $108.9 million as of December 31, 2001 and 2000, respectively.

      Federal income tax expense attributable to income before cumulative effect of adoption of accounting principles for the years ended December 31 was as follows:

      (in millions)                                                      2001                    2000                    1999
                                                                        ======                  ======                  ======
      Currently payable                                                 $ 32.5                  $ 78.0                  $ 53.6
      Deferred tax expense                                               128.9                   129.7                   147.8
                                                                        ------                  ------                  ------
                                                                        $161.4                  $207.7                  $201.4
                                                                        ======                  ======                  ======

      Total federal income tax expense for the years ended December 31, 2001, 2000 and 1999 differs from the amount computed by applying the U.S. federal income tax rate to income before federal income tax expense and cumulative effect of adoption of accounting principles as follows:

                                                                  2001                     2000                    1999
                                                            -------------------     -------------------     -------------------
      (in millions)                                         Amount          %       Amount          %       Amount          %
                                                            ======       ======     ======       ======     ======       ======
      Computed (expected) tax expense                       $220.6         35.0     $239.1         35.0     $212.3         35.0
      Tax exempt interest and dividends
        received deduction                                   (48.8)        (7.7)     (24.7)        (3.6)      (7.3)        (1.2)
      Income tax credits                                     (11.5)        (1.8)      (8.0)        (1.2)      (4.3)        (0.7)
      Other, net                                               1.1          0.1        1.3          0.2        0.7          0.1
                                                            ------       ------     ------       ------     ------       ------
          Total (effective rate of each year)               $161.4         25.6     $207.7         30.4     $201.4         33.2
                                                            ======       ======     ======       ======     ======       ======

      Total federal income tax (refunded) paid was $(45.4) million, $74.6 million and $29.8 million during the years ended December 31, 2001, 2000 and 1999, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(8)   Comprehensive Income (Loss)

      Comprehensive income (loss) includes net income as well as certain items that are reported directly within separate components of shareholder's equity that bypass net income. Other comprehensive income (loss) is comprised of unrealized gains (losses) on securities available-for-sale and accumulated net losses on cash flow hedges. The related before and after federal income tax amounts for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                                       2001           2000          1999
                                                                                         ======         ======        =======
      Unrealized gains (losses) on securities available-for-sale arising during the period:
         Gross                                                                           $164.0         $264.5        $(665.3)
         Adjustment to deferred policy acquisition costs                                  (71.7)         (74.0)         167.5
         Related federal income tax (expense) benefit                                     (32.3)         (66.7)         171.4
                                                                                         ------         ------        -------
            Net                                                                            60.0          123.8         (326.4)
                                                                                         ------         ------        -------

      Reclassification adjustment for net losses on securities
         available-for-sale realized during the period:
         Gross                                                                             58.7           13.5           17.6
         Related federal income tax benefit                                               (20.5)          (4.7)          (6.2)
                                                                                         ------         ------        -------
            Net                                                                            38.2            8.8           11.4
                                                                                         ------         ------        -------

      Other comprehensive income (loss) on securities
         available-for-sale                                                                98.2          132.6         (315.0)
                                                                                         ------         ------        -------

      Accumulated net loss on cash flow hedges:
         Gross                                                                            (13.5)            --             --
         Related federal income tax benefit                                                 4.7             --             --
                                                                                         ------         ------        -------
           Other comprehensive loss on cash flow hedges                                    (8.8)            --             --
                                                                                         ------         ------        -------

      Accumulated net loss on transition adjustments:
            Transition adjustment - SFAS 133                                               (5.6)            --             --
            Transition adjustment - EITF 99-20                                              3.5             --             --
            Related federal income tax benefit                                              0.7             --             --
                                                                                         ------         ------        -------
              Other comprehensive loss on transition adjustments                           (1.4)            --             --
                                                                                         ------         ------        -------
      Total other comprehensive income (loss)                                            $ 88.0         $132.6        $(315.0)
                                                                                         ======         ======        =======

      Reclassification adjustments for net realized gains and losses on the ineffective portion of cash flow hedges were immaterial during 2001 and, therefore, are not reflected in the table above.

(9)   Fair Value of Financial Instruments

      The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements of financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The fair value of a financial instrument is defined as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is to be based on estimates using present value or other valuation techniques. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

      Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from the disclosure requirements, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

      The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

      In estimating its fair value disclosures, the Company used the following methods and assumptions:

            Fixed maturity and equity securities: The fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices. The carrying amount and fair value for fixed maturity and equity securities exclude the fair value of derivatives contracts designated as hedges of fixed maturity and equity securities.

            Mortgage loans on real estate, net: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for impaired mortgage loans is the estimated fair value of the underlying collateral.

            Policy loans, short-term investments and cash: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Separate account assets and liabilities: The fair value of assets held in separate accounts is based on quoted market prices. The fair value of liabilities related to separate accounts is the amount payable on demand, which is net of certain surrender charges.

            Investment contracts: The fair value for the Company's liabilities under investment type contracts is based on one of two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

            Policy reserves on life insurance contracts: Included are disclosures for individual and corporate-owned life insurance, universal life insurance and supplementary contracts with life contingencies for which the estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            Collateral received - securities lending and derivatives: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Short-term debt: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Long-term debt, payable to NFS: The fair value for long-term debt is based on quoted market prices.

            Commitments to extend credit: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 10.

            Futures contracts: The fair value for futures contracts is based on quoted market prices.

            Interest rate and foreign currency swaps: The fair value for interest rate and foreign currency swaps are calculated with pricing models using current rate assumptions.

      Carrying amount and estimated fair value of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts were as follows as of December 31:

                                                                           2001                              2000
                                                                ---------------------------        ----------------------------
                                                                 Carrying        Estimated           Carrying        Estimated
           (in millions)                                          amount         fair value           amount         fair value
                                                                ==========       ==========         ==========       ==========
           Assets:
             Investments:
               Securities available-for-sale:
                 Fixed maturity securities                      $ 18,370.8       $ 18,370.8         $ 15,451.3       $ 15,451.3
                 Equity securities                                    94.0             94.0              109.0            109.0
               Mortgage loans on real estate, net                  7,113.1          7,293.3            6,168.3          6,327.8
               Policy loans                                          591.1            591.1              562.6            562.6
               Short-term investments                              1,011.3          1,011.3              442.6            442.6
             Cash                                                     22.6             22.6               18.4             18.4
             Assets held in separate accounts                     59,513.0         59,513.0           65,897.2         65,897.2

           Liabilities:
             Investment contracts                                (19,549.5)       (18,421.0)         (16,815.3)       (15,979.8)
             Policy reserves on life insurance contracts          (5,666.5)        (5,524.4)          (5,368.4)        (5,128.5)
             Collateral received - securities lending and
                 derivatives                                        (809.6)          (809.6)                --               --
             Short-term debt                                        (100.0)          (100.0)            (118.7)          (118.7)
             Long-term debt, payable to NFS                         (300.0)          (300.0)                --               --
             Liabilities related to separate accounts            (59,513.0)       (58,387.3)         (65,897.2)       (64,237.6)

           Derivative financial instruments:
             Interest rate swaps hedging assets                       (5.6)            (5.6)              (8.3)            (8.3)
             Cross currency interest rate swaps                      (66.0)           (66.0)             (24.3)           (24.3)
             Futures contracts                                       (33.0)           (33.0)             (16.0)           (16.0)
                                                                ----------       ----------         ----------       ----------

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(10)  Risk Disclosures

      The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

      Credit Risk: The risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties, including reinsurers, which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

      Interest Rate Risk: The risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

      Legal/Regulatory Risk: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or create additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by offering a wide range of products and by operating throughout the U. S., thus reducing its exposure to any single product or jurisdiction and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

      Financial Instruments with Off-Balance-Sheet Risk: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans and derivative financial instruments. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

      Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to generally lend no more than 80% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $344.0 million extending into 2002 were outstanding as of December 31, 2001. The Company also had $81.5 million of commitments to purchase fixed maturity securities outstanding as of December 31, 2001.

      Notional amounts of derivative financial instruments, primarily interest rate swaps, interest rate futures contracts and foreign currency swaps, significantly exceed the credit risk associated with these instruments and represent contractual balances on which calculations of amounts to be exchanged are based. Credit exposure is limited to the sum of the aggregate fair value of positions that have become favorable to NLIC, including accrued interest receivable due from counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high quality institutions, collateral agreements and other contract provisions. As of December 31, 2001, NLIC's credit risk from these derivative financial instruments was $1.5 million net of $18.0 million of cash colleteral.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Equity Market Risk: Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. As of December 31, 2001, 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of deferred policy acquisition costs.

      Significant Concentrations of Credit Risk: The Company grants mainly commercial mortgage loans on real estate to customers throughout the U. S. The Company has a diversified portfolio with no more than 20% (22% in 2000) in any geographic area and no more than 2% (1% in 2000) with any one borrower as of December 31, 2001. As of December 31, 2001, 34% (36% in
      2000) of the carrying value of the Company's commercial mortgage loan portfolio financed retail properties.

      Significant Business Concentrations: As of December 31, 2001, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also, the Company did not have a concentration of business transactions with a particular customer, lender or distribution source, a market or geographic area in which business is conducted that makes it vulnerable to an event which could cause a severe impact to the Company's financial position.

      Reinsurance: The Company has entered into reinsurance contracts to cede a portion of its general account individual annuity business. Total recoveries due from these contracts were $161.2 million and $143.1 million as of December 31, 2001 and 2000, respectively. The contracts are immaterial to the Company's results of operations. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. Under the terms of the contracts, trusts have been established as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in the underlying contract.

      Collateral - Derivatives: The Company enters into agreements with various counterparties to execute over-the-counter derivative transactions. The Company's policy is to include a Credit Support Annex with each agreement to protect the Company for any exposure above the approved credit threshold. This also protects the counterparty against exposure to the Company. The Company generally posts securities as collateral and receives cash as collateral from counterparties. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received during the loan term.

      Collateral - Securities Lending: The Company, through its agent, lends certain portfolio holdings and in turn receives cash collateral. The cash collateral is invested in high-quality short-term investments. The Company's policy requires a minimum of 102% of the fair value of the securities loaned be maintained as collateral. Net returns on the investments, after payment of a rebate to the borrower, are shared between the Company and its agent. Both the borrower and the Company can request or return the loaned securities at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received during the loan term.

(11) Pension Plan, Postretirement Benefits Other than Pensions and Retirement Savings Plan

      The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract of NLIC. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Pension costs (benefits) charged to operations by the Company during the years ended December 31, 2001, 2000 and 1999 were $5.0 million, $1.9 million and $(8.3) million, respectively. The Company has recorded a prepaid pension asset of $9.4 million and $13.6 million as of December 31, 2001 and 2000, respectively.

      In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

      The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation (APBO), however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

      The Company's accrued postretirement benefit expense as of December 31, 2001 and 2000 was $53.8 million and $51.0 million, respectively and the net periodic postretirement benefit cost (NPPBC) for 2001, 2000 and 1999 was $2.9 million, $3.8 million and $4.9 million, respectively.

      Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 2001 and 2000 follows:

                                                                           Pension Benefits             Postretirement Benefits
                                                                      -------------------------         -----------------------
      (in millions)                                                     2001             2000             2001            2000
                                                                      ========         ========         ========       ========
      Change in benefit obligation
      Benefit obligation at beginning of year                         $1,981.7         $1,811.4         $  276.4       $  239.8
      Service cost                                                        89.3             81.4             12.6           12.2
      Interest cost                                                      129.1            125.3             21.4           18.7
      Participant contributions                                             --               --              3.3            2.9
      Plan amendment                                                      27.7               --              0.2             --
      Actuarial (gain) loss                                               (5.8)            34.8             20.2           16.1
      Benefits paid                                                      (89.8)           (71.2)           (20.1)         (13.3)
                                                                      --------         --------         --------       --------
      Benefit obligation at end of year                                2,132.2          1,981.7            314.0          276.4
                                                                      ========         ========         ========       ========

      Change in plan assets
      Fair value of plan assets at beginning of year                   2,337.1          2,247.6            119.4           91.3
      Actual return (loss) on plan assets                                (46.6)           140.9             (0.2)          12.2
      Employer contribution                                                 --               --             17.3           26.3
      Participant contributions                                             --               --              3.3            2.9
      Plan curtailment                                                      --             19.8               --             --
      Benefits paid                                                      (89.8)           (71.2)           (20.1)         (13.3)
                                                                      --------         --------         --------       --------
      Fair value of plan assets at end of year                         2,200.7          2,337.1            119.7          119.4
                                                                      --------         --------         --------       --------

      Funded status                                                       68.5            355.4           (194.3)        (157.0)
      Unrecognized prior service cost                                     49.5             25.0              0.2             --
      Unrecognized net gains                                             (79.3)          (311.7)            (4.0)         (34.1)
      Unrecognized net (asset) obligation at transition                   (5.1)            (6.4)             0.8            1.0
                                                                      --------         --------         --------       --------
      Prepaid (accrued) benefit cost                                  $   33.6         $   62.3         $ (197.3)      $ (190.1)
                                                                      ========         ========         ========       ========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Assumptions used in calculating the funded status of the pension plan and postretirement life and health care benefit plan were as follows:

                                                                         Pension Benefits             Postretirement Benefits
                                                                      -----------------------        ------------------------
                                                                       2001             2000            2001            2000
                                                                      =======================        ========================
      Weighted average discount rate                                    6.50%           6.75%           7.25%            7.50%
      Rate of increase in future compensation levels                    4.75%           5.00%             --               --
      Assumed health care cost trend rate:
            Initial rate                                                  --              --           11.00%           11.00%
            Ultimate rate                                                 --              --            5.50%            5.50%
            Declining period                                              --              --           4 Years          4 Years
                                                                       -----           -----           -----            -----

      The components of net periodic pension cost for the pension plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                               2001               2000               1999
      =======================================================================================================================
      Service cost (benefits earned during the period)                           $ 89.3             $ 81.4             $ 80.0
      Interest cost on projected benefit obligation                               129.1              125.3              109.9
      Expected return on plan assets                                             (183.8)            (184.5)            (160.3)
      Recognized gains                                                             (7.8)             (11.8)              (9.1)
      Amortization of prior service cost                                            3.2                3.2                3.2
      Amortization of unrecognized transition asset                                (1.3)              (1.3)              (1.4)
                                                                                 ------             ------             ------
                                                                                 $ 28.7             $ 12.3             $ 22.3
                                                                                 ======             ======             ======

      Effective December 31, 1998, Wausau Service Corporation (WSC) ended its affiliation with Nationwide and employees of WSC ended participation in the pension plan resulting in a curtailment gain of $67.1 million. During 1999, the pension plan transferred assets to settle its obligation related to WSC employees, resulting in a gain of $32.9 million. The spin-off of liabilities and assets was completed in the year 2000, resulting in an adjustment to the curtailment gain of $19.8 million.

      Assumptions used in calculating the net periodic pension cost for the pension plan were as follows:

                                                                                    2001             2000            1999
                                                                                    ====             ====            ====
      Weighted average discount rate                                                6.75%            7.00%           6.08%
      Rate of increase in future compensation levels                                5.00%            5.25%           4.33%
      Expected long-term rate of return on plan assets                              8.00%            8.25%           7.33%
                                                                                    ----             ----            ----

      The components of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                                       2001           2000           1999
                                                                                          =====          =====          =====
      Service cost (benefits attributed to employee service during the year)              $12.6          $12.2          $14.2
      Interest cost on accumulated postretirement benefit obligation                       21.4           18.7           17.6
      Expected return on plan assets                                                       (9.6)          (7.9)          (4.8)
      Amortization of unrecognized transition obligation of affiliates                      0.6            0.6            0.6
      Net amortization and deferral                                                        (0.4)          (1.3)          (0.5)
                                                                                          -----          -----          -----
                                                                                          $24.6          $22.3          $27.1
                                                                                          =====          =====          =====

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Actuarial assumptions used for the measurement of the NPPBC for the postretirement benefit plan for 2001, 2000 and 1999 were as follows:

                                                                                          2001             2000            1999
                                                                                        =======          =======         =======
      Discount rate                                                                       7.50%            7.80%           6.65%
      Long-term rate of return on plan assets, net of tax in 1999                         8.00%            8.30%           7.15%
      Assumed health care cost trend rate:
         Initial rate                                                                    11.00%           13.00%          15.00%
         Ultimate rate                                                                    5.50%            5.50%           5.50%
         Declining period                                                               4 Years          5 Years         6 Years
                                                                                        -------          -------         -------

      Because current plan costs are very close to the employer dollar caps, the health care cost trend has an immaterial effect on plan obligations for the postretirement benefit plan as a whole. For this reason, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2001 and on the NPPBC for the year ended December 31, 2001 was not calculated.

      The Company, together with other affiliated companies, sponsors a defined contribution retirement savings plan covering substantially all employees of the Company. Employees may make salary deferral contributions of up to 22%. Salary deferrals of up to 6% are subject to a 50% Company match. The Company match is funded on a bi-weekly basis and the expense of such contributions are allocated to the Company based on employee contributions. The Company's expense for contributions to this plan totaled $5.6 million, $4.4 million and $3.3 million for 2001, 2000 and 1999, respectively. Individuals are subject to a dollar limit on salary deferrals per Internal Revenue Service (IRS) Section 402(g) and other limits also apply. The Company has no legal obligation for benefits under this plan.

(12) Shareholder's Equity, Regulatory Risk-Based Capital, Retained Earnings and Dividend Restrictions

      The State of Ohio, where NLIC and NLAIC are domiciled, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the Company's insurance regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. NLIC and NLAIC each exceed the minimum risk-based capital requirements for all periods presented herein.

      The statutory capital and surplus of NLIC as of December 31, 2001, 2000 and 1999 was $1.76 billion, $1.28 billion and $1.35 billion, respectively. The statutory net income of NLIC for the years ended December 31, 2001, 2000 and 1999 was $83.1 million, $158.7 million and $276.2 million, respectively.

      The NAIC completed a project to codify statutory accounting principles (Codification), which became effective January 1, 2001 for NLIC and NLAIC. The resulting change to NLIC's January 1, 2001 surplus was an increase of approximately $80.0 million. The significant change for NLIC, as a result of Codification, was the recording of deferred taxes, which were not recorded prior to the adoption of Codification.

      The Company is limited in the amount of shareholder dividends it may pay without prior approval by the Department. As of December 31, 2001 $141.0 million in dividends could be paid by NLIC without prior approval.

      In addition, the payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its shareholders.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses, interest and shareholder dividends in the future.

(13)  Related Party Transactions

      During 2001, the Company entered into a transaction with NMIC, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to NMIC for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. The sale price, which was paid in cash, represented the fair value of the limited partnership interest and was based on a valuation of the limited partnership and its underlying investments. The valuation was completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and NMIC separately reviewed and approved the valuation prior to the execution of this transaction. The Company continues to hold an economic and voting interest in the limited partnership of approximately 14%, with NMIC holding the remaining interests.

      NLIC has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $4.68 billion and $4.80 billion as of December 31, 2001 and 2000, respectively. Total revenues from these contracts were $150.7 million, $156.8 million, and $149.7 million for the years ended December 31, 2001, 2000, and 1999, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $118.4 million, $131.9 million, and $112.0 million for the years ended December 31, 2001, 2000, and 1999, respectively. The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties.

      The Company files a consolidated federal tax return with NMIC, as described in Note 2(i). Total payments (from) to NMIC were $(45.4) million, $74.6 million, and $29.8 million for the years ended December 31, 2001, 2000, and 1999, respectively.

      During second quarter 1999, the Company entered into a modified coinsurance arrangement to reinsure the 1999 operating results of an affiliated company, Employers Life Insurance Company of Wausau (ELOW) retroactive to January 1, 1999. In September 1999, NFS acquired ELOW for $120.8 million and immediately merged ELOW into NLIC terminating the modified coinsurance arrangement. Because ELOW was an affiliate, the Company accounted for the merger similar to poolings-of-interests; however, prior period financial statements were not restated due to immateriality. The reinsurance and merger combined contributed $1.46 million to net income in 1999.

      The Company has a reinsurance agreement with NMIC whereby all of the Company's accident and health business is ceded to NMIC on a modified coinsurance basis. The agreement covers individual accident and health business for all periods presented and group and franchise accident and health business since July 1, 1999. Either party may terminate the agreement on January 1 of any year with prior notice. Prior to July 1, 1999 group and franchise accident and health business and a block of group life insurance policies were ceded to ELOW under a modified coinsurance agreement. Under a modified coinsurance agreement, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of the Company's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to NMIC and ELOW for the years ended December 31, 2001, 2000 and 1999 were $200.7 million, $170.1 million, and $193.0 million, respectively, while benefits, claims and expenses ceded were $208.5 million, $168.0 million and $197.3 million, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as investment management, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among NMIC and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2001, 2000 and 1999, the Company made payments to NMIC and Nationwide Services Company totaling $139.8 million, $150.3 million, and $124.1 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

      Under a marketing agreement with NMIC, NLIC makes payments to cover a portion of the agent marketing allowance that is paid to Nationwide agents. These costs cover product development and promotion, sales literature, rent and similar items. Payments under this agreement totaled $26.4 million, $31.4 million and $34.5 million for the years ended December 31, 2001, 2000 and 1999, respectively.

      The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2001, 2000 and 1999, the Company made lease payments to NMIC and its subsidiaries of $18.7 million, $14.1 million and $9.9 million, respectively.

      The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus a price differential. During 2001, the most the Company had outstanding at any given time was $368.5 million and the Company incurred interest expense on intercompany repurchase agreements of $0.2 million for 2001. Transactions under the agreements during 2000 and 1999 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

      The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $54.8 million and $321.1 million as of December 31, 2001 and 2000, respectively, and are included in short-term investments on the accompanying consolidated balance sheets.

      Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the three years ended December 31, 2001 were $52.9 million, $65.0 million and $79.7 million, respectively.

      On December 19, 2001 the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.


      See note 17 regarding the reporting of discontinued operations as a result of a related party transaction.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(14)  Bank Lines of Credit

      The Company has available as a source of funds a $1 billion revolving credit facility entered into by NFS, NLIC and NMIC. The facility is comprised of a five year $700 million agreement and a 364 day $300 million agreement with a group of national financial institutions. The facility provides for several and not joint liability with respect to any amount drawn by any party. The facility provides covenants, including, but not limited to, requirements that the Company maintain consolidated tangible net worth, as defined, in excess of $1.69 billion and NLIC maintain statutory surplus in excess of $935 million. The Company had no amounts outstanding under this agreement as of December 31, 2001. Of the total facility, $300 million is designated to back NLIC's commercial paper program. Therefore, borrowing capacity under this facility is reduced by any amounts outstanding under the commercial paper program, which totaled $100.0 million as of December 31, 2001.

(15)  Contingencies

      On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and the other named defendants. On January 25, 2002, the plaintiffs filed a motion for leave to amend their complaint to add three new named plaintiffs. On February 9, 2002, the plaintiffs filed a motion for class certification. The class has not been certified. The Company intends to defend this lawsuit vigorously.

      On August 15, 2001, the Company was named in a lawsuit filed in Connecticut federal court titled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. On September 5, 2001, the plaintiffs amended their complaint to include class action allegations. The plaintiffs seek to represent a class of plan trustees who purchased variable annuities to fund qualified ERISA retirement plans. The amended complaint alleges that the retirement plans purchased variable annuity contracts from the Company which invested in mutual funds that were offered by separate mutual fund companies; that the Company was a fiduciary under ERISA and that the Company breached its fiduciary duty when it accepted certain fees from the mutual fund companies that purportedly were never disclosed by the Company; and that the Company violated ERISA by replacing many of the mutual funds originally included in the plaintiffs' annuities with "inferior" funds because the new funds purportedly paid more in revenue sharing. The amended complaint seeks disgourgement of fees by the Company and other unspecified compensatory damages. On November 15, 2001, the Company filed a motion to dismiss the amended complaint, which has not been decided. On December 3, 2001, the plaintiffs filed a motion for class certification. On January 15, 2002, the plaintiffs filed a response to the Company's motion to dismiss the amended complaint. On February 22, 2002, the Company filed a reply in support of its motion to dismiss. The class has not been certified. The Company intends to defend this lawsuit vigorously.

      There can be no assurance that any such litigation will not have a material adverse effect on the Company in the future.

(16)  Segment Information

      The Company uses differences in products as the basis for defining its reportable segments. The Company reports three product segments:
      Individual Annuity, Institutional Products and Life Insurance.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Individual Annuity segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

      The Institutional Products segment is comprised of the Company's private and public sector group retirement plans and medium-term note program. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes the IRC Section 457 business in the form of fixed and variable annuities.

      The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      In addition to the product segments, the Company reports a Corporate segment. The Corporate segment includes net investment income not allocated to the three product segments, certain revenues and expenses of the Company's broker/dealer subsidiary, unallocated expenses and interest expense on debt. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments, hedging instruments and hedged items in the Corporate segment.

      The following tables summarize the financial results of the Company's business segments for the years ended December 31, 2001, 2000 and 1999.


                                                        Individual   Institutional      Life
      (in millions)                                       Annuity       Products      Insurance      Corporate        Total
                                                        ==========   ============     ==========     =========      =========
      2001:
      Net investment income                              $   534.7      $   847.5      $   323.3     $    19.2      $ 1,724.7
      Other operating revenue                                556.0          209.4          511.5           1.6        1,278.5
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue (1)                       1,090.7        1,056.9          834.8          20.8        3,003.2
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    433.2          627.8          177.7            --        1,238.7
      Amortization of deferred policy
         acquisition costs                                   220.0           47.6           80.3            --          347.9
      Interest expense on debt                                  --             --             --           6.2            6.2
      Other benefits and expenses                            206.1          170.2          387.1          (2.1)         761.3
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         859.3          845.6          645.1           4.1        2,354.1
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense (1)                      231.4          211.3          189.7          16.7          649.1
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (20.2)         (20.2)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   231.4      $   211.3      $   189.7     $    (3.5)     $   628.9
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $43,885.4      $34,130.1      $ 9,129.0     $ 4,010.1      $91,154.6
                                                         =========      =========      =========     =========      =========



----------
(1) Excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption principles.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued


                                                        Individual   Institutional       Life
      (in millions)                                       Annuity      Products        Insurance     Corporate        Total
                                                         =========   ============      =========     =========      =========
      2000:
      Net investment income                              $   482.0      $   827.4      $   289.2     $    55.3      $ 1,653.9
      Other operating revenue                                625.9          251.6          462.1           2.9        1,342.5
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue(1)                        1,107.9        1,079.0          751.3          58.2        2,996.4
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    396.4          628.8          157.2            --        1,182.4
      Amortization of deferred policy
         acquisition costs                                   238.7           49.2           64.2            --          352.1
      Interest expense on debt                                  --             --             --           1.3            1.3
      Other benefits and expenses                            192.1          181.0          368.8          16.2          758.1
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         827.4          859.0          590.2          17.5        2,293.9
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense(1)                       280.7          220.0          161.1          40.7          702.4
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (19.4)         (19.4)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   280.7      $   220.0      $   161.1     $    21.3      $   683.1
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $45,422.5      $37,217.3      $ 8,103.3     $ 1,824.2      $92,567.3
                                                         =========      =========      =========     =========      =========

      1999:
      Net investment income                              $   458.9      $   771.2      $   253.1     $    37.2      $ 1,520.4
      Other operating revenue                                511.4          211.9          394.9           3.4        1,121.6
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue (1)                         970.3          983.1          648.0          40.6        2,642.0
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    384.9          580.9          130.5            --        1,096.3
      Amortization of deferred policy
         acquisition costs                                   170.9           41.6           60.1            --          272.6
      Other benefits and expenses                            155.3          142.8          334.7          25.8          658.6
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         711.1          765.3          525.3          25.8        2,027.5
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense (1)                      259.2          217.8          122.7          14.8          614.5
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (11.6)         (11.6)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   259.2      $   217.8      $   122.7     $     3.2      $   602.9
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $45,667.8      $39,045.1      $ 6,616.7     $ 1,346.3      $92,675.9
                                                         =========      =========      =========     =========      =========



      ----------
(1) Excludes net realized gains and losses on investments not related to securitizations, hedging instruments and hedged items, discontinued operations and cumulative effect of adoption of accounting principles.

      The Company has no significant revenue from customers located outside of the United States nor does the Company have any significant long-lived assets located outside the United States.

(17) SUBSEQUENT EVENT

      In June 2002, NLIC paid a dividend to NFS in the form of all of the shares of common stock of NSI. As a result, the Company is no longer engaged in broker dealer services related to the asset management business. Therefore, the results of the operations of NSI have been reflected as discontinued operations for all periods presented. This was a non-cash transaction between related parties and therefore will be recorded in the 2002 Consolidated Financial Statements at carrying value, $10.0 million, of the underlying components of the transaction rather than fair value. Such amount represents a non-cash transaction that is not reflected in the consolidated statement of cash flows. The consolidated statements of income and cash flows and all affected footnote disclosures have been revised to reflect NSI as discontinued operations.

      In addition, certain other reclassifications have been made to the segment information provided in note 16 in order to reflect the presentation on a basis consistent with the Company's current practice.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Nationwide Life Insurance Company:

We have audited the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries (collectively the "Company") as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Life Insurance Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in note 2 to the consolidated financial statements, the Company changed its methods of accounting for derivative instruments and hedging activities, and for purchased or retained interests in securitized financial assets in 2001.


KPMG LLP

Columbus, Ohio
January 29, 2002

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                           Consolidated Balance Sheets

                     (in millions, except per share amounts)

                                                                                              December 31,
                                                                                     ------------------------------
                                                                                        2001                 2000
                                                                                     =========            =========
                                     ASSETS
Investments:
  Securities available-for-sale, at fair value:
    Fixed maturity securities (cost $17,961.6 in 2001; $15,245.8 in 2000)            $18,370.8            $15,443.0
    Equity securities (cost $83.0 in 2001; $103.5 in 2000)                                94.0                109.0
  Mortgage loans on real estate, net                                                   7,113.1              6,168.3
  Real estate, net                                                                       172.0                310.7
  Policy loans                                                                           591.1                562.6
  Other long-term investments                                                            125.0                101.8
  Short-term investments, including amounts managed by a related party                 1,011.3                442.6
                                                                                     ---------            ---------
                                                                                      27,477.3             23,138.0
                                                                                     ---------            ---------

Cash                                                                                      22.6                 18.4
Accrued investment income                                                                306.7                251.4
Deferred policy acquisition costs                                                      3,189.0              2,865.6
Other assets                                                                             646.0                396.7
Assets held in separate accounts                                                      59,513.0             65,897.2
                                                                                     ---------            ---------
                                                                                     $91,154.6            $92,567.3
                                                                                     =========            =========

                      LIABILITIES AND SHAREHOLDER'S EQUITY
Future policy benefits and claims                                                    $25,216.0            $22,183.6
Short-term debt                                                                          100.0                118.7
Long-term debt, payable to NFS                                                           300.0                   --
Other liabilities                                                                      2,307.9              1,164.9
Liabilities related to separate accounts                                              59,513.0             65,897.2
                                                                                     ---------            ---------
                                                                                      87,436.9             89,364.4
                                                                                     ---------            ---------

Commitments and contingencies (notes 10 and 15)

Shareholder's equity:
  Common stock, $1 par value.  Authorized 5.0 million shares;
    3.8 million shares issued and outstanding                                              3.8                  3.8
  Additional paid-in capital                                                             646.1                646.1
  Retained earnings                                                                    2,863.1              2,436.3
  Accumulated other comprehensive income                                                 204.7                116.7
                                                                                     ---------            ---------
                                                                                       3,717.7              3,202.9
                                                                                     ---------            ---------
                                                                                     $91,154.6            $92,567.3
                                                                                     =========            =========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                        Consolidated Statements of Income

                                  (in millions)

                                                                                             Years ended December 31,
                                                                                    ------------------------------------------
                                                                                     2001             2000             1999
                                                                                    ========         ========         ========
Revenues:
  Policy charges                                                                    $1,017.3         $1,091.4         $  895.5
  Life insurance premiums                                                              251.1            240.0            220.8
  Net investment income                                                              1,725.0          1,654.9          1,520.8
  Net realized (losses) gains on investments, hedging instruments and hedged items:
      Unrelated parties                                                                (62.7)           (19.4)           (11.6)
      Related party                                                                     44.4               --               --
  Other                                                                                 14.1             17.0             66.1
                                                                                    --------         --------         --------
                                                                                     2,989.2          2,983.9          2,691.6
                                                                                    --------         --------         --------

Benefits and expenses:
  Interest credited to policyholder account balances                                 1,238.7          1,182.4          1,096.3
  Other benefits and claims                                                            280.3            241.6            210.4
  Policyholder dividends on participating policies                                      41.7             44.5             42.4
  Amortization of deferred policy acquisition costs                                    347.9            352.1            272.6
  Interest expense on debt                                                               6.2              1.3               --
  Other operating expenses                                                             444.1            479.0            463.4
                                                                                    --------         --------         --------
                                                                                     2,358.9          2,300.9          2,085.1
                                                                                    --------         --------         --------

    Income before federal income tax expense and cumulative effect of
     adoption of accounting principles                                                 630.3            683.0            606.5
Federal income tax expense                                                             161.4            207.7            201.4
                                                                                    --------         --------         --------
    Income before cumulative effect of adoption of accounting principles               468.9            475.3            405.1
Cumulative effect of adoption of accounting principles, net of tax                      (7.1)              --               --
                                                                                    --------         --------         --------
    Net income                                                                      $  461.8         $  475.3         $  405.1
                                                                                    ========         ========         ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                 Consolidated Statements of Shareholder's Equity

                  Years ended December 31, 2001, 2000 and 1999
                                  (in millions)

                                                                                           Accumulated
                                                            Additional                        other            Total
                                                Common        paid-in       Retained       comprehensive   shareholder's
                                                stock         capital       earnings       income (loss)       equity
                                               ========     ==========      ========       =============   =============
Balance as of December 31, 1998                     3.8         914.7        1,579.0            275.6        2,773.1

Comprehensive income:
    Net income                                       --            --          405.1               --          405.1
    Net unrealized losses on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --           (315.0)        (315.0)
                                                                                                            --------
  Total comprehensive income                                                                                    90.1
                                                                                                            --------
Capital contribution                                 --          26.4           87.9             23.5          137.8
Return of capital to shareholder                     --        (175.0)            --               --         (175.0)
Dividends to shareholder                             --            --          (61.0)              --          (61.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 1999                     3.8         766.1        2,011.0            (15.9)       2,765.0
                                               ========      ========       ========         ========       ========

Comprehensive income:
    Net income                                       --            --          475.3               --          475.3
    Net unrealized gains on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --            132.6          132.6
                                                                                                            --------
  Total comprehensive income                                                                                   607.9
                                                                                                            --------
Return of capital to shareholder                     --        (120.0)            --               --         (120.0)
Dividends to shareholder                             --            --          (50.0)              --          (50.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 2000                $    3.8      $  646.1       $2,436.3         $  116.7       $3,202.9
                                               ========      ========       ========         ========       ========

Comprehensive income:
    Net income                                       --            --          461.8               --          461.8
    Net unrealized gains on securities
      available-for-sale arising during
      the year, net of tax                           --            --             --             98.2           98.2
    Cumulative effect of adoption of
      accounting principles, net of tax              --            --             --             (1.4)          (1.4)
    Accumulated net losses on cash flow
      hedges, net of tax                             --            --             --             (8.8)          (8.8)
                                                                                                            --------
  Total comprehensive income                                                                                   549.8
                                                                                                            --------
Dividends to shareholder                             --            --          (35.0)              --          (35.0)
                                               --------      --------       --------         --------       --------
Balance as of December 31, 2001                $    3.8      $  646.1       $2,863.1         $  204.7       $3,717.7
                                               ========      ========       ========         ========       ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                      Consolidated Statements of Cash Flows

                                  (in millions)

                                                                                               Years ended December 31,
                                                                                      ------------------------------------------
                                                                                        2001             2000             1999
                                                                                      ========         ========         ========
Cash flows from operating activities:
  Net income                                                                          $  461.8         $  475.3         $  405.1
  Adjustments to reconcile net income to net cash provided by operating activities:
      Interest credited to policyholder account balances                               1,238.7          1,182.4          1,096.3
      Capitalization of deferred policy acquisition costs                               (743.0)          (778.9)          (637.0)
      Amortization of deferred policy acquisition costs                                  347.9            352.1            272.6
      Amortization and depreciation                                                      (31.5)           (12.7)             2.4
      Realized losses (gains) on investments, hedging instruments and hedged items:
          Unrelated parties                                                               62.7             19.4             11.6
          Related parties                                                                (44.4)              --               --
     Cumulative effect of adoption of accounting principles                               10.9               --               --
      Increase in accrued investment income                                              (55.3)           (12.8)            (7.9)
     (Increase) decrease in other assets                                                (272.5)           (92.0)           122.9
      Increase (decrease) in policy liabilities                                           33.0             (0.3)           (20.9)
      Increase in other liabilities                                                      304.0            229.3            149.7
      Other, net                                                                           8.3             22.3             (8.6)
                                                                                      --------         --------         --------
        Net cash provided by operating activities                                      1,320.6          1,384.1          1,386.2
                                                                                      --------         --------         --------
Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale                              3,933.9          2,988.7          2,307.9
  Proceeds from sale of securities available-for-sale                                    497.8            602.0            513.1
  Proceeds from repayments of mortgage loans on real estate                            1,204.4            911.7            696.7
  Proceeds from sale of real estate                                                       29.1             18.7              5.7
  Proceeds from sale of limited partnership to related party                             158.9               --               --
  Proceeds from repayments of policy loans and sale of other invested assets              68.9             79.3             40.9
  Cost of securities available-for-sale acquired                                      (7,123.6)        (3,475.5)        (3,724.9)
  Cost of mortgage loans on real estate acquired                                      (2,123.1)        (1,318.0)          (971.4)
  Cost of real estate acquired                                                            (0.4)            (7.1)           (14.2)
  Short-term investments, net                                                           (568.7)           (26.6)           (27.5)
  Collateral received - securities lending, net                                          791.6               --               --
  Other, net                                                                            (192.2)          (182.3)          (110.9)
                                                                                      --------         --------         --------
        Net cash used in investing activities                                         (3,323.4)          (409.1)        (1,284.6)
                                                                                      --------         --------         --------
Cash flows from financing activities:
  Net proceeds from issuance of long-term debt to NFS                                    300.0               --               --
  Capital returned to shareholder                                                           --           (120.0)          (175.0)
  Net change in short-term debt                                                          (18.7)           118.7               --
  Cash dividends paid                                                                    (35.0)          (100.0)           (13.5)
  Increase in investment and universal life insurance product account balances         5,976.7          4,517.0          3,799.4
  Decrease in investment and universal life insurance product account balances        (4,216.0)        (5,377.1)        (3,711.1)
                                                                                      --------         --------         --------
        Net cash provided by (used in) financing activities                            2,007.0           (961.4)          (100.2)
                                                                                      --------         --------         --------
Net increase in cash                                                                       4.2             13.6              1.4

Cash, beginning of year                                                                   18.4              4.8              3.4
                                                                                      --------         --------         --------
Cash, end of year                                                                     $   22.6         $   18.4         $    4.8
                                                                                      ========         ========         ========

See accompanying notes to consolidated financial statements, including note 13 which describes related party transactions.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

                   Notes to Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

(1)   Organization and Description of Business

      Nationwide Life Insurance Company (NLIC, or collectively with its subsidiaries, the Company) is a leading provider of long-term savings and retirement products in the United States of America and is a wholly owned subsidiary of Nationwide Financial Services, Inc. (NFS). The Company develops and sells a diverse range of products including individual annuities, private and public sector pension plans and other investment products sold to institutions and life insurance. NLIC sells its products through a diverse network of distribution channels, including independent broker/dealers, brokerage firms, financial institutions, pension plan administrators, life insurance specialists, Nationwide Retirement Solutions and Nationwide agents.

      Wholly owned subsidiaries of NLIC include Nationwide Life and Annuity Insurance Company (NLAIC), Nationwide Securities, Inc., and Nationwide Investment Services Corporation.

(2)   Summary of Significant Accounting Policies

      The significant accounting policies followed by the Company that materially affect financial reporting are summarized below. The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) which differ from statutory accounting practices. The statutory financial statements of NLIC and NLAIC are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (the Department). The State of Ohio has adopted the National Association of Insurance Commissioners (NAIC) statutory accounting practices (NAIC SAP) as the basis of its statutory accounting practices. NLIC and NLAIC have no statutory accounting practices that differ from NAIC SAP. See also note 12.

      In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses for the reporting period. Actual results could differ significantly from those estimates.

      The most significant estimates include those used in determining deferred policy acquisition costs for investment products and universal life insurance products, valuation allowances for mortgage loans on real estate, impairment losses on other investments and federal income taxes. Although some variability is inherent in these estimates, management believes the amounts provided are appropriate.

      (a)   Consolidation Policy

            The consolidated financial statements include the accounts of NLIC and companies in which NLIC directly or indirectly has a controlling interest. All significant intercompany balances and transactions have been eliminated.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (b)   Valuation of Investments, Investment Income and Related Gains and
            Losses

            The Company is required to classify its fixed maturity securities and equity securities as either held-to-maturity, available-for-sale or trading. The Company classifies fixed maturity and equity securities as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of adjustments to deferred policy acquisition costs and deferred federal income tax, reported as a separate component of accumulated other comprehensive income (AOCI) in shareholders' equity. The adjustment to deferred policy acquisition costs represents the change in amortization of deferred policy acquisition costs that would have been required as a charge or credit to operations had such unrealized amounts been realized. Management regularly reviews its fixed maturity and equity securities portfolio to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. A number of criteria are considered during this process including, but not limited to, the current fair value as compared to amortized cost or cost, as appropriate, of the security, the length of time the security's fair value has been below amortized cost/cost, and by how much, and specific credit issues related to the issuer. Impairment losses result in a reduction of the cost basis of the underlying investment.

            For mortgage-backed securities, the Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments, and any resulting adjustment is included in net investment income. All other investment income is recorded on the accrual basis.

            Mortgage loans on real estate are carried at the unpaid principal balance less valuation allowances. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by portfolio managers. Mortgage loans on real estate are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When the Company determines that a loan is impaired, a provision for loss is established equal to the difference between the carrying value and the estimated value of the mortgage loan. Estimated value is based on the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, if the loan is collateral dependent. Loans in foreclosure and loans considered impaired are placed on non-accrual status. Interest received on non-accrual status mortgage loans on real estate is included in net investment income in the period received.

            The valuation allowance account for mortgage loans on real estate is maintained at a level believed adequate by the Company to absorb estimated probable credit losses. The Company's periodic evaluation of the adequacy of the allowance for losses is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of the underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors.

            Real estate is carried at cost less accumulated depreciation. Real estate designated as held for disposal is carried at the lower of the carrying value at the time of such designation or fair value less cost to sell. Other long-term investments are carried on the equity method of accounting. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

            Realized gains and losses on the sale of investments are determined on the basis of specific security identification. Changes in valuation allowances and impairment losses for other-than-temporary declines in fair values are included in realized gains and losses on investments, hedging instruments and hedged items.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (c)   Derivative Instruments

            Derivatives are carried at fair value. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), or a foreign currency fair value or cash flow hedge (foreign currency hedge) or a non-hedge transaction. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for entering into various hedge transactions. This process includes linking all derivatives that are designated as fair value, cash flow or foreign currency hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used for hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively.

            The Company enters into interest rate swaps, cross-currency swaps or Eurodollar Futures to hedge the fair value of existing fixed rate assets and liabilities. In addition, the Company uses short treasury future positions to hedge the fair value of bond and mortgage loan commitments. Typically, the Company is hedging the risk of changes in fair value attributable to changes in benchmark interest rates. Derivative instruments classified as fair value hedges are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items. Changes in the fair value of the hedged item, attributable to the risk being hedged, are also recorded in realized gains and losses on investments, hedging instruments and hedged items. The adjustment of the carrying amount of hedged assets using Eurodollar Futures and firm commitments using Treasury Futures are accounted for in the same manner as other components of the carrying amount of that asset. The adjustment of the carrying amount is amortized to investment income over the life of the asset.

            The Company may enter into receive fixed/pay variable interest rate swaps to hedge existing floating rate assets or to hedge cash flows from the anticipated purchase of investments. These derivative instruments are classified as cash flow hedges and are carried at fair value, with the offset recorded in AOCI to the extent the hedging relationship is effective. The ineffective portion of the hedging relationship is recorded in realized gains and losses on investments, hedging instruments and hedged items. Gains and losses on cash flow derivative instruments are reclassified out of AOCI and recognized in earnings over the same period(s) that the hedged item affects earnings.

            Amounts receivable or payable under interest rate and foreign currency swaps are recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item.

            From time to time, the Company may enter into a derivative transaction that will not qualify for hedge accounting. These include basis swaps (receive one variable rate, pay another variable rate) to hedge variable rate assets or foreign-denominated liabilities. These instruments are carried at fair value, with changes in fair value recorded in realized gains and losses on investments, hedging instruments and hedged items.

            The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires, or is sold, terminated or exercised, the derivative is dedesignated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the Company continues to carry the derivative on the consolidated balance sheet at its fair value, and no longer adjusts the hedged item for changes in fair value. The adjustment of the carrying amount of the hedged item is accounted for in the same manner as other components of the carrying amount of that item. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the Company continues to carry the derivative on the consolidated balance sheet at its fair value, removes any asset or liability that was recorded pursuant to recognition of the firm commitment from the consolidated balance sheet and recognizes any gain or loss in net realized gains and losses on investments, hedging instruments and hedged items. When hedge accounting is discontinued because it is probable that a forecasted transaction will not occur, the Company continues to carry the derivative on the consolidated balance sheet at fair value and gains and losses that were accumulated in AOCI are recognized immediately in realized gains and losses on investments, hedging instruments and hedged items. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the consolidated balance sheet, and recognizes any changes in fair value in net realized gains and losses on investments, hedging instruments and hedged items.

            Prior to the adoption of SFAS 133, defined in note 2 (k), provided they met specific criteria, interest rate and foreign currency swaps and futures were considered hedges and accounted for under the accrual and deferral method, respectively. Amounts receivable or payable under interest rate and foreign currency swaps were recognized as an adjustment to net investment income or interest credited to policyholder account balances consistent with the nature of the hedged item. Changes in the fair value of interest rate swaps were not recognized on the consolidated balance sheet, except for interest rate swaps designated as hedges of fixed maturity securities available-for-sale, for which changes in fair values were reported in AOCI. Gains and losses on foreign currency swaps were recorded in earnings based on the related spot foreign exchange rate at the end of the reporting period. Gains and losses on these contracts offset those recorded as a result of translating the hedged foreign currency denominated liabilities and investments to U.S. dollars.

      (d)   Revenues and Benefits

            Investment Products and Universal Life Insurance Products:
            Investment products consist primarily of individual and group variable and fixed deferred annuities. Universal life insurance products include universal life insurance, variable universal life insurance, corporate-owned life insurance and other interest-sensitive life insurance policies. Revenues for investment products and universal life insurance products consist of net investment income, asset fees, cost of insurance, policy administration and surrender charges that have been earned and assessed against policy account balances during the period. The timing of revenue recognition as it relates to fees assessed on investment contracts and universal life contracts is determined based on the nature of such fees. Asset fees, cost of insurance and policy administration charges are assessed on a daily or monthly basis and recognized as revenue when assessed and earned. Certain amounts assessed that represent compensation for services to be provided in future periods are reported as unearned revenue and recognized in income over the periods benefited. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Policy benefits and claims that are charged to expense include interest credited to policy account balances and benefits and claims incurred in the period in excess of related policy account balances.

            Traditional Life Insurance Products: Traditional life insurance products include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance, limited-payment life insurance, term life insurance and certain annuities with life contingencies. Premiums for traditional life insurance products are recognized as revenue when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contract. This association is accomplished by the provision for future policy benefits and the deferral and amortization of policy acquisition costs.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (e)   Deferred Policy Acquisition Costs

            The costs of acquiring new business, principally commissions, certain expenses of the policy issue and underwriting department and certain variable sales expenses that relate to and vary with the production of new or renewal business have been deferred. Deferred policy acquisition costs are subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each accounting period.

            For investment products and universal life insurance products, deferred policy acquisition costs are being amortized with interest over the lives of the policies in relation to the present value of estimated future gross profits from projected interest margins, asset fees, cost of insurance, policy administration and surrender charges. For years in which gross profits are negative, deferred policy acquisition costs are amortized based on the present value of gross revenues. The Company regularly reviews the estimated future gross profits and revises such estimates when appropriate. The cumulative change in amortization as a result of changes in estimates to reflect current best estimates is recorded as a charge or credit to amortization expense. The most significant assumptions that are involved in the estimation of future gross profits include future market performance and surrender/lapse rates. In the event actual expense differs significantly from assumptions or assumptions are significantly revised, the Company may be required to record a significant charge or credit to amortization expense. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available-for-sale as described in note 2(b).

            For traditional life insurance products, these deferred policy acquisition costs are predominantly being amortized with interest over the premium paying period of the related policies in proportion to the ratio of actual annual premium revenue to the anticipated total premium revenue. Such anticipated premium revenue was estimated using the same assumptions as were used for computing liabilities for future policy benefits.

      (f)   Separate Accounts

            Separate account assets and liabilities represent contractholders' funds which have been segregated into accounts with specific investment objectives. Separate account assets are recorded at market value except for separate account contracts with guaranteed investment returns. For all but $1.39 billion and $1.12 billion of separate account assets as of December 31, 2001 and 2000, respectively, the investment income and gains or losses of these accounts accrue directly to the contractholders. The activity of the separate accounts is not reflected in the consolidated statements of income and cash flows except for the fees the Company receives. Such fees are assessed on a daily or monthly basis and recognized as revenue when assessed and earned.

      (g)   Future Policy Benefits

            Future policy benefits for investment products in the accumulation phase, universal life insurance and variable universal life insurance policies have been calculated based on participants' contributions plus interest credited less applicable contract charges.

            Future policy benefits for traditional life insurance policies have been calculated by the net level premium method using interest rates varying from 6.0% to 10.5% and estimates of mortality, morbidity, investment yields and withdrawals which were used or which were being experienced at the time the policies were issued.

      (h)   Participating Business

            Participating business represented approximately 17% in 2001 (21% in 2000 and 29% in 1999) of the Company's life insurance in force, 63% in 2001 (66% in 2000 and 69% in 1999) of the number of life insurance policies in force, and 9% in 2001 (8% in 2000 and 13% in 1999) of life insurance statutory premiums. The provision for policyholder dividends was based on then current dividend scales and has been included in "Future policy benefits and claims" in the accompanying consolidated balance sheets.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      (i)   Federal Income Tax

            The Company files a consolidated federal income tax return with Nationwide Mutual Insurance Company (NMIC), the ultimate majority shareholder of NFS. The members of the consolidated tax return group have a tax sharing arrangement which provides, in effect, for each member to bear essentially the same federal income tax liability as if separate tax returns were filed.

            The Company provides for federal income taxes based on amounts the Company believes it will ultimately owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain expenses and the realization of certain tax credits. In the event the ultimate deductibility of certain expenses or the realization of certain tax credits differ from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the consolidated financial statements.

            The Company utilizes the asset and liability method of accounting for income tax. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

      (j)   Reinsurance Ceded

            Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported on a gross basis.

      (k)   Recently Issued Accounting Pronouncements

            In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS
            133). SFAS 133, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, was adopted by the Company effective January 1, 2001. Upon adoption, the provisions of SFAS 133 were applied prospectively.

            SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value.

            As of January 1, 2001, the Company had $755.4 million notional amount of freestanding derivatives with a market value of ($7.0) million. All other derivatives qualified for hedge accounting under SFAS 133. The adoption of SFAS 133 resulted in the Company recording a net transition adjustment loss of $4.8 million (net of related income tax of $2.6 million) in net income. In addition, a net transition adjustment loss of $3.6 million (net of related income tax of $2.0 million) was recorded in AOCI at January 1, 2001. The adoption of SFAS 133 resulted in the Company derecognizing $17.0 million of deferred assets related to hedges, recognizing $10.9 million of additional derivative instrument liabilities and $1.3 million of additional firm commitment assets, while also decreasing hedged future policy benefits by $3.0 million and increasing the carrying amount of hedged investments by $10.6 million. Further, the adoption of SFAS 133 resulted in the Company reporting total derivative instrument assets and liabilities of $44.8 million and $107.1 million, respectively, as of January 1, 2001.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            The adoption of SFAS 133 may increase the volatility of reported earnings and other comprehensive income. The amount of volatility will vary with the level of derivative and hedging activities and fluctuations in market interest rates and foreign currency exchange rates during any period.

            In November 1999, the Emerging Issues Task Force (EITF) issued EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets (EITF 99-20). The Company adopted EITF 99-20 on April 1, 2001. EITF 99-20 establishes the method of recognizing interest income and impairment on asset-backed investment securities. EITF 99-20 requires the Company to update the estimate of cash flows over the life of certain retained beneficial interests in securitization transactions and purchased beneficial interests in securitized financial assets. Pursuant to EITF 99-20, based on current information and events, if the Company estimates that the fair value of its beneficial interests is not greater than or equal to its carrying value and if there has been a decrease in the estimated cash flows since the last revised estimate, considering both timing and amount, then an other-than-temporary impairment should be recognized. The cumulative effect, net of tax, upon adoption of EITF 99-20 on April 1, 2001 decreased net income by $2.3 million with a corresponding increase to AOCI.

            In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141) and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142).

            SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and the use of the pooling-of-interests method has been eliminated.

            SFAS 142 applies to all acquired intangible assets whether acquired singularly, as part of a group, or in a business combination. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets, and will carry forward provisions in Opinion 17 related to internally developed intangible assets. SFAS 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. The amortization of goodwill from past business combinations ceased upon adoption of this statement, which was January 1, 2002 for the Company. Companies are required to evaluate all existing goodwill and intangible assets with indefinite lives for impairment within six months of adoption. Any transitional impairment losses will be recognized in the first interim period in the year of adoption and will be recognized as the cumulative effect of a change in accounting principle.

            The Company does not expect any material impact of adopting SFAS 141 and SFAS 142 on the results of operations and financial position.

            In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144). SFAS 144 supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, and APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 is effective for fiscal years beginning after December 15, 2001 (January 1, 2002 for the Company) and will carry forward many of the provisions of SFAS 121 and Opinion 30 for recognition and measurement of the impairment of long-lived assets to be held and used, and measurement of long-lived assets to be disposed of by sale. Under SFAS 144, if a long-lived asset is part of a group that includes other assets and liabilities, then the provisions of SFAS 144 apply to the entire group. In addition, SFAS 144 does not apply to goodwill and other intangible assets that are not amortized. Management does not expect the adoption of SFAS 144 to have a material impact on the results of operations or financial position of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            In 2001, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 01-5, Amendments to Specific AICPA Pronouncements for Changes Related to the NAIC Codification (SOP 01-5). In doing so, AICPA SOP 94-5, Disclosures of Certain Matters in the Financial Statements of Insurance Enterprises, was amended to reflect the results of the completion of the NAIC codification of statutory accounting practices for certain insurance enterprises (Codification). The adoption of SOP 01-5 did not have an impact on the results of operations or financial position of the Company.

      (l)   Reclassification

            Certain items in the 2000 and 1999 consolidated financial statements and related footnotes have been reclassified to conform to the 2001 presentation.

(3)   Investments

      The amortized cost, gross unrealized gains and losses and estimated fair value of securities available-for-sale as of December 31, 2001 and 2000 were:

                                                                                        Gross         Gross
                                                                     Amortized        unrealized    unrealized       Estimated
      (in millions)                                                    cost             gains         losses        fair value
                                                                     =========        ==========    ==========      ==========
      December 31, 2001
          Fixed maturity securities:
          U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                     $   263.2        $    23.1     $     0.5        $   285.8
          Obligations of states and political subdivisions                 7.6              0.3            --              7.9
          Debt securities issued by foreign governments                   41.8              2.6            --             44.4
          Corporate securities                                        11,769.8            470.6         176.5         12,063.9
          Mortgage-backed securities - U.S. Government backed          2,012.3             67.8           3.7          2,076.4
          Asset-backed securities                                      3,866.9             76.7          51.2          3,892.4
                                                                     ---------        ---------     ---------        ---------
              Total fixed maturity securities                         17,961.6            641.1         231.9         18,370.8
        Equity securities                                                 83.0             11.0            --             94.0
                                                                     ---------        ---------     ---------        ---------
                                                                     $18,044.6        $   652.1     $   231.9        $18,464.8
                                                                     =========        =========     =========        =========

      December 31, 2000
          Fixed maturity securities:
          U.S. Treasury securities and obligations of U.S.
            Government corporations and agencies                     $   277.5        $    33.4     $     0.1        $   310.8
          Obligations of states and political subdivisions                 8.6              0.2            --              8.8
          Debt securities issued by foreign governments                   94.1              1.5           0.1             95.5
          Corporate securities                                         9,758.3            235.0         135.1          9,858.2
          Mortgage-backed securities - U.S. Government backed          2,719.1             46.1           3.8          2,761.4
          Asset-backed securities                                      2,388.2             36.3          16.2          2,408.3
                                                                     ---------        ---------     ---------        ---------
              Total fixed maturity securities                         15,245.8            352.5         155.3         15,443.0
        Equity securities                                                103.5              9.5           4.0            109.0
                                                                     ---------        ---------     ---------        ---------
                                                                     $15,349.3        $   362.0     $   159.3        $15,552.0
                                                                     =========        =========     =========        =========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The amortized cost and estimated fair value of fixed maturity securities available-for-sale as of December 31, 2001, by expected maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                            Amortized              Estimated
      (in millions)                                                                           cost                 fair value
                                                                                            =========              ==========
      Fixed maturity securities available for sale:
         Due in one year or less                                                            $ 1,125.4               $ 1,141.7
         Due after one year through five years                                                5,154.4                 5,295.6
         Due after five years through ten years                                               4,073.6                 4,188.8
         Due after ten years                                                                  1,729.0                 1,775.9
                                                                                            ---------               ---------
                                                                                             12,082.4                12,402.0
          Mortgage-backed securities - U.S. Government backed                                 2,012.3                 2,076.4
          Asset-backed securities                                                             3,866.9                 3,892.4
                                                                                            ---------               ---------
                                                                                            $17,961.6               $18,370.8
                                                                                            =========               =========

      The components of unrealized gains on securities available-for-sale, net, were as follows as of December 31:

      (in millions)                                                                           2001                    2000
                                                                                            =========               =========
      Gross unrealized gains                                                                $   420.2               $   202.7
      Adjustment to deferred policy acquisition costs                                           (94.9)                  (23.2)
      Deferred federal income tax                                                              (113.9)                  (62.8)
                                                                                            ---------               ---------
                                                                                            $   211.4               $   116.7
                                                                                            =========               =========

      An analysis of the change in gross unrealized gains (losses) on securities available-for-sale for the years ended December 31:

           (in millions)                                                   2001                  2000                   1999
                                                                          ======                ======                =======
      Securities available-for-sale:
        Fixed maturity securities                                         $212.0                $280.5                $(607.1)
        Equity securities                                                    5.5                  (2.5)                  (8.8)
                                                                          ------                ------                -------
                                                                          $217.5                $278.0                $(615.9)
                                                                          ======                ======                =======

      Proceeds from the sale of securities available-for-sale during 2001, 2000 and 1999 were $497.8 million, $602.0 million and $513.1 million, respectively. During 2001, gross gains of $31.3 million ($12.1 million and $10.4 million in 2000 and 1999, respectively) and gross losses of $10.1 million ($15.1 million and $35.5 million in 2000 and 1999, respectively) were realized on those sales.

      The Company had $25.2 million and $13.0 million of real estate investments as of December 31, 2001 and 2000, respectively, that were non-income producing the preceding twelve months.

      Real estate is presented at cost less accumulated depreciation of $22.0 million as of December 31, 2001 ($25.7 million as of December 31, 2000). The carrying value of real estate held for disposal totaled $33.4 million and $8.5 million as of December 31, 2001 and 2000, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The recorded investment of mortgage loans on real estate considered to be impaired was $29.9 million as of December 31, 2001 ($9.8 million as of December 31, 2000), which includes $5.3 million ($5.3 million as of December 31, 2000) of impaired mortgage loans on real estate for which the related valuation allowance was $1.0 million ($1.6 million as of December 31, 2000) and $24.6 million ($4.5 million as of December 31, 2000) of impaired mortgage loans on real estate for which there was no valuation allowance. Impaired mortgage loans with no valuation allowance are a result of collateral dependent loans where the fair value of the collateral is greater than the recorded investment of the loan. During 2001, the average recorded investment in impaired mortgage loans on real estate was $7.9 million ($7.7 million in 2000) and interest income recognized on those loans totaled $0.4 million in 2001 ($0.4 million in 2000) which is equal to interest income recognized using a cash-basis method of income recognition.

      Activity in the valuation allowance account for mortgage loans on real estate for the years ended December 31 was as follows:

      (in millions)                                                              2001               2000               1999
                                                                               ========           ========           ========
      Allowance, beginning of year                                             $   45.3           $   44.4           $   42.4
        Additions (reductions) charged (credited) to operations                    (1.2)               4.1                0.7
        Direct write-downs charged against the allowance                           (1.2)              (3.2)                --
        Allowance on acquired mortgage loans                                         --                 --                1.3
                                                                               --------           --------           --------
           Allowance, end of year                                              $   42.9           $   45.3           $   44.4
                                                                               ========           ========           ========

      An analysis of investment income (loss) by investment type follows for the years ended December 31:

      (in millions)                                                              2001              2000               1999
                                                                               ========           ========           ========
      Gross investment income:
        Securities available-for-sale:
          Fixed maturity securities                                            $1,181.1           $1,095.5           $1,031.3
          Equity securities                                                         1.8                2.6                2.5
        Mortgage loans on real estate                                             527.9              494.5              460.4
        Real estate                                                                33.1               32.2               28.8
        Short-term investments                                                     28.3               27.0               18.6
        Derivatives                                                               (19.7)               3.9               (1.0)
        Other                                                                      20.9               49.3               27.5
                                                                               --------           --------           --------
            Total investment income                                             1,773.4            1,705.0            1,568.1
      Less investment expenses                                                     48.4               50.1               47.3
                                                                               --------           --------           --------
            Net investment income                                              $1,725.0           $1,654.9           $1,520.8
                                                                               ========           ========           ========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      An analysis of net realized (losses) gains on investments, hedging instruments and hedged items, by investment type follows for the years ended December 31:

      (in millions)                                                                       2001           2000           1999
                                                                                         ======         ======         ======
      Unrelated parties:
         Realized gains (losses) on sale of securities available-for-sale:
            Fixed maturity securities                                                    $ 20.8         $ (7.7)        $(32.5)
            Equity securities                                                               0.4            4.7            7.4
         Other-than-temporary impairments of securities available-for-sale:
            Fixed maturity securities                                                     (66.1)         (10.5)           7.5
            Equity securities                                                             (13.8)            --             --
         Real estate                                                                        1.9           (0.5)           0.9
         Mortgage loans on real estate(1)                                                   0.6           (4.2)          (0.6)
         Derivatives                                                                         --           (2.7)          (1.6)
         Other                                                                             (6.5)           1.5            7.3
                                                                                         ------         ------         ------
                                                                                          (62.7)         (19.4)         (11.6)
      Related party - gain on sale of limited partnership                                  44.4             --             --
                                                                                         ------         ------         ------
      Net realized losses on investments, hedging instruments and
          hedged items                                                                   $(18.3)        $(19.4)        $(11.6)
                                                                                         ======         ======         ======

----------
      (1) The 2001 amount is comprised of $9.9 million of net realized gains on the sale of mortgage loans on real estate, including those related to a securitization transaction, and $9.3 million of realized losses on derivatives hedging the sale of mortgage loans on real estate.

      Fixed maturity securities with an amortized cost of $6.6 million as of December 31, 2001 and $6.5 million as of December 31, 2000 were on deposit with various regulatory agencies as required by law. In addition, fixed maturity securities with an amortized cost of $6.3 million as of December 31, 2000 were placed in escrow under a contractual obligation and none as of December 31, 2001.

      As of December 31, 2001 the Company had pledged fixed maturity securities with a fair value of $112.3 million as collateral to various derivative counterparties.

      As of December 31, 2001 the Company held collateral of $18.0 million on derivative transactions. This amount is included in short-term investments with a corresponding liability recorded in other liabilities.

      As of December 31, 2001, the Company had loaned securities with a fair value of $775.5 million. As of December 31, 2001 the Company held collateral of $791.6 million. This amount is included in short-term investments with a corresponding liability recorded in other liabilities.

(4)   Short-term Debt

      NLIC has established a $300 million commercial paper program under which, borrowings are unsecured and are issued for terms of 364 days or less. As of December 31, 2001 and 2000 the Company had $100.0 million and $118.7 million, respectively, of commercial paper outstanding at an average effective rate of 1.90% and 6.53%, respectively. See also note 14.

(5)   Long-term Debt, payable to NFS

      On December 19, 2001 the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(6)   Derivative Financial Instruments

      QUALITATIVE DISCLOSURE

      Interest Rate Risk Management

      The Company is exposed to changes in the fair value of fixed rate investments (commercial mortgage loans and corporate bonds) due to changes in interest rates. To manage this risk, the Company enters into various types of derivative instruments to minimize fluctuations in fair values resulting from changes in interest rates. The Company principally uses interest rate swaps and short Eurodollar futures to manage this risk.

      Under interest rate swaps, the Company receives variable interest rate payments and makes fixed rate payments, thereby creating floating rate investments.

      Short Eurodollar futures change the fixed rate cash flow exposure to variable rate cash flows. With short Eurodollar futures, if interest rates rise (fall), the gains (losses) on the futures adjust the fixed rate income on the investments, thereby creating floating rate investments.

      As a result of entering into commercial mortgage loan and private placement commitments, the Company is exposed to changes in the fair value of the commitment due to changes in interest rates during the commitment period. To manage this risk, the Company enters into short Treasury futures.

      With short Treasury futures, if interest rates rise (fall), the gains (losses) on the futures will offset the change in fair value of the commitment.

      Floating rate investments (commercial mortgage loans and corporate bonds) expose the Company to fluctuations in cash flow and investment income due to changes in interest rates. To manage this risk, the Company enters into receive fixed, pay variable over-the-counter interest rate swaps or long Eurodollar futures strips to convert the variable rate investments to a fixed rate.

      In using interest rate swaps, the Company receives fixed interest rate payments and makes variable rate payments; thereby creating fixed rate assets.

      The long Eurodollar futures change the variable rate cash flow exposure to fixed rate cash flows. With long Eurodollar futures, if interest rates rise (fall), the losses (gains) on the futures are used to reduce the variable rate income on the investments, thereby creating fixed rate investments.

      Foreign Currency Risk Management

      In conjunction with the Company's medium-term note program, from time to time, the Company issues both fixed and variable rate liabilities denominated in foreign currencies. As a result, the Company is exposed to changes in fair value of the liabilities due to changes in foreign currency exchange rates and interest rates. To manage these risks, the Company enters into cross-currency interest rate swaps to convert these liabilities to a variable U.S. dollar rate.

      For a fixed rate liability, the cross-currency interest rate swap is structured to receive a fixed rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor. For a variable rate foreign liability, the cross-currency interest rate swap is structured to receive a variable rate, in the foreign currency, and pay a variable U.S. dollar rate, generally 3-month libor.

      The Company is exposed to changes in fair value of fixed rate investments denominated in a foreign currency due to changes in foreign currency exchange rates and interest rates. To manage this risk, the Company uses cross-currency interest rate swaps to convert these assets to variable U.S. dollar rate instruments.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Cross-currency interest rate swaps on assets are structured to pay a fixed rate, in the foreign currency, and receive a variable U.S. dollar rate, generally 3-month libor.

      Non-Hedging Derivatives

      From time-to-time, the Company enters into over-the-counter basis swaps (receive one variable rate, pay another variable rate) to change the rate characteristics of a specific investment to better match the variable rate paid on a liability. While the pay-side terms of the basis swap will line up with the terms of the asset, the Company is not able to match the receive-side terms of the derivative to a specific liability; therefore, basis swaps do not receive hedge accounting treatment.

      QUANTITATIVE DISCLOSURE

      Fair Value Hedges

      During the year ended December 31, 2001, gains of $2.1 million were recognized in net realized losses on investments, hedging instruments and hedged items. This represents the ineffective portion of the fair value hedging relationships. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness. There were also no gains or losses recognized in earnings as a result of hedged firm commitments no longer qualifying as fair value hedges.

      Cash Flow Hedges

      For the year ended December 31, 2001, the ineffective portion of cash flow hedges was immaterial. There were no gains or losses attributable to the portion of the derivative instruments' change in fair value excluded from the assessment of hedge effectiveness.

      The Company anticipates reclassifying less than $0.1 million in losses out of AOCI over the next 12-month period.

      As of December 31, 2001, the maximum length of time over which the Company is hedging its exposure to the variability in future cash flows associated with forecasted transactions is twelve months. The Company did not discontinue any cash flow hedges because the original forecasted transaction was no longer probable.

      Other Derivative Instruments, Including Embedded Derivatives

      Net realized gains and losses on investments, hedging instruments and hedged items for the year ended December 31, 2001 include a loss of $1.6 million related to other derivative instruments, including embedded derivatives. For the year ended December 31, 2001 a $27.7 million loss was recorded in net realized losses on investments, hedging instruments and hedged items reflecting the change in fair value of cross-currency interest rate swaps hedging variable rate medium-term notes denominated in foreign currencies. An offsetting gain of $26.3 million was recorded in net realized losses on investments, hedging instruments and hedged items to reflect the change in spot rates of these foreign currency denominated obligations during the year ended December 31, 2001.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The notional amount of derivative financial instruments outstanding as of December 31, 2001 and 2000 were as follows:

       (in millions )                                                                              2001                  2000
                                                                                                 ========             ========
       Interest rate swaps
         Pay fixed/receive variable rate swaps hedging investments                               $1,952.3             $  934.8
         Pay variable/receive fixed rate swaps hedging investments                                  698.4                 98.8
         Pay variable/receive variable rate swaps hedging investments                               197.8                184.0
         Other contracts hedging investments                                                        523.0                 20.4

      Cross currency interest rate swaps
          Hedging foreign currency denominated investments                                           56.1                 30.5
          Hedging foreign currency denominated liabilities                                        2,500.4              1,512.2

      Interest rate futures contracts                                                             6,019.4              5,659.8
                                                                                                 --------             --------

(7)   Federal Income Tax

      The tax effects of temporary differences that give rise to significant components of the net deferred tax liability as of December 31, 2001 and 2000 were as follows:

      (in millions)                                                                             2001                     2000
                                                                                              ========                 ========
      Deferred tax assets:
        Equity securities                                                                     $    6.5                 $     --
        Future policy benefits                                                                     8.2                     34.7
        Liabilities in separate accounts                                                         482.5                    462.7
        Mortgage loans on real estate and real estate                                              7.5                     18.8
        Derivatives                                                                               93.0                       --
        Other assets and other liabilities                                                        81.8                     40.3
                                                                                              --------                 --------
          Total gross deferred tax assets                                                        679.5                    556.5
        Less valuation allowance                                                                  (7.0)                    (7.0)
                                                                                              --------                 --------
          Net deferred tax assets                                                                672.5                    549.5
                                                                                              --------                 --------

      Deferred tax liabilities:
        Deferred policy acquisition costs                                                        861.3                    783.7
        Derivatives                                                                               91.5                       --
        Fixed maturity securities                                                                173.0                     98.8
        Deferred tax on realized investment gains                                                 26.1                     29.0
        Equity securities and other long-term investments                                         31.7                      6.4
        Other                                                                                     68.8                     38.1
                                                                                              --------                 --------
          Total gross deferred tax liabilities                                                 1,252.4                    956.0
                                                                                              --------                 --------
          Net deferred tax liability                                                          $  579.9                 $  406.5
                                                                                              ========                 ========

      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of the total gross deferred tax assets will not be realized. Future taxable amounts or recovery of federal income tax paid within the statutory carryback period can offset nearly all future deductible amounts. The valuation allowance was unchanged for the years ended December 31, 2001, 2000 and 1999.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Company's current federal income tax liability was $186.2 million and $108.9 million as of December 31, 2001 and 2000, respectively.

      Federal income tax expense attributable to income before cumulative effect of adoption of accounting principles for the years ended December 31 was as follows:

      (in millions)                                                      2001                    2000                    1999
                                                                        ======                  ======                  ======
      Currently payable                                                 $ 32.5                  $ 78.0                  $ 53.6
      Deferred tax expense                                               128.9                   129.7                   147.8
                                                                        ------                  ------                  ------
                                                                        $161.4                  $207.7                  $201.4
                                                                        ======                  ======                  ======

      Total federal income tax expense for the years ended December 31, 2001, 2000 and 1999 differs from the amount computed by applying the U.S. federal income tax rate to income before federal income tax expense and cumulative effect of adoption of accounting principles as follows:

                                                                  2001                     2000                    1999
                                                            -------------------     -------------------     -------------------
      (in millions)                                         Amount          %       Amount          %       Amount          %
                                                            ======       ======     ======       ======     ======       ======
      Computed (expected) tax expense                       $220.6         35.0     $239.1         35.0     $212.3         35.0
      Tax exempt interest and dividends
        received deduction                                   (48.8)        (7.7)     (24.7)        (3.6)      (7.3)        (1.2)
      Income tax credits                                     (11.5)        (1.8)      (8.0)        (1.2)      (4.3)        (0.7)
      Other, net                                               1.1          0.1        1.3          0.2        0.7          0.1
                                                            ------       ------     ------       ------     ------       ------
          Total (effective rate of each year)               $161.4         25.6     $207.7         30.4     $201.4         33.2
                                                            ======       ======     ======       ======     ======       ======

      Total federal income tax (refunded) paid was $(45.4) million, $74.6 million and $29.8 million during the years ended December 31, 2001, 2000 and 1999, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(8)   Comprehensive Income (Loss)

      Comprehensive income (loss) includes net income as well as certain items that are reported directly within separate components of shareholder's equity that bypass net income. Other comprehensive income (loss) is comprised of unrealized gains (losses) on securities available-for-sale and accumulated net losses on cash flow hedges. The related before and after federal income tax amounts for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                                       2001           2000          1999
                                                                                         ======         ======        =======
      Unrealized gains (losses) on securities available-for-sale arising during the period:
         Gross                                                                           $164.0         $264.5        $(665.3)
         Adjustment to deferred policy acquisition costs                                  (71.7)         (74.0)         167.5
         Related federal income tax (expense) benefit                                     (32.3)         (66.7)         171.4
                                                                                         ------         ------        -------
            Net                                                                            60.0          123.8         (326.4)
                                                                                         ------         ------        -------

      Reclassification adjustment for net losses on securities
         available-for-sale realized during the period:
         Gross                                                                             58.7           13.5           17.6
         Related federal income tax benefit                                               (20.5)          (4.7)          (6.2)
                                                                                         ------         ------        -------
            Net                                                                            38.2            8.8           11.4
                                                                                         ------         ------        -------

      Other comprehensive income (loss) on securities
         available-for-sale                                                                98.2          132.6         (315.0)
                                                                                         ------         ------        -------

      Accumulated net loss on cash flow hedges:
         Gross                                                                            (13.5)            --             --
         Related federal income tax benefit                                                 4.7             --             --
                                                                                         ------         ------        -------
           Other comprehensive loss on cash flow hedges                                    (8.8)            --             --
                                                                                         ------         ------        -------

      Accumulated net loss on transition adjustments:
            Transition adjustment - SFAS 133                                               (5.6)            --             --
            Transition adjustment - EITF 99-20                                              3.5             --             --
            Related federal income tax benefit                                              0.7             --             --
                                                                                         ------         ------        -------
              Other comprehensive loss on transition adjustments                           (1.4)            --             --
                                                                                         ------         ------        -------
      Total other comprehensive income (loss)                                            $ 88.0         $132.6        $(315.0)
                                                                                         ======         ======        =======

      Reclassification adjustments for net realized gains and losses on the ineffective portion of cash flow hedges were immaterial during 2001 and, therefore, are not reflected in the table above.

(9)   Fair Value of Financial Instruments

      The following disclosures summarize the carrying amount and estimated fair value of the Company's financial instruments. Certain assets and liabilities are specifically excluded from the disclosure requirements of financial instruments. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The fair value of a financial instrument is defined as the amount at which the financial instrument could be exchanged in a current transaction between willing parties. In cases where quoted market prices are not available, fair value is to be based on estimates using present value or other valuation techniques. Many of the Company's assets and liabilities subject to the disclosure requirements are not actively traded, requiring fair values to be estimated by management using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could cause these estimates to vary materially. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in the immediate settlement of the instruments.

      Although insurance contracts, other than policies such as annuities that are classified as investment contracts, are specifically exempted from the disclosure requirements, estimated fair value of policy reserves on life insurance contracts is provided to make the fair value disclosures more meaningful.

      The tax ramifications of the related unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

      In estimating its fair value disclosures, the Company used the following methods and assumptions:

            Fixed maturity and equity securities: The fair value for fixed maturity securities is based on quoted market prices, where available. For fixed maturity securities not actively traded, fair value is estimated using values obtained from independent pricing services or, in the case of private placements, is estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair value for equity securities is based on quoted market prices. The carrying amount and fair value for fixed maturity and equity securities exclude the fair value of derivatives contracts designated as hedges of fixed maturity and equity securities.

            Mortgage loans on real estate, net: The fair value for mortgage loans on real estate is estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. Fair value for impaired mortgage loans is the estimated fair value of the underlying collateral.

            Policy loans, short-term investments and cash: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Separate account assets and liabilities: The fair value of assets held in separate accounts is based on quoted market prices. The fair value of liabilities related to separate accounts is the amount payable on demand, which is net of certain surrender charges.

            Investment contracts: The fair value for the Company's liabilities under investment type contracts is based on one of two methods. For investment contracts without defined maturities, fair value is the amount payable on demand. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued.

            Policy reserves on life insurance contracts: Included are disclosures for individual and corporate-owned life insurance, universal life insurance and supplementary contracts with life contingencies for which the estimated fair value is the amount payable on demand. Also included are disclosures for the Company's limited payment policies, which the Company has used discounted cash flow analyses similar to those used for investment contracts with known maturities to estimate fair value.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

            Collateral received - securities lending and derivatives: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Short-term debt: The carrying amount reported in the consolidated balance sheets for these instruments approximates their fair value.

            Long-term debt, payable to NFS: The fair value for long-term debt is based on quoted market prices.

            Commitments to extend credit: Commitments to extend credit have nominal fair value because of the short-term nature of such commitments. See note 10.

            Futures contracts: The fair value for futures contracts is based on quoted market prices.

            Interest rate and foreign currency swaps: The fair value for interest rate and foreign currency swaps are calculated with pricing models using current rate assumptions.

      Carrying amount and estimated fair value of financial instruments subject to disclosure requirements and policy reserves on life insurance contracts were as follows as of December 31:

                                                                           2001                              2000
                                                                ---------------------------        ----------------------------
                                                                 Carrying        Estimated           Carrying        Estimated
           (in millions)                                          amount         fair value           amount         fair value
                                                                ==========       ==========         ==========       ==========
           Assets:
             Investments:
               Securities available-for-sale:
                 Fixed maturity securities                      $ 18,370.8       $ 18,370.8         $ 15,451.3       $ 15,451.3
                 Equity securities                                    94.0             94.0              109.0            109.0
               Mortgage loans on real estate, net                  7,113.1          7,293.3            6,168.3          6,327.8
               Policy loans                                          591.1            591.1              562.6            562.6
               Short-term investments                              1,011.3          1,011.3              442.6            442.6
             Cash                                                     22.6             22.6               18.4             18.4
             Assets held in separate accounts                     59,513.0         59,513.0           65,897.2         65,897.2

           Liabilities:
             Investment contracts                                (19,549.5)       (18,421.0)         (16,815.3)       (15,979.8)
             Policy reserves on life insurance contracts          (5,666.5)        (5,524.4)          (5,368.4)        (5,128.5)
             Collateral received - securities lending and
                 derivatives                                        (809.6)          (809.6)                --               --
             Short-term debt                                        (100.0)          (100.0)            (118.7)          (118.7)
             Long-term debt, payable to NFS                         (300.0)          (300.0)                --               --
             Liabilities related to separate accounts            (59,513.0)       (58,387.3)         (65,897.2)       (64,237.6)

           Derivative financial instruments:
             Interest rate swaps hedging assets                       (5.6)            (5.6)              (8.3)            (8.3)
             Cross currency interest rate swaps                      (66.0)           (66.0)             (24.3)           (24.3)
             Futures contracts                                       (33.0)           (33.0)             (16.0)           (16.0)
                                                                ----------       ----------         ----------       ----------

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(10)  Risk Disclosures

      The following is a description of the most significant risks facing life insurers and how the Company mitigates those risks:

      Credit Risk: The risk that issuers of securities owned by the Company or mortgagors on mortgage loans on real estate owned by the Company will default or that other parties, including reinsurers, which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining reinsurance and credit and collection policies and by providing for any amounts deemed uncollectible.

      Interest Rate Risk: The risk that interest rates will change and cause a decrease in the value of an insurer's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for non-conformance with certain policy provisions, by offering products that transfer this risk to the purchaser and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer could potentially have to borrow funds or sell assets prior to maturity and potentially recognize a gain or loss.

      Legal/Regulatory Risk: The risk that changes in the legal or regulatory environment in which an insurer operates will result in increased competition, reduced demand for a company's products, or create additional expenses not anticipated by the insurer in pricing its products. The Company mitigates this risk by offering a wide range of products and by operating throughout the U. S., thus reducing its exposure to any single product or jurisdiction and also by employing underwriting practices which identify and minimize the adverse impact of this risk.

      Financial Instruments with Off-Balance-Sheet Risk: The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business through management of its investment portfolio. These financial instruments include commitments to extend credit in the form of loans and derivative financial instruments. These instruments involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

      Commitments to fund fixed rate mortgage loans on real estate are agreements to lend to a borrower and are subject to conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a deposit. Commitments extended by the Company are based on management's case-by-case credit evaluation of the borrower and the borrower's loan collateral. The underlying mortgage property represents the collateral if the commitment is funded. The Company's policy for new mortgage loans on real estate is to generally lend no more than 80% of collateral value. Should the commitment be funded, the Company's exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amounts of these commitments less the net realizable value of the collateral. The contractual amounts also represent the cash requirements for all unfunded commitments. Commitments on mortgage loans on real estate of $344.0 million extending into 2002 were outstanding as of December 31, 2001. The Company also had $81.5 million of commitments to purchase fixed maturity securities outstanding as of December 31, 2001.

      Notional amounts of derivative financial instruments, primarily interest rate swaps, interest rate futures contracts and foreign currency swaps, significantly exceed the credit risk associated with these instruments and represent contractual balances on which calculations of amounts to be exchanged are based. Credit exposure is limited to the sum of the aggregate fair value of positions that have become favorable to NLIC, including accrued interest receivable due from counterparties. Potential credit losses are minimized through careful evaluation of counterparty credit standing, selection of counterparties from a limited group of high quality institutions, collateral agreements and other contract provisions. As of December 31, 2001, NLIC's credit risk from these derivative financial instruments was $1.5 million net of $18.0 million of cash colleteral.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Equity Market Risk: Asset fees calculated as a percentage of the separate account assets are a significant source of revenue to the Company. As of December 31, 2001, 82% of separate account assets were invested in equity mutual funds. Gains and losses in the equity markets will result in corresponding increases and decreases in the Company's separate account assets and the reported asset fee revenue. In addition, a decrease in separate account assets may decrease the Company's expectations of future profit margins, which may require the Company to accelerate the amortization of deferred policy acquisition costs.

      Significant Concentrations of Credit Risk: The Company grants mainly commercial mortgage loans on real estate to customers throughout the U. S. The Company has a diversified portfolio with no more than 20% (22% in 2000) in any geographic area and no more than 2% (1% in 2000) with any one borrower as of December 31, 2001. As of December 31, 2001, 34% (36% in
      2000) of the carrying value of the Company's commercial mortgage loan portfolio financed retail properties.

      Significant Business Concentrations: As of December 31, 2001, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also, the Company did not have a concentration of business transactions with a particular customer, lender or distribution source, a market or geographic area in which business is conducted that makes it vulnerable to an event which could cause a severe impact to the Company's financial position.

      Reinsurance: The Company has entered into reinsurance contracts to cede a portion of its general account individual annuity business. Total recoveries due from these contracts were $161.2 million and $143.1 million as of December 31, 2001 and 2000, respectively. The contracts are immaterial to the Company's results of operations. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. Under the terms of the contracts, trusts have been established as collateral for the recoveries. The trust assets are invested in investment grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in the underlying contract.

      Collateral - Derivatives: The Company enters into agreements with various counterparties to execute over-the-counter derivative transactions. The Company's policy is to include a Credit Support Annex with each agreement to protect the Company for any exposure above the approved credit threshold. This also protects the counterparty against exposure to the Company. The Company generally posts securities as collateral and receives cash as collateral from counterparties. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received during the loan term.

      Collateral - Securities Lending: The Company, through its agent, lends certain portfolio holdings and in turn receives cash collateral. The cash collateral is invested in high-quality short-term investments. The Company's policy requires a minimum of 102% of the fair value of the securities loaned be maintained as collateral. Net returns on the investments, after payment of a rebate to the borrower, are shared between the Company and its agent. Both the borrower and the Company can request or return the loaned securities at any time. The Company maintains ownership of the securities at all times and is entitled to receive from the borrower any payments for interest or dividends received during the loan term.

(11) Pension Plan, Postretirement Benefits Other than Pensions and Retirement Savings Plan

      The Company is a participant, together with other affiliated companies, in a pension plan covering all employees who have completed at least one year of service and who have met certain age requirements. Plan contributions are invested in a group annuity contract of NLIC. Benefits are based upon the highest average annual salary of a specified number of consecutive years of the last ten years of service. The Company funds pension costs accrued for direct employees plus an allocation of pension costs accrued for employees of affiliates whose work efforts benefit the Company.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Pension costs (benefits) charged to operations by the Company during the years ended December 31, 2001, 2000 and 1999 were $5.0 million, $1.9 million and $(8.3) million, respectively. The Company has recorded a prepaid pension asset of $9.4 million and $13.6 million as of December 31, 2001 and 2000, respectively.

      In addition to the defined benefit pension plan, the Company, together with other affiliated companies, participates in life and health care defined benefit plans for qualifying retirees. Postretirement life and health care benefits are contributory and generally available to full time employees who have attained age 55 and have accumulated 15 years of service with the Company after reaching age 40. Postretirement health care benefit contributions are adjusted annually and contain cost-sharing features such as deductibles and coinsurance. In addition, there are caps on the Company's portion of the per-participant cost of the postretirement health care benefits. These caps can increase annually, but not more than three percent. The Company's policy is to fund the cost of health care benefits in amounts determined at the discretion of management. Plan assets are invested primarily in group annuity contracts of NLIC.

      The Company elected to immediately recognize its estimated accumulated postretirement benefit obligation (APBO), however, certain affiliated companies elected to amortize their initial transition obligation over periods ranging from 10 to 20 years.

      The Company's accrued postretirement benefit expense as of December 31, 2001 and 2000 was $53.8 million and $51.0 million, respectively and the net periodic postretirement benefit cost (NPPBC) for 2001, 2000 and 1999 was $2.9 million, $3.8 million and $4.9 million, respectively.

      Information regarding the funded status of the pension plan as a whole and the postretirement life and health care benefit plan as a whole as of December 31, 2001 and 2000 follows:

                                                                           Pension Benefits             Postretirement Benefits
                                                                      -------------------------         -----------------------
      (in millions)                                                     2001             2000             2001            2000
                                                                      ========         ========         ========       ========
      Change in benefit obligation
      Benefit obligation at beginning of year                         $1,981.7         $1,811.4         $  276.4       $  239.8
      Service cost                                                        89.3             81.4             12.6           12.2
      Interest cost                                                      129.1            125.3             21.4           18.7
      Participant contributions                                             --               --              3.3            2.9
      Plan amendment                                                      27.7               --              0.2             --
      Actuarial (gain) loss                                               (5.8)            34.8             20.2           16.1
      Benefits paid                                                      (89.8)           (71.2)           (20.1)         (13.3)
                                                                      --------         --------         --------       --------
      Benefit obligation at end of year                                2,132.2          1,981.7            314.0          276.4
                                                                      ========         ========         ========       ========

      Change in plan assets
      Fair value of plan assets at beginning of year                   2,337.1          2,247.6            119.4           91.3
      Actual return (loss) on plan assets                                (46.6)           140.9             (0.2)          12.2
      Employer contribution                                                 --               --             17.3           26.3
      Participant contributions                                             --               --              3.3            2.9
      Plan curtailment                                                      --             19.8               --             --
      Benefits paid                                                      (89.8)           (71.2)           (20.1)         (13.3)
                                                                      --------         --------         --------       --------
      Fair value of plan assets at end of year                         2,200.7          2,337.1            119.7          119.4
                                                                      --------         --------         --------       --------

      Funded status                                                       68.5            355.4           (194.3)        (157.0)
      Unrecognized prior service cost                                     49.5             25.0              0.2             --
      Unrecognized net gains                                             (79.3)          (311.7)            (4.0)         (34.1)
      Unrecognized net (asset) obligation at transition                   (5.1)            (6.4)             0.8            1.0
                                                                      --------         --------         --------       --------
      Prepaid (accrued) benefit cost                                  $   33.6         $   62.3         $ (197.3)      $ (190.1)
                                                                      ========         ========         ========       ========

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Assumptions used in calculating the funded status of the pension plan and postretirement life and health care benefit plan were as follows:

                                                                         Pension Benefits             Postretirement Benefits
                                                                      -----------------------        ------------------------
                                                                       2001             2000            2001            2000
                                                                      =======================        ========================
      Weighted average discount rate                                    6.50%           6.75%           7.25%            7.50%
      Rate of increase in future compensation levels                    4.75%           5.00%             --               --
      Assumed health care cost trend rate:
            Initial rate                                                  --              --           11.00%           11.00%
            Ultimate rate                                                 --              --            5.50%            5.50%
            Declining period                                              --              --           4 Years          4 Years
                                                                       -----           -----           -----            -----

      The components of net periodic pension cost for the pension plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                               2001               2000               1999
      =======================================================================================================================
      Service cost (benefits earned during the period)                           $ 89.3             $ 81.4             $ 80.0
      Interest cost on projected benefit obligation                               129.1              125.3              109.9
      Expected return on plan assets                                             (183.8)            (184.5)            (160.3)
      Recognized gains                                                             (7.8)             (11.8)              (9.1)
      Amortization of prior service cost                                            3.2                3.2                3.2
      Amortization of unrecognized transition asset                                (1.3)              (1.3)              (1.4)
                                                                                 ------             ------             ------
                                                                                 $ 28.7             $ 12.3             $ 22.3
                                                                                 ======             ======             ======

      Effective December 31, 1998, Wausau Service Corporation (WSC) ended its affiliation with Nationwide and employees of WSC ended participation in the pension plan resulting in a curtailment gain of $67.1 million. During 1999, the pension plan transferred assets to settle its obligation related to WSC employees, resulting in a gain of $32.9 million. The spin-off of liabilities and assets was completed in the year 2000, resulting in an adjustment to the curtailment gain of $19.8 million.

      Assumptions used in calculating the net periodic pension cost for the pension plan were as follows:

                                                                                    2001             2000            1999
                                                                                    ====             ====            ====
      Weighted average discount rate                                                6.75%            7.00%           6.08%
      Rate of increase in future compensation levels                                5.00%            5.25%           4.33%
      Expected long-term rate of return on plan assets                              8.00%            8.25%           7.33%
                                                                                    ----             ----            ----

      The components of NPPBC for the postretirement benefit plan as a whole for the years ended December 31, 2001, 2000 and 1999 were as follows:

      (in millions)                                                                       2001           2000           1999
                                                                                          =====          =====          =====
      Service cost (benefits attributed to employee service during the year)              $12.6          $12.2          $14.2
      Interest cost on accumulated postretirement benefit obligation                       21.4           18.7           17.6
      Expected return on plan assets                                                       (9.6)          (7.9)          (4.8)
      Amortization of unrecognized transition obligation of affiliates                      0.6            0.6            0.6
      Net amortization and deferral                                                        (0.4)          (1.3)          (0.5)
                                                                                          -----          -----          -----
                                                                                          $24.6          $22.3          $27.1
                                                                                          =====          =====          =====

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Actuarial assumptions used for the measurement of the NPPBC for the postretirement benefit plan for 2001, 2000 and 1999 were as follows:

                                                                                          2001             2000            1999
                                                                                        =======          =======         =======
      Discount rate                                                                       7.50%            7.80%           6.65%
      Long-term rate of return on plan assets, net of tax in 1999                         8.00%            8.30%           7.15%
      Assumed health care cost trend rate:
         Initial rate                                                                    11.00%           13.00%          15.00%
         Ultimate rate                                                                    5.50%            5.50%           5.50%
         Declining period                                                               4 Years          5 Years         6 Years
                                                                                        -------          -------         -------

      Because current plan costs are very close to the employer dollar caps, the health care cost trend has an immaterial effect on plan obligations for the postretirement benefit plan as a whole. For this reason, the effect of a one percentage point increase or decrease in the assumed health care cost trend rate on the APBO as of December 31, 2001 and on the NPPBC for the year ended December 31, 2001 was not calculated.

      The Company, together with other affiliated companies, sponsors a defined contribution retirement savings plan covering substantially all employees of the Company. Employees may make salary deferral contributions of up to 22%. Salary deferrals of up to 6% are subject to a 50% Company match. The Company match is funded on a bi-weekly basis and the expense of such contributions are allocated to the Company based on employee contributions. The Company's expense for contributions to this plan totaled $5.6 million, $4.4 million and $3.3 million for 2001, 2000 and 1999, respectively. Individuals are subject to a dollar limit on salary deferrals per Internal Revenue Service (IRS) Section 402(g) and other limits also apply. The Company has no legal obligation for benefits under this plan.

(12) Shareholder's Equity, Regulatory Risk-Based Capital, Retained Earnings and Dividend Restrictions

      The State of Ohio, where NLIC and NLAIC are domiciled, imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of the Company's insurance regulatory total adjusted capital, as defined by the NAIC, to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. NLIC and NLAIC each exceed the minimum risk-based capital requirements for all periods presented herein.

      The statutory capital and surplus of NLIC as of December 31, 2001, 2000 and 1999 was $1.76 billion, $1.28 billion and $1.35 billion, respectively. The statutory net income of NLIC for the years ended December 31, 2001, 2000 and 1999 was $83.1 million, $158.7 million and $276.2 million, respectively.

      The NAIC completed a project to codify statutory accounting principles (Codification), which became effective January 1, 2001 for NLIC and NLAIC. The resulting change to NLIC's January 1, 2001 surplus was an increase of approximately $80.0 million. The significant change for NLIC, as a result of Codification, was the recording of deferred taxes, which were not recorded prior to the adoption of Codification.

      The Company is limited in the amount of shareholder dividends it may pay without prior approval by the Department. As of December 31, 2001 $141.0 million in dividends could be paid by NLIC without prior approval.

      In addition, the payment of dividends by NLIC may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on NLIC's participating policies (measured before dividends to policyholders) that can inure to the benefit of the Company and its shareholders.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Company currently does not expect such regulatory requirements to impair its ability to pay operating expenses, interest and shareholder dividends in the future.

(13)  Related Party Transactions

      During 2001, the Company entered into a transaction with NMIC, whereby it sold 78% of its interest in a limited partnership (representing 49% of the limited partnership) to NMIC for $158.9 million. As a result of this sale, the Company recorded a realized gain of $44.4 million, and related tax expense of $15.5 million. The sale price, which was paid in cash, represented the fair value of the limited partnership interest and was based on a valuation of the limited partnership and its underlying investments. The valuation was completed by qualified management of the limited partnership and utilized a combination of internal and independent valuations of the underlying investments of the limited partnership. Additionally, senior financial officers and the Boards of Directors of the Company and NMIC separately reviewed and approved the valuation prior to the execution of this transaction. The Company continues to hold an economic and voting interest in the limited partnership of approximately 14%, with NMIC holding the remaining interests.

      NLIC has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $4.68 billion and $4.80 billion as of December 31, 2001 and 2000, respectively. Total revenues from these contracts were $150.7 million, $156.8 million, and $149.7 million for the years ended December 31, 2001, 2000, and 1999, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $118.4 million, $131.9 million, and $112.0 million for the years ended December 31, 2001, 2000, and 1999, respectively. The terms of these contracts are consistent in all material respects with what the Company offers to unaffiliated parties.

      The Company files a consolidated federal tax return with NMIC, as described in Note 2(i). Total payments (from) to NMIC were $(45.4) million, $74.6 million, and $29.8 million for the years ended December 31, 2001, 2000, and 1999, respectively.

      During second quarter 1999, the Company entered into a modified coinsurance arrangement to reinsure the 1999 operating results of an affiliated company, Employers Life Insurance Company of Wausau (ELOW) retroactive to January 1, 1999. In September 1999, NFS acquired ELOW for $120.8 million and immediately merged ELOW into NLIC terminating the modified coinsurance arrangement. Because ELOW was an affiliate, the Company accounted for the merger similar to poolings-of-interests; however, prior period financial statements were not restated due to immateriality. The reinsurance and merger combined contributed $1.46 million to net income in 1999.

      The Company has a reinsurance agreement with NMIC whereby all of the Company's accident and health business is ceded to NMIC on a modified coinsurance basis. The agreement covers individual accident and health business for all periods presented and group and franchise accident and health business since July 1, 1999. Either party may terminate the agreement on January 1 of any year with prior notice. Prior to July 1, 1999 group and franchise accident and health business and a block of group life insurance policies were ceded to ELOW under a modified coinsurance agreement. Under a modified coinsurance agreement, invested assets are retained by the ceding company and investment earnings are paid to the reinsurer. Under the terms of the Company's agreements, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the original insurer from its primary obligation to the policyholder. The Company believes that the terms of the modified coinsurance agreements are consistent in all material respects with what the Company could have obtained with unaffiliated parties. Revenues ceded to NMIC and ELOW for the years ended December 31, 2001, 2000 and 1999 were $200.7 million, $170.1 million, and $193.0 million, respectively, while benefits, claims and expenses ceded were $208.5 million, $168.0 million and $197.3 million, respectively.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      Pursuant to a cost sharing agreement among NMIC and certain of its direct and indirect subsidiaries, including the Company, NMIC provides certain operational and administrative services, such as investment management, advertising, personnel and general management services, to those subsidiaries. Expenses covered by such agreement are subject to allocation among NMIC and such subsidiaries. Measures used to allocate expenses among companies include individual employee estimates of time spent, special cost studies, salary expense, commission expense and other methods agreed to by the participating companies that are within industry guidelines and practices. In addition, Nationwide Services Company, a subsidiary of NMIC, provides computer, telephone, mail, employee benefits administration, and other services to NMIC and certain of its direct and indirect subsidiaries, including the Company, based on specified rates for units of service consumed. For the years ended December 31, 2001, 2000 and 1999, the Company made payments to NMIC and Nationwide Services Company totaling $139.8 million, $150.3 million, and $124.1 million, respectively. The Company does not believe that expenses recognized under these agreements are materially different than expenses that would have been recognized had the Company operated on a stand-alone basis.

      Under a marketing agreement with NMIC, NLIC makes payments to cover a portion of the agent marketing allowance that is paid to Nationwide agents. These costs cover product development and promotion, sales literature, rent and similar items. Payments under this agreement totaled $26.4 million, $31.4 million and $34.5 million for the years ended December 31, 2001, 2000 and 1999, respectively.

      The Company leases office space from NMIC and certain of its subsidiaries. For the years ended December 31, 2001, 2000 and 1999, the Company made lease payments to NMIC and its subsidiaries of $18.7 million, $14.1 million and $9.9 million, respectively.

      The Company also participates in intercompany repurchase agreements with affiliates whereby the seller will transfer securities to the buyer at a stated value. Upon demand or after a stated period, the seller will repurchase the securities at the original sales price plus a price differential. During 2001, the most the Company had outstanding at any given time was $368.5 million and the Company incurred interest expense on intercompany repurchase agreements of $0.2 million for 2001. Transactions under the agreements during 2000 and 1999 were not material. The Company believes that the terms of the repurchase agreements are materially consistent with what the Company could have obtained with unaffiliated parties.

      The Company and various affiliates entered into agreements with Nationwide Cash Management Company (NCMC), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants. Amounts on deposit with NCMC were $54.8 million and $321.1 million as of December 31, 2001 and 2000, respectively, and are included in short-term investments on the accompanying consolidated balance sheets.

      Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the three years ended December 31, 2001 were $52.9 million, $65.0 million and $79.7 million, respectively.

      On December 19, 2001 the Company sold a 7.50%, $300.0 million surplus note to NFS, maturing on December 17, 2031. The fair value of the surplus note as of December 31, 2001 was $300.0 million. Principal and interest payments are subject to prior approval by the superintendent of insurance of the State of Ohio. The Company is scheduled to pay interest semi-annually on June 17 and December 17 of each year commencing June 17, 2002.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

(14)  Bank Lines of Credit

      The Company has available as a source of funds a $1 billion revolving credit facility entered into by NFS, NLIC and NMIC. The facility is comprised of a five year $700 million agreement and a 364 day $300 million agreement with a group of national financial institutions. The facility provides for several and not joint liability with respect to any amount drawn by any party. The facility provides covenants, including, but not limited to, requirements that the Company maintain consolidated tangible net worth, as defined, in excess of $1.69 billion and NLIC maintain statutory surplus in excess of $935 million. The Company had no amounts outstanding under this agreement as of December 31, 2001. Of the total facility, $300 million is designated to back NLIC's commercial paper program. Therefore, borrowing capacity under this facility is reduced by any amounts outstanding under the commercial paper program, which totaled $100.0 million as of December 31, 2001.

(15)  Contingencies

      On October 29, 1998, the Company was named in a lawsuit filed in Ohio state court related to the sale of deferred annuity products for use as investments in tax-deferred contributory retirement plans (Mercedes Castillo v. Nationwide Financial Services, Inc., Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company). On May 3, 1999, the complaint was amended to, among other things, add Marcus Shore as a second plaintiff. The amended complaint is brought as a class action on behalf of all persons who purchased individual deferred annuity contracts or participated in group annuity contracts sold by the Company and the other named Company affiliates which were used to fund certain tax-deferred retirement plans. The amended complaint seeks unspecified compensatory and punitive damages. On June 11, 1999, the Company and the other named defendants filed a motion to dismiss the amended complaint. On March 8, 2000, the court denied the motion to dismiss the amended complaint filed by the Company and the other named defendants. On January 25, 2002, the plaintiffs filed a motion for leave to amend their complaint to add three new named plaintiffs. On February 9, 2002, the plaintiffs filed a motion for class certification. The class has not been certified. The Company intends to defend this lawsuit vigorously.

      On August 15, 2001, the Company was named in a lawsuit filed in Connecticut federal court titled Lou Haddock, as trustee of the Flyte Tool & Die, Incorporated Deferred Compensation Plan, et al v. Nationwide Financial Services, Inc. and Nationwide Life Insurance Company. On September 5, 2001, the plaintiffs amended their complaint to include class action allegations. The plaintiffs seek to represent a class of plan trustees who purchased variable annuities to fund qualified ERISA retirement plans. The amended complaint alleges that the retirement plans purchased variable annuity contracts from the Company which invested in mutual funds that were offered by separate mutual fund companies; that the Company was a fiduciary under ERISA and that the Company breached its fiduciary duty when it accepted certain fees from the mutual fund companies that purportedly were never disclosed by the Company; and that the Company violated ERISA by replacing many of the mutual funds originally included in the plaintiffs' annuities with "inferior" funds because the new funds purportedly paid more in revenue sharing. The amended complaint seeks disgourgement of fees by the Company and other unspecified compensatory damages. On November 15, 2001, the Company filed a motion to dismiss the amended complaint, which has not been decided. On December 3, 2001, the plaintiffs filed a motion for class certification. On January 15, 2002, the plaintiffs filed a response to the Company's motion to dismiss the amended complaint. On February 22, 2002, the Company filed a reply in support of its motion to dismiss. The class has not been certified. The Company intends to defend this lawsuit vigorously.

      There can be no assurance that any such litigation will not have a material adverse effect on the Company in the future.

(16)  Segment Information

      The Company uses differences in products as the basis for defining its reportable segments. The Company reports three product segments:
      Individual Annuity, Institutional Products and Life Insurance.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

      The Individual Annuity segment consists of individual The BEST of AMERICA and private label deferred variable annuity products, deferred fixed annuity products and income products. Individual deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, variable annuity contracts provide the customer with access to a wide range of investment options and asset protection in the event of an untimely death, while fixed annuity contracts generate a return for the customer at a specified interest rate fixed for prescribed periods.

      The Institutional Products segment is comprised of the Company's private and public sector group retirement plans and medium-term note program. The private sector includes the 401(k) business generated through fixed and variable annuities. The public sector includes the IRC Section 457 business in the form of fixed and variable annuities.

      The Life Insurance segment consists of investment life products, including both individual variable life and COLI products, traditional life insurance products and universal life insurance. Life insurance products provide a death benefit and generally also allow the customer to build cash value on a tax-advantaged basis.

      In addition to the product segments, the Company reports a Corporate segment. The Corporate segment includes net investment income not allocated to the three product segments, certain revenues and expenses of the Company's broker/dealer subsidiary, unallocated expenses and interest expense on debt. In addition to these operating revenues and expenses, the Company also reports net realized gains and losses on investments, hedging instruments and hedged items in the Corporate segment.

      The following tables summarize the financial results of the Company's business segments for the years ended December 31, 2001, 2000 and 1999.

                                                        Individual   Institutional      Life
      (in millions)                                       Annuity       Products      Insurance      Corporate        Total
                                                        ==========   ============     ==========     =========      =========
      2001:
      Net investment income                              $   534.7      $   847.5      $   323.3     $    19.5      $ 1,725.0
      Other operating revenue                                556.0          205.9          506.5          16.0        1,284.4
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue (1)                       1,090.7        1,053.4          829.8          35.5        3,009.4
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    433.2          627.8          177.7            --        1,238.7
      Amortization of deferred policy
         acquisition costs                                   220.0           47.6           80.3            --          347.9
      Interest expense on debt                                  --             --             --           6.2            6.2
      Other benefits and expenses                            206.1          170.2          387.1           2.7          766.1
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         859.3          845.6          645.1           8.9        2,358.9
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense (1)                      231.4          207.8          184.7          26.6          650.5
      Net realized losses on investments,
         hedging instruments and hedged
         items (2)                                              --             --             --         (20.2)         (20.2)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   231.4      $   207.8      $   184.7     $     6.4      $   630.3
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $43,885.4      $34,130.1      $ 9,129.0     $ 4,010.1      $91,154.6
                                                         =========      =========      =========     =========      =========

----------
(1) Excludes net realized gains and losses on investments, hedging instruments and hedged items.
(2) Realized gains related to securitization transactions are included in operating income.

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES
       (a wholly owned subsidiary of Nationwide Financial Services, Inc.)

              Notes to Consolidated Financial Statements, Continued

                                                        Individual   Institutional       Life
      (in millions)                                       Annuity      Products        Insurance     Corporate        Total
                                                         =========   ============      =========     =========      =========
      2000:
      Net investment income                              $   483.2      $   827.4      $   289.2     $    55.1      $ 1,654.9
      Other operating revenue                                625.9          251.6          453.9          17.0        1,348.4
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue(1)                        1,109.1        1,079.0          743.1          72.1        3,003.3
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    396.4          628.8          157.2            --        1,182.4
      Amortization of deferred policy
         acquisition costs                                   238.7           49.2           64.2            --          352.1
      Interest expense on debt                                  --             --             --           1.3            1.3
      Other benefits and expenses                            192.3          170.3          368.8          33.7          765.1
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         827.4          848.3          590.2          35.0        2,300.9
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense(1)                       281.7          230.7          152.9          37.1          702.4
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (19.4)         (19.4)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   281.7      $   230.7      $   152.9     $    17.7      $   683.0
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $45,422.5      $37,217.3      $ 8,103.3     $ 1,824.2      $92,567.3
                                                         =========      =========      =========     =========      =========

      1999:
      Net investment income                              $   458.9      $   771.2      $   253.1     $    37.6      $ 1,520.8
      Other operating revenue                                511.4          211.9          393.0          66.1        1,182.4
                                                         ---------      ---------      ---------     ---------      ---------
         Total operating revenue (1)                         970.3          983.1          646.1         103.7        2,703.2
                                                         ---------      ---------      ---------     ---------      ---------
      Interest credited to policyholder
         account balances                                    384.9          580.9          130.5            --        1,096.3
      Amortization of deferred policy
         acquisition costs                                   170.9           41.6           60.1            --          272.6
      Other benefits and expenses                            155.3          142.8          334.7          83.4          716.2
                                                         ---------      ---------      ---------     ---------      ---------
         Total benefits and expenses                         711.1          765.3          525.3          83.4        2,085.1
                                                         ---------      ---------      ---------     ---------      ---------
      Operating income before
         federal income tax expense (1)                      259.2          217.8          120.8          20.3          618.1
      Net realized losses on investments,
         hedging instruments and hedged
         items                                                  --             --             --         (11.6)         (11.6)
                                                         ---------      ---------      ---------     ---------      ---------
      Income before federal income tax
         expense and cumulative effect of
         adoption of accounting principles               $   259.2      $   217.8      $   120.8     $     8.7      $   606.5
                                                         =========      =========      =========     =========      =========

      Assets as of year end                              $45,667.8      $39,045.1      $ 6,616.7     $ 1,346.3      $92,675.9
                                                         =========      =========      =========     =========      =========

----------
(1) Excludes net realized gains and losses on investments, hedging instruments and hedged items.

      The Company has no significant revenue from customers located outside of the United States nor does the Company have any significant long-lived assets located outside the United States.

                                                                      SCHEDULE I

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                      CONSOLIDATED SUMMARY OF INVESTMENTS -
                    OTHER THAN INVESTMENTS IN RELATED PARTIES
                                  (in millions)

                             As of December 31, 2001

                              Column A                                     Column B           Column C           Column D
---------------------------------------------------------------------   ---------------    ---------------   ------------------
                                                                                                                 Amount at
                                                                                                                which shown
                                                                                                                  in the
                                                                                               Market          consolidated
                         Type of Investment                                  Cost              value           balance sheet
---------------------------------------------------------------------   ---------------    ---------------   ------------------
Fixed maturity securities available-for-sale:
   Bonds:
      U.S. Government and government agencies and authorities            $    2,275.5       $    2,362.2       $   2,362.2
      States, municipalities and political subdivisions                           7.6                7.9               7.9
      Foreign governments                                                        41.8               44.4              44.4
      Public utilities                                                        1,205.2            1,219.3           1,219.3
      All other corporate                                                    14,431.5           14,737.0          14,737.0
                                                                         ------------       ------------       -----------
          Total fixed maturity securities available-for-sale                 17,961.6           18,370.8          18,370.8
                                                                         ------------       ------------       -----------

Equity securities available-for-sale:
   Common stocks:
      Industrial, miscellaneous and all other                                    83.0               94.0              94.0
   Non-redeemable preferred stock                                                  --                 --                --
                                                                         ------------       ------------       -----------
          Total equity securities available-for-sale                             83.0               94.0              94.0
                                                                         ------------       ------------       -----------

Mortgage loans on real estate, net                                            7,131.0                              7,113.1 (1)
Real estate, net:
   Investment properties                                                        138.0                                116.7 (2), (4)
   Acquired in satisfaction of debt                                              23.7                                 22.3 (2)
Policy loans                                                                    591.1                                591.1
Other long-term investments                                                      90.6                                 86.7 (3), (5)
Short-term investments, including amounts managed by a related party          1,011.3                              1,011.3
                                                                         ------------                          -----------
          Total investments                                                $ 27,030.3                           $ 27,406.0
                                                                         ============                          ===========

----------
(1) Difference from Column B is primarily due to valuation allowances due to impairments on mortgage loans on real estate (see note 3 to the consolidated financial statements), hedges and commitment hedges on mortgage loans on real estate.
(2) Difference from Column B primarily results from adjustments for accumulated depreciation.
(3) Difference from Column B is primarily due to operating gains and/or losses of investments in limited partnerships.
(4) Amount shown does not agree to the consolidated balance sheet due to an unconsolidated related party limited partnership investment in the amount of $33.0 million.
(5) Amount shown does not agree to the consolidated balance sheet due to unconsolidated related party investments in the amount of $38.3 million.

See accompanying independent auditors' report.

                                                                    SCHEDULE III

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                       SUPPLEMENTARY INSURANCE INFORMATION
                                  (in millions)

   As of December 31, 2001, 2000 and 1999 and for each of the years then ended

         Column A                   Column B             Column C                Column D               Column E          Column F
-----------------------------   ----------------   ---------------------   --------------------     --------------       -----------
                                    Deferred           Future policy
                                     policy          benefits, losses,                                Other policy
                                  acquisition           claims and               Unearned              claims and          Premium
          Segment                    costs             loss expenses            premiums(1)        benefits payable(1)     revenue
-----------------------------   ----------------   ---------------------   --------------------    -------------------   -----------
2001: Individual Annuity           $  1,946.8           $   8,857.2                                                        $   60.9
      Institutional Products            307.7              11,872.7                                                              --
      Life Insurance                  1,025.2               4,252.3                                                           190.2
      Corporate                         (90.7)                233.8                                                              --
                                   ----------           -----------                                                        --------
         Total                     $  3,189.0           $  25,216.0                                                        $  251.1
                                   ==========           ===========                                                        ========

2000: Individual Annuity           $  1,711.6           $   7,008.8                                                        $   52.7
      Institutional Products            293.7              10,944.0                                                              --
      Life Insurance                    877.8               3,995.6                                                           187.3
      Corporate                         (17.5)                235.2                                                              --
                                   ----------           -----------                                                        --------
         Total                     $  2,865.6           $  22,183.6                                                        $  240.0
                                   ==========           ===========                                                        ========

1999: Individual Annuity           $  1,525.1           $   7,337.8                                                        $   26.8
      Institutional Products            275.2              10,833.4                                                              --
      Life Insurance                    702.9               3,519.9                                                           194.0
      Corporate                          50.9                 170.5                                                              --
                                   ----------           -----------                                                        --------
         Total                     $  2,554.1           $  21,861.6                                                        $  220.8
                                   ==========           ===========                                                        ========

        Column A                    Column G             Column H                Column I               Column J          Column K
-----------------------------   ----------------   ---------------------   --------------------     --------------       -----------
                                                     Benefits, claims,         Amortization              Other
                                 Net investment         losses and          of deferred policy         operating          Premiums
         Segment                    income(2)       settlement expenses     acquisition costs         expenses(2)          written
-----------------------------   ----------------   ---------------------   --------------------     --------------       -----------
2001: Individual Annuity           $    534.7           $     501.8               $ 220.0                $ 137.5
      Institutional Products            847.5                 627.8                  47.6                  170.2
      Life Insurance                    323.3                 389.4                  80.3                  133.7
      Corporate                          19.5                    --                    --                    2.7
                                   ----------           -----------               -------                -------
         Total                     $  1,725.0           $   1,519.0               $ 347.9                $ 444.1
                                   ==========           ===========               =======                =======

2000: Individual Annuity           $    483.2           $     450.4               $ 238.7                $ 138.3
      Institutional Products            827.4                 628.8                  49.2                  170.3
      Life Insurance                    289.2                 344.8                  64.2                  136.7
      Corporate                          55.1                   -                     -                     33.7
                                   ----------           -----------               -------                -------
         Total                     $  1,654.9           $   1,424.0               $ 352.1                $ 479.0
                                   ==========           ===========               =======                =======

1999: Individual Annuity           $    458.9           $     408.7               $ 170.9                $ 131.5
      Institutional Products            771.2                 580.9                  41.6                  142.8
      Life Insurance                    253.1                 317.1                  60.1                  105.7
      Corporate                          37.6                   -                     -                     83.4
                                   ----------           -----------               -------                -------
         Total                     $  1,520.8           $   1,306.7               $ 272.6                $ 463.4
                                   ==========           ===========               =======                =======

----------
(1) Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
(2) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

See accompanying independent auditors' report.

                                                                     SCHEDULE IV

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                   REINSURANCE
                                  (in millions)

   As of December 31, 2001, 2000 and 1999 and for each of the years then ended

           Column A                            Column B            Column C          Column D           Column E          Column F
-----------------------------------        --------------        ------------       ----------        ------------      ------------
                                                                                                                         Percentage
                                                                   Ceded to           Assumed                            of amount
                                                 Gross              other           from other            Net             assumed
                                                amount            companies          companies           amount            to net
                                           --------------        ------------       ----------        ------------      ------------
2001:
  Life insurance in force                  $    107,765.8        $   37,331.3          $  17.1        $   70,451.6            0.0%
                                           ==============        ============          =======        ============          =====

  Premiums:
    Life insurance(1)                      $        264.9        $       14.0          $   0.2        $      251.1            0.1%
    Accident and health insurance                   176.4               182.2              5.8                  --            N/A
                                           --------------        ------------          -------        ------------          -----
        Total                              $        441.3        $      196.2          $   6.0        $      251.1            2.4%
                                           ==============        ============          =======        ============          =====

2000:
  Life insurance in force                  $     95,475.2        $   31,101.6          $  16.4        $   64,390.0            0.0%
                                           ==============        ============          =======        ============          =====

  Premiums:
    Life insurance(1)                      $        254.6        $       14.8          $   0.2        $      240.0            0.1%
    Accident and health insurance                   150.8               156.8              6.0                  --            N/A
                                           --------------        ------------          -------        ------------          -----
        Total                              $        405.4        $      171.6          $   6.2        $      240.0            2.6%
                                           ==============        ============          =======        ============          =====

1999:
  Life insurance in force                  $     84,845.3        $   26,296.5          $  14.9        $   58,563.7            0.0%
                                           ==============        ============          =======        ============          =====

  Premiums:
    Life insurance(1)                      $        242.2       $        22.6          $   1.2        $      220.8            0.6%
    Accident and health insurance                   134.9               142.8              7.9                  --            N/A
                                           --------------        ------------          -------        ------------          -----
        Total                              $        377.1        $      165.4          $   9.1        $      220.8            4.2%
                                           ==============        ============          =======        ============          =====

----------
(1) The life insurance caption represents principally premiums from traditional life insurance and life-contingent immediate annuities and excludes deposits on investment products and universal life insurance products.

See accompanying independent auditors' report.

                                                                      SCHEDULE V

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                  (in millions)

                  Years ended December 31, 2001, 2000 and 1999

                   Column A                                Column B              Column C                 Column D        Column E
------------------------------------------------------   ------------  ----------------------------   -----------------------------
                                                                          Charged
                                                          Balance at   (credited) to    Charged to                      Balance at
Description                                                beginning     costs and         other                          end of
                                                           of period      expenses       accounts      Deductions(1)      period
------------------------------------------------------   ------------  --------------  ------------   --------------   ------------
2001:
  Valuation allowances - mortgage loans on real estate     $    45.3         $ (1.2)        $  --         $    1.2        $   42.9
  Valuation allowances - real estate                             5.2             --            --              5.2             -
                                                           ---------         ------         -----         --------        -------
      Total                                                $    50.5         $ (1.2)        $  --         $    6.4        $   42.9
                                                           =========         ======         =====         ========        =======

2000:
  Valuation allowances - mortgage loans on real estate     $    44.4         $  4.1         $  --         $    3.2        $   45.3
  Valuation allowances - real estate                             5.5            0.4            --              0.7             5.2
                                                           ---------         ------         -----         --------        -------
      Total                                                $    49.9         $  4.5         $  --         $    3.9        $   50.5
                                                           =========         ======         =====         ========        =======

1999:
  Valuation allowances - fixed maturity securities         $     7.5         $   --         $  --         $    7.5        $    --
  Valuation allowances - mortgage loans on real estate          42.4            0.7           1.3 (2)           --           44.4
  Valuation allowances - real estate                             5.4            0.9            --              0.8            5.5
                                                           ---------         ------         -----         --------        -------
      Total                                                $    55.3         $  1.6         $ 1.3         $    8.3        $  49.9
                                                           =========         ======         =====         ========        =======

----------
(1) Amounts represent direct write-downs charged against the valuation allowance.
(2)   Allowance on acquired mortgage loans.

See accompanying independent auditors' report.

APPENDIX

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8% and the 5-year Constant Maturity Treasury Rate in effect for the Specified Interest Rate is 8%. The variable annuity contract owner decides to surrender the GTO 985 days from maturity. The Specified Value of the GTO is $11,937.69. At this time, the 3-year Constant Maturity Treasury Rate is 7%. (985/365.25 is 2.69 which rounds up to 3.)


                            1 + a              d
          MVA FACTOR = -----------------     ------
                       1 + b + 0.0025        365.25


                           1 + 0.08           985
          MVA FACTOR = -----------------     ------
                       1 + 0.07 + 0.0025     365.25


          MVA FACTOR = 1.01897


     SURRENDER VALUE = SPECIFIED VALUE x MVA FACTOR

     SURRENDER VALUE =  11,937.69      x 1.01897

    *SURRENDER VALUE = $12,164.15

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on
    Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on
    Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

d = The number of days remaining in the Guaranteed Term.

Example B

Assume variable annuity contract owner made a $10,000 allocation on the first day of a calendar quarter into a 5-year Guaranteed Term Option. The Specified Interest Rate at the time is 8% and the 5-year Constant Maturity Treasury Rate in effect for the Specified Interest Rate is 8%. The variable annuity contract owner decides to surrender his money 985 days from maturity. The Specified Value of the GTO is $11,937.69. At this time, the 3 year Constant Maturity Treasury Rate is 9%. (985/365.25 is 2.69 which rounds up to 3.)


                            1 + a             d
          MVA FACTOR = -----------------    ------
                        1 + b + 0.0025      365.25


                           1 + 0.08          985
          MVA FACTOR = -----------------    ------
                       1 + 0.09 + 0.0025    365.25


          MVA FACTOR = 0.96944


     SURRENDER VALUE = SPECIFIED VALUE x MVA FACTOR

     SURRENDER VALUE =  11,937.69      x 0.96944

    *SURRENDER VALUE = $11,572.87

*Assumes no variable annuity contract contingent deferred sales charges are applicable.

Specified Value (for purposes of the Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8%).

a = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on
    Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the Investment Period during which the allocation to the GTO was made.

b = The Constant Maturity Treasury Rate declared by the Federal Reserve Board on
    Friday, and placed in effect by Nationwide on the Wednesday immediately preceding the withdrawal, transfer or other distribution giving rise to the Market Value Adjustment.

d = The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10 year GTO allocation, at various stages of the corresponding Guaranteed Term. These figures are based on CMT Rate of 8% (a in the Market Value Adjustment Formula) and varying current yield CMT Rates shown in the first column (b in the Market Value Adjustment Formula).

--------------------------------------------------------------------------------------------------
                        TIME REMAINING
                       TO THE END OF THE         SPECIFIED       MARKET VALUE         MARKET
  CURRENT YIELD         GUARANTEED TERM            VALUE          ADJUSTMENT          VALUE
--------------------------------------------------------------------------------------------------
      12.00%                9 Years                $10,800          -29.35%            $7,630
                            7 Years                $12,597          -23.68%            $9,614
                            5 Years                $14,693          -17.55%           $12,114
                            2 Years                $18,509           -7.43%           $17,134
                           180 Days                $20,785           -1.88%           $20,394

      10.00%                9 Years                $10,800          -16.94%            $8,970
                            7 Years                $12,597          -13.44%           $10,904
                            5 Years                $14,693           -9.80%           $13,253
                            2 Years                $18,509           -4.04%           $17,761
                           180 Days                $20,785           -1.01%           $20,575

       9.00%                9 Years                $10,800           -9.84%            $9,731
                            7 Years                $12,597           -7.74%           $11,622
                            5 Years                $14,693           -5.59%           $13,872
                            2 Years                $18,509           -2.28%           $18,067
                           180 Days                $20,785           -0.57%           $20,667

       8.00%                9 Years                $10,800           -2.06%           $10,578
                            7 Years                $12,597           -1.61%           $12,394
                            5 Years                $14,693           -1.15%           $14,524
                            2 Years                $18,509           -0.46%           $18,424
                           180 Days                $20,785           -0.11%           $20,762

       7.00%                9 Years                $10,800            6.47%           $11,499
                            7 Years                $12,597            5.00%           $13,227
                            5 Years                $14,693            3.55%           $15,215
                            2 Years                $18,509            1.40%           $18,768
                           180 Days                $20,785            0.34%           $20,856

       6.00%                9 Years                $10,800           15.84%           $12,511
                            7 Years                $12,597           12.11%           $14,122
                            5 Years                $14,693            8.51%           $15,943
                            2 Years                $18,509            3.32%           $19,123
                           180 Days                $20,785            0.81%           $20,953

       4.00%                9 Years                $10,800           37.45%           $14,845
                            7 Years                $12,597           28.07%           $16,133
                            5 Years                $14,693           19.33%           $17,533
                            2 Years                $18,509            7.32%           $19,864
                           180 Days                $20,785            1.76%           $21,151

DEALER PROSPECTUS DELIVER OBLIGATION

All dealers that effect transactions in these securities may be required to deliver a prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to, and as set forth more completely in, the Amended Code of Regulations of Nationwide, Nationwide will indemnify a director, officer or employee from a suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the state of Ohio.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS


Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Not Applicable

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of the Amended Code of Regulations of Nationwide provides as follows:

         Section 1. Indemnification of Directors, Officers and Employees. Nationwide will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer, member, or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Ohio.

         Such indemnification (unless ordered by a court) will be made as authorized in a specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Ohio. Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, and are not, parties to or threatened with any such action, suit or proceeding, or
         (2) if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel meeting the requirements of independence prescribed by the General Corporation Law of Ohio, or (3) by the shareholders, or (4) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

         Section 2. Other Rights. The foregoing right of indemnification will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, and will continue as to a person who has ceased to be a director, trustee, officer or employee and will inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. Advance Payment of Expenses. Nationwide may pay expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this Article VII, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer or employee to repay such amount, unless it will ultimately be determined that he is entitled to be indemnified by Nationwide as authorized in this Article VII.

         Section 4. Insurance. Nationwide may purchase and maintain insurance on behalf of any person who is or was a director, officer, member, or employee of Nationwide, or is or was serving at the request of Nationwide as a director, trustee, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Nationwide would have the power to indemnify him against such liability under this Article VII.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

         Nationwide, through various separate accounts -- the Nationwide Government Plans Variable Account ("GPVA"), Nationwide Government Plans Variable Account-II ("GPVA-II"), and Nationwide Ohio DC Variable Account ("Ohio DC Variable Account") -- offers contracts to qualified pension plans and certain government plans in reliance on Section 3(a)(2) of the Securities Act of 1933 and in certain cases, Rule 144A thereunder, the proceeds from which are allocated to underlying mutual fund options at the contract holder's discretion. Data relating to the amount of securities sold are:

                                          2001              2000              1999
--------------------------------------------------------------------------------------
         DCVA                        4,023,721,006*             N/A                N/A
         GPVA                        1,468,339,703    $1,913,296,237    $1,971,560,639
         GPVA-II                           754,642          $665,653       $64,525,352
         NACo                        3,736,880,504*              N/A               N/A
         Ohio DC Variable Account           94,299      $952,601,135      $759,458,067

        *Nationwide applied for, and effective May 1, 2001 was granted, an order by the Securities Exchange Commission to deregister this separate account.


Item 16. EXHIBITS AND FINANCIAL SCHEDULES

(a)
                   Exhibit Index                                     Number
         ------------------------------------------------------------------
         (3)(i)    Certificate of Incorporation                         *

         (3)(ii)   Code of Regulations                                  *
         (4)       Annuity Endorsement to Contracts                     *

         (5)       Opinion Regarding Legality                           *

         (21)      Subsidiaries of the Registrant                       *

         (23)      Consent of Experts and Counsel                       *
         (24)      Power of Attorney                                    *

(b)(1)   Consolidated Financial Statements:


         Unaudited Consolidated Statements of Operation for the three and nine month periods ended September 30, 2002

         Unaudited Consolidated Balance Sheets as of September 30, 2002

         Unaudited Consolidated Statements of Shareholder's Equity for the nine months ended September 30, 2002 and 2001

         Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and 2001

         Notes to Unaudited Consolidated Financial Statements


         Independent Auditors' Report

         Condensed Consolidated Balance Sheets as of December 31, 2001 and 2000

         Condensed Consolidated Income Statements for the years ended December 31, 2001, 2000 and 1999

         Condensed Consolidated Statements of Shareholder's Equity for the years ended December 31, 2001, 2000 and 1999

         Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2001, 2000 and 1999

         Notes to the Condensed Consolidated Financial Statements

(b)(2)   Financial Statement Schedules:

         Schedule I Consolidated Summary of Investments - Other than Investments in Related Parties as of December 31, 2001

         Schedule III Supplementary Insurance Information as of December 31,
                      2001, 2000 and 1999 and for each of the years then ended

         Schedule IV Reinsurance as of December 31, 2001, 2000 and 1999 and for each of the years then ended

         Schedule V Valuation and Qualifying Accounts for the years ended December 31, 2001, 2000 and 1999

         All other schedules to the consolidated financial statements referenced by Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and have therefore been omitted.

*Filed with the original submission of this registration statement (SEC File No.
 33-58997) on May 2, 1995.


Item 17. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the determining of any liability under the Securities
                 Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors of
Nationwide Life Insurance Company:



We consent to the use of our report for Nationwide Life Insurance Company and subsidiaries dated January 29, 2002, except as to notes 16 and 17, which are as of December 20, 2002, included herein (333-72984). Our report for Nationwide Life Insurance Company and subsidiaries refers to a change to the method of accounting for derivative instruments and hedging activities, and for the purchased or retained interests in securitized financial assets.



KPMG LLP


Columbus, Ohio
December 30, 2002

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th of December, 2002.

                                            NATIONWIDE LIFE INSURANCE COMPANY
                                        ----------------------------------------
                                                      (Registrant)


                                        By: /s/ STEVEN SAVINI
                                            ------------------------------------
                                            Steven Savini, Esq.


Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                   TITLE

/s/ W. G. JURGENSEN                         Director and Chief Executive Officer
----------------------------------------
W. G. Jurgensen

/s/ JOSEPH J. GASPER                              Director and President and
----------------------------------------           Chief Operating Officer
Joseph J. Gasper

/s/ JOSEPH A. ALUTTO                                      Director
----------------------------------------
Joseph A. Alutto

/s/ JAMES G. BROCKSMITH, JR.                              Director
----------------------------------------
James G. Brocksmith, Jr.

/s/ HENRY S. HOLLOWAY                                     Director
----------------------------------------
Henry S. Holloway

/s/ LYDIA M. MARSHALL                                     Director
----------------------------------------
Lydia M. Marshall

/s/ DON L. MCWHORTER                                      Director
----------------------------------------
Donald L. McWhorter

/s/ DAVID O. MILLER                                       Director
----------------------------------------
David O. Miller

/s/ JAMES F. PATTERSON                                    Director
----------------------------------------
James F. Patterson

/s/ GERALD D. PROTHRO                                     Director
----------------------------------------
Gerald D. Prothro

/s/ ARDEN L. SHISLER                                      Director
----------------------------------------
Arden L. Shisler

/s/ALEX SHUMATE                                           Director
----------------------------------------
Alex Shumate

                                                  By /s/ STEVEN SAVINI
                                        ----------------------------------------
                                                      Steven Savini
                                                    Attorney-in-Fact


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